Registration No. 333-[_____]

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                ----------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ----------------

                       CITIGROUP MORTGAGE LOAN TRUST INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                  (State or Other Jurisdiction of Incorporation
                                or Organization)

                                   01-0791848
                      (I.R.S. Employer Identification No.)

                              390 Greenwich Street
                            New York, New York 10013
                                 (212) 816-6000
                        (Address, Including Zip Code, and
                        Telephone Number, Including Area
                         Code, of Registrant's Principal
                               Executive Offices)

                                  Myongsu Kong
                                 Vice President
                       Citigroup Mortgage Loan Trust Inc.
                              390 Greenwich Street
                            New York, New York 10013
                                 (212) 816-6000
                       (Name, Address, Including Zip Code,
                         and Telephone Number, Including
                        Area Code, of Agent For Service)

                                ----------------

                                   Copies to:

Richard M. Horowitz, Esq.                     Susan Mills
Thacher Proffitt & Wood LLP                   Citigroup Mortgage Loan Trust Inc.
2 World Financial Center                      390 Greenwich Street
New York, New York 10281                      New York, New York 10013

================================================================================

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

                         CALCULATION OF REGISTRATION FEE

  ============================= =================== ======================== ======================= ===============
      Title of securities                              Proposed maximum         Proposed maximum
          registration             Amount being       offering price per       aggregate offering      Amount of
        being registered          registered(1)             unit(1)                 price(1)             fee(2)
  ----------------------------- ------------------- ------------------------ ----------------------- ---------------
  Mortgage Pass-Through
  Certificates and
  Mortgage-Backed Notes,
  issued in Series............  $25,000,000,000.00           100%              $25,000,000,000.00    $2,942,500.00
  ============================= =================== ======================== ======================= ===============

(1) Estimated solely for the purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.
(2)  Calculated in reliance upon 457(o).
(3) $9,975,562,652.00 aggregate principal amount of Mortgage Pass-Through Certificates and Mortgage-Backed Notes registered by the Registrant under Registration Statement No. 333-124036 referred to below and not previously sold are proposed to be consolidated in this Registration Statement concurrently with the effectiveness hereof pursuant to Rule 429. All registration fees in connection with such unsold amount of Mortgage Pass-Through Certificates and Mortgage-Backed Notes have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount proposed to be registered under the Registration Statement as so consolidated as of the date of this filing is $34,975,562,652.00

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

         Pursuant to Rule 429 under the Securities Act of 1933, when this Registration Statement is declared effective, each Prospectus which is part of this Registration Statement shall relate to any securities which remain unsold under the Registration Statement on Form S-3 (333-124036) of the Registrant.

                             CROSS REFERENCE SHEET FURNISHED PURSUANT TO RULE 404(a)

                Items and Captions in Form S-3                               Location in Prospectuses
-----------------------------------------------------------     ---------------------------------------------------
1.   Forepart of Registration Statement and Outside Front
     Cover Page of Prospectus..............................     Forepart  of  Registration  Statement  and  Outside
                                                                Front Cover Page of Prospectuses**

2.   Inside Front and Outside Back Cover Pages of Prospectus    Inside  Front  Cover  Page  of   Prospectuses   and
                                                                Outside Back Cover Page of Prospectuses**

3.   Summary Information, Risk Factors and Ratio of Earnings
     to Fixed Charges......................................     Summaries of Prospectus; Special Considerations

4.   Use of Proceeds.......................................     Use of Proceeds**

5    Determination of Offering Price.......................     *

6.   Dilution..............................................     *

7.   Selling Security Holders..............................     *

8.   Plan of Distribution..................................     Method of Distribution**

9.   Description of Securities to Be Registered............     Outside Front Cover Page;  Summaries of Prospectus;
                                                                Description of the Trust Funds;  Description of the
                                                                Certificates**

10.  Interests of Named Experts and Counsel................     *

11.  Material Changes......................................     Financial Information

12.  Incorporation of Certain Information by Reference.....     Incorporation of Certain Information by Reference

13.  Disclosure of Commission  Position on Indemnification
     for Securities Act Liabilities........................     See page II-2

----------------
*  Answer negative or item inapplicable.
** To be completed or provided from time to time by Prospectus Supplement.

                                EXPLANATORY NOTE

This Registration Statement consists of (i) a basic prospectus for use in a residential or multifamily transaction and (ii) three forms of prospectus supplement (one form to be used in offering a Series of Senior/Subordinate Certificates, the second form to be used in offering a Series of Certificates with various combinations of Credit Support, the third form to be used in offering Mortgage-Backed Notes). Each basic prospectus used (in either preliminary or final form) will be accompanied by the applicable prospectus supplement.

                       CONTENTS OF REGISTRATION STATEMENT


Forms of Prospectus Supplement:

     Version 1: Form of Prospectus Supplement relating to a typical Senior/Subordinate Series..............

     Version 2:  Form of Prospectus Supplement relating to Certificates with various combinations of Credit
     Support...............................................................................................

     Version 3: Form of Prospectus Supplement relating to an offering of Mortgage-Backed Notes.............

Form of Basic Prospectus:

     Form of Basic Prospectus for use in a residential or multifamily transaction...........................

--------------------------------------------------------------------------------
THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------

                                                                     [Version 1]

                   Subject to Completion, Dated ________, 2005

Prospectus Supplement (to Prospectus dated , ____)

$_______________ (APPROXIMATE)

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ____-

CITIGROUP MORTGAGE LOAN TRUST INC.
DEPOSITOR
MASTER SERVICER

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ IN THIS PROSPECTUS SUPPLEMENT AND PAGE __ IN THE PROSPECTUS.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

THE TRUST                  will consist primarily of a mortgage pool of one- to
                           four-family fixed-rate residential mortgage loans;
                           and o will be represented by ______ classes of certificates, ______ of which are offered hereby.

THE OFFERED CERTIFICATES   will represent senior, subordinate or residual
                           interests in the trust and will receive distributions
                           from the assets of the trust; and will receive
                           monthly distributions commencing on ________, __
                           ____.

CREDIT ENHANCEMENT         the senior certificates will have credit enhancement
                           in the form of subordination; and o the offered subordinate certificates will have credit enhancement in the form of subordination provided by certain classes of non-offered subordinate certificates and offered subordinate certificates with lower payment priorities; Salomon Smith Barney Inc. (the
                           "Underwriter") will offer the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3
                           Certificates, the Class A-4 Certificates, the Class
                           A-5 Certificates, the Class A-6 Certificates, the
                           Class A-7 Certificates, Class XS Certificates, the
                           Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates (collectively, the
                           "Offered Certificates") from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.
                           The proceeds to the Depositor from the sale of such certificates, before deducting expenses, will be approximately _____% of the initial principal balance of such certificates, plus accrued interest on such certificates. The Underwriter's commission will be any positive difference between the price it pays to the Depositor for such certificates and the amount it receives from the sale of such certificates to the public. See "Method of Distribution" herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

                                    CITIGROUP
                                   Underwriter

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o this prospectus supplement, which describes the specific terms of this series of certificates.

Citigroup Mortgage Loan Trust Inc.'s principal offices are located at 390 Greenwich Street, 4th Floor, New York, New York 10013 and its phone number is
(212) 783-5635.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY OF PROSPECTUS SUPPLEMENT................................................

RISK FACTORS....................................................................

THE MORTGAGE POOL...............................................................

DESCRIPTION OF THE CERTIFICATES.................................................

POOLING AND SERVICING AGREEMENT.................................................

METHOD OF DISTRIBUTION..........................................................

SECONDARY MARKET................................................................

LEGAL OPINIONS..................................................................

RATINGS.........................................................................

LEGAL INVESTMENT................................................................

ERISA CONSIDERATIONS............................................................

                        SUMMARY OF PROSPECTUS SUPPLEMENT

THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE CERTIFICATES OFFERED HEREBY AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS.

Capitalized terms used but not defined herein have the meanings assigned to them in the prospectus. An Index of Principal Definitions is included at the end of the prospectus.

Title of Series.............    Citigroup   Mortgage   Loan  Trust  Inc.,   Mortgage   Pass-Through
                                Certificates, Series ____-_.

Cut-off Date................    __________ __, ____.

Closing Date................    On or about __________ __, ____.

Depositor...................    Citigroup Mortgage Loan Trust Inc. (the "Depositor"),  an affiliate of Citigroup  Global  Markets Inc. The  Depositor  will deposit the
                                mortgage  loans  into  the  trust.   See  "The  Depositor"  in  the
                                prospectus.

Mortgage Loan Seller........

Originator and Master           __________________.    See    "The    Mortgage    Pool--Underwriting
    Servicer................    Standards" and "Pooling and Servicing Agreement--The  Originator and
                                Master Servicer" herein.

Trustee.....................    __________________.   See  "Pooling  and  Servicing   Agreement--The
                                Trustee" herein.

Distribution Dates..........    Distributions on the Offered  Certificates will be made on the __th day of each  month,  or, if such day is not a business  day, on the next succeeding business day, beginning in _______.

Offered Certificates........    The classes Offered  Certificates and their  pass-through rates and certificate  principal  balances or notional  amounts are set forth in the table below.

--------------------- -------------------- ------------------ ---------------- ------------------ -----------------
                            INITIAL                                                 INITIAL
                          CERTIFICATE                                             CERTIFICATE
                           PRINCIPAL                                               PRINCIPAL        PASS-THROUGH
       CLASS              BALANCE(1)       PASS-THROUGH RATE       CLASS           BALANCE(1)           RATE
--------------------- -------------------- ------------------ ---------------- ------------------ -----------------
A-1...............    $__________                ___%         XS.............    $________(2)       Variable(3)
A-2...............    $__________                ___%         B-1............     $_________            ___%
A-3...............    $__________                ___%         B-2............     $_________            ___%
A-4...............    $__________                ___%         B-3............     $__________           ___%
A-5...............    $__________                ___%         R..............        $100               ___%
A-6...............    $__________                ___%
--------------------- -------------------- ------------------ ---------------- ------------------ -----------------

-------------
(1) Approximate.
(2) Approximate Initial Notional Amount.
(3) Calculated as described herein.

THE TRUST

The Depositor will establish a trust with respect to the Series ____-_ Certificates, pursuant to a pooling and servicing agreement dated as of __________ __, ____ among the Depositor, the Master Servicer and the Trustee. There are _____ classes of certificates representing the trust. See "Description of the Certificates" herein.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and/or principal on the Offered Certificates will be made only from payments received in connection with the mortgage loans described below.

THE MORTGAGE LOANS

The trust will contain approximately _____ conventional, one- to four-family, fixed-rate mortgage loans secured by first liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $__________ as of _________ __ ____.

The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of _______ __, ____.

Range of
mortgage rates                   _____%    to     _____%.
                                 (approximate):

Weighted average
   mortgage rate                 ____%  (approximate):

Weighted average remaining
term to stated maturity
(approximate):                   ___    years   and   ___
                                 months.

Range of principal balances
(approximate):                   $__________ to

                                 $____________.

Average principal balance:       $_____________.

Range of loan-to-value ratios _____% to _____%.

Weighted average
loan-to-value ratio
(approximate):                   ____%


For additional information regarding the mortgage loans, see "The Mortgage Pool" herein.

THE CERTIFICATES

OFFERED CERTIFICATES. The Offered Certificates will have the characteristics shown in the table above in this prospectus supplement. The pass-through rates on each class of Offered Certificates (other than the Class XS Certificates) are fixed and shown in the table above. The pass-through rate on the Class XS Certificates is variable and will be calculated for each distribution date as described under "Description of the Certificates--Pass-Through Rate" herein. The initial variable pass-through rate for the Class XS Certificates is approximately _____% per annum.

The Offered Certificates will be sold by the Depositor to the Underwriter on the closing date. [The Underwriter will sell the Class XS Certificates.]

The Offered Certificates will initially be represented by one or more global certificates registered in the name of CEDE & Co., as nominee of the Depository Trust Company in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess thereof. See "Description of the Certificates --Registration of the Book-Entry Certificates" herein.

The Class XS Certificates will be offered in registered, certificated form, generally in minimum denominations of $[10,000] and integral multiples of $[1,000] in excess thereof.

The Class R Certificates will be offered in registered, certificated form, in minimum denominations of $[20] and integral multiples thereof.

CLASS B-4 CERTIFICATES, CLASS B-5 CERTIFICATES AND CLASS B-6 CERTIFICATES. Such Certificates are not offered hereby. Such certificates have in the aggregate an initial certificate principal balance of approximately $____________, evidencing an aggregate initial undivided interest in the trust of approximately _____%. Such Certificates will be sold by the Depositor to Citigroup Global Markets Inc. on the closing date.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the Offered Certificates consists of subordination as described below and under "Description of the Certificates--Allocation of Losses; Subordination" herein.

SUBORDINATION. The rights of the holders of the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates (the "Subordinate Certificates") to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of each class of Class A Certificates.

In addition, the rights of the holders of Subordinate Certificates with higher numerical class designations will be subordinated to the rights of holders of Subordinate Certificates with lower numerical class designations, to the extent described herein.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford such certificates protection against realized losses on the mortgage loans as described below.

ALLOCATION OF LOSSES. Except as described below, if Subordinate Certificates remain outstanding, losses on the mortgage loans will be allocated first to the class of Subordinate Certificates with the lowest payment priority, and the other classes of certificates will not bear any portion of such losses. If none of the Subordinate Certificates remain outstanding, losses on mortgage loans will generally be allocated to the Class A Certificates.

Not all losses will be allocated in the priority set forth above. Losses due to natural disasters such as floods and earthquakes, fraud by a mortgagor, bankruptcy of a mortgagor or certain other extraordinary events will be allocated as described above only up to specified amounts. Losses of these types in excess of the specified amount will, in general, be allocated to all outstanding classes of certificates (other than the Class XS Certificates) pro rata in proportion to their remaining principal balances. Therefore, the Subordinate Certificates do not act as credit enhancement for such losses.

P&I ADVANCES

The Master Servicer is required to advance delinquent payments of principal and interest on the mortgage loans, subject to the limitations described herein. The Master Servicer is entitled to be reimbursed for such advances, and therefore such advances are not a form of credit enhancement. See "Description of the Certificates--P&I Advances" herein and "Description of the Securities--Advances in respect of Delinquencies" in the prospectus.

OPTIONAL TERMINATION

At its option, the Master Servicer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the Certificates, after the aggregate principal balance of the mortgage loans (and properties acquired in respect thereof) remaining in the trust has been reduced to less than [10%] of the aggregate principal balance of the mortgage loans as of __________ __, ____. See "Pooling and Servicing Agreement--Termination" herein and "Description of the Securities--Termination" in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

An election will be made to treat the trust as a real estate mortgage investment conduit for federal income tax purposes. See "Federal Income Tax
Consequences--Characterization of Investments in REMIC Certificates" in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences" herein and in the prospectus.

RATINGS

It is a condition to the issuance of the certificates that the Offered Certificates receive the following ratings from [______________ ("_____") and ___________ ("_________")]:

             CLASS                  [RA]       [RA]
             -----                  ----       ----
Class A-1 thru Class A-7            AAA         AAA
Class XS                            AAA       AAA[r]
Class B-1                            AA         AA
Class B-2                            A           A
Class B-3                           BBB         BBB
Class R                             AAA         AAA

---------
[(1) Not rated.]

A security rating does not address the frequency of prepayments on the mortgage loans, the corresponding effect on yield to investors or whether investors in the Class XS Certificates may fail to recover fully their initial investment. [The "r" symbol in certain _____________ ratings is attached to highlight certificates that __________ believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of an "r" symbol should not be taken as an indication that a certificate will exhibit no volatility or variability in total return.]

The ratings on the Class R Certificates do not address the likelihood of receipt by the holders of such certificates of any amounts in excess of the initial certificate balance thereof and interest thereon. See "Yield on the Certificates" and "Ratings" herein and "Yield Considerations" in the prospectus.

LEGAL INVESTMENT

The Offered Certificates (other than the Class ___ and Class ___ Certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and, as such, will be legal investments for certain entities to the extent provided in SMMEA and applicable state laws. The Class ___ Certificates and the Class ___ Certificates will not constitute "mortgage related securities" for purposes of SMMEA. See "Legal Investment" herein and in the prospectus.

ERISA CONSIDERATIONS

The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 91-23, to the Underwriter. Such exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Internal Revenue Code of 1986 (the "Code") and
Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriter. Such exemption generally applies to certificates such as the Class A Certificates and the Class XS Certificates, and the servicing and operation of asset pools such as the mortgage pool, provided that certain conditions are satisfied.

Such exemption will only apply to the Class A Certificates and the Class XS Certificates. Accordingly, the other classes of certificates may not be acquired by or on behalf of a plan except as described herein. See "ERISA Considerations" herein and in the prospectus.

                                  RISK FACTORS

[In addition to the matters described elsewhere in this prospectus supplement and the prospectus, prospective investors should carefully consider the following factors before deciding to invest in the Offered Certificates].

APPROPRIATE RISK FACTORS AS NECESSARY

THE UNDERWRITING STANDARDS OF THE MORTGAGE LOANS ARE NOT AS STRINGENT AS THOSE UNDERWRITTEN IN A MORE TRADITIONAL MANNER, OR UNDERWRITTEN TO THE STANDARDS OF FANNIE MAE AND FREDDIE MAC, WHICH MAY RESULT IN LOSSES ALLOCATED TO THE OFFERED CERTIFICATEHOLDERS

         The Originator's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. The Originator provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who generally have equity in their property. While the Originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the Originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The Originator's underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the Originator's first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the Originator's loan-to-value ratio determination.

         As a result of such underwriting standards, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

         Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. See "The Mortgage Pool--Underwriting Standards; Representations" herein].

CERTAIN MORTGAGE LOANS HAVE HIGH LOAN-TO-VALUE RATIOS WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS.

         Approximately _____% of the mortgage loans, by aggregate principal balance as of _________ __, ____, had a loan-to-value ratio at origination in excess of 80%. No mortgage loan in the mortgage pool with a loan-to-value ratio at origination in excess of 80% will be covered by a primary mortgage insurance policy. No mortgage loan will have a loan-to-value ratio exceeding __% at origination. Mortgage loans with higher loan-to-value ratios may present a greater risk of loss. In addition, an overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio may increase over what it was at the time the mortgage loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio. See "The Mortgage Pool--General" herein].

CERTAIN MORTGAGE LOANS ARE DELINQUENT AS OF THE CUT-OFF DATE, WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS.

         Approximately ____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, were thirty days or more but less than sixty days delinquent in their monthly payments as of _______ __, ____. Approximately ____% of the mortgage loans, by aggregate principal balance as of ________ __,
____, were sixty days or more but less than ninety days delinquent in their monthly payments as of the _________ __, ____. However, investors in the mortgage loans should realize that approximately _____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, have a first payment date occurring on or after _________ __, ____ and, therefore, such mortgage loans could not have been delinquent as of ________ __, ____].

THE MORTGAGE LOANS ARE CONCENTRATED IN THE [STATE OF ___________], WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS.

         Approximately _____% of the mortgage loans, by aggregate principal balance of the mortgage loans as of __________ __, ____, are secured by mortgaged properties located in the State of _________. The aggregate principal balance of mortgage loans in the ________ zip code with the largest amount of such mortgage loans, by aggregate principal balance as of ________ __, ____, was approximately $_____________. If the __________ residential real estate market should experience an overall decline in property values after the dates of origination of the mortgage loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the mortgage loans may increase over historical levels of comparable type loans, and may increase substantially.

THE CERTIFICATES ARE OBLIGATIONS OF THE TRUST ONLY.

         The certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, the Mortgage Loan Seller, the Trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, the Trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the Offered Certificates, and there will be no recourse to the Depositor, the Master Servicer, the Mortgage Loan Seller, the Trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Certificates].

THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES WILL BE AFFECTED BY PREPAYMENT SPEEDS.

         The rate and timing of distributions allocable to principal on the Class A Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to pay principal on such certificates as provided herein. The rate and timing of distributions allocable to principal on the other classes of Offered Certificates, other than the Class XS Certificates, will depend in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on all of the mortgage loans and the allocation thereof to pay principal on such certificates as provided herein. As is the case with mortgage pass-through certificates generally, the Offered Certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, a prepayment may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of such mortgage loan. See "The Mortgage Pool" herein.

         Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the Class A Certificates at a time when reinvestment at such higher prevailing rates would be desirable. A decrease in the prepayment rates on all of the mortgage loans will result in a reduced rate of return of principal to investors in the other classes of Offered Certificates, other than the Class XS Certificates, at a time when reinvestment at such higher prevailing rates would be desirable.

         Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the related Class A Certificates, at time when reinvestment at comparable yields may not be possible. An increase in the prepayment rates on all of the mortgage loans will result in a greater rate of return of principal to investors in the other classes of Offered Certificates, other than the Class XS Certificates, at a time when reinvestment at comparable yields may not be possible.

         Prior to the distribution date in _______ ____, the Subordinate Certificates will be entitled to receive distributions allocable to principal based on a disproportionately small percentage of principal prepayments on the mortgage loans, and the Class A Certificates will be entitled to receive distributions allocable to principal based on a disproportionately large percentage (which may be 100%) of principal prepayments on the mortgage loans. To the extent that no principal prepayments or a disproportionately small percentage of such prepayments are distributed on the Subordinate Certificates, the subordination afforded to the Class A Certificates, in the absence of losses allocated to such certificates, will be increased.

         For further information regarding the effect of principal prepayments on the weighted average lives of the Offered Certificates, see "Yield on the Certificates" herein, including the table entitled "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption"].

THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON A VARIETY OF FACTORS.

         The yield to maturity on the Offered Certificates, particularly the Class XS Certificates, will depend, in general, on:

         o        the applicable purchase price; and

         o the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans and the allocation thereof to reduce the certificate principal balance or notional amount of such certificates, as well as other factors.

         The yield to investors on the Offered Certificates will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

         In general, if the Offered Certificates, other than the Class XS Certificates, are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Offered Certificates, other than the Class XS Certificates, are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the Depositor from the sale of the Offered Certificates were determined based on a number of assumptions, including a prepayment assumption of ____% of the standard prepayment assumption, and weighted average lives corresponding thereto. No representation is made that the mortgage loans will prepay at such rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the Offered Certificates will vary as determined at the time of sale. See "Yield on the Certificates" herein].

THE MULTIPLE CLASS STRUCTURE OF THE OFFERED CERTIFICATES CAUSES THE YIELD OF CERTAIN CLASSES TO BE PARTICULARLY SENSITIVE TO CHANGES IN THE RATES OF PREPAYMENT OF THE RELATED MORTGAGE LOANS AND OTHER FACTORS.

         CLASS XS CERTIFICATES: The Class XS Certificates will receive a portion of the interest payments only from mortgage loans that have net mortgage rates higher than ____%. Therefore, the yield on the Class XS Certificates will be extremely sensitive to the rate and timing of principal prepayments and defaults on such mortgage loans. Investors in the Class XS Certificates should be aware that mortgage loans with higher mortgage rates may prepay faster than mortgage loans with lower mortgage rates. If the mortgage loans that have net mortgage rates higher than ____% are prepaid at a rate faster than an investor assumed at the time of purchase, the yield to investors in the Class XS Certificates will be adversely affected. Investors in the Class XS Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans that have net mortgage rates higher than ____% could result in the failure of such investors to fully recover their investments.

         SUBORDINATE CERTIFICATES: The weighted average lives of, and the yield to maturity on, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by subordinate certificates with a higher numerical class designation (including covered by the Class B-4, Class B-5 and Class B-6 Certificates which are not offered hereby). Furthermore, as described herein, the timing of receipt of principal and interest by any class of subordinate certificates may be adversely affected by losses even if such class does not ultimately bear such loss.

[THE RESIDUAL CERTIFICATES WILL RECEIVE LIMITED DISTRIBUTIONS OF PRINCIPAL AND INTEREST AND MAY HAVE SIGNIFICANT TAX LIABILITIES].

         Holders of the Class R Certificates are entitled to receive distributions of principal and interest as described herein, but the holders of such certificates are not expected to receive any distributions after the first distribution date. In addition, holders of such certificates will have tax liabilities with respect to their certificates during the early years of the term of the trust that substantially exceed the principal and interest payable thereon during or prior to such periods. See "--Federal Income Tax Consequences" below, "Yield on the Certificates--Additional Yield Considerations Applicable Solely to the Residual Certificates" herein and "Federal Income Tax Consequences" herein and in the Prospectus.

[VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS].

         Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

         o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

         o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Originator to damages and administrative enforcement.

         The Originator will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, it will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

                                THE MORTGAGE POOL

GENERAL

         References to percentages of the Mortgage Loans unless otherwise noted are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         The Mortgage Pool will consist of approximately _____ conventional, one- to four-family, fixed-rate, fully-amortizing Mortgage Loans secured by first liens on residential real properties (the "Mortgaged Properties") and having an aggregate principal balance as of ________ __, ____ (the "Cut-off Date") of approximately $___________, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus __%. The Mortgage Loans have original terms to maturity of not greater than [30] years.

         The Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties consisting of one- to four-family dwelling units, townhouses, individual condominium units and individual units in planned unit developments. The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor from the Originator. See "--Underwriting Standards; Representations" herein. The Originator will act as the master servicer for the Mortgage Loans originated by it pursuant to the Agreement (in such capacity, the "Master Servicer").

         All of the Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, a "Due Date"). Each Mortgage Loan will contain a customary "due-on-sale" clause.

         Approximately _____% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, each such Mortgage Loan provides for payment of a prepayment charge on certain partial or full prepayments made within one year, five years or such other period as provided in the related Mortgage Note from the date of origination of such Mortgage Loan. The amount of the prepayment charge is as provided in the related Mortgage Note, and such prepayment charge will generally apply if, in any twelve-month period during the first year, five years or such other period as provided in the related Mortgage Note from the date of origination of such Mortgage Loan, the Mortgagor prepays an aggregate amount exceeding __% of the original principal balance of such Mortgage Loan. With respect to _____% of such Mortgage Loans, the amount of the prepayment charge will generally be equal to ___ months' advance interest calculated on the basis of the Mortgage Rate in effect at the time of such prepayment on the amount prepaid in excess of __% of the original principal balance of such Mortgage Loan for a period of five years and one year, respectively. The _____________ will be entitled to all prepayment charges received on the Mortgage Loans, and such amounts will not be available for distribution on the Certificates. The Master Servicer may, in its discretion, waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, and accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the Mortgage Loans.

         The average principal balance of the Mortgage Loans at origination was approximately $______. No Mortgage Loan had a principal balance at origination of greater than approximately $_______ or less than approximately $______. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $______. No Mortgage Loan had a principal balance as of the Cut-off Date of greater than approximately $_______ or less than approximately $______.

         As of the Cut-off Date, the Mortgage Loans had Mortgage Rates ranging from approximately _____% per annum to approximately ______% per annum and the weighted average Mortgage Rate was approximately _____% per annum. The weighted average remaining term to stated maturity of the Mortgage Loans will be approximately __ years and __ months as of the Cut-off Date. None of the Mortgage Loans will have a first Due Date prior to ________ ____ or after _________ ____, or will have a remaining term to maturity of less than __ years and __ months or greater than __ years as of the Cut-off Date. The latest maturity date of any Mortgage Loan is _____________.

         The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans was approximately ______%. No Loan-to-Value Ratio at origination was greater than approximately _____% or less than approximately ____%.

         The Mortgage Loans are expected to have as of the Cut-off Date the following characteristics listed on Appendix A hereto.

                  UNDERWRITING STANDARDS; REPRESENTATIONS

         All of the Mortgage Loans were originated by ________________ (in such capacity, the "Mortgage Loan Seller"), generally in accordance with the underwriting criteria specified in the Prospectus, except as described herein. [Description of differences with Prospectus description under the heading "Underwriting Standards; Representations"].

ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans may vary.

YIELD ON THE CERTIFICATES

DELAY IN DISTRIBUTIONS ON THE OFFERED CERTIFICATES

         The effective yield to holders of the Offered Certificates of each class will be less than the yields otherwise produced by their respective Pass-Through Rates and purchase prices because (i) on the first Distribution Date one month's interest is payable thereon even though __ days will have elapsed from the date on which interest begins to accrue thereon, (ii) on each succeeding Distribution Date the interest payable thereon is the interest accrued during the month preceding the month of such Distribution Date, which ends __ days prior to such Distribution Date and (iii) during each Interest Accrual Period (other than the first Interest Accrual Period), interest accrues on a Certificate Principal Balance or Notional Amount that is less than the Certificate Principal Balance or Notional Amount of such class actually outstanding for the first __ days of such Interest Accrual Period.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

         When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of such prepayment for the month in which such prepayment is made. In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), to any Mortgage Loan will adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on such Mortgage Loan. See "Certain Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus. The Master Servicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the Mortgage Loans master serviced by it, but only to the extent of its aggregate Servicing Fee for the related Due Period. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" herein. Accordingly, the effect of (i) any principal prepayments on the Mortgage Loans, to the extent that any resulting shortfall (a "Prepayment Interest Shortfall") exceeds any payments made by the Master Servicer from its own funds ("Compensating Interest") or (ii) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the Certificates. Any such shortfalls will be allocated among the Certificates as provided herein under "Description of the Certificates--Interest Distributions".

GENERAL PREPAYMENT CONSIDERATIONS

         The rate of principal payments on each class of Offered Certificates (other than the Class XS Certificates), the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of such Mortgage Loans and by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor, the Mortgage Loan Seller, the Originator or the Master Servicer, as the case may be). The Mortgage Loans generally may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" herein, with respect to approximately _____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, a prepayment may subject the related mortgagor to a prepayment charge. All of the Mortgage Loans contain due-on-sale clauses. As described under "Description of the Certificates--Principal Distributions on the Senior Certificates" herein, prior to the Distribution Date in ________ ____, all principal prepayments on the Mortgage Loans will be allocated to the Senior Certificates (other than the Class XS Certificates). Thereafter, as further described herein, during certain periods, subject to certain loss and delinquency criteria described herein, the Senior Prepayment Percentage may continue to be disproportionately large (relative to the Senior Percentage) and the percentage of principal prepayments payable to the Subordinate Certificates may continue to be disproportionately small.

         Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of principal to the holders of the class or classes of Offered Certificates then entitled to receive such distributions that otherwise would be distributed over the remaining terms of the Mortgage Loans. See "Maturity and Prepayment Considerations" in the Prospectus. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of Offered Certificates (other than the Class XS Certificates) may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the Mortgage Loans. Further, an investor should consider, in the case of any such Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any such Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of such Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         The yield to maturity on the Class XS Certificates will be extremely sensitive to prepayments on the Mortgage Loans generally, and most sensitive to prepayments on Mortgage Loans with relatively high Mortgage Rates. See "--Yield Sensitivity of the Class XS Certificates" herein.

         It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the actual yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         Because principal distributions are paid to certain classes of Offered Certificates before other such classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses (because such Certificates will represent an increasing percentage interest in the Trust Fund during the period prior to the commencement of distributions of principal thereon) than holders of classes having earlier priorities for distribution of principal. In particular with respect to the Lockout Certificates, as described under "Description of the Certificates--Principal Distributions on the Senior Certificates" herein, during certain periods, no principal payments or a disproportionately small portion of the Senior Principal Distribution Amount will be distributed on the Lockout Certificates, and during certain other periods, a disproportionately large portion of the Senior Principal Distribution Amount will be distributed on the Lockout Certificates. Unless the Certificate Principal Balances of the Class A Certificates (other than the Lockout Certificates) have been reduced to zero, the Lockout Certificates will not be entitled to receive any distributions of principal payments prior to the Distribution Date in ________ ____.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a Mortgage Loan, there can be no assurance that recourse beyond the specific Mortgaged Property pledged as security for repayment will be available. See "The Mortgage Pool--Underwriting Standards; Representations" herein.

MARKET INTEREST RATE AND SUBORDINATION YIELD CONSIDERATIONS

         Because the Mortgage Rates on the Mortgage Loans and the Pass-Through Rates on the Offered Certificates (other than the Class XS Certificates) are fixed, such rates will not change in response to changes in market interest rates. Accordingly, if mortgage market interest rates or market yields for securities similar to such Offered Certificates were to rise, the market value of such Offered Certificates may decline.

         As described under "Description of the Certificates--Allocation of Losses; Subordination", amounts otherwise distributable to holders of the Subordinate Certificates may be made available to protect the holders of the Senior Certificates against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by P&I Advances, and amounts otherwise distributable to holders of the Subordinate Certificates with a higher numerical class designation may be made available to protect the holders of Subordinate Certificates with a lower numerical class designation against such interruptions in distributions. Such delinquencies may affect the yield to investors on such classes of the Subordinate Certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of such classes of Subordinate Certificates. In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of the Subordinate Certificates if it delays the scheduled reduction of the Senior Prepayment Percentage, triggers an increase of the Senior Prepayment Percentage to [100]% or triggers a lockout of one or more classes of Subordinate Certificates from distributions of certain portions of the Subordinate Principal Distribution Amount. See "Description of the Certificates--Principal Distributions on the Senior Certificates" and "--Principal Distributions on the Subordinate Certificates" herein.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates of each class will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing thereof.

         Except as otherwise described under "Description of the Certificates--Principal Distributions on the Senior Certificates" herein, distributions of principal will be made to the classes of Class A Certificates according to the priorities described herein, rather than on a pro rata basis among such classes, unless the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero. The timing of commencement of principal distributions to each class of the Class A Certificates and the weighted average life of each such class will be affected by the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on each such class. Moreover, because the Lockout Certificates do not receive (unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero) any portion of principal payments prior to the Distribution Date occurring in ________ ____ and thereafter will receive (unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero) a disproportionately small or large portion of principal payments, the weighted average life of the Lockout Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other classes of Class A Certificates entitled to principal distributions.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") assumes a prepayment rate for the Mortgage Loans of ___% of the Prepayment Vector. A ___% Prepayment Vector assumes that the outstanding balance of a pool of mortgage loans prepays at a rate of ____% CPR in the first month of the life of such pool, such rate increasing by an additional approximate ____% CPR (precisely __/__, expressed as a percentage) each month thereafter through the eleventh month of the life of such pool, and such rate thereafter remaining constant at __% CPR for the remainder of the life of such pool. An __% Prepayment Vector assumes, for example, that the outstanding balance of a pool of mortgage loans prepays at a rate of ____% CPR in the first month of the life of such pool, such rate increasing by an additional approximate ____% CPR (precisely _____/__, expressed as a percentage) each month thereafter through the ________ month of the life of such pool, and such rate thereafter remaining constant at __% CPR for the remainder of the life of such pool. No representation is made that the Mortgage Loans in the Mortgage Pool will prepay at the above-described rates or any other rate. CPR refers to the Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year.

         The tables following the next paragraph indicate the percentage of the initial Certificate Principal Balance of the indicated classes of Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average life of such class of Certificates. The table is based on the following assumptions (the "Modeling Assumptions"): (i) the Mortgage Pool consists of ____ Mortgage Loans with the characteristics set forth in the table below, (ii) distributions on such Certificates are received, in cash, on the __th day of each month, commencing in ________ ____, (iii) the Mortgage Loans prepay at the constant percentages of the Prepayment Assumption indicated, (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls due to the application of the Relief Act are incurred, (v) none of the Depositor, the Mortgage Loan Seller, the Originator, the Master Servicer or any other person purchases from the Trust Fund any Mortgage Loan pursuant to any obligation or option under the Agreement (except as indicated in footnote (2) in the tables), (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in ________ ____, and are computed prior to giving effect to any prepayments received in the prior month, (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in _______ ____, and include 30 days' interest thereon, (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate and remaining term to maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity, (ix) the Certificates are purchased on _______ __, ____ and (x) the Servicing Fee Rate is ____% per annum and the Trustee's Fee Rate is _____% per annum.

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

---------------------------------------- ------------------------------------- -------------------------------------
           PRINCIPAL BALANCE                        ORIGINAL TERM                         REMAINING TERM
        AS OF THE MORTGAGE RATE                  TO MATURITY (MONTHS)                  TO MATURITY (MONTHS)
---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------

         There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the table below. Any such discrepancy may have an effect upon the percentages of the initial Certificate Principal Balances outstanding (and the weighted average lives) of the classes of Certificates set forth in the table. In addition, to the extent that the actual Mortgage Loans included in the Mortgage Pool have characteristics that differ from those assumed in preparing the table below, such classes of Certificates may mature earlier or later than indicated by the table below. Based on the foregoing assumptions, the table below indicates the weighted average life of each class of the Class A Certificates and the Subordinate Certificates and sets forth the percentage of the initial Certificate Principal Balance of each such class of Certificates that would be outstanding after each of the dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Trust Fund. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Balance (and weighted average lives) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of the Prepayment Assumption.

                                   PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                                     AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                          CLASS A-1 CERTIFICATES                                CLASS A-2 CERTIFICATES
                           ---------------------------------------------------   ---------------------------------------------------
     DISTRIBUTION DATE       0%     25%     50%     75%    100%   125%    150%     0%     25%     50%    75%    100%    125%    150%
-------------------------  -----   -----   -----   -----  -----  -----   -----   -----   -----   -----  -----  -----   -----   -----


Weighted Average Life
 in Years(1).............
Weighted Average Life
 in Years(1)(2)..........

                                          CLASS A-4 CERTIFICATES                                CLASS A-5 CERTIFICATES
                           ---------------------------------------------------   ---------------------------------------------------
     DISTRIBUTION DATE       0%     25%     50%     75%    100%   125%    150%     0%     25%     50%    75%    100%    125%    150%
-------------------------  -----   -----   -----   -----  -----  -----   -----   -----   -----   -----  -----  -----   -----   -----


Weighted Average Life
 in Years(1).............
Weighted Average Life
 in Years(1)(2)..........

                                            CLASS A-6 CERTIFICATES
                           ---------------------------------------------------
     DISTRIBUTION DATE       0%     25%     50%     75%    100%   125%    150%
-------------------------  -----   -----   -----   -----  -----  -----   -----



Weighted Average Life
 in Years(1)................
Weighted Average Life
 in Years(1)(2).............

--------------
(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the Certificate.

(2) Calculated pursuant to footnote one but assumes the Master Servicer exercises its option to purchase the Mortgage Loans. See "Pooling and Servicing Agreement--Termination" herein.

         There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of the Prepayment Assumption indicated in the table above or to any other level, or that the actual weighted average life of any class of Certificates will conform to any of the weighted average lives set forth in the table above. Furthermore, the information contained in the table with respect to the weighted average life of each specified class of Certificates is not necessarily indicative of the weighted average life of each such class that might be calculated or projected under different or varying prepayment assumptions.

         The characteristics of the Mortgage Loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage of the Prepayment Assumption until maturity or that all of the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

YIELD SENSITIVITY OF THE CLASS XS CERTIFICATES

         The yield to maturity of the Class XS Certificates will be extremely sensitive to the prepayment, repurchase and default experience on the Mortgage Loans, which may fluctuate significantly from time to time. A rapid rate of principal payments on the Mortgage Loans will have a materially negative effect on the yield to maturity of the Class XS Certificates, and principal prepayments on Mortgage Loans with higher Mortgage Rates will have a greater negative impact on the yield to maturity of the Class XS Certificates than principal prepayments on Mortgage Loans with lower Mortgage Rates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. Prospective investors in the Class XS Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

         The following table indicates the sensitivity of the yield of the Class XS Certificates to various rates of prepayment on the Mortgage Loans and the corresponding pre-tax yield on a corporate bond equivalent basis. The table set forth below has been prepared based on the Modeling Assumptions.

             PRE-TAX YIELD TO MATURITY ON THE CLASS XS CERTIFICATES
               AT VARIOUS PERCENTAGES OF THE PREPAYMENT ASSUMPTION

    ASSUMED AGGREGATE PURCHASE PRICE PERCENTAGES OF THE PREPAYMENT ASSUMPTION

      0%        25%        50%       75%       100%        125%         150%
  ---------  ---------  --------- --------- ---------    ---------    ---------



         On the basis of a constant prepayment rate of approximately ___% of the Prepayment Assumption and the purchase price assumed above, the yield to maturity of the Class XS Certificates would be approximately __%. If the actual prepayment rate were to exceed such rate, initial investors in the Class XS Certificates would not fully recover their initial investment.

         The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class XS Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Class XS Certificates, and by converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) on the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class XS Certificates and consequently does not purport to reflect the return on any investment in the Class XS Certificates when such reinvestment rates are considered.

         The characteristics of the Mortgage Loans will differ from those assumed in preparing the table above. There can be no assurance that the cash flows on the Class XS Certificates will correspond to those used to determine the pre-tax yields shown above or that the aggregate purchase price of the Class XS Certificates will be as assumed. It is unlikely that any Mortgage Loan will prepay at the specified percentages of the Prepayment Assumption until maturity or that all of the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. The portion of interest payments on the Mortgage Loans distributable to the Class XS Certificates will vary from Mortgage Loan to Mortgage Loan, and will be greater with respect to Mortgage Loans with higher Mortgage Rates. Accordingly, the yield on the Class XS Certificates will be lower than indicated in the applicable table above with respect to any particular average prepayment rate if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates, assuming no variation in Mortgage Loan principal balance. Moreover, the variable Pass-Through Rate on the Class XS Certificates will generally decrease as the Certificate Principal Balances of Class A Certificates with lower fixed Pass-Through Rates decline. There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate, or that Mortgage Loans with relatively high Mortgage Rates will prepay at the same rate as the Mortgage Loans generally. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class XS Certificates.

YIELD SENSITIVITY OF THE SUBORDINATE CERTIFICATES

         If the Certificate Principal Balances of the Class B-6 Certificates, Class B-5 Certificates, Class B-4 Certificates, Class B-3 Certificates and Class B-2 Certificates have been reduced to zero, the yield to maturity on the Class B-1 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of such losses will be allocated to the Class B-1 Certificates. If the Certificate Principal Balances of the Class B-6 Certificates, Class B-5 Certificates, Class B-4 Certificates and Class B-3 Certificates have been reduced to zero, the yield to maturity on the Class B-2 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of such losses will be allocated to the Class B- 2 Certificates. If the Certificate Principal Balances of the Class B-6 Certificates, Class B-5 Certificates and Class B-4 Certificates have been reduced to zero, the yield to maturity on the Class B-3 Certificates will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of such losses will be allocated to the Class B-3 Certificates. The initial undivided interest in the Trust Fund evidenced by the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates is approximately ____%, approximately ____%, approximately ____%, approximately ____%, approximately ____% and approximately ____%, respectively. Investors in the Subordinate Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. For additional considerations relating to the yield on the Subordinate Certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

         The Certificateholders' after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates will have tax liabilities with respect to their Residual Certificates during the early years of the REMIC's term that substantially exceed any distributions payable thereon during or prior to any such period. In addition, holders of Residual Certificates will have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Pool.

         The Residual Certificateholders should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to such holders in connection with the transfer of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Federal Income Tax Consequences" herein and in the Prospectus.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Series ____-___ Certificates will consist of ________ classes of certificates (collectively, the "Certificates"), designated as: (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates (the "Senior Sequential Certificates"); (ii) the Class A-6 Certificates (the "Lockout Certificates", and together with the Senior Sequential Certificates, the "Class A Certificates");
(iii) the Class XS Certificates (the Class A Certificates and the Class XS Certificates, together, the "Senior Certificates"); (iv) the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates (collectively, the "Subordinate Certificates"); and (v) the Class R Certificates (the "Residual Certificates"). Only the Senior Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates and the Residual Certificates (collectively, the "Offered Certificates") are offered hereby.

         The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a segregated pool (the "Mortgage Pool") of conventional, one- to four-family, fixed-rate, fully-amortizing, first lien mortgage loans having original terms to maturity of not greater than 30 years (the "Mortgage Loans") and an aggregate principal balance as of _______ __, ____ (the "Cut-off Date"), after application of scheduled payments due whether or not received, of approximately $___________, subject to a permitted variance as described herein under "The Mortgage Pool".

         Each class of the Offered Certificates will have the approximate initial Certificate Principal Balance or Notional Amount, as applicable, as set forth on the cover hereof and will have the Pass- Through Rate determined as provided under "Summary of Prospectus Supplement--Pass-Through Rate" and "--Interest Distributions" herein. The Residual Certificates also represent the right to receive additional distributions in respect of the Trust Fund on any Distribution Date after all required payments of principal and interest have been made on such date in respect of the other classes of Certificates, although it is not anticipated that funds will be available for any such additional distribution. The Class B-4 Certificates, Class B-5 Certificates and Class B-6 Certificates have in the aggregate an initial Certificate Principal Balance of approximately $__________ and a fixed Pass-Through Rate for each Distribution Date of ____% per annum. The Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates, which are not being offered hereby, will be sold by the Depositor to Citigroup Global Markets Inc. on the Closing Date.

         The Class A Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants (Class A Certificates so issued, maintained and transferred, the "Book- Entry Certificates") in minimum denominations of $_____ and integral multiples of $____ in excess thereof. The Class XS Certificates and the Subordinate Certificates will be issued in registered, certificated form, in minimum percentage interests corresponding to initial Certificate Principal Balances or notional amounts, as applicable, of $______ and integral multiples of $_____ in excess thereof, except that one Certificate of each such class may be issued evidencing an amount equal to either (i) the sum of an otherwise authorized denomination thereof plus the remainder of the aggregate initial Certificate Principal Balance or Notional Amount, as applicable, for such class or (ii) such remainder. The Residual Certificates will be offered in registered, certificated form, in minimum denominations of $___ and integral multiples thereof.

         The Book-Entry Certificates will initially be represented by one or more global certificates registered in the name of a nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No person acquiring an interest in any class of the Book-Entry Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates". Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or CEDE, as the registered holder of the Book-Entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "--Registration of the Book-Entry Certificates" and "--Definitive Certificates" herein.

         The Class XS Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Residual Certificates and the Definitive Certificates will be transferable and exchangeable at the offices of the Trustee. The Subordinate Certificates and the Residual Certificates may not be purchased by or transferred to a Plan (as defined herein) except upon delivery of a certification of facts or an opinion of counsel, as provided herein. See "--Restrictions on Transfer of the Subordinate Certificates and the Residual Certificates" and "ERISA Considerations" herein. Transfer of the Residual Certificates will be subject to certain additional restrictions and transfer of the Residual Certificates to any non-United States person will be prohibited, in each case as described under "Federal Income Tax Consequences--Special Tax Considerations Applicable to Residual Certificates" herein and under "Federal Income Tax Consequences--REMICs--Tax On Transfers of REMIC Residual Certificates to Certain Organizations" and "--Taxation of Owners of Residual Certificates--Noneconomic REMIC Residual Certificates" in the Prospectus. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         All distributions to holders of the Certificates, other than the final distribution on any class of Certificates, will be made on each Distribution Date by or on behalf of the Trustee to the persons in whose names such Certificates are registered at the close of business on the related Record Date. The "Record Date" for each Distribution Date (i) with respect to any Book-Entry Certificate will be the close of business on the business day immediately preceding such Distribution Date or (ii) with respect to any other class of Certificates, including any Definitive Certificates, will be the close of business on the last business day of the month preceding the month in which such Distribution Date occurs. Such distributions will be made either (a) by check mailed to the address of each such Certificateholder as it appears in the Certificate Register or (b) upon written request to the Trustee at least five business days prior to the relevant Record Date by any holder of Certificates having an aggregate initial Certificate Principal Balance or Notional Amount, as applicable, that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial aggregate Certificate Principal Balance or Notional Amount, as applicable, of such class of Certificates, by wire transfer in immediately available funds to the account of such Certificateholder specified in the request. The final distribution on any class of Certificates will be made in like manner, but only upon presentment and surrender of such Certificates at the corporate trust office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

REGISTRATION OF THE BOOK-ENTRY CERTIFICATES

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriter), banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC Participants. The Trustee will forward payments to DTC in same day funds and DTC will forward such payments to Participants in next day funds settled through the New York Clearing House. Each Participant will be responsible for disbursing such payments to Indirect Participants or to Certificate Owners. Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Book-Entry Certificates will be CEDE, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Definitive Certificates, the Rules provide a mechanism by which Certificate Owners through their Participants and Indirect Participants will receive payments and will be able to transfer their interest.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the absence of physical certificates for the Book- Entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Trustee to CEDE, as nominee for DTC.

         Under the Rules, DTC will take action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules, DTC will take such actions with respect to specified Voting Rights only at the direction of and on behalf of Participants whose holdings of Book- Entry Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights, to the extent that Participants whose holdings of Book-Entry Certificates evidence such Voting Rights, authorize divergent action.

         According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

         The Depositor, the Master Servicer and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by CEDE, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES

         Definitive Certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Voting Rights of the Book-Entry Certificates advise the Trustee and DTC through Participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Certificate Owners through Participants of the availability of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement. Such Definitive Certificates will be issued in minimum denominations of $______, except that any beneficial ownership represented by a Book- Entry Certificate in an amount less than $______ immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount of such beneficial ownership.

DISTRIBUTIONS--GENERAL

         The "Due Period" with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs. The "Prepayment Period" with respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs. The "Determination Date" with respect to any Distribution Date is on the 15th day of the month in which such Distribution Date occurs or, if such day is not a business day, on the immediately preceding business day.

PASS-THROUGH RATES

         The Pass-Through Rate for each class of Certificates (other than the Class XS Certificates) is ____% per annum. The Pass-Through Rate applicable to the calculation of the Interest Distribution Amount for the Class XS Certificates for any Distribution Date is the rate per annum expressed as the percentage equivalent of a fraction, the numerator of which is equal to (i) (A) the amount of interest accrued on the Mortgage Loans for the immediately preceding calendar month at the Net Mortgage Rate minus (B) the aggregate amount of interest payable on the Certificates (other than the XS Certificates), and the denominator of which is equal to (ii) the Notional Amount of the Class XS Certificates. The "Net Mortgage Rate" on any Mortgage Loan is equal to the then applicable Mortgage Rate thereon minus the sum of (i) the Servicing Fee Rate and
(ii) the Trustee's Fee Rate. The "Mortgage Rate" on each Mortgage Loan is the per annum rate of interest specified in the related mortgage note. The Servicing Fee Rate on each Mortgage Loan is equal to ____% per annum. The Trustee's Fee Rate for each Mortgage Loan is equal to ______% per annum. The initial variable Pass-Through Rate for the Class IO Certificates is approximately ______% per annum.

INTEREST DISTRIBUTIONS

         Distributions on each Distribution Date will be made to the extent of the Available Distribution Amount for such Distribution Date. The Available Distribution Amount for any Distribution Date generally includes scheduled payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date, prepayments and other unscheduled collections received on the Mortgage Loans during the related Prepayment Period, any P&I Advances made by the Master Servicer for such Distribution Date and with respect to each Mortgage Loan with a first payment date occurring in _________ ____, a cash amount equal to interest on such Mortgage Loan, net of the amount of any prepayment charges received on the Mortgage Loans and net of fees payable to the Master Servicer and the Trustee and certain amounts reimbursable to the Master Servicer, the Depositor and the Trustee as provided in the Agreement.

         Distributions in respect of interest will be made (i) on each Distribution Date to the holders of the Senior Certificates and, on the first Distribution Date, to the holders of the Residual Certificates, in an aggregate amount equal to the Senior Interest Distribution Amount and (ii) on each Distribution Date to the holders of the Subordinate Certificates, in an aggregate amount equal to the Subordinate Interest Distribution Amount, to the extent of the portion of the Available Distribution Amount remaining after the distribution on such date of the Senior Interest Distribution Amount and the Senior Principal Distribution Amount. The Senior Interest Distribution Amount on each Distribution Date is equal to the aggregate of the Interest Distribution Amounts for such Distribution Date on all of the Senior Certificates and, on the first Distribution Date, the Residual Certificates.

         The Subordinate Interest Distribution Amount on each Distribution Date is equal to the aggregate of the Interest Distribution Amounts for such Distribution Date on all of the Subordinate Certificates.

         Distributions of the Subordinate Interest Distribution Amount on each Distribution Date will be made first, to the holders of the Class B-1 Certificates, second to the holders of the Class B-2 Certificates, third to the holders of the Class B-3 Certificates, and then to the holders of the remaining classes of Subordinate Certificates, in each case to the extent of available funds and in each case to the extent of the Interest Distribution Amount for such Certificates for such Distribution Date.

         The Interest Distribution Amount for the Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance or Notional Amount, as applicable, of such Certificates immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class, plus, in the case of each such class, any such amount remaining unpaid from previous Distribution Dates, and reduced (to not less than zero), in the case of each such class, by the allocable share for such class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the applicable Master Servicer, shortfalls resulting from the application of the Relief Act and certain other interest shortfalls not covered by the subordination provided by more subordinate classes of Certificates. Any Prepayment Interest Shortfalls for any Distribution Date to the extent not covered by Compensating Interest paid by the applicable Master Servicer will be allocated among the holders of the Certificates on a pro rata basis based on the respective amounts of interest accrued on such Certificates for such Distribution Date. In addition, any shortfalls resulting from the application of the Relief Act will be allocated among the holders of all of the Certificates on a pro rata basis as described above.

         The Pass-Through Rate applicable to the calculation of the Interest Distribution Amounts for each class of Class A Certificates is fixed and is set forth on the cover hereof. The Pass-Through Rate applicable to the calculation of the Interest Distribution Amount for the Class XS Certificates for any Distribution Date is the rate per annum expressed as the percentage equivalent of a fraction, the numerator of which is equal to (i) (A) the amount of interest accrued on the Mortgage Loans for the immediately preceding calendar month at the Net Mortgage Rate minus (B) the aggregate amount of interest payable on the Certificates (other than the XS Certificates), and the denominator of which is equal to (ii) the Notional Amount of the Class XS Certificates. The Net Mortgage Rate for any Mortgage Loan is equal to the Mortgage Rate for such Mortgage Loan minus the sum of the Servicing Fee Rate and the Trustee's Fee Rate for such Mortgage Loan. The Servicing Fee Rate for each Mortgage Loan is equal to 0.50% per annum. The Trustee's Fee Rate for each Mortgage Loan is equal to ______% per annum. The initial variable Pass-Through Rate for the Class XS Certificates is approximately _______% per annum.

         The Interest Accrual Period for each class of Certificates for any Distribution Date is the one-month period preceding the month in which such Distribution Date occurs. All distributions of interest will be based on a 360-day year consisting of twelve 30-day months. Except as otherwise described herein, on any Distribution Date, distributions of the Interest Distribution Amount for a class of Certificates will be made in respect of such class of Certificates, to the extent provided herein, on a pari passu basis, based on the Certificate Principal Balance or Notional Amount, as applicable, of the Certificates of each such class.

         The Certificate Principal Balance of a Certificate (other than a Class XS Certificate) outstanding at any time represents the then maximum amount that the holder thereof is thereafter entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Principal Balance of any class of Certificates (other than the Class XS Certificates) as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) without duplication of amounts described in clause (a) above, any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations thereto of (i) Realized Losses on the Mortgage Loans and (ii) Extraordinary Trust Fund Expenses, in either case as described below.

         The Notional Amount of the Class XS Certificates as of any date of determination is equal to the aggregate principal balance of the then outstanding Mortgage Loans. Reference to the Notional Amount of the Class XS Certificates is solely for convenience in certain calculations and does not represent the right to receive any distributions allocable to principal.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

         Distributions in respect of principal will be made on each Distribution Date to the holders of the class or classes of the Class A Certificates then entitled to distributions in respect of principal, and on the first Distribution Date to the holders of the Residual Certificates, in an aggregate amount equal to the Senior Principal Distribution Amount.

         Holders of the Class A Certificates then entitled to distributions in respect of principal will be entitled to receive on each Distribution Date, and holders of the Residual Certificates will be entitled to receive on the first Distribution Date, distributions allocable to principal in reduction of the Certificate Principal Balances of the Class A Certificates, and on the first Distribution Date the Residual Certificates, equal to the sum of the following:

(i) the product of (A) the then applicable Senior Percentage and (B) the aggregate of the following amounts:

(1) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received;

(2) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts received representing a principal adjustment) as required by the Agreement during the related Prepayment Period; and

(3) the principal portion of all other unscheduled collections (other than amounts described in clauses (ii) and (iii) hereof), including insurance proceeds and liquidation proceeds, received during the related Prepayment Period, to the extent applied as recoveries of principal;

(ii)     the product of (A) the then applicable Senior Prepayment Percentage and
         (B) the aggregate of all full and partial principal prepayments received during the related Prepayment Period;

(iii) with respect to the net liquidation proceeds received and allocable to principal of any Mortgage Loan that was finally liquidated during the related Prepayment Period, the lesser of (a) the then applicable Senior Prepayment Percentage multiplied by such net liquidation proceeds and
         (b) the then applicable Senior Percentage multiplied by the Scheduled Principal Balance of such Mortgage Loan at the time of liquidation; and

(iv) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to the three preceding clauses) that remain undistributed, to the extent that any such amounts are not attributable to Realized Losses that were allocated to the Subordinate Certificates.

         With respect to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount is distributed and (b) the sum of the amounts described in clauses (i) through (iv) above is hereinafter referred to as the "Senior Principal Distribution Amount".

         Holders of the Class XS Certificates are not entitled to receive any distributions allocable to principal.

         The Senior Percentage, which initially will equal approximately _____%, and will in no event exceed ___%, will be adjusted for each Distribution Date after the first Distribution Date to be the percentage equal to the aggregate Certificate Principal Balances of the Class A Certificates immediately prior to such Distribution Date divided by the aggregate of the Scheduled Principal Balance of each of the Mortgage Loans immediately prior to such Distribution Date. The Subordinate Percentage as of any date of determination is equal to ___% minus the Senior Percentage as of such date. The Scheduled Principal Balance of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date (after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received), reduced by (x) the principal portion of all monthly payments due on or before the date of determination, whether or not received, (y) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs, and (z) any Bankruptcy Loss occurring out of a Deficient Valuation (as defined herein) that was incurred prior to the calendar month in which the date of determination occurs.

         Except as described below, the Senior Prepayment Percentage for any Distribution Date occurring prior to the Distribution Date in ________ ____ will equal ___%. Except as described below, the Senior Prepayment Percentage for any Distribution Date occurring after the first five years will be as follows: for any Distribution Date during the _____ year after the Closing Date, the Senior Percentage for such Distribution Date plus ___% of the Subordinate Percentage for such Distribution Date; for any Distribution Date during the _______ year after the Closing Date, the Senior Percentage for such Distribution Date plus __% of the Subordinate Percentage for such Distribution Date; for any Distribution Date during the ______ year after the Closing Date, the Senior Percentage for such Distribution Date plus __% of the Subordinate Percentage for such Distribution Date; for any Distribution Date during the _______ year after the Closing Date, the Senior Percentage for such Distribution Date plus __% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any such Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will equal ___%). Any scheduled reduction to the Senior Prepayment Percentage described above shall not be made as of any Distribution Date unless
(i) the outstanding principal balance of Mortgage Loans delinquent 60 days or more (including real estate owned and Mortgage Loans in foreclosure) averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the Subordinate Certificates and (ii) Realized Losses on the Mortgage Loans to date are less than the then applicable Trigger Amount. The Trigger Amount for any Distribution Date occurring after the first ____ years will be as follows: for any Distribution Date during the _____ year after the Closing Date, __% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates; for any Distribution Date during the seventh year after the Closing Date, __% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates; for any Distribution Date during the ______ year after the Closing Date, __% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates; and for any Distribution Date during the _____ year after the Closing Date, __% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates. Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates to zero, the Senior Prepayment Percentage will equal 0%.

         The disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates (other than the Class XS Certificates) while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the Trust Fund of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

         If on any Distribution Date the allocation to the Senior Certificates (other than the Class XS Certificates) of full and partial principal prepayments and other amounts in the percentage required above would reduce the aggregate outstanding Certificate Principal Balance of such Class A Certificates below zero, such Senior Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the aggregate Certificate Principal Balance of such Senior Certificates to zero.

         For purposes of all principal distributions described above and for calculating the Senior Percentage, the Subordinate Percentage and the Senior Prepayment Percentage, the applicable Certificate Principal Balance for any Distribution Date shall be determined after the allocation of losses on the Mortgage Loans in, and Extraordinary Trust Fund Expenses attributable to, the Mortgage Pool to be made on such Distribution Date as described under "--Allocation of Losses; Subordination" below.

PRIORITY OF PRINCIPAL DISTRIBUTIONS ON THE CLASS A CERTIFICATES AND THE RESIDUAL CERTIFICATES

         Distributions of the Senior Principal Distribution Amount on the Class A Certificates and the Residual Certificates on each Distribution Date will be made as follows:

(i) First, concurrently, to the holders of each class of the Residual Certificates on the Distribution Date in ________ ____, an amount equal to the entire Certificate Principal Balance thereof;

(ii) Second, to the holders of the Lockout Certificates, the Lockout Distribution Percentage of the Senior Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(iii) Third, to the holders of the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(iv) Fourth, to the holders of the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(v) Fifth, to the holders of the Class A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(vi) Sixth, to the holders of the Class A-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(vii) Seventh, to the holders of the Class A-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(viii) Eighth, to the holders of the Lockout Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

         Notwithstanding the foregoing priorities, upon the reduction of the Certificate Principal Balances of the Subordinate Certificates to zero, the priority of distributions of principal among the Class A Certificates will be disregarded and distributions allocable to principal will be paid on each succeeding Distribution Date to holders of the Class A Certificates, on a pro rata basis, based on the Certificate Principal Balances thereof.

         The "Lockout Certificate Percentage" will be calculated for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balance of the Lockout Certificates divided by the sum of the aggregate Certificate Principal Balances of the Class A Certificates. The "Lockout Distribution Percentage" for any Distribution Date occurring prior to the Distribution Date in _________ ____ will be equal to 0%. The "Lockout Distribution Percentage" for any Distribution Date occurring after the first ____ years following the Closing Date will be as follows: for any Distribution Date during the _______ year after the Closing Date, __% of the Lockout Certificate Percentage for such Distribution Date; for any Distribution Date during the ______ year after the Closing Date, __% of the Lockout Certificate Percentage for such Distribution Date; for any Distribution Date during the _______ year after the Closing Date, ___% of the Lockout Certificate Percentage for such Distribution Date, and for any Distribution Date thereafter, the lesser of (x) 300% of the Lockout Certificate Percentage and (y) 100%. Notwithstanding the foregoing, if the Certificate Principal Balances of the Class A Certificates (other than the Lockout Certificates) have been reduced to zero, the Lockout Distribution Percentage will be equal to 100%.

PRINCIPAL DISTRIBUTION ON THE SUBORDINATE CERTIFICATES

         Holders of each class of Subordinate Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after distribution on such date of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount and the Subordinate Interest Distribution Amount, distributions allocable to principal in reduction of the Certificate Principal Balances thereof equal to the sum of the following:

(i)      the product of (A) the then applicable related Class B Percentage and
         (B) the aggregate of the following amounts:

         (1) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received;

         (2) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts received representing a principal adjustment) as required by the Agreement during the related Prepayment Period; and

         (3) the principal portion of all other unscheduled collections (other than amounts described in clauses (ii) and (iii) hereof), including insurance proceeds and liquidation proceeds, received during the related Prepayment Period, to the extent applied as recoveries of principal;

(ii) the portion allocable to such class of Subordinate Certificates, as described below, of the product of (A) the then applicable Subordinate Prepayment Percentage and (B) the aggregate of all full and partial principal prepayments received during the related Prepayment Period;

(iii) the portion allocable to such class of Subordinate Certificates, as described below, of net liquidation proceeds received and allocable to principal of any Mortgage Loan that was finally liquidated during the related Prepayment Period, to the extent of the amount, if any, by which such net liquidation proceeds exceed the amount distributable to the Class A Certificates in respect of such net liquidation proceeds pursuant to clause (iii) of the definition of Senior Principal Distribution Amount; and

(iv) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to the three preceding clauses) that remain undistributed, to the extent that any such amounts are not attributable to Realized Losses that were allocated to classes of the Subordinate Certificates bearing a higher numerical class designation.

         With respect to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount and the Subordinate Interest Distribution Amount and (b) the aggregate of the sum for each class of Subordinate Certificates of the amounts described in clauses (i) through (iv) of the immediately preceding paragraph is hereinafter referred to as the "Subordinate Principal Distribution Amount".

         The Class B Percentage for the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates (with respect to each such class, the related "Class B Percentage") initially will equal approximately ____%, approximately ____%, approximately ____%, approximately ____%, approximately ____% and approximately ____%, respectively, and will in no event exceed 100%, and will be adjusted for each Distribution Date to be the percentage equal to the Certificate Principal Balance of the related class of Subordinate Certificates immediately prior to such Distribution Date divided by the aggregate of the Scheduled Principal Balance of each of the Mortgage Loans immediately prior to such Distribution Date. The Subordinate Prepayment Percentage for any Distribution Date will equal 100% minus the Senior Prepayment Percentage.

         On any Distribution Date, the portion of (a) all principal prepayments on the Mortgage Loans and (b) net liquidation proceeds allocable to principal of any Mortgage Loan that was finally liquidated during the related Prepayment Period, in each case not included in the Senior Principal Distribution Amount will be allocated on a pro rata basis among the following classes of Subordinate Certificates in proportion to the respective outstanding Certificate Principal Balances thereof: (i) the Class B-1 Certificates; (ii) the Class B-2 Certificates, if on such Distribution Date the aggregate percentage interest in the Trust Fund evidenced by the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds ____% before giving effect to distributions on such Distribution Date; (iii) the Class B-3 Certificates, if on such Distribution Date the aggregate percentage interest in the Trust Fund evidenced by the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds ____% before giving effect to distributions on such Distribution Date; (iv) the Class B-4 Certificates, if on such Distribution Date the percentage interest in the Trust Fund evidenced by the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds ____% before giving effect to distributions on such Distribution Date; (v) the Class B-5 Certificates, if on such Distribution Date the percentage interest in the Trust Fund evidenced by the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds ____% before giving effect to distributions on such Distribution Date; and (vi) the Class B-6 Certificates, if on such Distribution Date the percentage interest in the Trust Fund evidenced by the Class B-6 Certificates equals or exceeds ____% before giving effect to distributions on such Distribution Date.

         For purposes of all principal distributions described above and for calculating the Subordinate Percentage, the applicable Certificate Principal Balance for any Distribution Date shall be determined after the allocation of losses on the Mortgage Loans in, and Extraordinary Trust Fund Expenses attributable to, the Mortgage Pool to be made on such Distribution Date as described under "--Allocation of Losses; Subordination" below.

         As stated above under "--Principal Distributions on the Senior Certificates", for each Distribution Date occurring prior to the Distribution Date in ________ ____, the Senior Prepayment Percentage will equal 100%, and until the earlier of such date and the date on which the Class A Certificates are paid in full, no distributions based on principal prepayments or, in certain instances, net liquidation proceeds, on the Mortgage Loans will be distributed to the Subordinate Certificates. Thereafter, unless the Certificate Principal Balances of the Senior Certificates have been reduced to zero, the Subordinate Prepayment Percentage may continue to be 0% or otherwise be disproportionately small relative to the Subordinate Percentage. See "--Principal Distributions on the Senior Certificates" herein.

         Distributions of the Subordinate Principal Distribution Amount on each Distribution Date will be made as follows: first to the holders of the Class B-1 Certificates, second to the holders of the Class B-2 Certificates, third to the holders of the Class B-3 Certificates, and then to the holders of the remaining classes of Subordinate Certificates, in each case to the extent of available funds and in each case to the extent of the portion of the Subordinate Principal Distribution Amount payable in respect of each such class of Subordinate Certificates for such Distribution Date.

P&I ADVANCES

         Subject to the following limitations, each Master Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee (as defined herein), that were due during the related Due Period on the Mortgage Loans master serviced by it and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, a "P&I Advance").

         P&I Advances are required to be made only to the extent they are deemed by the applicable Master Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such P&I Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. Neither Master Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

         All P&I Advances will be reimbursable to the applicable Master Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by the applicable Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to such Master Servicer out of any funds in the Certificate Account prior to the distributions on the Certificates. In the event either Master Servicer fails in its obligation to make any such advance, the Trustee will be obligated to make any such advance, to the extent required in the Agreement.

ALLOCATION OF LOSSES; SUBORDINATION

         Realized Losses (other than Excess Losses) and any Extraordinary Trust Fund Expenses will be allocated on any Distribution Date as follows: first, to the Class B-6 Certificates; second, to the Class B-5 Certificates; third, to the Class B-4 Certificates; fourth, to the Class B-3 Certificates; fifth, to the Class B-2 Certificates; and sixth, to the Class B-1 Certificates, in each case until the Certificate Principal Balance of such class has been reduced to zero. Thereafter, such Realized Losses and any Extraordinary Trust Fund Expenses will be allocated on any Distribution Date among the Class A Certificates on a pro rata basis. Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses (collectively, "Excess Losses") will be allocated on any Distribution Date among all the Certificates (other than the Class XS Certificates) on a pro rata basis. Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred.

         An allocation of a Realized Loss on a pro rata basis among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such Distribution Date.

         With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the Certificateholders by deed- in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for P&I Advances, Servicing Fees and Servicing Advances) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Special Hazard Losses, Fraud Losses and Bankruptcy Losses are referred to herein as "Realized Losses".

         In the event that Realized Losses are incurred that are covered by subordination, such losses will be allocated to the most subordinate class of Certificates then outstanding. The priorities for distribution of cash flows described herein, in certain circumstances, may result in cash flow shortfalls to any class of Subordinate Certificates even if it is not the most subordinate class of Certificates then outstanding; however, the interest portion of any such shortfall would be distributable as unpaid Interest Distribution Amount on future Distribution Dates as cash flows allow, to the extent of available funds, and the principal portion of any such shortfall would not result in a reduction of the Certificate Principal Balance of such class. In such event, the percentage interest represented by such class would increase relative to the respective Certificate Principal Balances of the more subordinate classes of Certificates. With respect to the most subordinate class of the Certificates outstanding at the time any Realized Loss is incurred, the total amount of the Realized Loss allocated to such class may be greater than the concurrent reduction in the Certificate Principal Balance thereof because such reduction will not reflect any undistributed Interest Distribution Amount on such class. Such undistributed Interest Distribution Amount on the most subordinate class of the Certificates outstanding will not be distributable on any future Distribution Date. As a result, it is possible that the total amount of Realized Losses that may be allocated to any class of Subordinate Certificates may exceed the initial Certificate Principal Balance thereof.

         In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount and the Senior Principal Distribution Amount, on each Distribution Date, holders of Senior Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Subordinate Certificates, to the extent necessary to satisfy the Senior Interest Distribution Amount and the Senior Principal Distribution Amount.

         The application of the Senior Prepayment Percentage (when it exceeds the Senior Percentage) to determine the Senior Principal Distribution Amount will accelerate the amortization of the Class A Certificates relative to the actual amortization of the Mortgage Loans. To the extent that the Class A Certificates are amortized faster than the Mortgage Loans, in the absence of offsetting Realized Losses allocated to the Subordinate Certificates, the percentage interest evidenced by the Class A Certificates in the Trust Fund will be decreased (with a corresponding increase in the percentage interest in the Trust Fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the Senior Certificates by the Subordinate Certificates.

         The aggregate amount of Realized Losses which may be allocated in connection with Special Hazard Losses (the "Special Hazard Amount") through subordination shall initially be equal to approximately $_________. As of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal approximately $_________ less the sum of (A) any amounts allocated through subordination in respect of Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated pursuant to the terms of the Agreement.

         The aggregate amount of Realized Losses which may be allocated in connection with Fraud Losses (the "Fraud Loss Amount") through subordination shall initially be equal to approximately $_________. As of any date of determination after the Cut-off Date, the Fraud Loss Amount shall equal (X) prior to the first anniversary of the Cut-off Date an amount equal to ____% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amounts allocated through subordination with respect to Fraud Losses on the Mortgage Loans up to such date of determination, (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) ____% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated through subordination with respect to Fraud Losses on the Mortgage Loans since the most recent anniversary of the Cut-off Date up to such date of determination and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date, and (b) ____% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated through subordination with respect to Fraud Losses on the Mortgage Loans since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

         The aggregate amount of Realized Losses which may be allocated in connection with Bankruptcy Losses (the "Bankruptcy Amount") through subordination will initially be equal to approximately $_______. As of any date of determination, the Bankruptcy Amount shall equal the initial Bankruptcy Amount less the sum of any amounts allocated through subordination for such losses up to such date of determination.

         The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be reduced or modified upon confirmation from Standard & Poor's and Fitch that such reduction or modification will not adversely affect the then-current ratings assigned to the Offered Certificates rated thereby. Such a reduction or modification may adversely affect the coverage provided by the subordination with respect to Special Hazard Losses, Fraud Losses and Bankruptcy Losses.

         A "Special Hazard Loss" is a loss incurred in respect of any defaulted Mortgage Loan as a result of direct physical loss or damage to the Mortgaged Property (except as a result of the exclusions described below), which is not insured against under the standard hazard insurance policy or blanket policy insuring against hazard losses which the Master Servicer is required to cause to be maintained on each Mortgage Loan. See "Description of Primary Insurance Policies--Primary Hazard Insurance Policies" in the Prospectus.

         Special Hazard Losses will not include any loss resulting from:

(i) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin, insects;

(ii) smog, smoke, vapor, liquid or dust discharge from agricultural or industrial operations; pollution; contamination;

(iii) settling, subsidence, cracking, shrinkage, bulging or expansion of pavements, foundations, walls, floors, roofs or ceilings;

(iv) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

         Special Hazard Losses also will not include any loss (each, an "Extraordinary Loss") resulting from:

(i) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

(ii) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces, or by military, naval or air forces, or by an agent of any such government, power, authority or forces;

(iii) any weapon of war employing atomic fission or radioactive forces whether in time of peace or war; and

(iv) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transactions or trade.

         "Excess Special Hazard Losses" are Special Hazard Losses in excess of the Special Hazard Amount.

         A "Fraud Loss" is a loss incurred on a defaulted Mortgage Loan as to which there was intentional fraud, dishonesty or misrepresentation in the origination of such Mortgage Loan.

         "Excess Fraud Losses" are Fraud Losses in excess of the Fraud Loss Amount.

         A "Bankruptcy Loss" is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, a "Deficient Valuation" is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A "Debt Service Reduction" is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

         "Excess Bankruptcy Losses" are Bankruptcy Losses in excess of the Bankruptcy Amount.

         An "Extraordinary Trust Fund Expense" is an unanticipated, non-Mortgage Loan specific Trust Fund expense, including certain reimbursements to the Master Servicer or Depositor described in the Prospectus under "Description of the Certificates--Certain Matters Regarding the Master Servicer and the Depositor", certain reimbursements to the Trustee described under "Pooling and Servicing Agreement--The Trustee" herein and certain taxes that may be payable by the Trust Fund as described herein under "Federal Income Tax Consequences".

RESTRICTIONS ON TRANSFER OF THE SUBORDINATE CERTIFICATES AND THE RESIDUAL CERTIFICATES

         Because the Subordinate Certificates are subordinate to the Senior Certificates, the Subordinate Certificates of any class may not be purchased by or transferred to a Plan (as defined herein) except upon the delivery of a certification of facts or an opinion of counsel, as provided herein. In addition, the Residual Certificates may not be purchased by or transferred to a Plan (as defined herein) except upon the delivery of a certification of facts or an opinion of counsel, as provided herein. See "ERISA Considerations" herein. In addition, the Residual Certificates will be subject to certain additional restrictions described under "Federal Income Tax Consequences--Special Tax Considerations Applicable to the Residual Certificates" herein and "Federal Income Tax Consequences--REMICs--Tax on Transfers of REMIC Residual Certificates to Certain Organizations" and "--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the Prospectus.

                         POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Certificates. The Trust Fund created under the Agreement will consist of (i) all of the Depositor's right, title and interest in and to the Mortgage Loans, the related Mortgage Notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement and (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement among the Depositor, the Mortgage Loan Seller and the Originator (other than certain rights of the Depositor to indemnification by the Originator). Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust Fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee, located in Minneapolis, Minnesota. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the Secretary, Citigroup Mortgage Loan Trust Inc., Seven World Trade Center, New York, New York 10048.

ASSIGNMENT OF THE MORTGAGE LOANS

         The Depositor will deliver to the Trustee or to a custodian with respect to each Mortgage Loan (i) the Mortgage Note endorsed without recourse to the Trustee to reflect the transfer of the Mortgage Loan, (ii) the original Mortgage with evidence of recording indicated thereon and (iii) an assignment of the Mortgage in recordable form to the Trustee, reflecting the transfer of the Mortgage Loan. Such assignments of Mortgage Loans are required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records.

THE MASTER SERVICER

         The information set forth in the following paragraphs has been provided by ________________. None of the Depositor, the Mortgage Loan Seller, the Trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

         The following table summarizes the Master Servicer's one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by the Master Servicer from other loan originators.

         The following table sets forth the Master Servicer's delinquency and loss experience at the dates indicated on its servicing portfolio of mortgage loans originated under the Master Servicer Programs (the majority of such mortgage loans reflected in the following table are adjustable rate mortgage loans):

                     DELINQUENCY AND FORECLOSURE EXPERIENCE
                  OF THE MASTER SERVICER'S SERVICING PORTFOLIO

                             AS OF DECEMBER 31, 2000       AS OF DECEMBER 31, 2001         AS OF DECEMBER 31, 2002
                           --------------------------     -------------------------     ----------------------------
                                          Percentage                    Percentage                       Percentage
                                           of Total                      of Total                         of Total
                             Dollar        Servicing       Dollar        Servicing        Dollar         Servicing
                             Amount        Portfolio       Amount        Portfolio        Amount         Portfolio
                           ----------    ------------     --------     ------------     ----------     -------------
Delinquency(1)

30-59 Days

60-89 Days

90 Days or more

Loans in
Foreclosure(2)

REO Properties

Total Servicing
Portfolio

-----------
(1) The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure.

(2) The percentage of loans in foreclosure and REO properties is based on the dollar amount of loans in foreclosure and REO properties as a percentage of the total dollar amount of the mortgage loans in the servicing portfolio as of the date indicated.


         With respect to the table above, there can be no assurance that the delinquency and loss experience of the mortgage loans will correspond to the loss experience of the master servicer's mortgage portfolio set forth in the table. The statistics shown represent the delinquency and loss experience for the master servicer's total servicing portfolio only for the time periods presented, whereas the aggregate delinquency and loss experience on the mortgage loans will depend on the results obtained over the life of the trust. The master servicer's portfolio includes mortgage loans with payment and other characteristics which are not representative of the payment and other characteristics of the mortgage loans. If the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by the master servicer. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to those mortgage loans.

         The delinquency and loss experience percentages set forth above are calculated on the basis of the total mortgage loans serviced as of the end of the periods indicated. However, because the total outstanding principal balance of residential loans serviced by the master servicer has increased substantially, the total outstanding principal balance of originated loans serviced as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. In the absence of substantial and continual additions of newly originated loans to the total amount of loans serviced, the percentages indicated above would be higher and could be substantially higher. The actual delinquency percentages with respect to the mortgage loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the mortgage loans will not change.

THE TRUSTEE

         ___________________, a national banking association, will act as Trustee for the Certificates pursuant to the Agreement. The Trustee's offices for notices under the Agreement are located at .

         The principal compensation to be paid to the Trustee in respect of its obligations under the Agreement will be equal to accrued interest at the Trustee's Fee Rate of ______% per annum on the Stated Principal Balance of each Mortgage Loan (the "Trustee's Fee"). The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Agreement) incurred by the Trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (i) resulting from a breach of either of the Master Servicer's obligations and duties under the Agreement, (ii) that constitutes a specific liability of Trustee under the Agreement or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to each Master Servicer in respect of its servicing activities for the Certificates will be equal to accrued interest at the Servicing Fee Rate of ____% per annum with respect to each Mortgage Loan master serviced by it for each calendar month on the same principal balance on which interest on such Mortgage Loan accrues for such calendar month (the "Servicing Fee"). As additional servicing compensation, each Master Servicer is entitled to retain all assumption fees and late payment charges in respect of Mortgage Loans master serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts in respect of Mortgage Loans master serviced by it. Each Master Servicer is obligated to offset any Prepayment Interest Shortfall in respect of Mortgage Loans master serviced by it on any Distribution Date (payments made by such Master Servicer in satisfaction of such obligation, "Compensating Interest") to the extent of its aggregate Servicing Fee for such Distribution Date. Each Master Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool in respect of Mortgage Loans master serviced by it and incurred by such Master Servicer in connection with its responsibilities under the Agreement and is entitled to reimbursement therefor as provided in the Agreement. See "Description of the Certificates--Retained Interest; Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding expenses payable by the Master Servicer and "Federal Income Tax Consequences" herein regarding certain taxes payable by the Master Servicer.

VOTING RIGHTS

         At all times, __% of all Voting Rights will be allocated among the holders of the Certificates (other than the Class XS Certificates and the Residual Certificates) in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, __% of all Voting Rights will be allocated among the holders of the Class XS Certificates in proportion to the then outstanding Notional Amounts of their respective Certificates and __% of all Voting Rights will be allocated among the holders of the Residual Certificates in proportion to the percentage interests in each such class evidenced by their respective Certificates.

TERMINATION

         The circumstances under which the obligations created by the Agreement will terminate in respect of the Certificates are described in "Description of the Certificates--Termination" in the Prospectus. The Master Servicer will have the right to purchase the Mortgage Loans and any properties acquired in respect thereof on any Distribution Date, once the aggregate principal balance of the Mortgage Loans and such properties at the time of purchase is reduced to less than __% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. If the Master Servicer elects to exercise the foregoing option, such election will effect the termination of the Trust Fund and the early retirement of the Certificates. In the event the Master Servicer exercise such option, notwithstanding the terms of the Prospectus, the purchase price payable in connection therewith generally will be equal to par plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is distributed, and the portion of the purchase price allocable to the Certificates of each class will be, to the extent of available funds, (i) in the case of the Certificates of any class, other than the Class XS Certificates, 100% of the then outstanding Certificate Principal Balance thereof, plus (ii) in the case of the Certificates of any class, one month's interest on the then outstanding Certificate Principal Balance or Notional Amount thereof at the then applicable Pass-Through Rate for such class plus any previously accrued but unpaid interest thereon. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See "Description of the Certificates--Termination" in the Prospectus. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the person or persons named in the Agreement. See "Description of the Certificates--Termination" in the Prospectus.

FEDERAL INCOME TAX CONSEQUENCES

         A separate elections will be made to treat designated portions of the Trust Fund as a real estate mortgage investment conduit ("REMICI") for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the REMIC will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

         For federal income tax purposes, (i) the Class R Certificates will be the sole class of "residual interests" in the REMIC and (ii) the Senior Certificates and the Subordinate Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, the REMIC. See "Federal Income Tax Consequences--REMIC--Classification of REMICs" in the Prospectus.

         For federal income tax reporting purposes, the Class XS Certificates will, and the Class A Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination, the Mortgage Loans will prepay at a rate equal to ____% of the Prepayment Vector. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

         The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class XS Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Class XS Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on a variable rate such as the Class XS Certificates. Prospective purchasers of the Class XS Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

         If the method of computing original issue discount described in the Prospectus results in a negative amount for any period with respect to any Certificateholder (in particular, the holders of the Class XS Certificates), the amount of original issue discount allocable to such period would be zero, and such Certificateholder will be permitted to offset such amounts only against the respective future income (if any) from such Certificate. Although uncertain, a Certificateholder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

         The OID Regulations suggest that original issue discount with respect to securities such as the Class XS Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated regular interests represented by the Class XS Certificates will be reported to the IRS and the Certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated above, treating all such uncertificated regular interests as a single debt instrument as set forth in the OID Regulations.

         The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to Certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of such Certificates in this regard.

         Certain Classes of Certificates may be treated for federal income tax purposes as having been issued with a premium. Certificateholders may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such Certificates and will be applied as an offset against such interest payments. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

         The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the related Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code, generally to the extent that the Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. The Offered Certificates (other than the Residual Certificates) also will be treated as "qualified mortgages" under Section 860G(a)(3) of the Code. See "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the Prospectus.

         It is not anticipated that the REMIC will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in
Section 860G(c) of the Code. However, in the event that any such tax is imposed on the REMIC, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement,
(ii) by the Master Servicer, if the Master Servicer has breached its obligations with respect to REMIC compliance under the Agreement and (iii) otherwise by the Trust Fund, with a resulting reduction in amounts otherwise distributable to holders of the related Offered Certificates. See "Description of the Certificates--General" and "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the Prospectus.

         The responsibility for filing annual federal information returns and other reports will be borne by the Trustee. See "Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" in the Prospectus.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICs" in the Prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

         The IRS has issued regulations under the provisions of the Code related to REMICs (the "REMIC Regulations") that significantly affect holders of the Residual Certificates. The REMIC Regulations will impose restrictions on the transfer or acquisition of certain residual interests, including the Residual Certificates. In addition, the REMIC Regulations contain restrictions that apply to the transfer of "noneconomic" residual interests to United States persons. The REMIC Regulations also provide that transfers of a Residual Certificate to a non-United States person will be disregarded for tax purposes in certain cases. Transfers of the Residual Certificates to such persons are, however, prohibited under the Agreement. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the Prospectus and "ERISA Considerations" and "Description of the Certificates--Restrictions on Transfer of the Residual Certificates" herein for additional restrictions on transfer of the Residual Certificates.

         The REMIC Regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax". Based on the REMIC Regulations, the Residual Certificates will constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Residual Certificates. All transfers of the Residual Certificates will be subject to certain restrictions under the terms of the Agreement that are intended to reduce the possibility of any such transfer being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests.

         The holders of the Residual Certificates will be required to report taxable income and pay tax with respect to the early accrual periods of the REMIC's term that significantly exceeds the amount of cash distributions received by such holders from the REMIC with respect to such periods. Furthermore, the tax on such income will exceed the cash distributions with respect to such periods.

         Consequently, holders of Residual Certificates should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC as a result of their ownership of Class R Certificates. In addition, the required inclusion of this amount of taxable income during the REMIC's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate (or possibly later under the "wash sale" rules of Section 1091 of the Code) may cause the after-tax rate of return of a holder of a Residual Certificate to be zero or negative even where such holders' pre-tax rate of return is positive. That is, on a present value basis, the resulting tax liabilities of a holder of a Residual Certificate will substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Residual Certificates over their life.

         An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) a Residual Certificate may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMIC in computing such holder's regular tax liability and will not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass Through of Miscellaneous Itemized Deductions" in the Prospectus.

         Potential investors in Residual Certificates should also be aware that under the terms of the Agreement, the holders of the largest Percentage Interest in the Residual Certificates shall, by their acceptance of such Certificates, agree to irrevocably appoint the Trustee as their agent to perform all of the duties of the tax matters person for the REMIC.

         Purchasers of the Residual Certificates are strongly advised to consult their own tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

         For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Yield on the Certificates--Additional Yield Considerations Applicable Solely to the Residual Certificates" herein and "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the Prospectus.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICs" in the Prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, dated _________ __, ____ (the "Underwriting Agreement"), the Depositor has agreed to sell, Citigroup Global Markets Inc. (the "Underwriter") has agreed to purchase the Offered Certificates. The Underwriter is obligated to purchase all Offered Certificates of the respective classes offered hereby if it purchases any. The Underwriter is an affiliate of the Depositor.

         Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately _________% of the aggregate initial Certificate Principal Balance of the Offered Certificates (other than the Class XS Certificates), plus accrued interest on the Offered Certificates. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Book-Entry Certificates will be made through the facilities of DTC, and that delivery of each other class of Offered Certificates and the Residual Certificates will be made at the offices of the Underwriter, Seven World Trade Center, New York, New York 10048, in each case, on or about the Closing Date.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

                                SECONDARY MARKET

         There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates--Reports to Certificateholders", which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

         Certain legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood LLP, New York, New York.

                                     RATINGS

         It is a condition to the issuance of the Certificates that the Class A Certificates and the Residual Certificates be rated "AAA" by _________________ ("_____") and "AAA" by ____________ ("____"), that the Class XS Certificates be rated "AAAr" by ________ and "AAA" by ______, that the Class B-1 Certificates be rated at least "AA" by _________ and at least "AA" by _______, that the Class B-2 Certificates be rated at least "A" by _________ and at least "A" by ________, and that the Class B-3 Certificates be rated at least "BBB" by
__________.

         The ratings of _________ and ________ assigned to mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating process addresses structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield due to non-credit events or that the holders of the Class XS Certificates may fail to recover fully their initial investment. In addition, the ratings on the Residual Certificates do not address the likelihood of receipt by the holders of the Residual Certificates of any amounts in excess of their initial Certificate Balance thereof and interest thereon. [The "r" of the "AAAr" rating of the Class XS Certificates by ____________ is attached to highlight derivative, hybrid, and certain other certificates that _____________ believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities or currencies; certain swaps and options; and interest only and principal only mortgage securities. The absence of an "r" symbol should not be taken as an indication that a Certificate will exhibit no volatility or variability in total return].

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

         The Depositor has not requested that any rating agency rate any class of the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on any class of the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to such classes of the Offered Certificates as stated above.

                                LEGAL INVESTMENT

         The Senior Certificates and the Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the Prospectus) and, as such, will be legal investments for certain entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of such entities to invest in "mortgage related securities" provided that such restrictive legislation was enacted prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. The Class B-2 Certificates and the Class B-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment" in the Prospectus.

                              ERISA CONSIDERATIONS

         A fiduciary of any employee benefit plan or any other plan or arrangement subject to ERISA or Section 4975 of the Code (each, a "Plan") or any person investing Plan Assets of any Plan (as defined in the Prospectus under "ERISA Considerations") should carefully review with its legal advisors whether the purchase, sale or holding of Certificates will give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

         The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 91-23 (the "Exemption"), as described under "ERISA Considerations" in the Prospectus, to the Underwriter. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriter such as the Senior Certificates, and the servicing and operation of asset pools such as the Mortgage Pool, provided that certain conditions are satisfied. The purchase of the Senior Certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the Exemption. However, the Exemption contains a number of conditions which must be met for the Exemption to apply (as described in the Prospectus), including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing a Senior Certificate must make its own determination that the conditions set forth in the Exemption will be satisfied with respect to the Senior Certificates.

         Because the characteristics of the Subordinate Certificates and the Residual Certificates will not meet the requirements of Prohibited Transaction Class Exemption ("PTCE") 83-1 (as described in the Prospectus) or the Exemption, the purchase, sale or holding of the Subordinate Certificates or the Residual Certificates by, on behalf of or with Plan Assets of any Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. Therefore, the Agreement provides that transfers of Subordinate or Residual Certificates to a Plan, a trustee or other person acting on behalf of any Plan or to any person using Plan Assets to effect such acquisition will not be registered by the Trustee unless the purchaser thereof provides the Depositor, the Trustee and the Master Servicer with either (i) an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Master Servicer, the Trustee or the Trust Fund, to the effect that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee or the Trust Fund to any obligation in addition to those undertaken in the Agreement or (ii) a certification of facts (which in the case of the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, the purchaser will be deemed to have represented such certification of facts) substantially to the effect that the purchase of Offered Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result on a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement and the following conditions are met: (a) the transferee is an insurance company and (i) the source of funds used to purchase such Offered Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60), (ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied and (iii) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization, exceeds 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Certificates; (b) the transferee is an insurance company and (i) the source of funds used to purchase such Certificates is an insurance company general account, (ii) the requirements of Sections 401(c) of ERISA and the regulations to be promulgated thereunder have been satisfied and will continue to be satisfied and (iii) the insurance company represents that it understands that the operation of the general account after December 31, 1998 may affect its ability to continue to hold such Certificates after the date which is 18 months after the 401(c) Regulations become final and that unless a Class Exemption or an exception under Section 401(c) of ERISA is then available for the continued holding of such Certificates, it will dispose of such Certificates prior to the date which is 18 months after the 401(c) Regulations become final; (c) the transferee is an insurance company and (i) the source of funds used to purchase such Certificates is an "insurance company pooled separate account" (as such term is defined in PTCE 90-1), (ii) the conditions set forth in PTCE 90-1 have been satisfied and (iii) there is no Plan, together with all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 90-1) or by the same employee organization, with assets which exceed 10% of the total of all assets in such pooled separate account (as determined under PTCE 90-1) as of the date of the acquisition of such Certificates; (d) the transferee is a bank and (i) the source of funds used to purchase such Certificates is a "collective investment fund" (as defined in PTCE 91-38), (ii) the conditions set forth in PTCE 91-38 have been satisfied and
(iii) there is no Plan, the interests of which, together with the interests of any other Plans maintained by the same employer or employee organization, in the collective investment fund exceed 10% of the total of all assets in the collective investment fund (as determined under PTCE 91-38) as of the date of acquisition of such Certificates; (e) the transferee is a "qualified professional asset manager" described in PTCE 84-14 and the conditions set forth in PTCE 84-14 have been satisfied and will continue to be satisfied; or (f) the transferee is an "in-house asset manager" described in PTCE 96-23 and the conditions set forth in PTCE 96-23 have been satisfied and will continue to be satisfied. The Subordinate Certificates and the Residual Certificates will contain a legend describing such restrictions on transfer.

         Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm (a) that the Senior Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition, before purchasing a Subordinate Certificate or Residual Certificate, a fiduciary of a Plan should itself confirm that the conditions to such purchase described above would be satisfied. Any Plan fiduciary that proposes to cause a Plan to purchase a Certificate should consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the Certificates, see "ERISA Considerations" in the Prospectus.

                           $____________ (APPROXIMATE)



                       CITIGROUP MORTGAGE LOAN TRUST INC.
                                    DEPOSITOR



                MORTGAGE PASS-THROUGH CERTIFICATES SERIES ____-__



                              PROSPECTUS SUPPLEMENT
                            DATED _________ ___, ____



                                 MASTER SERVICER


                                    CITIGROUP

                                   UNDERWRITER




YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR COVER PAGES.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______ ___,
____.

--------------------------------------------------------------------------------
THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------

                                                                     [Version 2]

                   Subject to Completion, Dated ________, 2005

Prospectus Supplement (To Prospectus dated , ____)

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ____-

CITIGROUP MORTGAGE LOAN TRUST INC.
DEPOSITOR
MASTER SERVICER

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ IN THIS PROSPECTUS SUPPLEMENT AND PAGE __ IN THE PROSPECTUS.

The certificates will represent interests only in a trust consisting primarily of mortgage loans and will not represent ownership interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------


THE TRUST
                                    will consist primarily of a pool of one- to four-family fixed-rate, first lien and second lien residential mortgage loans; and

                                    will be represented by _______ classes of certificates, _______ of which are offered hereby.

THE OFFERED CERTIFICATES            will represent senior interests in the trust
                                    and will receive distributions from the
                                    assets of the trust;

                                    will have credit enhancement in the forms of
                                    (i) a certificate insurance policy issued by ____________ and (ii) overcollateralization; and

                                    will receive monthly distributions
                                    commencing on _______ __, ____.

Citigroup Global Markets Inc.(the "Underwriter") will offer the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates (collectively, the "Offered Certificates") from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Depositor from the sale of such certificates, before deducting expenses, will be approximately _____% of the initial principal balance of such certificates, plus accrued interest on such certificates. The Underwriter's commission will be any positive difference between the price it pays to the Depositor for such certificates and the amount it receives from the sale of such certificates to the public. See "Method of Distribution" herein.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                    CITIGROUP
                                   UNDERWRITER

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o this prospectus supplement, which describes the specific terms of this series of certificates.

Citigroup Mortgage Loan Trust Inc.'s principal offices are located at 390 Greenwich Street, 4th Floor, New York, New York 10013 and its phone number is
(212)816-6000, Attention: Mortgage Finance.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT



SUMMARY OF PROSPECTUS SUPPLEMENT................................................

RISK FACTORS....................................................................

USE OF PROCEEDS.................................................................

THE MORTGAGE POOL...............................................................

ADDITIONAL INFORMATION..........................................................

YIELD ON THE CERTIFICATES.......................................................

DESCRIPTION OF THE CERTIFICATES.................................................

P&I ADVANCES....................................................................

POOLING AND SERVICING AGREEMENT.................................................

THE INSURER.....................................................................

RATINGS.........................................................................

FEDERAL INCOME TAX CONSEQUENCES.................................................

METHOD OF DISTRIBUTION..........................................................

SECONDARY MARKET................................................................

LEGAL OPINIONS..................................................................

EXPERTS.........................................................................

RATINGS.........................................................................

LEGAL INVESTMENT................................................................

ERISA CONSIDERATIONS............................................................

                        SUMMARY OF PROSPECTUS SUPPLEMENT

THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE CERTIFICATES OFFERED HEREBY AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS.

Capitalized terms used but not defined herein have the meanings assigned to them in the prospectus. An Index of Principal Definitions is included at the end of the prospectus.

Title of Series.................... Citigroup Mortgage Loan Trust Inc., Mortgage
                                    Pass-Through Certificates, Series ____-___.

Cut-off Date....................... ________ __, ____.

Closing Date....................... On or about _______ __, ____.

Depositor.......................... Citigroup Mortgage Loan Trust Inc. (the
                                    "Depositor"), an affiliate of Citigroup
                                    Global Markets Inc. The Depositor will
                                    deposit the mortgage loans into the trust.
                                    See "The Depositor" in the prospectus.

Mortgage Loan Seller............... [Citigroup Global Markets Realty Corp.] (the
                                    "Mortgage Loan Seller"), an affiliate of the Depositor and Citigroup Global Markets Inc.

Master Servicer.................... ________________ (the "Master Servicer").
                                    See "The Mortgage Pool--Underwriting
                                    Standards; Representations" and "Pooling and
                                    Servicing Agreement--____________" herein.

Originators and Servicers.......... ______________ and ____________ (each, an
                                    "Originator" and each, a "Servicer"). See
                                    "The Mortgage Pool--Underwriting Standards;
                                    Representations" and "Pooling and Servicing
                                    Agreement--______________" and
                                    "--______________" herein.

Trustee............................ _________________ (the "Trustee"), a
                                    national banking association, will be the Trustee of the trust. See "Pooling and Servicing Agreement--The Trustee" herein.

Trust Administrator................ _________________ (the "Trust
                                    Administrator"), a national banking
                                    association, will perform certain
                                    administrative functions on behalf of the Trustee and will act as the initial paying agent, certificate registrar and custodian. See "Pooling and Servicing Agreement--Trust Administrator" herein.

Insurer............................ _________________ (the "Insurer"). See "The
                                    Insurer" herein.

Distribution Dates................. Distributions on the Offered Certificates
                                    will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in _______.

Offered Certificates............... Each class of Offered Certificates will have the approximate initial certificate
                                    principal balance and fixed pass-through rate set forth in the table below, [subject to the indicated limitation in the case of the Class A-6 Certificates].

--------------------- -------------------- ------------------ ---------------- ------------------ -----------------
                            INITIAL                                                 INITIAL
                          CERTIFICATE                                             CERTIFICATE
                           PRINCIPAL                                               PRINCIPAL        PASS-THROUGH
       CLASS              BALANCE(1)       PASS-THROUGH RATE       CLASS          BALANCE(1)            RATE
--------------------- -------------------- ------------------ ---------------- ------------------ -----------------
A-1...............        $__________            ___%         A-4............    $________(2)       Variable(3)
A-2...............        $__________            ___%         A-5............    $________             ___%
A-3...............        $__________            ___%         A-6............    $________             ___%(2)
--------------------- -------------------- ------------------ ---------------- ------------------ -----------------

---------
(1)  Approximate.
(2) The Pass-Through Rate will equal the lesser of the rate stated above and the weighted average net mortgage rate.


THE TRUST

The Depositor will establish a trust with respect to the Series ____-___ Certificates, pursuant to a pooling and servicing agreement dated as of _______ __, ____ among the Depositor, the Servicers, the Trust Administrator and the Trustee. There are _____ classes of certificates representing the trust. See "Description of the Certificates" herein.

Each Series ____-___ Certificate will evidence a partial undivided interest in the trust. Distributions of interest and/or principal on the Offered Certificates will be made only from payments received in connection with the mortgage loans described below and payments under the certificate insurance policy (the "Policy").

THE MORTGAGE LOANS

The trust will contain approximately _____ conventional, one- to four-family, fixed-rate mortgage loans secured by first liens and second liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $___________ as of _______ __, ____.

The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of _______ __, ____:

Range of mortgage rates _____% to ______%. (approximate): Weighted average mortgage _____%. rate (approximate): Weighted average remaining __ years and __ term to stated maturity months. (approximate): Second lien mortgage loans ____%. (approximate): Balloon loans (approximate): _____%.

For additional information regarding the mortgage loans, see "The Mortgage Pool" herein.

THE CERTIFICATES

OFFERED CERTIFICATES. The Offered Certificates will have the characteristics shown in the table above in this prospectus supplement. The Offered Certificates will be sold by the Depositor to the Underwriter on the closing date.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of CEDE & Co., as nominee of the Depository Trust Company in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess thereof. See "Description of the Certificates --Registration of the Offered Certificates" herein.

CLASS CE CERTIFICATES. The Class CE Certificates are one of the ______ classes of certificates representing the trust, but are not offered hereby. The Class CE Certificates will have an initial certificate principal balance of approximately $__________, which is equal to the initial overcollateralization required by the pooling and servicing agreement. The Class CE Certificates initially evidence an interest of approximately ____% in the trust. The Class CE Certificates will be sold by the Depositor to Citigroup Global Markets Inc. on the closing date.

CLASS P CERTIFICATES. The Class P Certificates are one of the ______ classes of certificates representing the trust, but are not offered hereby. The Class P Certificates will have an initial certificate principal balance of $___ and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans. The Class P Certificates will be sold by the Depositor to Citigroup Global Markets Inc. on the closing date.

RESIDUAL CERTIFICATES. The Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates are the classes of certificates representing the residual interests in the trust, but are not offered hereby. Such certificates will be sold by the Depositor to Citigroup Global Markets Inc. on the closing date.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the Offered Certificates consists of the Policy and overcollateralization, each as described below and under "Description of the Certificates--Credit Enhancement" and "--Overcollateralization Provisions" herein.

OVERCOLLATERALIZATION. The aggregate principal balance of the mortgage loans as of _______ __, ____ will exceed the aggregate certificate principal balance of the Offered Certificates and the Class P Certificates on the closing date by approximately $__________, which is equal to the initial certificate principal balance of the Class CE Certificates. Such amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of ________ __, ____ and is the initial amount of overcollateralization required to be provided by the mortgage pool under the pooling and servicing agreement.

The pooling and servicing agreement provides, however, that subject to certain trigger tests set forth therein, the required level of overcollateralization may increase or decrease over time. See "Description of the Certificates--Overcollateralization Provisions" herein.

CERTIFICATE INSURANCE POLICY. The Offered Certificates will be entitled to the benefit of the Policy to be issued by _____________. The Insurer will issue the Policy as a means of providing additional credit enhancement to the Offered Certificates. The Policy will irrevocably and unconditionally guarantee payment for the benefit of the holders of the Offered Certificates of an amount that will cover (i) any interest shortfalls (except for certain shortfalls as described herein) allocated to the Offered Certificates, (ii) the amount by which (a) the outstanding principal amount of the Offered Certificates exceeds
(b) the principal amount of the mortgage loans and (iii) without duplication of the amount specified in clause (ii), the outstanding principal amount of the Offered Certificates to the extent unpaid on the final distribution date or the earlier termination of the trust pursuant to the terms of the pooling and servicing agreement. See "Description of the Certificates--Financial Guaranty Insurance Policy" herein.

ALLOCATION OF LOSSES; SUBORDINATION. If, on any distribution date, there is not sufficient excess interest or overcollateralization to absorb realized losses on the mortgage loans as described under "Description of the Certificates--Overcollateralization Provisions" herein, then realized losses on the mortgage loans will be allocated to the Offered Certificates. The pooling and servicing agreement does not permit the allocation of realized losses on the mortgage loans to the Class P Certificates. Subject to the terms of the Policy, all realized losses allocated to the Offered Certificates will be covered by the Policy. See "Description of the Certificates --Allocation of Losses; Subordination" and "--Financial Guaranty Insurance Policy" herein.

P&I ADVANCES

Each Servicer is required to advance delinquent payments of principal and interest on the mortgage loans that each services, subject to the limitations described herein. Each Servicer is entitled to be reimbursed for such advances, and therefore such advances are not a form of credit enhancement. See "Description of the Certificates--P&I Advances" herein and "Description of the Securities--Advances in respect of Delinquencies" in the prospectus.

OPTIONAL TERMINATION

At its option, the majority holder of the Class CE Certificates (or if such holder does not exercise such option, the Master Servicer or the Insurer) may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the Certificates, after the aggregate principal balance of the mortgage loans (and properties acquired in respect thereof) remaining in the trust has been reduced to less than __% or __% (as further provided herein) of the aggregate principal balance of the mortgage loans as of _______ __, ____. See "Pooling and Servicing Agreement--Termination" herein and "Description of the Securities--Termination" in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

Three separate elections will be made to treat designated portions of the trust as real estate mortgage investment conduits for federal income tax purposes. See "Federal Income Tax Consequences--Characterization of Investments in REMIC Certificates" in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences" herein and in the Prospectus.

RATINGS

It is a condition to the issuance of the certificates that the Offered Certificates receive a rating of "Aaa" from _____________ ("______") and a rating of "AAA" from _________ ("________").

The ratings on the Offered Certificates are based in part on the ratings of the claims-paying ability of the Insurer by _______ and ________.

A security rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors. See "Yield on the Certificates" and "Ratings" herein and "Yield Considerations" in the prospectus.

LEGAL INVESTMENT

The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because the mortgage pool includes certain mortgage loans that are secured by subordinate liens on the related mortgaged properties. See "Legal Investment" herein and in the prospectus.

ERISA CONSIDERATIONS

The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 91-23, to the Underwriter. Such exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Internal Revenue Code of 1986 (the "Code") and
Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriter. Such exemption generally applies to certificates such as the Offered Certificates, and the servicing and operation of asset pools such as the mortgage pool, provided that certain conditions are satisfied. See "ERISA Considerations" herein and in the prospectus.

                                  RISK FACTORS

         In addition to the matters described elsewhere in this prospectus supplement and the prospectus, prospective investors should carefully consider the following factors before deciding to invest in the Offered Certificates.

APPROPRIATE RISK FACTORS AS NECESSARY

THE UNDERWRITING STANDARDS OF THE MORTGAGE LOANS ARE NOT AS STRINGENT AS THOSE UNDERWRITTEN IN A MORE TRADITIONAL MANNER, OR UNDERWRITTEN TO THE STANDARDS OF FANNIE MAE AND FREDDIE MAC, WHICH MAY RESULT IN LOSSES ALLOCATED TO THE OFFERED CERTIFICATEHOLDERS.

         The Originators' underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. The Originators provide loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who generally have equity in their property. While the Originators' primary consideration in underwriting a mortgage loan is the value of the mortgaged property, each Originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. Neither Originator's underwriting standards prohibit a mortgagor from obtaining secondary financing at the time of origination of such Originator's first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the related Originator's loan-to-value ratio determination.

         As a result of such underwriting standards, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

         Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. See "The Mortgage Pool--Underwriting Standards; Representations" herein].

CERTAIN MORTGAGE LOANS HAVE HIGH LOAN-TO-VALUE RATIOS WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS.

         Approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, had a loan-to-value ratio (or a combined loan-to-value ratio, in the case of any second lien mortgage loan) at origination in excess of 80%. No mortgage loan in the mortgage pool with a loan-to-value ratio (or a combined loan-to-value ratio, in the case of any second lien mortgage loan) at origination in excess of 80% will be covered by a primary mortgage insurance policy. No first lien mortgage loan will have a loan-to-value ratio exceeding __% at origination and no second lien mortgage loan will have a combined loan-to-value ratio exceeding _____% at origination. Mortgage loans with higher loan-to-value ratios may present a greater risk of loss. In addition, an overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio may increase over what it was at the time the mortgage loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio. See "The Mortgage Pool--General" herein].

CERTAIN MORTGAGE LOANS ARE DELINQUENT AS OF THE CUT-OFF DATE, WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS.

         Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, were thirty days or more but less than sixty days delinquent in their monthly payments as of ______ __, ____. Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __,
____, were sixty days or more but less than ninety days delinquent in their monthly payments as of the _______ __, ____. However, investors in the mortgage loans should realize that approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, have a first payment date occurring on or after _______ __, ____ and, therefore, such mortgage loans could not have been delinquent as of _______ __, ____].

THE MORTGAGE LOANS ARE CONCENTRATED IN THE STATE OF ________ AND THE STATE OF ______, WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS.

         Approximately _____% and _____% of the mortgage loans, in each case, by aggregate principal balance as of _______ __, ____, are secured by mortgaged properties located in the State of ________ and the State of ________, respectively. The aggregate principal balance of mortgage loans in the ________ zip code with the largest amount of such mortgage loans, by aggregate principal balance as of ________ __, ____, was approximately $_________. If the _________
or ________ residential real estate market should experience an overall decline in property values after the dates of origination of the mortgage loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the mortgage loans may increase over historical levels of comparable type loans, and may increase substantially].

CERTAIN OF THE MORTGAGE LOANS ARE BALLOON LOANS, WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS.

         Approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, are mortgage loans with balloon payments. Because borrowers of mortgage loans with balloon payments are required to make substantial single payments upon maturity, it is possible that the default risk associated with such mortgage loans is greater than that associated with fully-amortizing mortgage loans].

CERTAIN MORTGAGE LOANS ARE SECURED BY SECOND LIENS ON THE RELATED MORTGAGED PROPERTY, WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS.

         Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it is determined to be uneconomical to foreclose on the mortgaged property, the related Servicer may write off the entire outstanding balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the related Servicer would determine foreclosure to be uneconomical in the case of such mortgage loans. The rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. See "Risk Factors--Risks Associated with Junior Lien Mortgage Loans" in the Prospectus].

THE CERTIFICATES ARE OBLIGATIONS OF THE TRUST ONLY.

         The certificates will not represent an interest in or obligation of the Depositor, the Servicers, the Mortgage Loan Seller, the Trustee, the Trust Administrator or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Servicers, the Trustee, the Trust Administrator or any of their respective affiliates. The Offered Certificates are covered by the Policy, as and to the extent described under the caption "Description of the Certificates--Financial Guaranty Insurance Policy" herein. Proceeds of the assets included in the trust and proceeds from the Policy will be the sole source of payments on the Offered Certificates, and there will be no recourse to the Depositor, the Servicers, the Mortgage Loan Seller, the Trustee, the Trust Administrator or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Certificates.

THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES WILL BE AFFECTED BY PREPAYMENT SPEEDS AND BY THE PRIORITY OF PAYMENT ON SUCH CERTIFICATES.

         The rate and timing of distributions allocable to principal on the Offered Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to pay principal on the Offered Certificates as provided herein. As is the case with mortgage pass-through certificates generally, the Offered Certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, a prepayment may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of such mortgage loan. See "The Mortgage Pool" herein.

         Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the Offered Certificates at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the Offered Certificates at a time when reinvestment at comparable yields may not be possible.

         Except as otherwise described herein, distributions of principal will be made to the classes of Offered Certificates according to the priorities described herein, rather than on a PRO RATA basis among such classes. The timing of commencement of principal distributions and the weighted average life of each such class of certificates will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such class.

         During certain periods, no principal payments or a disproportionately small portion of the amount of principal then payable to the Offered Certificates will be distributed on the Class A-7 Certificates. During certain other periods, a disproportionately large portion of the amount of principal then payable to the Offered Certificates will be distributed on the Class A-7 Certificates as more fully described herein.

         For further information regarding the effect of principal prepayments on the weighted average lives of the Offered Certificates, see "Yield on the Certificates" herein, including the table entitled "Percent of Initial Certificate Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption"].

THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES WILL DEPEND ON A VARIETY OF FACTORS.

         The yield to maturity on the Offered Certificates will depend, in general, on:

         o        the applicable purchase price; and

         o the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans, payments by the Insurer, and the allocation thereof to reduce the certificate principal balance of such certificates, as well as other factors.

         The yield to investors on the Offered Certificates will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans not covered by the Insurer.

         In general, if the Offered Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Offered Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the Depositor from the sale of the Offered Certificates were determined based on a number of assumptions, including a prepayment assumption of ___% of the prepayment vector (as more fully described herein) and weighted average lives corresponding thereto. No representation is made that the mortgage loans will prepay at such rate or at any other rate. The yield assumptions for the Offered Certificates will vary as determined at the time of sale].

THE YIELD TO MATURITY ON CERTAIN CLASSES OF THE OFFERED CERTIFICATES WILL BE PARTICULARLY SENSITIVE TO THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS, ESPECIALLY THE CLASS A-7 CERTIFICATES.

         The multiple class structure of the Offered Certificates causes the yield of certain classes to be particularly sensitive to changes in the rates of prepayments of the mortgage loans. Because distributions of principal will be made to the classes of Offered Certificates according to the priorities described herein, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such class.

         In particular, the Class A-7 Certificates do not receive (unless the certificate principal balances of the other classes of Offered Certificates have been reduced to zero) any portion of principal payments prior to the distribution date in _______ ____. In addition, the Class A-7 Certificates will receive (unless the certificate principal balances of the other classes of Offered Certificates have been reduced to zero) a disproportionately small or large portion of the amount of principal then payable to the Offered Certificates thereafter. Therefore, the weighted average life of the Class A-7 Certificates will be longer or shorter than would otherwise be the case. The effect on the market value of the Class A-7 Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other classes of Offered Certificates entitled to principal distributions.

[VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS].

         Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

         o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

         o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act"), which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, which is the implementing regulation of the Federal Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all applicable mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the related Originator to damages and administrative enforcement.

         Each Originator will represent that as of the closing date, each mortgage loan originated by it is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, such Originator will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus].

[IF THE INSURER FAILS TO MEET ITS OBLIGATIONS UNDER THE POLICY, HOLDERS OF THE OFFERED CERTIFICATES MAY EXPERIENCE A LOSS ON THEIR INVESTMENT].

         If the protection created by the overcollateralization is insufficient and the Insurer is unable to meet its obligations under the Policy, then you could experience a loss of some of your investment.

         In addition, any reduction in a rating of the claims-paying ability of the Insurer may result in a reduction in the rating of the Offered Certificates].

                                 USE OF PROCEEDS

         [Citigroup Global Markets Realty Corp.] (the "Mortgage Loan Seller") will sell the Mortgage Loans (as defined herein) to the Citigroup Mortgage Loan Trust Inc. (the "Depositor") and the Depositor will convey the Mortgage Loans to the Trust Fund (as defined herein) in exchange for and concurrently with the delivery of the Certificates (as defined herein). Net proceeds from the sale of the Certificates will be applied by the Depositor to the purchase of the Mortgage Loans from the Mortgage Loan Seller. Such net proceeds will represent the purchase price to be paid by the Depositor to the Mortgage Loan Seller for the Mortgage Loans. Such Mortgage Loans were previously purchased by the Mortgage Loan Seller either directly or indirectly from _____________ and ______________ (in such capacities, each an "Originator").

                                THE MORTGAGE POOL

GENERAL

         The pool of Mortgage Loans (the "Mortgage Pool") will consist of approximately ____ conventional, one- to four-family, fixed-rate mortgage loans (the "Mortgage Loans") secured by first liens or second liens on residential real properties (the "Mortgaged Properties") and having an aggregate principal balance as of _______ __, ____ (the "Cut-off Date") of approximately $___________, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus [5]%. The Mortgage Loans have original terms to maturity of not greater than [30] years.

         References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

         The Mortgage Loans are secured by first or second mortgages or deeds of trust or other similar security instruments creating first liens or second liens on residential properties consisting of attached, detached or semi-detached, one- to four-family dwelling units, townhouses, individual condominium units, individual units in planned unit developments and manufactured housing. The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor from the Mortgage Loan Seller, who acquired the Mortgage Loans either directly or indirectly from the Originators. _______________ will act as the master servicer (in such capacity, the "Master Servicer") pursuant to the Agreement (as defined herein) for the Mortgage Loans and each of the Master Servicer and ________________ will act as the servicer (in such capacities, each, a "Servicer") pursuant to the Agreement for the Mortgage Loans originated by it. See "--Underwriting Standards; Representations" herein

         __________ Mortgage Loans, representing approximately ____% of the Mortgage Loans, have first payment dates occurring in _________ ____. With respect to such Mortgage Loans, no principal amortization payments will be distributed in _______ ____ unless principal payments thereon are received in the Prepayment Period applicable to the Distribution Date occurring in _______ ____. On the Closing Date, however, cash will be deposited with the Trust Administrator in an amount equal to interest accrued on such Mortgage Loans (net of the related Servicing Fee (as defined herein)) for the related Interest Accrual Period for distribution to the holders of the Offered Certificates on the first Distribution Date.

         The Mortgage Loans have scheduled monthly payments due generally on the first day of the month (with respect to each Mortgage Loan, a "Due Date"). Each Mortgage Loan will contain a customary "due-on-sale" clause.

         Approximately _____% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge (a "Prepayment Charge") in limited circumstances on certain prepayments as provided in the related Mortgage Note. Such Mortgage Loans provide for payment of a Prepayment Charge on certain partial prepayments and all prepayments in full made within a specified period not in excess of ____ years from the date of origination of such Mortgage Loan, as provided in the related Mortgage Note. The amount of the Prepayment Charge is as provided in the related Mortgage Note, but is generally equal to _____ month's interest on any amounts prepaid in excess of __% of the then outstanding principal balance of the related Mortgage Loan in any __ month period, as permitted by law. The holders of the Class P Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of Certificates. Under certain instances, as described in the Agreement, the applicable Servicer may waive the payment of any otherwise applicable Prepayment Charge. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, and decisions by the Servicers with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representation as to the effect that the Prepayment Charges, and decisions by the Servicers with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

         None of the Mortgage Loans are Buydown Mortgage Loans.

         Approximately _____% of the Mortgage Loans are balloon loans ("Balloon Loans"). Each Balloon Loan amortizes over ___ months, but the final payment (the "Balloon Payment") on each Balloon Loan is due and payable on the ___th month. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled monthly payment on such Balloon Loan for the period prior to the Due Date of such Balloon Payment.

         The average principal balance of the Mortgage Loans at origination was approximately $______. No Mortgage Loan had a principal balance at origination greater than approximately $_________ or less than approximately $_____. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $______. No Mortgage Loan had a principal balance as of the Cut-off Date greater than approximately $_________ or less than approximately $______.

         The Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately _____% per annum to approximately ______% per annum, and the weighted average Mortgage Rate was approximately _____% per annum.

         The weighted average loan-to-value ratio (or combined loan-to-value ratio, in the case of second lien Mortgage Loans) of the Mortgage Loans at origination was approximately _____%. At origination, no Mortgage Loan will have a loan-to-value ratio (or combined loan-to-value ratio, in the case of any second lien Mortgage Loan) greater than approximately _____% or less than approximately ____%.

         Approximately ____% of the Mortgage Loans are secured by second liens on the related Mortgaged Property.

         The weighted average remaining term to stated maturity of the Mortgage Loans will be approximately __ years and __ months as of the Cut-off Date. None of the Mortgage Loans will have a first Due Date prior to ______ ____ or after _________ ____, or will have a remaining term to stated maturity of less than __ years and __ months or greater than [30] years as of the Cut-off Date. The latest maturity date of any Mortgage Loan is ___________ ____

         The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

                             PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION

                                                                                                % OF AGGREGATE
                                                    NUMBER OF        AGGREGATE ORIGINAL       ORIGINAL PRINCIPAL
                   RANGE ($)                          LOANS          PRINCIPAL BALANCE              BALANCE
-----------------------------------------------    -----------      --------------------     --------------------



         Total.................................

                          PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                % OF AGGREGATE
                                                                    AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                                                     NUMBER OF     BALANCE OUTSTANDING AS    OUTSTANDING AS OF THE
                    RANGE ($)                          LOANS        OF THE CUT-OFF DATE          CUT-OFF DATE
-----------------------------------------------    -----------      --------------------     --------------------



        Total.................................

                           MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                % OF AGGREGATE
                                                                    AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                                                     NUMBER OF     BALANCE OUTSTANDING AS    OUTSTANDING AS OF THE
                MORTGAGE RATE (%)                      LOANS        OF THE CUT-OFF DATE          CUT-OFF DATE
-----------------------------------------------    -----------      --------------------     --------------------



       Total..................................

                              ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS(1)

                                                                                                % OF AGGREGATE
                                                                    AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                                                     NUMBER OF     BALANCE OUTSTANDING AS    OUTSTANDING AS OF THE
                MORTGAGE RATE (%)                      LOANS        OF THE CUT-OFF DATE          CUT-OFF DATE
-----------------------------------------------    -----------      --------------------     --------------------



       Total..................................

--------------
(1) References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

                               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                     AGGREGATE PRINCIPAL        % OF AGGREGATE
                                                                     BALANCE OUTSTANDING      PRINCIPAL BALANCE
                                                     NUMBER OF        AS OF THE CUT-OFF     OUTSTANDING AS OF THE
                   LOCATION                            LOANS                 DATE                CUT-OFF DATE
-----------------------------------------------    -----------      --------------------     --------------------



       Total................................

                                  MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS

                                                                   AGGREGATE PRINCIPAL      % OF AGGREGATE PRINCIPAL
                                                     NUMBER OF    BALANCE OUTSTANDING AS   BALANCE OUTSTANDING AS OF
                PROPERTY TYPE                          LOANS       OF THE CUT-OFF DATE          THE CUT-OFF DATE
-----------------------------------------------    -----------    ----------------------   --------------------------



   Total...............................

                            MORTGAGE PROPERTY OCCUPANCY STATUS OF THE MORTGAGE LOANS*

                                                                   AGGREGATE PRINCIPAL      % OF AGGREGATE PRINCIPAL
                                                     NUMBER OF    BALANCE OUTSTANDING AS   BALANCE OUTSTANDING AS OF
                  OCCUPANCY                            LOANS       OF THE CUT-OFF DATE          THE CUT-OFF DATE
-----------------------------------------------    -----------    ----------------------   --------------------------



       Total...........................

-------------
*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.

                                          PURPOSE OF THE MORTGAGE LOANS

                                                                   AGGREGATE PRINCIPAL      % OF AGGREGATE PRINCIPAL
                                                     NUMBER OF    BALANCE OUTSTANDING AS   BALANCE OUTSTANDING AS OF
                 LOAN PURPOSE                          LOANS       OF THE CUT-OFF DATE          THE CUT-OFF DATE
-----------------------------------------------    -----------    ----------------------   --------------------------



     Total.............................

                                       LOAN PROGRAMS OF THE MORTGAGE LOANS

                                                                   AGGREGATE PRINCIPAL      % OF AGGREGATE PRINCIPAL
                                                     NUMBER OF    BALANCE OUTSTANDING AS   BALANCE OUTSTANDING AS OF
                 LOAN PURPOSE                          LOANS       OF THE CUT-OFF DATE          THE CUT-OFF DATE
-----------------------------------------------    -----------    ----------------------   --------------------------



     Total.............................

                                   RISK CATEGORIES OF THE ______ MORTGAGE LOANS

                                                                   AGGREGATE PRINCIPAL      % OF AGGREGATE PRINCIPAL
                                                     NUMBER OF    BALANCE OUTSTANDING AS   BALANCE OUTSTANDING AS OF
                 LOAN PURPOSE                          LOANS       OF THE CUT-OFF DATE          THE CUT-OFF DATE
-----------------------------------------------    -----------    ----------------------   --------------------------



     Total.............................

-------------
* Underwritten pursuant to the Mortgage Credit Only program.

** Underwritten pursuant to the Home Saver program.


                                   RISK CATEGORIES OF THE ______ MORTGAGE LOANS

                                                                   AGGREGATE PRINCIPAL      % OF AGGREGATE PRINCIPAL
                                                     NUMBER OF    BALANCE OUTSTANDING AS   BALANCE OUTSTANDING AS OF
                 LOAN PURPOSE                          LOANS       OF THE CUT-OFF DATE          THE CUT-OFF DATE
-----------------------------------------------    -----------    ----------------------   --------------------------



     Total.............................

------------
*  Underwritten pursuant to the Mortgage Credit Only program.
** Underwritten pursuant to the Home Saver program.


UNDERWRITING STANDARDS; REPRESENTATIONS

         The Mortgage Loans will be acquired by the Depositor from the Mortgage Loan Seller. The Mortgage Loan Seller will have acquired, either directly or indirectly, approximately _____% of the Mortgage Loans (the "___________ Mortgage Loans"), by aggregate principal balance as of the Cut-off Date, from ______________ ("_________"). The Mortgage Loan Seller will have acquired approximately _____% of the Mortgage Loans (the "__________ Mortgage Loans"), by aggregate principal balance as of the Cut-off Date, from ______________ ("________"). All of the Mortgage Loans were originated or acquired by the Originators generally in accordance with the underwriting criteria described below.

         The information set forth below with regard to the Originators' underwriting standards has been provided to the Depositor or compiled from information provided to the Depositor by the Originators. None of the Depositor, the Trustee, the Trust Administrator, the Mortgage Loan Seller, the Underwriter or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

         The Originators' underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. All of the Mortgage Loans were also underwritten with a view toward the resale thereof in the secondary mortgage market. While the Originators' primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the Originators also consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The Mortgage Loans generally bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

         As a result of the Originators' underwriting criteria, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure and loss experience on the Mortgage Loans than such changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans.

[ORIGINATOR'S UNDERWRITING PROGRAMS]

[DISCUSSION OF UNDERWRITING PROGRAMS USED BY ORIGINATOR 1 TO ORIGINATE MORTGAGE LOANS SUCH AS THOSE IN THE SECURITIZATION]

[ORIGINATOR'S UNDERWRITING PROGRAMS]

[DISCUSSION OF UNDERWRITING PROGRAMS USED BY ORIGINATOR 2 TO ORIGINATE MORTGAGE LOANS SUCH AS THOSE IN THE SECURITIZATION]

                             ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted as of the close of business on the Cutoff Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans may vary.

                            YIELD ON THE CERTIFICATES

DELAY IN DISTRIBUTIONS ON THE OFFERED CERTIFICATES

         The effective yield to holders of the Offered Certificates of each class will be less than the yields otherwise produced by their respective Pass-Through Rates (as defined herein) and purchase prices because (i) on the first Distribution Date one month's interest is payable thereon even though __ days will have elapsed from the date on which interest begins to accrue thereon,
(ii) on each succeeding Distribution Date the interest payable thereon is the interest accrued during the month preceding the month of such Distribution Date, which ends 24 days prior to such Distribution Date and (iii) during each Interest Accrual Period (as defined herein) (other than the first Interest Accrual Period), interest accrues on a Certificate Principal Balance that may be less than the Certificate Principal Balance of such class actually outstanding for the first 24 days of such Interest Accrual Period.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

         When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of such prepayment for the month in which such prepayment is made. In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), to any Mortgage Loan will adversely affect, for an indeterminate period of time, the ability of applicable Servicer to collect full amounts of interest on such Mortgage Loan. See "Certain Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus. Each Servicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the related Mortgage Loans, but only to the extent of its Servicing Fee for the related Due Period (as defined herein). See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" herein. Accordingly, the effect of (i) any principal prepayments on the Mortgage Loans, to the extent that any resulting shortfall (a "Prepayment Interest Shortfall") exceeds any payments made by the applicable Servicer from its own funds ("Compensating Interest") or (ii) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to Certificateholders. Any such shortfalls will be allocated among the Certificates as provided under "Description of the Certificates--Interest Distributions on the Offered Certificates" and "--Overcollateralization Provisions" herein. The Policy will not cover any shortfalls resulting from application of the Relief Act.

GENERAL PREPAYMENT CONSIDERATIONS

         The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. Furthermore, since mortgage loans secured by second liens are not generally viewed by borrowers as permanent financing and generally carry a high rate of interest, the Mortgage Loans may experience a higher rate of prepayments than traditional mortgage loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of such Mortgage Loans and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor, the Originators, the Mortgage Loan Seller, the majority holder of the Class CE Certificates, the Insurer or the Master Servicer, as the case may be). The Mortgage Loans generally may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" herein, with respect to approximately _____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, a prepayment may subject the related mortgagor to a Prepayment Charge.

         Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of principal to the holders of the Offered Certificates that otherwise would be distributed over the remaining terms of the Mortgage Loans. See "Maturity and Prepayment Considerations" in the Prospectus. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of the Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Offered Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the Mortgage Loans. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal is made on the Mortgage Loans, the greater the effect on the yield to maturity of the Offered Certificates. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the actual yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

         Because principal distributions are paid to certain classes of Offered Certificates before other such classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses (because such Certificates will represent an increasing percentage interest in the Trust Fund during the period prior to the commencement of distributions of principal thereon) than holders of classes having earlier priorities for distribution of principal. In particular, with respect to the Lockout Certificates (as defined herein), as described under "Description of the Certificates--Principal Distributions on the Offered Certificates" herein, during certain periods, no principal payments or a disproportionately small portion of the amount of principal then payable to the Offered Certificates will be distributed on the Lockout Certificates, and during certain other periods, a disproportionately large portion of the amount of principal then payable to the Offered Certificates will be distributed on the Lockout Certificates. Unless the Certificate Principal Balances of the Offered Certificates (other than the Lockout Certificates) have been reduced to zero, the Lockout Certificates will not be entitled to receive any distributions of principal payments prior to the Distribution Date in _______ ____.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years and the rate of defaults and the severity of losses on mortgage loans secured by second liens may be substantially higher than mortgage loans secured by first liens. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a Mortgage Loan, other than as provided by the Policy as described herein, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment. See "The Mortgage Pool--Underwriting Standards; Representations" herein.

MARKET INTEREST RATE CONSIDERATIONS

         Because the Mortgage Rates on the Mortgage Loans and the Pass-Through Rates on the Offered Certificates are fixed, such rates will not change in response to changes in market interest rates. Accordingly, if mortgage market interest rates or market yield for securities similar to such Offered Certificates were to rise, the market value of such Offered Certificates may decline.

BALLOON PAYMENTS

         The Mortgage Loans with Balloon Payments will not be fully-amortizing over their terms to maturity, and will require substantial principal payments at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon the borrower's ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for loans secured by residential property. Because the ability of a borrower to make a Balloon Payment typically will depend upon the borrower's ability to either refinance the loan or to sell the related Mortgaged Property, there is a risk that the Balloon Loans may default at maturity. Any defaulted Balloon Payment that extends the maturity of a Mortgage Loan may delay distributions of principal on the Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

WEIGHTED AVERAGE LIVES

         Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of each class of Offered Certificates will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing thereof.

         Except as otherwise described under "Description of the Certificates--Principal Distributions on the Offered Certificates" herein, distributions of principal will be made to the classes of the Offered Certificates according to the priorities described herein, rather than on a PRO RATA basis among such classes, unless a Insurer Default (as defined herein) exists. The timing of commencement of principal distributions to each class of the Offered Certificates and the weighted average life of each such class will be affected by the rates of prepayment on the Mortgage Loans experienced both before and after the commencement of principal distributions on each such class. Moreover, because the Lockout Certificates do not receive (unless the Certificate Principal Balances of the Offered Certificates, other than the Lockout Certificates, have been reduced to zero) any portion of principal payments prior to the Distribution Date occurring in _______ ____ and thereafter will receive (unless the Certificate Principal Balances of the Offered Certificates, other than the Lockout Certificates, have been reduced to zero) a disproportionately small or large portion of principal payments, the weighted average life of the Lockout Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other classes of Offered Certificates entitled to principal distributions.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") assumes a prepayment rate for the Mortgage Loans of ___% of the Prepayment Vector. A ___% Prepayment Vector assumes that the outstanding balance of a pool of mortgage loans prepays at a rate of ____% CPR in the first month of the life of such pool, such rate increasing by an additional approximate ____% CPR (precisely __/__, expressed as a percentage) each month thereafter through the eleventh month of the life of such pool, and such rate thereafter remaining constant at __% CPR for the remainder of the life of such pool. A __% Prepayment Vector assumes, for example, that the outstanding balance of a pool of mortgage loans prepays at a rate of ____% CPR in the first month of the life of such pool, such rate increasing by an additional approximate ____% CPR (precisely __/__, expressed as a percentage) each month thereafter through the eleventh month of the life of such pool, and such rate thereafter remaining constant at _____% CPR for the remainder of the life of such pool. No representation is made that the Mortgage Loans in the Mortgage Pool will prepay at the above-described rates or any other rate. CPR refers to the Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year.

         The tables following the next paragraph indicate the percentage of the initial Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of such Certificates. The tables are based on the following assumptions (the "Modeling Assumptions"): (i) the Mortgage Pool consists of ______ Mortgage Loans with the characteristics set forth below, (ii) distributions on such Certificates are received, in cash, on the 25th day of each month, commencing in _______ ____,
(iii) the Mortgage Loans prepay at the percentages of the Prepayment Assumption indicated, (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls due to the application of the Relief Act are incurred, (v) none of the Depositor, the Originators, the Mortgage Loan Seller, the majority holder of the Class CE Certificates, the Insurer, the Servicers, the Master Servicer or any other person purchases from the Trust Fund (as defined herein) any Mortgage Loan pursuant to any obligation or option under the Agreement, except as indicated in footnote two in the tables below, (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in _______ ____, and are computed prior to giving effect to any prepayments received in the prior month, (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in _______ ____, and include 30 days' interest thereon, (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate, original term to stated maturity and remaining term to stated maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to stated maturity, (ix) the Certificates are purchased on _______ __, ____, (x) the Servicing Fee Rate is equal to ____% per annum, the Master Servicing Fee Rate is equal to ____% per annum on the Mortgage Loans directly serviced by ________ and is equal to ____% per annum on the Mortgage Loans serviced by __________, the Administration Fee Rate is equal to ______% per annum and the amount of the premium payable to the Insurer is as described under the heading "Pooling and Servicing Agreement--Certain Matters Regarding the Insurer", (xi) the first _____ Mortgage Loans in the table below are Mortgage Loans that do not by their terms have Prepayment Charges and the last _____ Mortgage Loans in the table below are Mortgage Loans that by their terms do have Prepayment Charges, (xii) the _____ Mortgage Loan in the table below is a Balloon Loan with a Balloon Payment of $_______ and the _____ Mortgage Loan in the table below is a Balloon Loan with a Balloon Payment of $_______ and (xiii) the _____, _____, _____, ______, _____ and _____ Mortgage Loans in the table below are Mortgage Loans that have been originated by __________ and the _____, _____, _____, _____, _____ and ______ Mortgage Loans in the table below are Mortgage Loans that have been originated by _________.

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

---------------------------------------- ------------------------------------- -------------------------------------
           PRINCIPAL BALANCE                        ORIGINAL TERM                         REMAINING TERM
        AS OF THE MORTGAGE RATE                  TO MATURITY (MONTHS)                  TO MATURITY (MONTHS)
---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------

         There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding (and the weighted average lives) of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans included in the Mortgage Pool will have characteristics that differ from those assumed in preparing the tables set forth below, the Offered Certificates may mature earlier or later than indicated by the tables. Based on the foregoing assumptions, the tables indicate the weighted average lives of the Offered Certificates and sets forth the percentages of the initial Certificate Principal Balance of the Offered Certificates that would be outstanding after each of the Distribution Dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances (and weighted average lives) shown in the following table. Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals any of the specified percentages of the Prepayment Assumption.

                           PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                             AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                       CLASS A-1 CERTIFICATES                    CLASS A-2 CERTIFICATES
                              ---------------------------------------   ---------------------------------------
      DISTRIBUTION DATE         0%       50%      100%   150%    200%     0%     50%    100%     150%      200%
----------------------------  -----     -----    -----  -----   -----   -----   -----  -----    -----     -----



 Weighted Average Life
  in Years(1)...............
 Weighted Average Life
  in Years(1)(2)............

------------
* Represents less than one-half of one percent.

(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date,
     (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the Certificate.

(2) Calculated pursuant to footnote one but assumes the majority holder of the Class CE Certificates exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise such option. See "Pooling and Servicing Agreement --Termination" herein.

                           PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                             AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                       CLASS A-3 CERTIFICATES                    CLASS A-4 CERTIFICATES
                              ---------------------------------------   ---------------------------------------
      DISTRIBUTION DATE         0%       50%      100%   150%    200%     0%     50%    100%     150%      200%
----------------------------  -----     -----    -----  -----   -----   -----   -----  -----    -----     -----



 Weighted Average Life
  in Years(1)...............
 Weighted Average Life
  in Years(1)(2)............

-------------
*    Represents less than one-half of one percent.

(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date,
     (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the Certificate.

(2) Calculated pursuant to footnote one but assumes the majority holder of the Class CE Certificates exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise such option. See "Pooling and Servicing Agreement --Termination" herein.

                           PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                             AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                        CLASS A-5 CERTIFICATES                     CLASS A-6 CERTIFICATES
                              ---------------------------------------   ---------------------------------------
      DISTRIBUTION DATE         0%       50%      100%   150%    200%     0%     50%    100%     150%      200%
----------------------------  -----     -----    -----  -----   -----   -----   -----  -----    -----     -----



 Weighted Average Life
  in Years(1)...............
 Weighted Average Life
  in Years(1)(2)............

-------------
*    Represents less than one-half of one percent.

(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date,
     (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the Certificate.

(2) Calculated pursuant to footnote one but assumes the majority holder of the Class CE Certificates exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise such option. See "Pooling and Servicing Agreement --Termination" herein.


          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
            AT THE SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                         CLASS A-7 CERTIFICATES
                              -------------------------------------------
     DISTRIBUTION DATE          0%       50%      100%     150%     200%
---------------------------   ------   ------    ------   ------   ------



Weighted Average Life
 in Years(1)...............
Weighted Average Life
 in Years(1)(2)............

-----------
*   Represents less than one-half of one percent.

(1) The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the Certificate.

(2) Calculated pursuant to footnote one but assumes the majority holder of the Class CE Certificates exercises its option to purchase the Mortgage Loans on the earliest possible Distribution Date on which it is permitted to exercise such option. See "Pooling and Servicing Agreement --Termination" herein.


         There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of the Prepayment Assumption indicated in the tables above, or to any other level, or that the actual weighted average lives of the Offered Certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average lives of the Offered Certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

         The characteristics of the Mortgage Loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity, that all of the Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series ____-___ (the "Certificates") will consist of ______ classes of certificates, designated as: (i) the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates (collectively, the "Senior Sequential Certificates"); (ii) the Class A-7 Certificates (the "Lockout Certificates", and collectively with the Senior Sequential Certificates, the "Offered Certificates"); (iii) the Class CE Certificates; (iv) the Class P Certificates and (v) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "Residual Certificates"). Only the Offered Certificates are offered hereby. The Class CE Certificates, the Class P Certificates and the Residual Certificates, which are not being offered hereby, will be sold by the Depositor to Citigroup Global Markets Inc. on the Closing Date.

         Distributions on the Offered Certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in _______ ____ (each, a "Distribution Date").

         The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of the Mortgage Pool of conventional, one- to four-family, fixed-rate, first lien and second lien mortgage loans having original terms to maturity of not greater than [30] years. The Certificates have an aggregate principal balance as of the Cut-off Date of approximately $___________, subject to a permitted variance as described under "The Mortgage Pool" herein.

         Each class of Offered Certificates will have the approximate initial Certificate Principal Balance and Pass-Through Rate as set forth under "Summary of Prospectus Supplement--Offered Certificates" above. The Pass-Through Rate on the Class A-6 Certificates for any Distribution Date will be a rate per annum be equal to the lesser of (i) _____% and (ii) the Net WAC Pass-Through Rate for such Distribution Date. The Offered Certificates in the aggregate evidence an initial undivided interest of approximately _____% in the Trust Fund and the Class CE Certificates evidence an initial undivided interest of approximately ____% in the Trust Fund.

         The "Net WAC Pass-Through Rate" for any Distribution Date is a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is (i) an amount equal to (A) 1/12 of the aggregate Scheduled Principal Balance (as defined herein) of the then outstanding Mortgage Loans multiplied by the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Mortgage Loans minus (B) the amount of the premium payable to the Insurer with respect to the Policy for such Distribution Date, and the denominator of which is (ii) 1/12 of the aggregate Scheduled Principal Balance of the then outstanding Mortgage Loans.

         The "Expense Adjusted Mortgage Rate" on any Mortgage Loan is equal to the then applicable Mortgage Rate thereon minus the sum of (i) the Administration Fee Rate, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate. For any Distribution Date, the Administration Fee Rate is equal to _____% per annum, the Servicing Fee Rate is equal to ____% per annum and the Master Servicing Fee Rate is equal to ____% per annum with respect to each Mortgage Loan serviced by _________. See "Pooling and Servicing Agreement--The Trustee", "--The Trust Administrator" and "--Servicing and Other Compensation and Payment of Expenses" herein. The amount of the premium payable to the Insurer with respect to the Policy for any Distribution Date is described under "Pooling and Servicing Agreement--Certain Matters Regarding the Insurer" herein.

         The Offered Certificates will be issued, maintained and transferred on the book-entry records of the Depository Trust Company ("DTC") and its Participants (as defined herein) in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess thereof.

         The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No person acquiring an interest in any Offered Certificate (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates". Unless and until a certificate is issued in fully registered certificated form (a "Definitive Certificate") under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Offered Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Offered Certificates shall refer to distributions, notices, reports and statements to DTC or CEDE, as the registered holder of the Offered Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "--Registration of the Offered Certificates" and "--Definitive Certificates" herein.

         Any Definitive Certificates will be transferable and exchangeable at the offices of the Trust Administrator. No service charge will be imposed for any registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         All distributions to holders of the Certificates, other than the final distribution on any class of Certificates, will be made by the Trust Administrator on behalf of the Trustee to the persons in whose names such Certificates are registered at the close of business on each Record Date. The "Record Date" for each Distribution Date (i) with respect to any book-entry Certificate will be the close of business on the business day immediately preceding such Distribution Date or (ii) with respect to any other class of Certificates, including any Definitive Certificates, will be the close of business on the last business day of the month preceding the month in which such Distribution Date occurs. Such distributions will be made either (a) by check mailed to the address of each such Certificateholder as it appears in the Certificate Register or (b) upon written request to the Trust Administrator at least five business days prior to the relevant Record Date by any holder of Certificates having an aggregate initial Certificate Principal Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial aggregate Certificate Principal Balance of such class of Certificates, by wire transfer in immediately available funds to the account of such Certificateholder specified in the request. The final distribution on any class of Certificates will be made in like manner, but only upon presentment and surrender of such Certificates at the corporate trust office of the Trust Administrator or such other location specified in the notice to Certificateholders of such final distribution.

REGISTRATION OF THE OFFERED CERTIFICATES

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including Citigroup Global Markets Inc.), banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trust Administrator through DTC and DTC Participants. The Trust Administrator will forward payments to DTC in same day funds and DTC will forward such payments to Participants in next day funds settled through the New York Clearing House. Each Participant will be responsible for disbursing such payments to Indirect Participants or to Certificate Owners. Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be CEDE, as nominee of DTC. Certificate Owners will not be recognized by the Trust Administrator as Certificateholders, as such term is used in the Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Definitive Certificates, the Rules provide a mechanism by which Certificate Owners through their Participants and Indirect Participants will receive payments and will be able to transfer their interest.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the absence of physical certificates for the Offered Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Trust Administrator to CEDE, as nominee for DTC.

         Under the Rules, DTC will take action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC account the Offered Certificates are credited. Additionally, under the Rules, DTC will take such actions with respect to specified Voting Rights only at the direction of and on behalf of Participants whose holdings of Offered Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights to the extent that Participants whose holdings of Offered Certificates evidence such Voting Rights, authorize divergent action.

         According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

         The Depositor, the Servicers, the Trustee, the Trust Administrator, the Originators, the Insurer and the Mortgage Loan Seller will have no liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by CEDE, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES

         Definitive Certificates will be issued to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trust Administrator in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Offered Certificates and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Voting Rights of the Offered Certificates advise the Trust Administrator and DTC through Participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Trust Administrator is required to notify all Certificate Owners through Participants of the availability of Definitive Certificates. Upon surrender by DTC of the Definitive Certificates representing the Offered Certificates and receipt of instructions for re-registration, the Trust Administrator will reissue the Offered Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Trust Administrator will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement. Such Definitive Certificates will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by a Offered Certificate in an amount less than $10,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Offered Certificate.

DISTRIBUTIONS--GENERAL

         The "Due Period" with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs. The "Prepayment Period" with respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs. The "Determination Date" with respect to any Distribution Date is on the 15th day of the month in which such Distribution Date occurs or, if such day is not a business day, on the immediately preceding business day.

INTEREST DISTRIBUTIONS ON THE OFFERED CERTIFICATES

         Distributions in respect of interest will be made on each Distribution Date to the holders of each class of Offered Certificates in an amount (allocable among such Certificates PRO RATA in accordance with the respective amounts payable as to each in respect of interest) equal to the Interest Distribution Amount for such class for such Distribution Date.

         The "Interest Distribution Amount" for the Offered Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of such Certificates immediately prior to such Distribution Date at the Pass- Through Rate for such class, reduced (to not less than zero), in the case of each such class, by the allocable share for such class of shortfalls resulting from the application of the Relief Act, plus any undistributed Interest Distribution Amount for such class from any previous Distribution Dates. On any Distribution Date, any shortfalls resulting from the application of the Relief Act will be allocated, first, to the interest distribution amount with respect to the Class CE Certificates, and thereafter, to the Interest Distribution Amounts with respect to the Offered Certificates on a PRO RATA basis based on the respective amounts of interest accrued on such Certificates for such Distribution Date. On any Distribution Date, any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest (as defined herein) paid by the Servicers will be allocated to the interest distribution amount with respect to the Class CE Certificates. The holders of the Offered Certificates will be entitled to reimbursement for any shortfalls resulting from application of the Relief Act, subject to available funds, in the priority described under "--Overcollateralization Provisions" herein. The Pass-Through Rate applicable to the calculation on the Interest Distribution Amount for each class of Offered Certificates is fixed and set forth under "Summary of Prospectus Supplement--Offered Certificates" above; subject to the Net WAC Pass-Through Rate in the case of the Class A-6 Certificates.

         The "Interest Accrual Period" for any Distribution Date and the Offered Certificates of any class is the one-month period preceding the month in which such Distribution Date occurs, and all distributions of interest on the Offered Certificates will be based on a 360-day year consisting of twelve 30-day months. Except as otherwise described herein, on any Distribution Date, distributions of the Interest Distribution Amount for a class of Certificates will be made in respect of such class of Certificates, to the extent provided herein, on a PARI passu basis, based on the Certificate Principal Balance of the Certificates of each such class.

         Subject to the terms of the Policy, any interest losses incurred by the Offered Certificates (other than shortfalls resulting from the application of the Relief Act) will be covered under the Policy. Notwithstanding the foregoing, however, if payments are not made as required under the Policy, any such interest losses may be borne by the Offered Certificates to the extent the amount of such losses is not paid from Net Monthly Excess Cashflow (as defined herein), in the priority described under "--Overcollateralization Provisions" herein.

         The Certificate Principal Balance of an Offered Certificate outstanding at any time represents the then maximum amount that the holder thereof is entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Certificate Principal Balance of any class of Offered Certificates as of any date of determination is equal to the initial Certificate Principal Balance thereof reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein. The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of (a) the then aggregate principal balance of the Mortgage Loans over (b) the then aggregate Certificate Principal Balance of the Offered Certificates and the Class P Certificates.

PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES

         On each Distribution Date, the Principal Distribution Amount will be distributed to the holders of the Offered Certificates then entitled to such distributions. The "Principal Distribution Amount" for any Distribution Date will be the lesser of:

(a) the excess of the Available Distribution Amount over the aggregate of the Interest Distribution Amounts for the Offered Certificates; and

(b)      The sum of:

         (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

         (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Agreement during the related Prepayment Period;

         (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans;

         (iv) the principal portion of any Realized Losses incurred or deemed to have been incurred on any Mortgage Loans in the calendar month preceding such Distribution Date to the extent covered by Net Monthly Excess Cashflow for such Distribution Date; and

         (v) the amount of any Overcollateralization Increase Amount (as defined herein) for such Distribution Date; minus

         (vi) the amount of any Overcollateralization Reduction Amount (as defined herein) for such Distribution Date.

         Notwithstanding the foregoing, as described under "--Overcollateralization Provisions" herein, no amounts will be distributed to the holders of the Offered Certificates pursuant to clause (v) above except to the extent of any Net Monthly Excess Cashflow remaining after payment to the holders of the Offered Certificates of all amounts in respect of Realized Losses pursuant to clause (iv) above and payment to the Insurer of any Cumulative Insurance Payments. As of any Distribution Date, "Cumulative Insurance Payments" refers to the aggregate of any payments made by the Insurer under the Policy to the extent not previously reimbursed, plus interest thereon.

         In no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates.

         The "Available Distribution Amount" for any Distribution Date is equal to the sum, net of amounts reimbursable therefrom to the Master Servicer, the Servicers, the Trust Administrator or the Trustee, of (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the Servicing Fees, the Master Servicing Fee, the Administration Fee and the premium payable with respect to the Policy, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the preceding calendar month and (iii) all P&I Advances with respect to the Mortgage Loans received for such Distribution Date. The holders of the Class P Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans and such amounts will not be available for distribution on the Offered Certificates.

         The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date (after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received), reduced by (x) the principal portion of all monthly payments due on or before the date of determination, whether or not received, (y) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and (z) any Bankruptcy Loss (as defined herein) occurring out of a Deficient Valuation (as defined herein) that was incurred prior to the calendar month in which the date of determination occurs.

         In addition, on each Distribution Date, funds received as a result of a claim under the Policy in respect of the principal portion of Realized Losses allocated to the Offered Certificates will be distributed by the Trust Administrator on behalf of the Trustee to the holders of such Certificates. See "--Financial Guaranty Insurance Policy" herein.

         Distributions of the Principal Distribution Amount (and any amounts distributable in accordance with clauses FIRST and THIRD under "--Overcollateralization Provisions" herein) on the Offered Certificates on each Distribution Date will be made as follows:

(i) First, to the holders of the Lockout Certificates, the Lockout Distribution Percentage of the Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(ii) Second, to the holders of the Class A-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(iii) Third, to the holders of the Class A-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(iv) Fourth, to the holders of the Class A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(v) Fifth, to the holders of the Class A-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(vi) Sixth, to the holders of the Class A-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(vii) Seventh, to the holders of the Class A-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

(viii) Eighth, to the holders of the Lockout Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

         Notwithstanding the foregoing priorities, if an Insurer Default exists, the priority of distributions of principal among the Offered Certificates will be disregarded and distributions allocable to principal will be paid on each succeeding Distribution Date to holders of the Offered Certificates, on a PRO RATA basis, based on the Certificate Principal Balances thereof.

         The "Lockout Certificate Percentage" for the Lockout Certificates will be calculated for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balance of the Lockout Certificates immediately prior to such Distribution Date divided by the sum of the aggregate Certificate Principal Balances of the Offered Certificates immediately prior to such Distribution Date. The "Lockout Distribution Percentage" for the Lockout Certificates and for any Distribution Date occurring prior to the Distribution Date in ________ ____ will be equal to 0%. The "Lockout Distribution Percentage" for any Distribution Date occurring after the first three years following the Closing Date will be as follows: for any Distribution Date during the _____ or _____ year after the Closing Date, __% of the Lockout Certificate Percentage for such Distribution Date; for any Distribution Date during the _____ year after the Closing Date, __% of the Lockout Certificate Percentage for such Distribution Date; for any Distribution Date during the _______ year after the Closing Date, ___% of the Lockout Certificate Percentage for such Distribution Date, and for any Distribution Date thereafter, the lesser of (x) ___% of the Lockout Certificate Percentage and (y) ___%. Notwithstanding the foregoing, if the Certificate Principal Balances of the Offered Certificates (other than the Lockout Certificates) have been reduced to zero, the Lockout Distribution Percentage will be equal to ___%.

OVERCOLLATERALIZATION PROVISIONS

         The weighted average Mortgage Rate (net of the Administration Fee Rate, the Servicing Fee Rate, the Master Servicing Fee Rate and the amount of the premium payable to the Insurer) for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rate on the Offered Certificates, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest distributions on the Offered Certificates. The Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on such Distribution Date as an accelerated payment of principal on the Offered Certificates, but only to the limited extent hereafter described. The "Net Monthly Excess Cashflow" for any Distribution Date is equal to the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of the aggregate of the Interest Distribution Amounts payable to the holders of the Offered Certificates and the sum of the amounts described in clauses (b)(i) through
(iii) of the definition of Principal Distribution Amount.

         With respect to any Distribution Date, any Net Monthly Excess Cashflow (or, in the case of clause FIRST below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

         First, to the holders of the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the Mortgage Loans;

         Second, to the Insurer, in an amount equal to any Cumulative Insurance Payments;

         Third, to the holders of the class or classes of Offered Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount;

         Fourth, to the holders of the Offered Certificates, in an amount equal to such Certificates' allocated share of any shortfalls resulting from the application of the Relief Act with respect to the Mortgage Loans;

         Fifth, to the Insurer, for any amounts remaining due to the Insurer under the terms of the Insurance Agreement (as defined herein);

         Sixth, to the holders of the Class CE Certificates as provided in the Agreement; and

         Seventh, to the holders of the Residual Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest Prepayment Charge term or any Distribution Date thereafter, then any such remaining amounts will be distributed FIRST, to the holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and SECOND, to the holders of the Residual Certificates.

         With respect to any Distribution Date, the excess, if any, of (a) the aggregate principal balance of the Mortgage Loans immediately following such Distribution Date, over (b) the sum of the aggregate Certificate Principal Balances of the Offered Certificates and the Class P Certificates as of such date, after taking into account the payment of the amounts described in clauses
(b)(i) through (iv) of the definition of Principal Distribution Amount on such Distribution Date, is the "Overcollateralized Amount" for the Offered Certificates as of such Distribution Date. As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the sum of the aggregate Certificate Principal Balances of the Offered Certificates and the Class P Certificates by an amount equal to approximately $__________, which is equal to the initial Certificate Principal Balance of the Class CE Certificates. Such amount represents approximately ____% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and is the initial amount of overcollateralization required to be provided by the Mortgage Pool under the Agreement. Under the Agreement, the Overcollateralized Amount is required to be maintained at the "Required Overcollateralized Amount". In the event that Realized Losses are incurred on the Mortgage Loans, such Realized Losses may result in an overcollateralization deficiency since such Realized Losses will reduce the principal balance of the Mortgage Loans without a corresponding reduction to the aggregate Certificate Principal Balances of the Offered Certificates. In such event, the Agreement requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to such overcollateralization deficiency, which shall constitute a principal distribution on the Offered Certificates in reduction of the Certificate Principal Balances thereof. This has the effect of accelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans, and of increasing the Overcollateralized Amount. With respect to the Offered Certificates and any Distribution Date, any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized Amount exceeds the Overcollateralized Amount as of such Distribution Date is an "Overcollateralization Increase Amount".

         With respect to any Distribution Date, the Required Overcollateralized Amount for the Offered Certificates will be an amount equal to approximately ____% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, subject to increase ("step up") or, after __ months, decrease ("step down"), upon the occurrence of certain loss and delinquency triggers with respect to the Mortgage Pool set forth in the Agreement.

         In the event that the Required Overcollateralized Amount is required to step up on any Distribution Date, the Agreement provides that all Net Monthly Excess Cashflow remaining after the distributions described in clauses FIRST and SECOND above will be distributed in respect of the Overcollateralization Increase Amount for the Offered Certificates until the Overcollateralized Amount is equal to the stepped up Required Overcollateralized Amount. This has the effect of accelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans, and of increasing the Overcollateralized Amount.

         In the event that the Required Overcollateralized Amount is permitted to step down on any Distribution Date, the Agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Offered Certificates on such Distribution Date shall be distributed to the holders of the Class CE Certificates on such Distribution Date. With respect to each such Distribution Date, the Principal Distribution Amount will be reduced by the amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount (the "Overcollateralization Reduction Amount") after taking into account all other distributions to be made on such Distribution Date. Any such Overcollateralization Reduction Amount shall be distributed as part of Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the Mortgage Loans and of reducing the Overcollateralized Amount.

FINANCIAL GUARANTY INSURANCE POLICY

         The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy. A form of the Policy may be obtained, upon request, from the Depositor.

         Simultaneously with the issuance of the Offered Certificates, the Insurer will deliver the Policy to the Trust Administrator for the benefit of the holders of the Offered Certificates. Under the Policy, the Insurer will irrevocably and unconditionally guarantee payment to the Trust Administrator on behalf of the Trustee on each Distribution Date for the benefit of the holders of the Offered Certificates, the full and complete payment of Insured Payments with respect to the Offered Certificates calculated in accordance with the original terms of the Offered Certificates when issued and without regard to any amendment or modification of the Offered Certificates or the Agreement except amendments or modifications to which the Insurer has given its prior written consent. "Insured Payments" shall mean with respect to the Offered Certificates as of any Distribution Date, the sum of (i) any shortfall in amounts available in the Distribution Account (as defined in the Agreement) to pay the Interest Distribution Amount on such Certificates for the related Interest Accrual Period, (ii) the excess, if any, of (a) the aggregate Certificate Principal Balance of the Offered Certificates then outstanding over (b) the aggregate principal balances of the Mortgage Loans then outstanding and (iii) without duplication of the amount specified in clause (ii), the aggregate Certificate Principal Balance of the Offered Certificates to the extent unpaid on the final Distribution Date or the earlier termination of the Trust Fund pursuant to the terms of the Agreement. The Policy does not cover Relief Act Shortfalls.

         If any Insured Payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Insurer will pay such amount out of funds of the Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Insurer from the Trust Administrator of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that a holder of Offered Certificates is required to return principal or interest distributed with respect to an Offered Certificate during the Term of the Policy because such distributions were avoidable preferences under applicable bankruptcy law (the "Order"), (B) a certificate of such holder of Offered Certificates that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by such holder of Offered Certificates, in such form as is reasonably required by the Insurer and provided to such holder of Offered Certificates by the Insurer, irrevocably assigning to the Insurer all rights and claims of such holder of Offered Certificates relating to or arising under the Offered Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Insurer from the Trust Administrator of the items referred to in clauses
(A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Insurer shall have Received written notice from the Trust Administrator that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trust Administrator or holder of Offered Certificates directly, unless a holder of Offered Certificates has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trust Administrator for distribution to such holder of the Offered Certificates upon proof of such payment reasonably satisfactory to the Insurer. In connection with the foregoing, the Insurer shall have the rights provided pursuant to the Agreement.

         Payment of claims under the Policy made in respect of Insured Payments will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the relevant Distribution Date.

         The terms "Receipt" and "Received", with respect to the Policy, means actual delivery to the Insurer and to its fiscal agent appointed by the Insurer at its option, if any, prior to 12:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trust Administrator is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer or the fiscal agent shall promptly so advise the Trust Administrator and the Trust Administrator may submit an amended notice.

         Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York, the State of New York or in the city in which the corporate trust office of the Trust Administrator is located, are authorized or obligated by law or executive order to be closed. The Insurer's obligations under the Policy to make Insured Payments shall be discharged to the extent funds are transferred to the Trust Administrator as provided in the Policy, whether or not such funds are properly applied by the Trust Administrator.

         "Term of the Policy" means the period from and including the date of issuance of the Policy to and including the date on which the Certificate Principal Balances of the Offered Certificates are reduced to zero, plus such additional period, to the extent specified in the Policy, during which any payment on the Offered Certificates could be avoided in whole or in part as a preference payment.

         The Insurer shall be subrogated to the rights of the holders of the Offered Certificates to receive payments of principal and interest, as applicable, with respect to distributions on such Certificates to the extent of any payment by the Insurer under the Policy. To the extent the Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trust Administrator), to the holders of the Offered Certificates, the Insurer will be subrogated to the rights of the holders of the Offered Certificates, as applicable, with respect to such Insured Payment and shall be deemed to the extent of the payments so made to be a registered holder of the Offered Certificates for purposes of payment.

         Claims under the Policy constitute direct unsecured and unsubordinated obligations of the Insurer, and will rank not less than PARI PASSU with any other unsecured and unsubordinated indebtedness of the Insurer except for certain obligations in respect to tax and other payments to which preference is or may become afforded by statute. The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Depositor. The Policy by its terms may not be canceled or revoked prior to distribution in full of all Guaranteed Distributions (as defined therein). The Policy is governed by the laws of the State of New York. The Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

         To the fullest extent permitted by applicable law, the Insurer agrees under the Policy not to assert, and waives, for the benefit of each holder of the Offered Certificates, all its rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Insurer to avoid payment of its obligations under the Policy in accordance with the express provisions of the Policy.

         Pursuant to the terms of the Agreement, unless an Insurer Default exists, the Insurer will be entitled to exercise certain rights of the holders of the Offered Certificates, without the consent of such Certificateholders, and the holders of the Offered Certificates may exercise such rights only with the prior written consent of the Insurer. See "Pooling and Servicing Agreement--Voting Rights" and "--Certain Matters Regarding the Insurer" herein.

         The Depositor, the Mortgage Loan Seller, the Servicers and the Insurer will enter into an Insurance and Indemnity Agreement (the "Insurance Agreement") pursuant to which the Depositor, the Mortgage Loan Seller and the Servicers will agree to reimburse, with interest, the Insurer for amounts paid pursuant to claims under the Policy. The Depositor, the Mortgage Loan Seller and the Servicers will further agree to pay the Insurer all reasonable charges and expenses which the Insurer may pay or incur relative to any amounts paid under the Policy or otherwise in connection with the transaction and to indemnify the Insurer against certain liabilities. Except to the extent provided therein, amounts owing under the Insurance Agreement will be payable solely from the Trust Fund. An event of default by either Servicer under the Insurance Agreement will constitute an Event of Default by such Servicer under the Agreement and allow the Insurer, among other things, to direct the Trustee to terminate such Servicer. An "event of default" by each Servicer under the Insurance Agreement includes (i) such Servicer's failure to pay when due any amount owed under the Insurance Agreement or certain other documents, (ii) such Servicer's untruth or incorrectness in any material respect of any representation or warranty of such Servicer in the Insurance Agreement, the Agreement (in its capacity as Servicer) or certain other documents, (iii) such Servicer's failure to perform or to observe any covenant or agreement in the Insurance Agreement, the Agreement (in its capacity as Servicer) and certain other documents, (iv) such Servicer's failure to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to such Servicer and (v) the occurrence of an Event of Default relating to such Servicer under the Agreement or certain other documents.

ALLOCATION OF LOSSES; SUBORDINATION

         With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale, disposition of the related Mortgaged Property (if acquired on behalf of the Certificateholders by deed in lieu of foreclosure) or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicers for P&I Advances, servicing advances and other related expenses, including attorney's fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Bankruptcy Losses are referred to herein as "Realized Losses". In the event that amounts recovered in connection with the final liquidation of a defaulted Mortgage Loan are insufficient to reimburse the Servicers for P&I Advances and servicing advances, such amounts may be reimbursed to the Servicers out of any funds in the Certificate Account prior to the distribution on the Certificates.

         Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, FIRST, to Net Monthly Excess Cashflow, SECOND, to the Class CE Certificates until the Certificate Principal Balance thereof has been reduced to zero, and THIRD, to the Offered Certificates on a PRO RATA basis. The Agreement does not permit the allocation of any Realized Losses to the Class P Certificates. The Policy will cover any Realized Losses allocable to the Offered Certificates pursuant to clause THIRD above. Notwithstanding the foregoing, however, if payments are not made as required under the Policy, Realized Losses will be allocated to the Offered Certificates.

         If Realized Losses have been allocated to the Offered Certificates and the Insurer has defaulted in its obligation to cover such Realized Losses, such amounts with respect to such Certificates will no longer accrue interest nor will such amounts be reinstated thereafter (even if Net Monthly Excess Cashflow and/or the Overcollateralized Amount are greater than zero on any subsequent Distribution Dates).

         Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred. An allocation of a Realized Loss on a PRO RATA basis between two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such Distribution Date. Notwithstanding anything to the contrary described herein, in no event will the Certificate Principal Balance of an Offered Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Offered Certificate in respect of Realized Losses and (ii) payable as principal to the holder of such Offered Certificate from Net Monthly Excess Cashflow or from amounts paid under the Policy.

         A "Bankruptcy Loss" is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, a "Deficient Valuation" is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A "Debt Service Reduction" is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

                                  P&I ADVANCES

         Subject to the following limitations, each Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans serviced by it and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, a "P&I Advance"). With respect to a delinquent Balloon Payment, the related Servicer is not required to make a P&I Advance of such delinquent Balloon Payment. The related Servicer will, however, make monthly P&I Advances with respect to a Balloon Loan with delinquent Balloon Payments, in each case in an amount equal to the assumed monthly principal and interest payment (net of the related Servicing Fee) that would have been due during the related Due Period based on the original principal amortization schedule for such Balloon Loan.

         P&I Advances are required to be made only to the extent they are deemed by the applicable Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such P&I Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. Neither Servicer will be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

         All P&I Advances will be reimbursable to the applicable Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan serviced by it as to which such unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by applicable Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to such Servicer out of any funds in the Certificate Account prior to the distributions on the Certificates. In the event that either Servicer fails in its obligation to make any required advance, the Trust Administrator will be obligated to make any such advance and in the event that the Trust Administrator fails in its obligation to make any such advance, the Trustee will be obligated to make any such advance, in each case to the extent required in the Agreement. Notwithstanding the foregoing, in the event _______ fails in its obligation to make any required advance as Servicer, the Master Servicer will be obligated to make any such advance prior to the obligation of the Trust Administrator or the Trustee to make such advances as provided above.

                         POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of _______ __, ____ (the "Agreement"), among the Depositor, the Servicers, the Trust Administrator and the Trustee, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Certificates. The Trust Fund created under the Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related Mortgage Notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof,
(iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement and (v) certain of the rights of the Depositor under the Mortgage Loan Purchase Agreement among the Depositor, the Mortgage Loan Seller and ___________ and under the Mortgage Loan Purchase Agreement among the Depositor, the Mortgage Loan Seller and ___________. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust Fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trust Administrator, located in ______, __________. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the Secretary, Citigroup Mortgage Loan Trust Inc., 390 Greenwich Street, 4th Floor, New York, New York 10013.

ASSIGNMENT OF THE MORTGAGE LOANS

         The Depositor will deliver to the Trust Administrator, as custodian for the Trustee, with respect to each Mortgage Loan (i) the mortgage note endorsed without recourse to the Trustee to reflect the transfer of the Mortgage Loan,
(ii) the original mortgage with evidence of recording indicated thereon and
(iii) an assignment of the mortgage in recordable form to the Trustee, reflecting the transfer of the Mortgage Loan. Such assignments of Mortgage Loans are required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records.

THE MASTER SERVICER

         The information set forth in the following paragraphs has been provided by ________________. None of the Depositor, the Mortgage Loan Seller, the Trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

         The following table summarizes the Master Servicer's one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by the Master Servicer from other loan originators.

         The following table sets forth the Master Servicer's delinquency and loss experience at the dates indicated on its servicing portfolio of mortgage loans originated under the Master Servicer Programs (the majority of such mortgage loans reflected in the following table are adjustable rate mortgage loans):

                     DELINQUENCY AND FORECLOSURE EXPERIENCE
                  OF THE MASTER SERVICER'S SERVICING PORTFOLIO

                             AS OF DECEMBER 31, 2000       AS OF DECEMBER 31, 2001         AS OF DECEMBER 31, 2002
                           --------------------------    --------------------------      --------------------------
                                          PERCENTAGE                    PERCENTAGE                     PERCENTAGE OF
                                           OF TOTAL                      OF TOTAL                          TOTAL
                             DOLLAR        SERVICING       DOLLAR        SERVICING         DOLLAR        SERVICING
                             AMOUNT        PORTFOLIO       AMOUNT        PORTFOLIO         AMOUNT        PORTFOLIO
                           ---------     ------------    ---------     ------------      ---------     ------------
Delinquency(1)......
30-59 Days..........
60-89 Days..........
90 Days or more.....
Loans in
Foreclosure(2)......
REO Properties......
Total Servicing
Portfolio...........

-------------
(1) The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure.

(2) The percentage of loans in foreclosure and REO properties is based on the dollar amount of loans in foreclosure and REO properties as a percentage of the total dollar amount of the mortgage loans in the servicing portfolio as of the date indicated.


         With respect to the table above, there can be no assurance that the delinquency and loss experience of the mortgage loans will correspond to the loss experience of the master servicer's mortgage portfolio set forth in the table. The statistics shown represent the delinquency and loss experience for the master servicer's total servicing portfolio only for the time periods presented, whereas the aggregate delinquency and loss experience on the mortgage loans will depend on the results obtained over the life of the trust. The master servicer's portfolio includes mortgage loans with payment and other characteristics which are not representative of the payment and other characteristics of the mortgage loans. If the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by the master servicer. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to those mortgage loans.

         The delinquency and loss experience percentages set forth above are calculated on the basis of the total mortgage loans serviced as of the end of the periods indicated. However, because the total outstanding principal balance of residential loans serviced by the master servicer has increased substantially, the total outstanding principal balance of originated loans serviced as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. In the absence of substantial and continual additions of newly originated loans to the total amount of loans serviced, the percentages indicated above would be higher and could be substantially higher. The actual delinquency percentages with respect to the mortgage loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the mortgage loans will not change.

THE TRUSTEE

         _______________, a national banking association, will act as Trustee for the Certificates pursuant to the Agreement. The Trustee's offices for notices under the Agreement are located at _________________, and its telephone number is __________. In the event the Trust Administrator advises the Trustee that it is unable to continue to perform its obligations pursuant to the terms of the Agreement prior to the appointment of a successor, the Trustee shall be obligated to perform such obligations until a new trust administrator is appointed.

         The principal compensation to be paid to the Trustee in respect of its obligations under the Agreement will be equal to the related portion of accrued interest at the Administration Fee Rate of ______% per annum on the Scheduled Principal Balance of the Mortgage Loans (the "Administration Fee"). The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Agreement) incurred by the Trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (i) resulting from a breach of either Servicer's or the Trust Administrator's obligations and duties under the Agreement, (ii) that constitutes a specific liability of the Trustee under the Agreement or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Agreement.

THE TRUST ADMINISTRATOR

         _______________, a national banking association, will act as Trust Administrator for the Certificates pursuant to the Agreement. The Trust Administrator's offices for notices under the Agreement are located at __________________, and its telephone number is ______________. The Trust
Administrator will perform certain administrative functions on behalf of the Trustee and will act as initial paying agent, certificate registrar and custodian.

         The principal compensation to be paid to the Trust Administrator in respect of its obligations under the Agreement will be equal to the related portion of the Administration Fee. The Agreement will provide that the Trust Administrator and any director, officer, employee or agent of the Trust Administrator will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trust Administrator, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trust Administrator's performance in accordance with the provisions of the Agreement) incurred by the Trust Administrator in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (i) resulting from a breach of either Servicer's or the Trustee's obligations and duties under the Agreement, (ii) that constitutes a specific liability of the Trust Administrator under the Agreement or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trust Administrator's duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Trust Administrator's obligations and duties under the Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to ___________, in its capacity as Master Servicer, will be equal to accrued interest at the Master Servicing Fee Rate of ____% per annum with respect to each Mortgage Loan serviced by _________ on the Scheduled Principal Balance of each such Mortgage Loan (the "Master Servicing Fee"). The principal compensation to be paid to each of __________ and ___________, in its capacity as a Servicer, in respect of its servicing activities for the Certificates will be equal to accrued interest at the Servicing Fee Rate of ____% per annum with respect to each Mortgage Loan serviced by it on the Scheduled Principal Balance of each such Mortgage Loan (the "Servicing Fee"). As additional servicing compensation, each Servicer is entitled to retain all assumption fees, late payment charges and other miscellaneous servicing fees in respect of the Mortgage Loans serviced by it (with the exception of Prepayment Charges, which will be distributed to the holders of the Class P Certificates) to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts in respect of the Mortgage Loans serviced by it.

         Each Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the Mortgage Loans serviced by it on any Distribution Date (payments made by such Servicer in satisfaction of such obligation, "Compensating Interest") to the extent of its Servicing Fee for such Distribution Date. Each Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool in respect of the Mortgage Loans serviced by it and incurred by such Servicer in connection with its responsibilities under the Agreement and is entitled to reimbursement therefor as provided in the Agreement. See "Description of the Securities--Retained Interest; Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding expenses payable by the Servicers and "Federal Income Tax Consequences" herein regarding certain taxes payable by the Servicers.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

         The Master Servicer has the option to purchase from the Trust Fund any Mortgage Loan that is 90 days or more delinquent, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings; provided, however, that (i) the Master Servicer shall purchase any such Mortgage Loans on the basis of delinquency, purchasing the most delinquent Mortgage Loans first and (ii) after it has purchased __% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, pursuant to clause (i) above, the Master Servicer must also obtain the consent of the Insurer prior to any further purchases of delinquent Mortgage Loans. Notwithstanding the foregoing, prior to purchasing any Mortgage Loan serviced by ___________, the Master Servicer must give ___________ the right of first refusal to purchase such Mortgage Loan.

EVENTS OF DEFAULT

         In addition to those Events of Default (as defined in the Prospectus) described under "Description of the Securities--Events of Default" in the Prospectus, upon the occurrence of certain loss and delinquency triggers with respect to the Mortgage Loans serviced by the related Servicer or upon the occurrence of certain other defaults set forth in the Agreement, each Servicer may be removed as servicer of such Mortgage Loans in accordance with the terms of the Agreement and the Insurance Agreement. In addition, if ______________ is terminated in its capacity as Servicer under the Agreement, it shall also be terminated as Master Servicer.

         Pursuant to the Agreement, each Servicer covenants and agrees to act as a Servicer for an initial term from the Closing Date to __________ __, ____, which term shall be extendable by the Insurer for successive terms of three (3) calendar months thereafter, until the termination of the Trust Fund. Each such notice of extension (a "Servicer Extension Notice") shall be delivered by the Insurer to the Trustee, the Trust Administrator and the related Servicer. Each Servicer will, upon its receipt of any such Servicer Extension Notice, become bound for the duration of the term covered by such Servicer Extension Notice to continue as a Servicer subject to and in accordance with the other provisions of the Agreement. If as of the fifteenth (15th) day prior to the last day of any term of such Servicer, the Trust Administrator shall not have received any Servicer Extension Notice from the Insurer, the Trust Administrator will, within five (5) days thereafter, give written notice of such non-receipt to the Insurer, the related Servicer and the Trustee. The failure of the Insurer to deliver a Servicer Extension Notice by the end of a calendar term shall result in the termination of the related Servicer.

         Any successor to either Servicer appointed under the Agreement must be a housing loan servicing institution acceptable to each Rating Agency (as defined in the Prospectus) with a net worth at the time of such appointment of at least $15,000,000. See "Description of the Securities--Rights Upon Event of Default" in the Prospectus.

VOTING RIGHTS

         At all times, __% of all Voting Rights will be allocated among the holders of the Offered Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, __% of all Voting Rights will be allocated to the holders of the Class P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates and __/__ of __% of all Voting Rights will be allocated among the holders of each class of Residual Certificates in proportion to the percentage interests in such classes evidenced by their respective Certificates. Unless an Insurer Default exists, the Insurer will be entitled to exercise certain voting and other rights of the holders of the Offered Certificates. See "--Certain Matters Regarding the Insurer" herein.

CERTAIN MATTERS REGARDING THE INSURER

         Under the Agreement, on each Distribution Date, the Trust Administrator is required to pay to the Insurer a premium with respect to the Policy equal to __/__ times ____% per annum times the Certificate Principal Balance of the Offered Certificates.

         Pursuant to the terms of the Agreement, unless there exists a continuance of any failure by the Insurer to make a required payment under the Policy or there exists a proceeding in bankruptcy by or against the Insurer (either such condition, an "Insurer Default"), the Insurer will be entitled to exercise, among others, the following rights of the holders of the Offered Certificates, without the consent of such holders, and the holders of the Offered Certificates may exercise such rights only with the prior written consent of the Insurer: (i) the right to direct the Trustee to terminate the rights and obligations of the either Servicer under the Agreement in the event of a default by such Servicer; (ii) the right to consent to or direct any waivers of defaults by either Servicer; (iii) the right to remove the Trustee or the Trust Administrator pursuant to the Agreement; and (iv) the right to institute proceedings against either Servicer in the event of default by such Servicer and refusal of the Trustee to institute such proceedings. In addition, unless an Insurer Default exists, the Insurer will have the right to direct all matters relating to any proceeding seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law of any distribution made with respect to the Offered Certificates, and, unless an Insurer Default exists, the Insurer's consent will be required prior to, among other things, (i) the removal of the Trustee or the Trust Administrator, (ii) the appointment of any successor Trustee, Trust Administrator or Servicer, as the case may be, or (iii) any amendment to the Agreement.

TERMINATION

         The circumstances under which the obligations created by the Agreement will terminate in respect of the Certificates are described in "Description of the Securities--Termination" in the Prospectus. The majority holder of the Class CE Certificates (or if such holder does not exercise such option, the Master Servicer or the Insurer) will have the right to purchase all remaining Mortgage Loans and any properties acquired in respect thereof and thereby effect early retirement of the Certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund at the time of purchase is reduced to less than __%, in the event the majority holder of the Class CE Certificates exercises such option, or __%, in the event the Master Servicer or the Insurer exercises such option, of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event the majority holder of the Class CE Certificates exercises such option, the purchase price payable in connection therewith generally will be equal to par, and in the event the Master Servicer or the Insurer exercises such option, the purchase price payable in connection therewith generally will be equal to the greater of par or the fair market value of the Mortgage Loans and such properties, in each case plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is distributed, together with any amounts due to the Servicers for unpaid Servicing Fees and any unreimbursed advances and any amounts due to ___________, in its capacity as Master Servicer for any unpaid Master Servicing Fees. In the event the majority holder of the Class CE Certificates or the Master Servicer or the Insurer exercises such option, the portion of the purchase price allocable to the Offered Certificates will be, to the extent of available funds (including funds paid under the Policy), (i) 100% of the then outstanding Certificate Principal Balance thereof, plus (ii) one month's interest on the then outstanding Certificate Principal Balance thereof at the then applicable Pass-Through Rate for such class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of such Certificates are entitled. The holders of the Residual Certificates shall pledge any amount received in a termination in excess of par to the holders of the Class CE Certificates. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See "Description of the Securities--Termination" in the Prospectus.

                                   THE INSURER

         The following information has been supplied by __________________ (the "Insurer") for inclusion in this Prospectus Supplement. No representation is made by the Depositor or the Underwriter as to the accuracy and completeness of such information.

GENERAL

         The principal executive offices of the Insurer are located at _______________, and its telephone number at that location is __________.

REINSURANCE

         Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Insurer or any of its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Insurer's obligations under any financial guaranty insurance policy.

                                     RATINGS

         The Insurer's insurance financial strength is rated "Aaa" by _________. The Insurer's insurer financial strength is rated "AAA" by each of ____________ and ____________. The Insurer's claims-paying ability is rated "AAA" by ___________ and ___________ and ____________. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Ratings".

                                 CAPITALIZATION
                               SEPTEMBER 30, 1998
                        ACTUAL AS ADJUSTED(1) (UNAUDITED)
                                 (IN THOUSANDS)

------------------------------------------------------------------------- ----------------------------
Deferred Premium Revenue (net of prepaid reinsurance premiums)                     $____________
------------------------------------------------------------------------- ----------------------------
Surplus Notes                                                                      $____________
------------------------------------------------------------------------- ----------------------------
Minority Notes                                                                     $____________
------------------------------------------------------------------------- ----------------------------
Shareholder's Equity Common Stock                                                  $____________
------------------------------------------------------------------------- ----------------------------
Additional Paid-In Capital                                                         $____________
------------------------------------------------------------------------- ----------------------------
Accumulated Other Comprehensive Income (net of deferred income taxes)              $____________
------------------------------------------------------------------------- ----------------------------
Accumulated Earnings                                                               $____________
------------------------------------------------------------------------- ----------------------------
Total Shareholder's Equity                                                         $____________
------------------------------------------------------------------------- ----------------------------
Total Deferred Premium Revenue, Surplus Notes, Minority Interest and               $____________
Shareholder's Equity
------------------------------------------------------------------------- ----------------------------

------------
(1) Adjusted to give effect to the ____________ (a) purchase by _________ of $__ million of surplus notes from the Insurer in connection with the formation of a new indirect _________ subsidiary of the Insurer, initially capitalized with $___ million, including a $__ million minority interest owned by ____________, and (b) contribution by _______ to the capital of the Insurer of approximately $__ million, representing a portion of the proceeds from the sale by Holdings of $___ million of _______% Senior Quarterly Income Debt Securities due ____.

         For further information concerning the Insurer, see the Consolidated Financial Statements of the Insurer and subsidiaries, and the notes thereto, incorporated by reference herein. The Insurer's financial statements are included as exhibits in the Annual Reports on Form 10-K and the Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the "Commission") and may be reviewed at the EDGAR web site maintained by the Commission and at Holding's website, http://www._______.com. Copies of the statutory quarterly and annual financial statements filed with the State of New York Insurance Department by the Insurer are available upon request to the State of New York Insurance Department.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         In addition to the documents described under "Incorporation of Certain Information by Reference" in the Prospectus, the consolidated financial statements of the Insurer and subsidiaries included in or as exhibits to the following documents which have been filed with the Securities and Exchange Commission by _________, are hereby incorporated by reference in this Prospectus Supplement, which together with the Prospectus, forms a part of the Depositor's Registration Statement: (a) the Annual Report on Form 10-K for the year ended December 31, 1997 and (b) the Quarterly Report on Form 10-Q for the period ended September 30, 1998.

         All financial statements of the Insurer and subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

         The Depositor will provide without charge to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for such copies should be directed to the Secretary, Citigroup Mortgage Loan Trust Inc., 390 Greenwich Street, 4th Floor, New York, New York 10013.

INSURANCE REGULATION

         The Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Insurer is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                         FEDERAL INCOME TAX CONSEQUENCES

         Three separate elections will be made to treat designated portions of the Trust Fund as real estate mortgage investment conduits ("REMIC I", "REMIC II" and "REMIC III", respectively, and each a "REMIC") for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

         For federal income tax purposes, (i) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (ii) separate non-certificated regular interests in REMIC I will be issued and will be the "regular interests" in REMIC I, (iii) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, (iv) separate non-certificated regular interests in REMIC II will be issued and will be the "regular interests" in REMIC II, (v) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III, and (vi) the Offered Certificates, the Class CE Certificates and the Class P Certificates will be the "regular interests" in, and will be treated as debt instruments of, REMIC III. See "Federal Income Tax Consequences--REMIC--Classification of REMICs" in the Prospectus.

         For federal income tax reporting purposes, the Offered Certificates will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a constant rate equal to ___% of the Prepayment Vector. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

         The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to Certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of such Certificates in this regard.

         The Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Offered Certificate will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of Offered Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

         The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under
Section 856(c)(3)(B) of the Code, generally to the extent that the Offered Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. The Offered Certificates will also be treated as "qualified mortgages" under Section 860G(a)(3) of the Code. See "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the Prospectus.

         It is not anticipated that any of REMIC I, REMIC II or REMIC III will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on REMIC I, REMIC II or REMIC III, such tax will be borne (i) by the Trust Administrator, if the Trust Administrator has breached its obligations with respect to REMIC compliance under the Agreement, (ii) by __________, if ____________, in its capacity as Master Servicer or as a Servicer, has breached its obligations with respect to REMIC compliance under the Agreement, (iii) by ___________, if ___________, in its capacity as a Servicer has breached its obligations with respect to REMIC compliance under the Agreement, (iv) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement and (v) otherwise by the Trust Fund, with a resulting reduction in amounts otherwise distributable to holders of the related Offered Certificates. See "Description of the Securities--General" and "Federal Income Tax Consequences--REMICs--Prohibited Transactions and Other Possible REMIC Taxes" in the Prospectus.

         The responsibility for filing annual federal information returns and other reports will be borne by the Trustee, the Trust Administrator or the Master Servicer. See "Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" in the Prospectus.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Consequences--REMICs" in the Prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, dated _________ __, ____ (the "Underwriting Agreement"), the Depositor has agreed to sell, and Citigroup Global Markets Inc. (the "Underwriter") has agreed to purchase the Offered Certificates. The Underwriter is obligated to purchase all Offered Certificates if it purchases any. The Underwriter is an affiliate of the Depositor.

         Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be 99.50% of the aggregate initial Certificate Principal Balance of the Offered Certificates, plus accrued interest thereon. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates will be made through the facilities of DTC on or about the Closing Date.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

                                SECONDARY MARKET

         There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriter intends to establish a market in the Offered Certificates but it is not obligated to do so. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the Prospectus under "Description of the Securities--Reports to Certificateholders", which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS

         Certain legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood LLP, New York, New York.

                                     EXPERTS

         The consolidated balance sheets of the Insurer and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of _______________, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                     RATINGS

         It is a condition to the issuance of the Certificates that the Offered Certificates be rated "Aaa" by ____________ ("______") and "AAA" by _____________ ("________").

         The ratings of ________ and ___________ assigned to mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating process addresses structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated. The ratings assigned by __________ and _________ on the Offered Certificates are based in part upon the Insurer's claims paying ability. Any change in the ratings of the Insurer by _________ or ___________ may result in a change in the ratings on the Offered Certificates. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield due to non-credit events.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

         The Depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

                                LEGAL INVESTMENT

         The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because the Mortgage Pool includes certain Mortgage Loans that are secured by subordinate liens on the related Mortgaged Properties.

         The Depositor makes no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions. On December 1, 1998, the Office of Thrift Supervision (the "OTS") issued Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" ("TB 13a"), which is applicable to thrift institutions regulated by the OTS. TB 13a should be reviewed by any such thrift institution prior to investing in the Offered Certificates.

         See "Legal Investment" in the Prospectus.

                              ERISA CONSIDERATIONS

         A fiduciary of any employee benefit plan or any other plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") or any person investing Plan Assets of any Plan (as defined in the Prospectus under "ERISA Considerations") should carefully review with its legal advisors whether the purchase, sale or holding of Certificates will give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

         The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 91-23 (the "Exemption"), as described under "ERISA Considerations" in the Prospectus, to the Underwriter. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriter, such as the Offered Certificates, and the servicing and operation of asset pools such as the Mortgage Pool, provided that certain conditions are satisfied. The purchase of the Offered Certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the Exemption. However, the Exemption contains a number of conditions which must be met for the Exemption to apply (as described in the Prospectus), including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the conditions set forth in the Exemption will be satisfied with respect to the Offered Certificates.

         Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm (a) that the Offered Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. Any Plan fiduciary that proposes to cause a Plan to purchase a Certificate should consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the Certificates, see "ERISA Considerations" in the Prospectus.

                           $___________ (APPROXIMATE)


                       CITIGROUP MORTGAGE LOAN TRUST INC.
                                    DEPOSITOR


               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ____-___



                              PROSPECTUS SUPPLEMENT
                             DATED _______ __, ____


                                 MASTER SERVICER


                                    CITIGROUP
                                   UNDERWRITER



YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR COVER PAGES.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ______ __,
____.

             Subject to Completion, Dated _____ __, 2005             [Version 3]

Prospectus Supplement (to Prospectus dated , ____)

$_______________ (APPROXIMATE)

ASSET BACKED FLOATING RATE NOTES, SERIES ____-__

[CITIGROUP] TRUST SERIES ____-__

CITIGROUP MORTGAGE LOAN TRUST INC. DEPOSITOR

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


MASTER SERVICER
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ IN THIS PROSPECTUS SUPPLEMENT AND PAGE __ IN THE PROSPECTUS.

The notes will represent interests only in a trust consisting primarily of mortgage loans and will not represent ownership interests in or obligations of any other entity. This prospectus supplement may be used to offer and sell the notes offered hereby only if accompanied by the prospectus.

THE TRUST                  will consist primarily of a mortgage pool of one- to
                           four-family fixed-rate and adjustable-rate residential mortgage loans; and

                           will be represented by ___ classes of notes, ___ of which are offered hereby.

THE OFFERED NOTES          will represent senior and subordinate interests in
                           the trust and will receive distributions from the assets of the trust; and

                           will receive monthly distributions commencing on ________, __ ____.

CREDIT ENHANCEMENT         the senior notes will have credit enhancement in the
                           form of subordination; and

                           the subordinate notes will have credit enhancement in the form of subordination provided by certain classes of offered subordinate notes with lower payment priorities.

Citigroup Global Markets Inc. (the "Underwriter") will offer the Class A Notes, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes (collectively, the "Offered Notes") from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Depositor from the sale of such notes, before deducting expenses, will be approximately ___% of the initial note balance, plus accrued interest on such notes. The Underwriter's commission will be any positive difference between the price it pays to the Depositor for such notes and the amount it receives from the sale of such notes to the public. See "Method of Distribution" herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered notes or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attorney general of the state of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

                                    CITIGROUP
                                   Underwriter

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.

We provide information to you about the Offered Notes in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of notes; and

o this prospectus supplement, which describes the specific terms of this series of notes.

Citigroup Mortgage Loan Trust Inc.'s principal offices are located at 390 Greenwich Street, 4th Floor, New York, New York 10013 and its phone number is
(212)816-6000, Attention: Mortgage Finance.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT



SUMMARY OF PROSPECTUS SUPPLEMENT................................................
RISK FACTORS....................................................................
THE MORTGAGE POOL...............................................................
YIELD ON THE NOTES..............................................................
DESCRIPTION OF THE NOTES........................................................
THE ISSUER......................................................................
THE SELLER......................................................................
THE __________ SPE..............................................................
THE OWNER TRUSTEE...............................................................
THE INDENTURE TRUSTEE...........................................................
THE SERVICING AGREEMENTS........................................................
ORIGINATORS AND SERVICERS.......................................................
THE MASTER SERVICER.............................................................
THE INDENTURE AND OWNER TRUST AGREEMENT.........................................
FEDERAL INCOME TAX CONSEQUENCES.................................................
METHOD OF DISTRIBUTION..........................................................
SECONDARY MARKET................................................................
LEGAL OPINIONS..................................................................
RATINGS.........................................................................
LEGAL INVESTMENT................................................................
ERISA CONSIDERATIONS............................................................

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE NOTES OFFERED HEREBY AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED NOTES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS.

Capitalized terms used but not defined herein have the meanings assigned to them in the prospectus. An Index of Principal Definitions is included at the end of the prospectus.

TITLE OF SERIES.....................     Citigroup Mortgage Loan Trust Inc.,
                                         Asset- Backed Floating Rate Notes,
                                         Series ____-_.

CUT-OFF DATE........................     __________ __, ____.

CLOSING DATE........................     On or about __________ __, ____.

ISSUER..............................     [Citigroup] Trust Series ____-__ (the
                                         "Issuer").

DEPOSITOR...........................     Citigroup Mortgage Loan Trust Inc. (the
                                         "Depositor"), an affiliate of Citigroup
                                         Global Markets Inc. The Depositor will
                                         deposit the mortgage loans into the
                                         trust. See "The Depositor" in the
                                         prospectus.

MASTER SERVICER.....................     __________________. See "The Servicing
                                         Agreements--Master Servicer" herein.

ORIGINATORS AND SERVICERS...........     ______________, ______________ and
                                         ____________. See "The Mortgage
                                         Pool--Underwriting Standards;
                                         Representations" and "The Servicing
                                         Agreements--The Originators and
                                         Servicers" herein.

SELLER..............................     _______________. See "The Seller"
                                         herein.

________ SPE........................     _______________. See "The ___________
                                         SPE" herein.

OWNER TRUSTEE.......................     ________________. See "The Owner
                                         Trustee" herein.

INDENTURE TRUSTEE...................     __________________. See "The Indenture
                                         Trustee" herein.

DISTRIBUTION DATES..................     Distributions on the Offered Notes will
                                         be made on the __th day of each month,
                                         or, if such day is not a business day,
                                         on the next succeeding business day,
                                         beginning in ______.

OFFERED NOTES.......................     The classes Offered Notes and their
                                         interest rates, note balances and final
                                         maturity date are set forth in the
                                         table below.

===================== ==================== ================== =================
                         INITIAL NOTE        NOTE INTEREST     FINAL MATURITY
       CLASS              BALANCE(1)             RATE               DATE
A.................        $__________        Variable (2)      ________ ____
M-1...............        $__________        Variable (2)      ________ ____
M-2...............        $__________        Variable (2)      ________ ____
M-3...............        $__________        Variable (2)      ________ ____
--------------------- -------------------- ------------------ -----------------
__________________

(1) Approximate.
(2) Calculated as described herein.

THE ISSUER

The Notes will be issued by the Issuer, a Delaware business trust established pursuant to a trust agreement between the Depositor and the Owner Trustee (the "Owner Trust Agreement"). The Issuer will issue _____ classes of notes representing non-recourse debt obligations of the Issuer secured by the trust estate. See "Description of the Notes" herein.

Distributions of interest and/or principal on the Offered Notes will be made only from payments received in connection with the mortgage loans described below.

EQUITY CERTIFICATES

Trust Certificates, Series ____-__, will be issued pursuant to the Owner Trust Agreement and will represent the beneficial ownership interest in the Issuer. The equity certificates are not offered hereby.

THE MORTGAGE LOANS

The trust will contain approximately _____ conventional, one- to four-family, fixed-rate and adjustable-rate mortgage loans secured by first liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $__________ as of _________ __ ____.

The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of __________ __, ____.

Range of mortgage rates _____% to _____%. (approximate):

Weighted average mortgage ______%. rate (approximate):

Weighted average remaining ___ years and ___ term to stated maturity months. (approximate):

Range of principal balances $__________ to (approximate): $____________.

Average principal balance: $_____________.

Range of loan-to-value ratios _____% to _____%. (approximate):

Weighted average loan-to- value ratio (approximate): ______%.

For additional information regarding the mortgage loans, see "The Mortgage Pool" herein.

THE NOTES

OFFERED NOTES. The Offered Notes will have the characteristics shown in the table above in this prospectus supplement. The interest rates on each class of Offered Notes are variable and are calculated for each distribution date as described herein under "Description of the Notes--Note Interest Rates" herein.

The Offered Notes will be sold by the Depositor to the Underwriter on the closing date.

The Offered Notes will initially be represented by one or more global notes registered in the name of CEDE & Co., as nominee of the Depository Trust Company in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess thereof. See "Description of the Notes --Registration" herein.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the Offered Notes consists of subordination as described below and under "Description of the Notes--Allocation of Losses; Subordination" herein.

SUBORDINATION. The rights of the holders of the Class M-1 Notes, the Class M-2 Notes, the Class M-3 Notes (the "Subordinate Notes") to receive distributions will be subordinated, to the extent described herein, to the rights of the holders of the Class A Notes.

In addition, the rights of the holders of Subordinate Notes with higher numerical class designations will be subordinated to the rights of holders of Subordinate Notes with lower numerical class designations, to the extent described herein.

Subordination is intended to enhance the likelihood of regular distributions on the more senior notes in respect of interest and principal and to afford such notes protection against realized losses on the mortgage loans as described below.

ALLOCATION OF LOSSES. Except as described below, if Subordinate Notes remain outstanding, losses on the mortgage loans will be allocated first to the class of Subordinate Notes with the lowest payment priority, and the other classes of notes will not bear any portion of such losses. If none of the Subordinate Notes remain outstanding, losses on mortgage loans will generally be allocated to the Class A Notes.

P&I ADVANCES

Each Servicer is required to advance delinquent payments of principal and interest on the mortgage loans, subject to the limitations described herein. Each Servicer is entitled to be reimbursed for such advances, and therefore such advances are not a form of credit enhancement. See "Description of the Notes--P&I Advances" herein and "Description of the Securities--Advances in respect of Delinquencies" in the prospectus.

OPTIONAL REDEMPTION

At its option, the majority holder of the equity certificates may redeem the notes and thereby effect termination and early retirement of the Notes, after the aggregate Note balance has been reduced to less than [20%] of the aggregate initial Note balance. See "The Indenture and Owner Trust Agreement-- Optional Redemption" herein and "Description of the Securities-- Termination" in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the Notes, Thacher Proffitt & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that the Notes will be characterized as indebtedness and the Issuer will not be classified as an association taxable as a corporation or a publicly traded partnership.

For further information regarding the federal income tax consequences of investing in the Offered Notes, see "Federal Income Tax Consequences" herein and in the prospectus.

RATINGS

It is a condition to the issuance of the notes that the Offered Notes receive the following ratings from [______________ ("_____") and ___________
("_________")]:

              CLASS                   [RA]         [RA]
           --------------------------------------------
           Class A                     AAA         AAA
           Class M-1                   AA           AA
           Class M-2                    A           A
           Class M-3                   BBB         BBB

A security rating does not address the frequency of prepayments on the mortgage loans, the corresponding effect on yield to investors. [The "r" symbol in certain _____________ ratings is attached to highlight notes that __________ believes may experience high volatility or high variability in expected returns due to non- credit risks. The absence of an "r" symbol should not be taken as an indication that a note will exhibit no volatility or variability in total return.]

See "Yield on the Notes" and "Ratings" herein and "Yield Considerations" in the prospectus.

LEGAL INVESTMENT

The Offered Notes (other than the Class ___ and Class ___ Notes) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and, as such, will be legal investments for certain entities to the extent provided in SMMEA and applicable state laws. The Class ___ Notes and the Class ___ Notes will not constitute "mortgage related securities" for purposes of SMMEA. See "Legal Investment" herein and in the prospectus.

ERISA CONSIDERATIONS

The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 91-23, to the Underwriter. Such exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Internal Revenue Code of 1986 (the "Code") and
Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriter. Such exemption generally applies to notes such as the Class A Notes, and the servicing and operation of asset pools such as the mortgage pool, provided that certain conditions are satisfied.


Such exemption will only apply to the Class A Notes. ACCORDINGLY, THE OTHER CLASSES OF NOTES MAY NOT BE ACQUIRED BY OR ON BEHALF OF A PLAN EXCEPT AS DESCRIBED HEREIN. See "ERISA Considerations" herein and in the prospectus.

                                  RISK FACTORS

         In addition to the matters described elsewhere in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following factors before deciding to invest in the Notes.

[Appropriate Risk Factors as necessary]

[THE UNDERWRITING STANDARDS OF THE MORTGAGE LOANS ARE NOT AS STRINGENT AS THOSE UNDERWRITTEN IN A MORE TRADITIONAL MANNER, OR UNDERWRITTEN TO THE STANDARDS OF FANNIE MAE AND FREDDIE MAC, WHICH MAY RESULT IN LOSSES ALLOCATED TO THE OFFERED NOTES

         The Originators' underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. The Originators provide loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines. While the Originators' primary consideration in underwriting a mortgage loan is the value of the mortgaged property, each Originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to- income ratio, as well as the type and use of the mortgaged property. None of the Originators' underwriting standards prohibit a mortgagor from obtaining secondary financing at the time of origination of the related Originator's first lien. Any such secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the related Originator's loan-to-value ratio determination.

         As a result of the Originators' underwriting standards, the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

         Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. See "The Mortgage Pool--Underwriting Standards; Representations" herein].

[CERTAIN MORTGAGE LOANS ARE DELINQUENT AS OF THE CUT-OFF DATE, WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

         Approximately ____% of the mortgage loans were thirty days or more but less than sixty days delinquent in their monthly payments and approximately ____% of the mortgage loans were sixty days or more but less than ninety days delinquent in their monthly payments as of _________ __, ____, in each case by aggregate principal balance as of ________ __, ____. However, approximately _____% of the mortgage loans, by aggregate principal balance as of ________
__,____, have a first payment date occurring on or after _______ __, ____ and, therefore, such mortgage loans could not have been delinquent as of ________ __, ____].

[CERTAIN MORTGAGE LOANS HAVE HIGH LOAN-TO-VALUE RATIOS WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

         Approximately ____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, had a loan-to-value ratio at origination in excess of 80%. No mortgage loan with a loan-to-value ratio at origination in excess of 80% will be covered by a primary mortgage insurance policy. Mortgage loans with higher loan-to-value ratios may present a greater risk of loss. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio. See "The Mortgage Pool--General" herein. In addition, an overall decline in the residential real estate market, a rise in interest rates over a period of time and the general condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of such mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio may increase over what it was at the time the mortgage loan was originated. Such an increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio].

[THE MORTGAGE LOANS ARE CONCENTRATED IN THE STATE OF __________, WHICH MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS

         Approximately _____% of the mortgage loans are secured by mortgaged properties located in the State of ___________, by aggregate principal balance as of _________ __, ____. As of ________ __, ____, the aggregate principal balance of mortgage loans in the ________ zip code with the largest amount of such mortgage loans, by aggregate principal balance as of _________ __, ____, was approximately $_________. If the __________ residential real estate market should experience an overall decline in property values after the dates of origination of the mortgage loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the mortgage loans may increase over historical levels of comparable type loans, and may increase substantially].

[THE CLASS M-1, CLASS M-2 AND CLASS M-3 NOTES WILL BE PARTICULARLY SENSITIVE TO LOSSES ON THE MORTGAGE LOANS

         The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2 and Class M-3 Notes will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in one of the Class M-1, Class M-2 or Class M-3 Notes, the actual yield to maturity of such Note may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Losses on the mortgage loans in any due period, to the extent they exceed the overcollateralized amount following payments of principal on the related payment date, will reduce the Note balance of the class of Notes then outstanding with the highest numerical class designation. As a result of such reductions, less interest will accrue on such class of subordinate Notes than would otherwise be the case].

[THE CLASS M-1, CLASS M-2 AND CLASS M-3 NOTES WILL GENERALLY NOT BE ENTITLED TO RECEIVE PRINCIPAL PAYMENTS UNTIL ALL PRINCIPAL PAYMENTS HAVE BEEN MADE ON THE CLASS A NOTES WHICH MAY LEAD TO A GREATER RISK OF LOSS WITH RESPECT TO SUCH NOTES

         Unless the Note balance of the Class A Notes has been reduced to zero, the Class M-1, Class M-2 and Class M-3 Notes will not be entitled to any principal payments until _________ ____ or a later period as described herein. As a result, the weighted average lives of such notes will be longer than would otherwise be the case if payments of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of such Notes, the holders of such Notes have a greater risk of suffering a loss on their investments. Further, because such notes might not receive any principal if certain delinquency levels occur, it is possible for the such Notes to receive no principal payments even if no losses have occurred on the mortgage pool].

[THE NOTES ARE OBLIGATIONS OF THE TRUST ONLY

         The Notes will not represent an interest in or obligation of the Originators, the Depositor, the Master Servicer, the Seller, the _________ SPE, the Owner Trustee, the Indenture Trustee or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Notes or any Mortgage Loan will be the obligations of the Seller pursuant to certain limited representations and warranties made with respect to the mortgage loans and of the Servicers with respect to their servicing obligations under the related Servicing Agreement (including the limited obligation to make certain advances, as described herein). Neither the Notes nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Issuer, the Originators, the Depositor, the Master Servicer, the Seller, the ________ SPE, the Owner Trustee, the Indenture Trustee or any of their respective affiliates. Proceeds of the assets included in the trust (including the mortgage loans) will be the sole source of payments on the Notes, and there will be no recourse to the Issuer, the Originators, the Depositor, the Master Servicer, the Seller, the _______ SPE, the Owner Trustee, the Indenture Trustee or any of their respective affiliates or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Notes].

[THE DIFFERENCE BETWEEN THE INTEREST RATES ON THE NOTES AND THE MORTGAGE LOANS MAY RESULT IN INTEREST SHORTFALLS ALLOCATED TO THE NOTES

         The Note interest rate for each class of the notes adjusts monthly based on a particular index, subject to certain limitations as described herein. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable rate mortgage loans adjust semi-annually (after an initial fixed rate period in the case of certain adjustable rate mortgage loans) based on the index (which may not move in tandem with the index), subject to periodic and lifetime limitations as described herein. As a result of the foregoing as well as other factors such as the prepayment behavior of the mortgage pool, relative increases in the index or relative decreases in the weighted average of the mortgage rates on the mortgage loans (i) could cause the amount of interest generated by the mortgage pool to be less than the aggregate of the amount of interest that would otherwise be payable on the Notes, leading one or more classes of Notes to accept payments of interest at a later date, as described herein or (ii) could cause the maximum
Note interest rate to apply to one or more classes of Notes, as described herein.

         Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the index and the related gross margin, such rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments. In particular, investors should note that approximately _____% of the adjustable rate mortgage loans have their interest rates fixed for two years following origination and approximately _____% of the adjustable rate mortgage loans have their interest rates fixed for three years following origination, in each case by aggregate principal balance as of _________ __, ___. The weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for two years is _______ ____, and the weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for three years is _______ ____].

[THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE OFFERED NOTES WILL BE AFFECTED BY PREPAYMENT SPEEDS

         The rate and timing of distributions allocable to principal on the offered notes will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to pay principal on the offered notes as provided herein. As is the case with mortgage securities generally, the offered notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, a prepayment may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of such mortgage loan. See "The Mortgage Pool" herein.

         Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered notes at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered notes at a time when reinvestment at comparable yields may not be possible.

         Distributions of principal will be made to the subordinate notes according to the priorities described herein. The timing of commencement of principal distributions and the weighted average life of each such class of notes will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such class. For further information regarding the effect of principal prepayments on the weighted average lives of the offered notes, see "Yield on the Notes" herein and the table entitled "Percent of Initial Note Balance Outstanding at the Following Percentages of the Prepayment Assumption" therein].

[THE YIELD TO MATURITY ON THE OFFERED NOTES WILL DEPEND ON A VARIETY OF FACTORS

         The yield to maturity on the offered notes will depend, in general, on:

(1) the applicable Note interest rate and Note accrual rate thereon from time to time;

(2)      the applicable purchase price; and

(3) the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the Note balance of such Notes, as well as other factors.

         The yield to investors on any class of offered notes will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

         In general, if the offered notes are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered notes are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

         The proceeds to the depositor from the sale of the offered notes were determined based on a number of assumptions, including a prepayment assumption of __% of the [Constant Prepayment Rate Model] and weighted average lives corresponding thereto. No representation is made that the mortgage loans will prepay at such rate or at any other rate. The yield assumptions for the offered notes will vary as determined at the time of sale].

[VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

         Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

(4) the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

(5) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

(6) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

         Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Originators to damages and administrative enforcement.

         The Seller will represent that as of ___________ __, ____, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the Seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in herein].

[THE SERVICING RIGHTS TO CERTAIN MORTGAGE LOANS WILL BE TRANSFERRED TO THE MASTER SERVICER WHICH MAY LEAD TO AN INCREASE IN DELINQUENCIES WITH RESPECT TO SUCH MORTGAGE LOANS

         The Master Servicer and _____________ have advised the Depositor that with respect to a portion of the mortgage loans initially to be serviced by ___________, the servicing thereof is expected to be transferred to the Master Servicer by _________ __, ____, whereupon the Master Servicer will act in the capacity as "servicer" under the applicable servicing agreement to the extent of such mortgage loans. Such portion of the mortgage loans that are expected to be subject to such servicing transfer represents approximately _____% of the mortgage loans, by aggregate principal balance as of _________ __, ____. Investors should note that when servicing of mortgage loans is transferred, there may be a rise in delinquencies associated with such transfer].

                                THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of approximately _____ conventional, one- to four-family, fixed-rate Mortgage Loans (the "Fixed Rate Mortgage Loans") and approximately _____ conventional, one-to four-family, adjustable-rate Mortgage Loans (the "Adjustable Rate Mortgage Loans" and, together with the Fixed Rate Mortgage Loans, the "Mortgage Loans"), in each case secured by first liens on residential real properties (the "Mortgaged Properties") and having an aggregate principal balance as of ________ __, ____ (the "Cut-off Date") of approximately $___________ after application of scheduled payments due on or before the Cut-off Date whether or not received, subject to a permitted variance of plus or minus [5]%. The Mortgage Loans have original terms to maturity of not greater than [30] years. References to percentages of the Mortgage Loans, unless otherwise noted, are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties consisting of attached, detached or semi-detached, one- to four-family dwelling units, townhouses, individual condominium units, individual units in planned unit developments and manufactured housing.

         The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor on the Closing Date from ________________ (the "_________ SPE"), who will have acquired the Mortgage Loans on the Closing Date from the Seller. See "--Underwriting Standards; Representations" below and "The ________ SPE" and "The Seller" herein. The Seller in turn will have acquired the Mortgage Loans on the Closing Date from [Citigroup Global Markets Realty Corp.], an affiliate of the Depositor and the Underwriter. [Citigroup Global Markets Realty Corp.] will have acquired the Mortgage Loans directly or indirectly from the Originators. Investors should note that, in the case of the Adjustable Rate __________ Mortgage Loans, [Citigroup Global Markets Realty Corp.] will have acquired such Mortgage Loans on the Closing Date in connection with the termination on the Closing Date of the trust funds underlying two series of mortgage pass-through certificates previously issued by the Depositor, which trust funds hold the Adjustable Rate __________ Mortgage Loans as of the date of this Prospectus Supplement. Such previously issued mortgage pass-through certificates were entitled (i) _____________ and (ii) _____________. Adjustable Rate __________ Mortgage Loans acquired upon the termination of the Series ____-___ trust fund (the "_____-___ Mortgage Loans") represent approximately
_____% of the Mortgage Loans, and Adjustable Rate ___________ Mortgage Loans acquired upon the termination of the Series ____- ___ trust fund represent approximately _____% of the Mortgage Loans (the "____-___ Mortgage Loans"), in each case by aggregate principal balance as of the Cut-off Date. [Citigroup Global Markets Realty Corp.] will have acquired the remainder of the Mortgage Loans in whole loan purchases directly from ______________ in the case of ____% of the Mortgage Loans (the "Fixed Rate ______________ Mortgage Loans"), _______________ in the case of _____% of the Mortgage Loans (the "__________
Mortgage Loans") and ____________ in the case of _____% of the Mortgage Loans (the "___________ Mortgage Loans"), in each case by aggregate principal balance as of the Cut-off Date.

         Each Adjustable Rate Mortgage Loan provides for semi-annual adjustment to the Mortgage Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided, however, that in the case of approximately _____% and approximately _____% of the Adjustable Rate Mortgage Loans by aggregate principal balance as of the Cut-off Date, the first Adjustment Date will occur after an initial period of approximately ____ years and approximately ______ years, respectively, from the date of origination thereof (each, a "Delayed First Adjustment Mortgage Loan"). The weighted average month of origination of the _____ year Delayed First Adjustment Mortgage Loans is _________ _____, and the weighted average month of origination of the ______ year Delayed First Adjustment Mortgage Loans is _________ _____. On each Adjustment Date, the Mortgage Rate on each Adjustable Rate Mortgage Loan will be adjusted to equal the sum, rounded as provided in the related Mortgage Note, of the Index (as described below) and a fixed percentage amount (the "Gross Margin"); provided, however, that the Mortgage Rate on each Adjustable Rate Mortgage Loan, including each Delayed First Adjustment Mortgage Loan, will generally not increase or decrease by more than a specified periodic adjustment limitation (the "Periodic Rate Cap") on any related Adjustment Date and will not exceed a specified maximum Mortgage Rate over the life of such Adjustable Rate Mortgage Loan (the "Maximum Mortgage Rate") or be less than a specified minimum Mortgage Rate over the life of such Adjustable Rate Mortgage Loan (the "Minimum Mortgage Rate"). For Adjustment Dates other than the first Adjustment Date after origination, the Periodic Rate Cap for the majority of the Adjustable Rate Mortgage Loans is 1.00% per annum, and with respect to substantially all of the Adjustable Rate Mortgage Loans, for Adjustment Dates other than the first Adjustment Date after origination, the Periodic Rate Cap will not exceed ____% per annum. Effective with the first monthly payment due on each Adjustable Rate Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Adjustable Rate Mortgage Loan over its remaining term and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and Gross Margin, calculated as described herein. See "--The Index" herein. None of the Adjustable Rate Mortgage Loans permits the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

         The Mortgage Loans generally have scheduled monthly payments due (with respect to each Mortgage Loan, a "Due Date") on the first day of the month . Each Mortgage Loan will contain a customary "due-on-sale" clause or will be assumable by a creditworthy purchaser of the related Mortgaged Property.

         Approximately ______% of the Mortgage Loans provide for payment by the mortgagor of a Prepayment Charge in limited circumstances on certain voluntary prepayments in full made within one to five years from the date of origination of such Mortgage Loans. The amount of the Prepayment Charge is as provided in the related Mortgage Note. Prepayment Charge obligations generally expire by their terms after a limited period specified in the related Mortgage Note. The weighted average month of origination of the Mortgage Loans with Prepayment Charges is _________ ____. The holders of the Equity Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans, and such amount will [not] be available for distribution on the Notes. Under certain instances, as described in the related Servicing Agreement, the related Servicer may waive the payment of any otherwise applicable Prepayment Charge, and accordingly, there can be no assurance that the Prepayment Charges will have any effect on the prepayment performance of the Mortgage Loans.

         None of the Mortgage Loans are Buydown Mortgage Loans.

         Approximately ____% of the Mortgage Loans are balloon loans (the "Balloon Loans"). Each Balloon Loan is a Fixed Rate Mortgage Loan that amortizes over ___ months, but the final payment (the "Balloon Payment") on each Balloon Loan is due and payable on the ___th month. The amount of the Balloon Payment on each Balloon Loan is substantially in excess of the amount of the scheduled monthly payment on such Balloon Loan for the period prior to the Due Date of such Balloon Payment.

         The average principal balance of the Mortgage Loans at origination was approximately $_______. No Mortgage Loan had a principal balance at origination greater than approximately $________ or less than approximately $______. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $_______.

         The Mortgage Loans had Mortgage Rates as of the Cut-off Date ranging from approximately ____% per annum to approximately _____% per annum, and the weighted average Mortgage Rate was approximately ______% per annum. The weighted average loan-to-value ratio of the Mortgage Loans at origination was approximately _____%. At origination, no Mortgage Loan will have a loan-to-value ratio greater than approximately _____% or less than approximately ____%.

         The weighted average remaining term to maturity of the Mortgage Loans will be approximately __ years and __ months as of the Cut-off Date. None of the Mortgage Loans will have a first Due Date prior to _______ ____ or after ___________ ____, or will have a remaining term to maturity of less than __ years or greater than __ years as of the Cut-off Date. The latest maturity date of any Mortgage Loan is __________ ____.

         As of the Cut-off Date, the Adjustable Rate Mortgage Loans had Gross Margins ranging from approximately ____% to approximately ____%, Minimum Mortgage Rates ranging from approximately ____% per annum to approximately _____% per annum and Maximum Mortgage Rates ranging from approximately _____% per annum to approximately _____% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately ______%, the weighted average Minimum Mortgage Rate was approximately _____% per annum and the weighted average Maximum Mortgage Rate was approximately _______% per annum. The latest first Adjustment Date following the Cut-off Date on any Adjustable Rate Mortgage Loan occurs in _______ ____ and the weighted average next Adjustment Date for all of the Mortgage Loans following the Cut-off Date is _______ ____.

         The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):

             PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION

                                                                                  % OF AGGREGATE
                                      NUMBER OF        AGGREGATE ORIGINAL       ORIGINAL PRINCIPAL
     RANGE ($)                          LOANS          PRINCIPAL BALANCE              BALANCE
--------------------------------------------------------------------------------------------------






   Total.........................


         PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                    % OF AGGREGATE
                                                        AGGREGATE PRINCIPAL       PRINCIPAL BALANCE
                                      NUMBER OF        BALANCE OUTSTANDING AS   OUTSTANDING AS OF THE
    RANGE ($)                           LOANS           OF THE CUT-OFF DATE         CUT-OFF DATE
-----------------------------------------------------------------------------------------------------






   Total.........................

           MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                   % OF AGGREGATE
                                                        AGGREGATE PRINCIPAL       PRINCIPAL BALANCE
                                      NUMBER OF        BALANCE OUTSTANDING AS   OUTSTANDING AS OF THE
   MORTGAGE RATE (%)                    LOANS           OF THE CUT-OFF DATE         CUT-OFF DATE
-----------------------------------------------------------------------------------------------------






   Total.........................

               GROSS MARGINS OF THE ADJUSTABLE-RATE MORTGAGE LOANS

                                                                                  % OF AGGREGATE
                                                      AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                                       NUMBER OF     BALANCE OUTSTANDING AS    OUTSTANDING AS OF THE
  GROSS MARGIN (%)                       LOANS        OF THE CUT-OFF DATE          CUT-OFF DATE
-----------------------------------------------------------------------------------------------------






   Total.........................

          MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE MORTGAGE LOANS

                                                                                 % OF AGGREGATE
                                                     AGGREGATE PRINCIPAL        PRINCIPAL BALANCE
                                      NUMBER OF     BALANCE OUTSTANDING AS    OUTSTANDING AS OF THE
   MAXIMUM MORTGAGE RATE (%)            LOANS        OF THE CUT-OFF DATE          CUT-OFF DATE
-----------------------------------------------------------------------------------------------------






   Total.........................


          MINIMUM MORTGAGE RATES OF THE ADJUSTABLE-RATE MORTGAGE LOANS

                                                                              % OF AGGREGATE
                                                     AGGREGATE PRINCIPAL     PRINCIPAL BALANCE
                                      NUMBER OF     BALANCE OUTSTANDING AS   OUTSTANDING AS OF
  MINIMUM MORTGAGE RATE (%)             LOANS        OF THE CUT-OFF DATE     THE CUT-OFF DATE
-----------------------------------------------------------------------------------------------------






   Total.........................

          NEXT ADJUSTMENT DATES FOR THE ADJUSTABLE-RATE MORTGAGE LOANS

                                                                                     % OF AGGREGATE
                                                          AGGREGATE PRINCIPAL      PRINCIPAL BALANCE
                                                         BALANCE OUTSTANDING AS    OUTSTANDING AS OF
  MONTH OF NEXT ADJUSTMENT DATE       NUMBER OF LOANS     OF THE CUT-OFF DATE       THE CUT-OFF DATE
-----------------------------------------------------------------------------------------------------






   Total.........................


               ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                                          AGGREGATE              % OF AGGREGATE
                                                      PRINCIPAL BALANCE         PRINCIPAL BALANCE
                                       NUMBER         OUTSTANDING AS OF         OUTSTANDING AS OF
   LOAN-TO-VALUE RATIO (%)            OF LOANS         THE CUT-OFF DATE         THE CUT-OFF DATE
-----------------------------------------------------------------------------------------------------






   Total.........................

    GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES ON THE MORTGAGE LOANS

                                                           AGGREGATE              % OF AGGREGATE
                                                       PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                        NUMBER         OUTSTANDING AS OF        OUTSTANDING AS OF
     LOCATION                          OF LOANS         THE CUT-OFF DATE         THE CUT-OFF DATE
-----------------------------------------------------------------------------------------------------






   Total.........................


                 MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS

                                                            AGGREGATE                % OF AGGREGATE
                                                        PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                       NUMBER           OUTSTANDING AS OF          OUTSTANDING AS OF
    PROPERTY TYPE                     OF LOANS           THE CUT-OFF DATE           THE CUT-OFF DATE
-----------------------------------------------------------------------------------------------------






   Total.........................

          MORTGAGED PROPERTY OCCUPANCY STATUS OF THE MORTGAGE LOANS(1)

                                                           AGGREGATE                % OF AGGREGATE
                                                       PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                      NUMBER           OUTSTANDING AS OF          OUTSTANDING AS OF
  OCCUPANCY STATUS                   OF LOANS           THE CUT-OFF DATE           THE CUT-OFF DATE
-----------------------------------------------------------------------------------------------------






   Total.........................


                          PURPOSE OF THE MORTGAGE LOANS

                                                           AGGREGATE                % OF AGGREGATE
                                                       PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                      NUMBER           OUTSTANDING AS OF          OUTSTANDING AS OF
    LOAN PURPOSE                     OF LOANS           THE CUT-OFF DATE           THE CUT-OFF DATE
-----------------------------------------------------------------------------------------------------






   Total.........................

                       LOAN PROGRAMS OF THE MORTGAGE LOANS

                                                           AGGREGATE                % OF AGGREGATE
                                                       PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                      NUMBER           OUTSTANDING AS OF          OUTSTANDING AS OF
    LOAN PROGRAM                     OF LOANS           THE CUT-OFF DATE           THE CUT-OFF DATE
-----------------------------------------------------------------------------------------------------






   Total.........................


                      RISK CATEGORIES OF THE MORTGAGE LOANS

                                                             AGGREGATE              % OF AGGREGATE
                                                         PRINCIPAL BALANCE        PRINCIPAL BALANCE
                                        NUMBER           OUTSTANDING AS OF        OUTSTANDING AS OF
    RISK CATEGORIES                    OF LOANS           THE CUT-OFF DATE         THE CUT-OFF DATE
-----------------------------------------------------------------------------------------------------






   Total.........................

THE INDEX

         As of any Adjustment Date, the Index applicable to the determination of the Mortgage Rate on each Mortgage Loan will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as of a date as specified in the related Mortgage Note. In the event that the Index becomes unavailable or otherwise unpublished, each Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

         The table below sets forth historical average rates of six-month LIBOR for the months indicated as made available from FNMA, which rates may differ from the rates of the Index, which is six-month LIBOR as published in THE WALL STREET JOURNAL as described above. The table does not purport to be representative of the subsequent rates of the Index which will be used to determine the Mortgage Rate on each Mortgage Loan.

       YEAR                                               MONTH
----------------------------------------   -------------------------------------



UNDERWRITING STANDARDS; REPRESENTATIONS

         The Mortgage Loans will be acquired by the Depositor on the Closing Date from the __________ SPE, who will have acquired the Mortgage Loans on the Closing Date from the Seller.

         The Seller in turn will have acquired the Mortgage Loans on the Closing Date from [Citigroup Global Markets Realty Corp.] [Citigroup Global Markets Realty Corp.], an affiliate of the Depositor and the Underwriter, will have acquired the Mortgage Loans directly or indirectly from the Originators. Investors should note that, in the case of the Adjustable Rate ___________ Mortgage Loans, [Citigroup Global Markets Realty Corp.] will have acquired such Mortgage Loans on the Closing Date in connection with the termination on the Closing Date of the trust funds underlying two series of mortgage pass-through certificates previously issued by the Depositor, which trust funds hold the Adjustable Rate ___________ Mortgage Loans as of the date of this Prospectus Supplement. Such previously issued mortgage pass-through certificates were entitled (i) ____________ and (ii) ___________. [Citigroup Global Markets Realty Corp.] will have acquired the remainder of the Mortgage Loans in whole loan purchases directly from __________, __________ and __________.

         The information set forth below with regard to each Originator's underwriting standards has been provided to the Depositor or compiled from information provided to the Depositor by such Originator. With respect to the information regarding each Originator's underwriting standards, none of the Issuer, the other Originators, the Depositor, the Master Servicer, the Seller, the ___________ SPE, the Owner Trustee, the Indenture Trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

         [Discussion of each Originator's Underwriting Standards used to originate the Mortgage Loans follows].

REPRESENTATIONS

         The Seller will make representations and warranties as of the Closing Date with respect to the Mortgage Loans, and will be obligated to repurchase any such Mortgage Loan in respect of which a material breach of the representations and warranties it has made has occurred (other than those breaches which have been cured). For a discussion of the representations and warranties made and the repurchase obligation, see "Mortgage Loan Program--Representations by or on behalf of the Seller; Repurchases" in the Prospectus.

ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted as of the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Notes unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Notes are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans may vary.

                               YIELD ON THE NOTES

GENERAL PREPAYMENT CONSIDERATIONS

         The rate of principal payments on the Notes, the aggregate amount of payments on the Notes and the yield to maturity of the Notes will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of such Mortgage Loans and by the rate of principal prepayments thereon (including for this purpose, payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor, the Seller or the majority holder of the Equity Certificates, as the case may
be). The Mortgage Loans generally may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" herein, with respect to approximately _____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, a prepayment may subject the related mortgagor to a Prepayment Charge. Prepayment Charge obligations generally expire by their terms after a limited period specified in the related Mortgage Note. The weighted average month of origination of the Mortgage Loans with Prepayment Charges is ________
____.

         Prepayments, liquidations and repurchases of the Mortgage Loans will result in payments in respect of principal to the holders of the class or classes of Notes then entitled to receive such payments that otherwise would be distributed over the remaining terms of the Mortgage Loans. See "Maturity and Prepayment Considerations" in the Prospectus. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of Notes may vary from the anticipated yield will depend upon the degree to which such Notes are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the Mortgage Loans. Further, an investor should consider, in the case of any such Note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any such Note purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal is made on the Mortgage Loans, the greater the effect on the yield to maturity of the Notes. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of such Notes would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the actual yield to maturity on the Notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, in the case of the Adjustable Rate Mortgage Loans in the Mortgage Pool, the existence of the applicable Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Notes. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

         Because principal payments are paid to certain classes of Notes before other such classes, holders of classes of Notes having a later priority of payment bear a greater risk of losses (because such Notes will represent an increasing percentage of the Trust Estate during the period prior to the commencement of payments of principal thereon) than holders of classes having earlier priorities for payment of principal. As described under "Description of the Notes--Principal Payments on the Notes" herein, prior to the Stepdown Date (as defined herein), all principal payments on the Mortgage Loans will be allocated to the Class A Notes. Thereafter, as further described herein, subject to certain delinquency triggers described herein, all principal payments on the Mortgage Loans will be allocated among all classes of the Notes then outstanding as described under "Description of the Notes--Principal Payments on the Notes" herein.

         In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a Mortgage Loan, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment. See "The Mortgage Pool--Underwriting Standards; Representations" herein.

SPECIAL YIELD CONSIDERATIONS

         The Note Interest Rate for each class of the Notes adjusts monthly based on One-Month LIBOR as described under "Description of the Notes--Calculation of One-Month LIBOR" herein, subject to the Maximum Note Interest Rate and the Available Interest Rate. However, the Mortgage Rates on the Fixed Rate Mortgage Loans are fixed and will not vary with any index, and the Mortgage Rates on the Adjustable Rate Mortgage Loans adjust semi-annually (after an initial fixed rate period in the case of Delayed First Adjustment Mortgage Loans) based on the Index (which may not move in tandem with One-Month LIBOR), subject to periodic and lifetime limitations as described herein. Investors should note that approximately _____% of the Mortgage Loans are ____ year Delayed First Adjustment Mortgage Loans, approximately ____% of the Mortgage Loans are _____ year Delayed First Adjustment Loans and approximately _____% of the Mortgage Loans are Fixed Rate Mortgage Loans, in each case by aggregate principal balance as of the Cut-off Date. The weighted average month of origination of the two year Delayed First Adjustment Mortgage Loans is _____ ____, and the weighted average month of origination of the ______ year Delayed First Adjustment Mortgage Loans is ______ ____. Because of the application of the Maximum Note Interest Rate and the Available Interest Rate, increases in the
Note Interest Rate on the Notes may be limited for extended periods or indefinitely in a rising interest rate environment. The interest due on the Mortgage Loans during any Due Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the Notes during the related Interest Accrual Period. In addition, the Index and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and the Index rise during the same period, One-Month LIBOR may rise more rapidly than the Index or may rise higher than the Index, potentially resulting in Interest Carry Forward Amounts with respect to one or more classes of Notes. As a result of the foregoing as well as other factors such as the prepayment behavior of the Mortgage Pool, relative increases in One-Month LIBOR or relative decreases in the weighted average of the Mortgage Rates on the Mortgage Loans (i) could cause the Current Interest Payment Amount generated by the Mortgage Pool to be less than the aggregate of the Interest Payment Amounts that would otherwise be payable on the Notes, leading one or more classes of Notes to incur Interest Carry Forward Amounts, or
(ii) could cause the Maximum Note Interest Rate to apply to one or more classes of Notes.

         Because the Mortgage Rate for each Adjustable Rate Mortgage Loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the Index and the related Gross Margin, such rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the Adjustable Rate Mortgage Loans after their adjustments.

         As described under "Description of the Notes--Allocation of Losses; Subordination", amounts otherwise distributable to holders of the Subordinate Notes may be made available to protect the holders of the Class A Notes against interruptions in payments due to certain mortgagor delinquencies, to the extent not covered by P&I Advances. Such delinquencies may affect the yield to investors on such classes of Subordinate Notes and, even if subsequently cured, will affect the timing of the receipt of payments by the holders of such classes of Subordinate Notes. In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of Subordinate Notes. See "Description of the Notes--Principal Payments on the Notes" herein.

WEIGHTED AVERAGE LIVES

         Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of each class of Notes will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing thereof.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") assumes a prepayment rate for the Mortgage Loans of __% CPR. The Constant Prepayment Rate model ("CPR") assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the Mortgage Loans will prepay at __% CPR or any other rate.

         The tables following the next paragraph indicate the percentage of the initial Note Balance of the Notes that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of such Notes. The tables are based on the following assumptions (the "Modeling Assumptions"): (i) the Mortgage Pool consists of __ Mortgage Loans with the characteristics set forth below, (ii) payments on such Notes are received, in cash, on the 25th day of each month, commencing in _______ ____, (iii) the Mortgage Loans prepay at the percentages of the Prepayment Assumption indicated, (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans,
(v) none of the majority holder of the Equity Certificates, the Seller, the Master Servicer, the Servicers or any other person purchases from the Trust Estate any Mortgage Loan or redeems the Notes pursuant to any obligation or option under the Indenture, the Servicing Agreements or any other agreement except as indicated in footnote two in the tables below, and no partial early redemption of the Notes occurs with respect to the ___________ Mortgage Loans,
(vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in _______ ____, and are computed prior to giving effect to any prepayments received in the prior month, (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in ________ ____, and include 30 days' interest thereon, (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate, original term to stated maturity and remaining term to stated maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to stated maturity, (ix) the Notes are purchased on ________ __, ____, (x) the Index remains constant at _____% per annum and the Mortgage Rate on each Adjustable Rate Mortgage Loan is adjusted on the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the Index plus the applicable Gross Margin, subject to the applicable Periodic Rate Cap, (xi) One-Month LIBOR remains constant at _____% per annum, (xii) the monthly payment on each Adjustable Rate Mortgage Loan is adjusted on the Due Date immediately following the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal a fully amortizing monthly payment as described in clause (viii) above and (xiii) the Master Servicing Fee Rate is as set forth in the Assumed Mortgage Loan Characteristics table below and the Master Servicing Fee is payable monthly, the Servicing Fee Rate for each Servicer is equal to ____% per annum and the Servicing Fees are payable monthly, and the Indenture Trustee Fee Rate is equal to ______% per annum and the Indenture Trustee Fee is paid monthly.

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

  PRINCIPAL
   BALANCE                  REMAINING    ORIGINAL                                                  INITIAL
  AS OF THE       GROSS      TERM TO     TERM TO         NEXT        GROSS     MAXIMUM   MINIMUM   PERIODIC  PERIODIC
   CUT-OFF       MORTGAGE   MATURITY     MATURITY     ADJUSTMENT   MARGIN     MORTGAGE   MORTGAGE    RATE     RATE
   DATE($)       RATE (%)   (MONTHS)     (MONTHS)        DATE         (%)     RATE (%)   RATE (%)  CAP (%)   CAP (%)
---------------------------------------------------------------------------------------------------------------------





         There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the initial Note Balance outstanding (and the weighted average lives) of the Notes set forth in the tables. In addition, since the actual Mortgage Loans included in the Mortgage Pool will have characteristics that differ from those assumed in preparing the tables set forth below and since it is not likely the level of the Index or One-Month LIBOR will remain constant as assumed, the Notes may mature earlier or later than indicated by the tables. In addition, as described under "Description of the Notes--Principal Payments on the Notes" herein, the occurrence of the Stepdown Date or a Trigger Event (each as defined herein) will have the effect of accelerating or decelerating the amortization of the Notes, affecting the weighted average lives of the Notes. Based on the foregoing assumptions, the tables indicate the weighted average lives of the Notes and set forth the percentages of the initial Note Balance of such Notes that would be outstanding after each of the Payment Dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Note Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals any of the specified percentages of the Prepayment Assumption.

              PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING
                       AT THE SPECIFIED PERCENTAGES OF CPR

                                                 CLASS A                                  CLASS M-1
                                  -------------------------------------      ------------------------------------
      DISTRIBUTION DATE           0%       15%     28%     35%      45%      0%     15%      28%     35%      45%
      -----------------           --       ---     ---     ---      ---      --     ---      ---     ---      ---




Weighted Average Life
 in Years(1)................
Weighted Average Life
 in Years(2)................

____________________
(1) The weighted average life of a Note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the Notes.

(2) Calculated pursuant to footnote one but assumes the majority holder of the Equity Certificates exercises its option to redeem the Notes when the aggregate Note Balance has been reduced to less than 20% of the initial aggregate Note Balance. See "The Indenture and Owner Trust
     Agreement--Redemption" herein.

              PERCENT OF INITIAL NOTE PRINCIPAL BALANCE OUTSTANDING
                       AT THE SPECIFIED PERCENTAGES OF CPR

                                            CLASS M-2                                  CLASS M-3
                                  -------------------------------------      ------------------------------------
      DISTRIBUTION DATE           0%       15%     28%     35%      45%      0%     15%      28%     35%      45%
      -----------------           --       ---     ---     ---      ---      --     ---      ---     ---      ---



Weighted  Average  Life  in
Years(1).................
Weighted  Average  Life  in
Years(2).................

__________________
(1) The weighted average life of a Note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the Notes.

(2) Calculated pursuant to footnote one but assumes the majority holder of the Equity Certificates exercises its option to redeem the Notes when the aggregate Note Balance has been reduced to less than 20% of the initial aggregate Note Balance. See "The Indenture and Owner Trust
     Agreement--Redemption" herein.

         There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of the Prepayment Assumption indicated in the tables above, or to any other level, or that the actual weighted average lives of the Notes will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average lives of the Notes is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment or Index level assumptions.

         The characteristics of the Mortgage Loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity, that all of the Mortgage Loans will prepay at the same rate or that the level of the Index will remain constant or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and the level of the Index is consistent with the expectations of investors.

YIELD SENSITIVITY OF THE SUBORDINATE NOTES

         If on any Payment Date, the Overcollateralized Amount and the Note Balances of the Class M-3 Notes and the Class M-2 Notes have been reduced to zero, the yield to maturity on the Class M-1 Notes will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-1 Notes. If on any Payment Date, the Overcollateralized Amount and the Note Balance of the Class M-3 Notes have been reduced to zero, the yield to maturity on the Class M-2 Notes will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-2 Notes. If on any Payment Date, the Overcollateralized Amount has been reduced to zero, the yield to maturity on the Class M-3 Notes will become extremely sensitive to losses on the Mortgage Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-3 Notes. Once Realized Losses have been allocated to the Subordinate Notes, such Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of such classes of Notes, after certain distributions to the holders of the Class A Notes and Subordinate Notes with lower numerical class designations, but before the Equity Certificates are entitled to any distributions. See "Description of the Notes--Overcollateralization Provisions" herein.

         Investors in the Subordinate Notes should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments. For additional considerations relating to the yield on the Subordinate Notes, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

                            DESCRIPTION OF THE NOTES

GENERAL

         [Citigroup] Trust Series ____-__, Asset-Backed Floating Rate Notes, Series ____-__ (the "Notes") will consist of ____ classes of notes, designated as (i) the Class A Notes and (ii) the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes (collectively, the "Subordinate Notes"). The Notes will be issued by [Citigroup] Trust Series ____-__ (the "Issuer") pursuant to an indenture, dated as of ________ __, ____ (the "Indenture"), between the Issuer and the Indenture Trustee. Only the Notes are offered hereby. Trust Certificates, Series ____-__ (the "Equity Certificates") will be issued pursuant to a trust agreement, dated as of ________ __, ____ (the "Owner Trust Agreement"), between the Depositor and the Owner Trustee, and will represent the beneficial ownership interest in the Issuer. The Equity Certificates are not being offered hereby and will be delivered on the Closing Date to the ____________, as partial consideration for the conveyance of the Mortgage Loans by ____________ to the Depositor.

         Distributions on the Offered Notes will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in _______ ____ (each, a "Distribution Date").

         The Notes represent non-recourse debt obligations of the Issuer secured by a trust estate (the "Trust Estate"), which consists primarily of a segregated pool (the "Mortgage Pool") of conventional, one- to four-family, adjustable-rate and fixed-rate first lien mortgage loans (the "Mortgage Loans") having an aggregate principal balance as of _________ __, ____ (the "Cut-off Date") of approximately $___________, subject to a permitted variance as described herein under "The Mortgage Pool". Proceeds of the Trust Estate will be the sole source of payments on the Notes. The Issuer is not expected to have any significant assets other than the Trust Estate pledged as collateral to secure the Notes.

         The Class A Notes, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes will have an aggregate initial Note Balance of approximately $___________, approximately $_________, approximately $__________ and approximately $__________, respectively, in each case subject to a permitted variance of plus or minus [5]%. The Note Interest Rates on the Notes are adjustable, subject to the Maximum Note Interest Rate and the Available Interest Rate, and will be calculated for each Payment Date as described under "--Note Interest Rate" herein. The "Final Maturity Date" of the Notes is the Payment Date occurring in _______ ____.

         The Notes will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess thereof.

         The Notes will initially be represented by one or more global notes registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No person acquiring an interest in any class of the Notes (a "Note Owner") will be entitled to receive a note representing such person's interest, except as set forth below under "--Definitive Notes". Unless and until Definitive Notes are issued under the limited circumstances described herein, all references to actions by Noteholders with respect to the Notes shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to payments, notices, reports and statements to Noteholders with respect to the Notes shall refer to payments, notices, reports and statements to DTC or CEDE, as the registered holder of the Notes, for payment to Note Owners in accordance with DTC procedures. See "--Registration" and "--Definitive Notes" herein.

         Any Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

         All payments to holders of the Notes, other than the final payment on any class of Notes, will be made by or on behalf of the Indenture Trustee to the persons in whose names such Notes are registered at the close of business on each Record Date. The "Record Date" for each Payment Date (i) with respect to the Notes (other than any Definitive Notes) will be the close of business on the business day immediately preceding such Payment Date or (ii) with respect to the Definitive Notes will be the close of business on the last business day of the month preceding the month in which such Payment Date occurs. Such payments will be made either (a) by check mailed to the address of each such Noteholder as it appears in the Note Register or (b) upon written request to the Indenture Trustee at least five business days prior to the relevant Record Date by any holder of Notes having an aggregate initial Note Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial aggregate Note Balance of such class of Notes, by wire transfer in immediately available funds to the account of such Noteholder specified in the request. The final payment on any class of Notes will be made in like manner, but only upon presentment and surrender of such Notes at the corporate trust office of the Indenture Trustee or such other location specified in the notice to Noteholders of such final payment.

REGISTRATION

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entries, thereby eliminating the need for physical movement of notes. Participants include securities brokers and dealers (including Citigroup Global Markets Inc.), banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Note Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Notes may do so only through Participants and Indirect Participants. In addition, Note Owners will receive all payments of principal of and interest on the Notes from the Indenture Trustee through DTC and DTC Participants. The Indenture Trustee will forward payments to DTC in same day funds and DTC will forward such payments to Participants in next day funds settled through the New York Clearing House. Each Participant will be responsible for disbursing such payments to Indirect Participants or to Note Owners. Unless and until Definitive Notes are issued, it is anticipated that the only holder of the Notes will be CEDE, as nominee of DTC. Note Owners will not be recognized by the Indenture Trustee as Noteholders, as such term is used in the Indenture, and Note Owners will be permitted to exercise the rights of Noteholders only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Notes among Participants and to receive and transmit payments of principal of, and interest on, the Notes. Participants and Indirect Participants with which Note Owners have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess Definitive Notes, the Rules provide a mechanism by which Note Owners through their Participants and Indirect Participants will receive payments and will be able to transfer their interest.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and on behalf of certain banks, the ability of a Note Owner to pledge Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the absence of physical notes for the Notes. In addition, under a book-entry format, Note Owners may experience delays in their receipt of payments since payment will be made by the Indenture Trustee to CEDE, as nominee for DTC.

         Under the Rules, DTC will take action permitted to be taken by a Noteholder under the Indenture only at the direction of one or more Participants to whose DTC account the Notes are credited. Cedel or the Euroclear Operator (as defined herein), as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a Cedel Participant (as defined herein) or Euroclear Participant (as defined herein) only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary (as defined herein) to effect such actions on its behalf through DTC. Additionally, under the Rules, DTC will take such actions with respect to specified Voting Rights only at the direction of and on behalf of Participants whose holdings of Notes evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights to the extent that Participants whose holdings of Notes evidence such Voting Rights, authorize divergent action.

         According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

         The Issuer, the Originators, the Depositor, the Master Servicer, the Seller, the _____ SPE, the Owner Trustee, the Indenture Trustee and their respective affiliates will have no liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Notes held by CEDE, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE NOTES

         Definitive Notes will be issued to Note Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Notes and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default (as defined herein), Note Owners representing in the aggregate not less than 51% of the Voting Rights of the Notes advise the Indenture Trustee and DTC through Participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Note Owners' best interest.

         Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee is required to notify all Note Owners through Participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive notes representing the Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue the Notes as Definitive Notes issued in the respective principal amounts owned by individual Note Owners, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture. Such Definitive Notes will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by a Note in an amount less than $10,000 immediately prior to the issuance of a Definitive Note shall be issued in a minimum denomination equal to the amount represented by such Note.

BOOK-ENTRY FACILITIES

         Note Owners may elect to hold their interests in the Notes through DTC in the United States or through Cedel or Euroclear in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Notes of each class will be issued in one or more notes which equal the aggregate Note Balance of such class and will initially be registered in the name of Cede, the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries").

         Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Payments with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See Annex I hereto.

NOTE INTEREST RATES

         The Note Interest Rate on the Class A Notes will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for such Payment Date and (iii) _____% per annum (the "Maximum Note Interest Rate").

         The Note Interest Rate on the Class M-1 Notes will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for such Payment Date and (iii) the Maximum Note Interest Rate.

         The Note Interest Rate on the Class M-2 Notes will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus ____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for such Payment Date and (iii) the Maximum Note Interest Rate.

         The Note Interest Rate on the Class M-3 Notes will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus ____%, in the case of each Payment Date through and including the Payment Date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or One-Month LIBOR plus _____%, in the case of any Payment Date thereafter, (ii) the Available Interest Rate for such Payment Date and (iii) the Maximum Note Interest Rate. See "--Calculation of One-Month LIBOR" herein. With respect to any class of Notes and any Payment Date, the lesser of the rate described for such class in clause (i) above and the Maximum Note Interest Rate is referred to herein as the "Note Accrual Rate" or such class and such Payment Date. The "Available Interest Rate" for any Payment Date is a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is (i) the Current Interest Payment Amount for such Payment Date, and the denominator of which is
(ii) the aggregate Note Balance of the Notes immediately prior to such Payment Date multiplied by the actual number of days elapsed in the related Interest Accrual Period and divided by 360.

         The Note Interest Rate and the Note Accrual Rate for the Notes for the current related Interest Accrual Period, to the extent it has been determined, and for the immediately preceding Interest Accrual Period may be obtained by telephoning the Indenture Trustee at __________.

INTEREST PAYMENTS ON THE NOTES

         To the extent of the Current Interest Payment Amount, in the priorities set forth below, the holders of each class of Notes will be entitled to receive on each Payment Date interest payments in an amount equal to the Interest Payment Amount for such class. On each Payment Date, the Current Interest Payment Amount will be distributed in the following order of priority:

         FIRST, to the holders of the Class A Notes, the Interest Payment Amount for such Notes;

         SECOND, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amount for the Class A Notes, to the holders of the Class M-1 Notes, the Interest Payment Amount for such Notes;

         THIRD, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes and the Class M-1 Notes, to the holders of the Class M-2 Notes, the Interest Payment Amount for such Notes; and

         FOURTH, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes, the Class M-1 Notes and the Class M-2 Notes, to the holders of the Class M-3 Notes, the Interest Payment Amount for such Notes.

         The "Current Interest Payment Amount" for any Payment Date is an amount equal to interest collections or advances on the Mortgage Loans during the related Due Period (net of the Master Servicing Fee, the Servicing Fees and the Indenture Trustee Fee).

         The "Interest Payment Amount" for the Notes of any class on any Payment Date is equal to interest accrued during the related Interest Accrual Period on the Note Balance of such Notes immediately prior to such Payment Date at the then-applicable Note Interest Rate for such class.

         With respect to any Payment Date, to the extent that the aggregate of the Interest Payment Amounts for the Notes is limited by the Current Interest Payment Amount for the related Due Period, the holders of certain classes of Notes may receive an Interest Payment Amount calculated at the Available Interest Rate rather than at the applicable Note Accrual Rate for such classes and such Payment Date. With respect to any class of Notes and any Payment Date, any shortfall in payment of interest represented by the excess, if any, of the Interest Payment Amount that would be payable on such class at the applicable Note Accrual Rate over the Interest Payment Amount actually paid on such class at the Available Interest Rate, together with any such shortfall in payment of interest remaining unpaid from previous Payment Dates plus interest accrued thereon at the related Note Accrual Rate, is referred to as an "Interest Carry Forward Amount". The Interest Carry Forward Amount, if any, for any class of the Notes for any Payment Date is payable to the extent of available funds remaining after certain other payments on the Notes on such Payment Date, but before any payments on the Equity Certificates on such Payment Date. See "--Overcollateralization Provisions" herein.

         The "Interest Accrual Period" for any Payment Date is the period commencing on the Payment Date of the month immediately preceding the month in which such Payment Date occurs (or, in the case of the first period, commencing on the Closing Date) and ending on the day preceding such Payment Date. All payments of interest on the Notes will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

         The Note Balance of a Note outstanding at any time represents the then maximum amount that the holder thereof is entitled to receive as payments allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Estate. The "Note Balance" of any class of Notes as of any date of determination is equal to the initial Note Balance thereof reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Note and (b) any reductions in the Note Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein.

CALCULATION OF ONE-MONTH LIBOR

         With respect to each Interest Accrual Period, on the second business day preceding such Interest Accrual Period, (each such date, an "Interest Determination Date"), the Indenture Trustee will determine One-Month LIBOR for the next Interest Accrual Period. "One Month LIBOR" means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

         As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); "Reference Banks" means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Indenture Trustee and (iii) not controlling, controlled by, or under common control with, the Depositor or the Issuer; and "Reserve Interest Rate" shall be the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks.

         The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Notes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

PRINCIPAL PAYMENTS ON THE NOTES

         On each Payment Date, the Principal Payment Amount will be distributed to the holders of the Notes then entitled to payments of principal. The "Principal Payment Amount" for any Payment Date, other than the Final Maturity Date and the Payment Date immediately following the acceleration of the Notes due to an Event of Default, will be the lesser of:

         (a) the excess of the Available Payment Amount over the aggregate of the Interest Payment

         (b)      THE SUM OF:

                  (i) the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

                  (ii) the principal portion of all proceeds received during the related Prepayment Period in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as contemplated in the Servicing Agreements;

                  (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans;

                  (iv) the principal portion of any Realized Losses incurred or deemed to have been incurred on any Mortgage Loans in the calendar month preceding such Payment Date to the extent covered by Net Monthly Excess Cashflow (as defined herein) for such Payment Date; and

                  (v) the amount of any Overcollateralization Increase Amount (as defined herein) for such Payment Date;

         MINUS

                  (vi) the amount of any Overcollateralization Reduction Amount (as defined herein) for such Payment Date.

         The "Principal Payment Amount" for the Final Maturity Date or the Payment Date immediately following the acceleration of the Notes due to an Event of Default will equal the amount necessary to reduce the Note Balance of any Notes outstanding to zero. In no event will the Principal Payment Amount with respect to any Payment Date be (x) less than zero or (y) greater than the then-outstanding aggregate Note Balance of the Notes. The Principal Payment Amount for the first Payment Date will include approximately $_________ collected by the Servicers in respect of prepayments on the Mortgage Loans during the _________ ____ Prepayment Period.

         On each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Payment Amount shall be distributed: first, to the Class A Notes, until the Note Balance thereof has been reduced to zero; second, to the Class M-1 Notes, until the Note Balance thereof has been reduced to zero; third, to the Class M-2 Notes, until the Note Balance thereof has been reduced to zero; and fourth, to the Class M-3 Notes, until the Note Balance thereof has been reduced to zero.

         On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Class A Notes and the Subordinate Notes shall be entitled to receive payments in respect of principal to the extent of the Principal Payment Amount in the following amounts and order of priority:

         FIRST, the lesser of (x) the Principal Payment Amount and (y) the Class A Principal Payment Amount, shall be distributed to the holders of the Class A Notes, until the Note Balance thereof has been reduced to zero;

         SECOND, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the amount distributed to the holders of the Class A Notes pursuant to clause FIRST above and (y) the Class M-1 Principal Payment Amount, shall be distributed to the holders of the Class M-1 Notes, until the Note Balance thereof has been reduced to zero;

         THIRD, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the sum of the amounts distributed to the holders of the Class A Notes pursuant to clause FIRST above and to the holders of the Class M-1 Notes pursuant to clause SECOND above and (y) the Class M-2 Principal Payment Amount, shall be distributed to the holders of the Class M-2 Notes, until the Note Balance thereof has been reduced to zero; and

         FOURTH, the lesser of (x) the excess of (i) the Principal Payment Amount over (ii) the sum of the amounts distributed to the holders of the Class A Notes pursuant to clause FIRST above, to the holders of the Class M-1 Notes pursuant to clause SECOND above and to the holders of the Class M-2 Notes pursuant to clause THIRD above and (y) the Class M-3 Principal Payment Amount, shall be distributed to the holders of the Class M-3 Notes, until the Note Balance thereof has been reduced to zero.

         On the Final Maturity Date or the Payment Date immediately following the acceleration of the Notes due to any Event of Default principal will be payable on each class of Notes in an amount equal to the Note Balance thereof on such Payment Date. On the Final Maturity Date or the Payment Date immediately following the acceleration of the Notes due to any Event of Default, amounts in respect of accrued interest, Interest Carry Forward Amounts and Allocated Realized Loss Amounts will also be payable on each class of Notes in the priorities set forth in the Indenture. There can be no assurance, however, that sufficient funds will be available on any such date to retire the Note Balances and pay such other amounts.

         The allocation of payments in respect of principal to the Class A Notes on each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Notes while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the Mortgage Loans evidenced by the Subordinate Notes and the Overcollateralized Amount. Increasing the respective percentage interest in the Trust Estate of the Subordinate Notes and the Overcollateralized Amount relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the Subordinate Notes and the Overcollateralized Amount.

         The "Available Payment Amount" for any Payment Date is equal to the sum, net of amounts reimbursable therefrom to the Master Servicer, the Servicers, the Indenture Trustee or the Owner Trustee, of (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date, after deduction of the Master Servicing Fee, the Servicing Fees and the Indenture Trustee Fee, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the preceding calendar month and (iii) all P&I Advances with respect to the Mortgage Loans received for such Payment Date. The holders of the Equity Certificates will be entitled to all Prepayment Charges received on the Mortgage Loans and such amounts will not be available for distribution on the Notes.

         The "Class A Principal Payment Amount" for any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of (x) the Note Balance of the Class A Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) _____% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus $_________.

         The "Class M-1 Principal Payment Amount" for any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (i) the Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on such Payment Date) and (ii) the Note Balance of the Class M-1 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of
(i) _____% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus $_________.

         The "Class M-2 Principal Payment Amount" for any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (i) the Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on such Payment Date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on such Payment Date) and (iii) the Note Balance of the Class M-2 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of
(i) _____% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus $__________.

         The "Class M-3 Principal Payment Amount" for any Payment Date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of (x) the sum of (i) the Note Balance of the Class A Notes (after taking into account the payment of the Class A Principal Payment Amount on such Payment Date), (ii) the Note Balance of the Class M-1 Notes (after taking into account the payment of the Class M-1 Principal Payment Amount on such Payment Date), (iii) the Note Balance of the Class M-2 Notes (after taking into account the payment of the Class M-2 Principal Payment Amount on such date) and (iv) the Note Balance of the Class M-3 Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) _____% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus
$__________.

         The "Stepdown Date" for any Payment Date is the later to occur of (x) the Payment Date occurring in _______ ____ and (y) the first Payment Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans, but prior to any payment of the Principal Payment Amount to the Notes then entitled to payments of principal on such Payment Date) is greater than or equal to _____%.

         With respect to any Payment Date, a "Trigger Event" is in effect if the percentage obtained by dividing (x) the principal amount of Mortgage Loans delinquent 60 days or more by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds the lesser of (i) _____% of the Credit Enhancement Percentage and (ii) ______%.

         The "Credit Enhancement Percentage" for any Payment Date is the percentage obtained by dividing (x) the sum of the Overcollateralized Amount and the aggregate Note Balance of the Subordinate Notes by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account payments of principal on the Mortgage Loans and payment of the Principal Payment Amount to the Notes on such Payment Date.

CREDIT ENHANCEMENT

         The Credit Enhancement provided for the benefit of the holders of the Notes consists of subordination, as described below, and overcollateralization, as described under "--Overcollateralization Provisions" herein.

         The rights of the holders of the Subordinate Notes and the Equity Certificates to receive payments will be subordinated, to the extent described herein, to the rights of the holders of the Class A Notes. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Notes of the full amount of interest and principal to which they are entitled and to afford such holders protection against Realized Losses.

         The protection afforded to the holders of the Class A Notes by means of the subordination of the Subordinate Notes and the Equity Certificates will be accomplished by (i) the preferential right of the holders of the Class A Notes to receive on any Payment Date, prior to payment on the Subordinate Notes and the Equity Certificates, payments in respect of interest and principal, subject to available funds, and (ii) if necessary, the right of the holders of the Class A Notes to receive future payments of amounts that would otherwise be payable to the holders of the Subordinate Notes and the Equity Certificates.

         In addition, the rights of the holders of Subordinate Notes with lower numerical class designations will be senior to the rights of holders of Subordinate Notes with higher numerical class designations, and the rights of the holders of all of the Subordinate Notes to receive payments in respect of the Mortgage Loans will be senior to the rights of the holders of the Equity Certificates, in each case to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of Subordinate Notes with lower numerical class designations relative to the holders of Subordinate Notes with higher numerical class designations (and by the holders of all of the Subordinate Notes relative to the holders of the Equity Certificates) of the full amount of interest and principal to which they are entitled and to afford such holders protection against Realized Losses, as described under "--Allocation of Realized Losses" herein.

OVERCOLLATERALIZATION PROVISIONS

         The weighted average Mortgage Rate for the Mortgage Loans (adjusted to reflect the Master Servicing Fee, the Servicing Fees and the Indenture Trustee Fee payable from interest received or advanced on the Mortgage Loans) is generally expected to be higher than the weighted average of the Note Interest Rates on the Notes, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest payments on the Notes. The Indenture requires that, on each Payment Date, the Net Monthly Excess Cashflow, if any, be applied on such Payment Date as an accelerated payment of principal on class or classes of Notes then entitled to receive payments in respect of principal, but only to the limited extent hereafter described. The "Net Monthly Excess Cashflow" for any Payment Date is equal to the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of
(x) the Available Payment Amount for such Payment Date over (y) the sum for such Payment Date of the aggregate of the Interest Payment Amounts payable to the holders of the Notes and the sum of the amounts described in clauses (b)(i) through (iii) of the definition of Principal Payment Amount.

         With respect to any Payment Date, any Net Monthly Excess Cashflow (or, in the case of clause FIRST below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be paid as follows:

         FIRST, to the holders of the class or classes of Notes then entitled to receive payments in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the Mortgage Loans;

         SECOND, to the holders of the class or classes of Notes then entitled to receive payments in respect of principal, in an amount equal to the Overcollateralization Increase Amount;

         THIRD, to the holders of the Class A Notes, in an amount equal to the Interest Carry Forward Amount for such Notes;

         FOURTH, to the holders of the Class M-1 Notes, in an amount equal to the Interest Carry Forward Amount for such Notes;

         FIFTH, to the holders of the Class M-1 Notes, in an amount equal to the Allocated Realized Loss Amount for such Notes;

         SIXTH, to the holders of the Class M-2 Notes, in an amount equal to the Interest Carry Forward Amount for such Notes;

         SEVENTH, to the holders of the Class M-2 Notes, in an amount equal to the Allocated Realized Loss Amount for such Notes;

         EIGHTH, to the holders of the Class M-3 Notes, in an amount equal to the Interest Carry Forward Amount for such Notes;

         NINTH, to the holders of the Class M-3 Notes, in an amount equal to the Allocated Realized Loss Amount for such Notes; and

         TENTH, to the holders of the Equity Certificates as provided in the Indenture.

         With respect to any Payment Date, the excess, if any, of (a) the aggregate principal balance of the Mortgage Loans immediately following such Payment Date over (b) the Note Balance of the Notes, after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Payment Amount on such Payment Date, is the "Overcollateralized Amount" for the Notes as of such Payment Date. As of the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate Note Balance of the Notes by an amount equal to approximately $_________. Such amount represents approximately ____% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, which is the initial amount of overcollateralization required to be provided by the Mortgage Pool under the Indenture. Under the Indenture, the Overcollateralized Amount is required to be maintained at the "Required Overcollateralized Amount". In the event that Realized Losses are incurred on the Mortgage Loans, such Realized Losses may result in an overcollateralization deficiency since such Realized Losses will reduce the principal balance of the Mortgage Loans without a corresponding reduction to the aggregate Note Balance of the Notes. In such event, the Indenture requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to any such overcollateralization deficiency, which shall constitute a principal payment on the Notes in reduction of the Note Balances thereof. This has the effect of accelerating the amortization of the Notes relative to the amortization of the Mortgage Loans, and of increasing the Overcollateralized Amount. With respect to the Notes and any Payment Date, any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized Amount exceeds the Overcollateralized Amount as of such Payment Date is the "Overcollateralization Increase Amount".

         On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralized Amount may be permitted to decrease ("step down") below the initial $___________ level to a level equal to approximately ____% of the then current aggregate outstanding principal balance of the Mortgage Loans (after giving effect to principal payments to be distributed on such Payment Date), subject to a floor of $_________. In the event that the Required Overcollateralized Amount is permitted to step down on any Payment Date, the Indenture provides that a portion of the principal which would otherwise be distributed to the holders of the Notes on such Payment Date shall be distributed to the holders of the Equity Certificates, subject to the priorities set forth above. With respect to each such Payment Date, the Principal Payment Amount will be reduced by the amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount (the "Overcollateralization Reduction Amount") after taking into account all other payments to be made on such Payment Date, which amount shall be distributed as Net Monthly Excess Cashflow pursuant to the priorities set forth above. This has the effect of decelerating the amortization of the Notes relative to the amortization of the Mortgage Loans, and of reducing the Overcollateralized Amount. However, if on any Payment Date a Trigger Event is in effect, the Required Overcollateralized Amount will not be permitted to step down on such Payment Date.

ALLOCATION OF LOSSES; SUBORDINATION

         With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale, disposition of the related Mortgaged Property (if acquired by deed in lieu of foreclosure) or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicers for P&I Advances, servicing advances and Servicing Fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Bankruptcy Losses are referred to herein as "Realized Losses".

         Any Realized Loss on the Mortgage Loans will be allocated on any Payment Date, first, to Net Monthly Excess Cashflow, second, to the Overcollateralized Amount, third, to the Class M-3 Notes, fourth, to the Class M-2 Notes, and fifth, to the Class M-1 Notes. With respect to any class of Subordinate Notes and any Payment Date, the sum of (i) any such Realized Loss allocated to such class of Subordinate Notes on such Payment Date and (ii) any Allocated Realized Loss Amount for such class remaining unpaid from previous Payment Dates plus accrued interest thereon at the Note Accrual Rate for such class is referred to as an "Allocated Realized Loss Amount". The Indenture does not permit the allocation of Realized Losses to the Class A Notes. Investors in the Class A Notes should note that although Realized Losses cannot be allocated to the such Notes, under certain loss scenarios there will not be enough principal and interest collected on the Mortgage Loans to pay the Class A Notes all interest and principal amounts to which they are then entitled.

         Once Realized Losses have been allocated to the Subordinate Notes, such Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of such classes of Notes, after certain distributions to the holders of the Class A Notes and Subordinate Notes with lower numerical class designations, but before the Equity Certificates are entitled to any distributions.

         Any allocation of a Realized Loss to a Note will be made by reducing the Note Balance thereof by the amount so allocated on the Payment Date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described herein, in no event will the Note Balance of any Note be reduced more than once in respect of any particular amount both (i) allocable to such Notes in respect of Realized Losses and (ii) payable as principal to the holder of such Notes from Net Monthly Excess Cashflow.

         A "Bankruptcy Loss" is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, a "Deficient Valuation" is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A "Debt Service Reduction" is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

P&I ADVANCES

         Subject to the following limitations, each Servicer will be obligated to advance or cause to be advanced on or before each Payment Date its own funds, or funds in the Certificate Account that are not included in the Available Payment Amount for such Payment Date, in an amount equal to the aggregate of all payments of principal and interest, net of the related Servicing Fee, that were due during the related Due Period on the Mortgage Loans serviced by such Servicer and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, a "P&I Advance").

         P&I Advances are required to be made only to the extent they are deemed by the related Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such P&I Advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. The Servicers will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

         All P&I Advances will be reimbursable to the related Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by the related Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the related Servicer out of any funds in the Certificate Account prior to the payments on the Notes. In the event that any Servicer fails in its obligation to make any required advance, the Master Servicer will be obligated to make such advance, and in the event that the Master Servicer fails in its obligation to make such advance, the Indenture Trustee will be obligated to make such advance, in each such case to the extent required in the related Servicing Agreement.

                                   THE ISSUER

         [Citigroup] Trust Series ____-__ is a business trust formed under the laws of the State of Delaware pursuant to the Owner Trust Agreement, dated as of ________ __, ____, between the Depositor and the Owner Trustee for the transactions described in this Prospectus Supplement. The Owner Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the proceeds therefrom, (ii) issuing the Notes and the Equity Certificates, (iii) making payments on the Notes and the Equity Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Issuer is not expected to have any significant assets other than the Trust Estate pledged as collateral to secure the Notes. The assets of the Issuer will consist of the Mortgage Loans pledged to secure the Notes. The Issuer's principal offices are in __________, ________, in care of ________________, as Owner Trustee.

                                   THE SELLER

         __________________ (the "Seller"), in its capacity as mortgage loan seller, will sell the Mortgage Loans to the ___________ pursuant to a Mortgage Loan Purchase Agreement, dated as of _________ __, ____, between the Seller and the __________ SPE.

                               THE __________ SPE

         ________________ (the "_________ SPE"), a special purpose entity that is an affiliate of the Issuer and the Seller, will convey the Mortgage Loans to the Depositor pursuant to an Ownership Transfer Agreement, dated as of ________ __, ____, between the _______ SPE and the Depositor.

                                THE OWNER TRUSTEE

         _________________ is the Owner Trustee under the Owner Trust Agreement. The Owner Trustee is a _________ banking corporation and its principal offices are located in _____________.

         Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Noteholders under the Owner Trust Agreement under any circumstances, except for the Owner Trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Owner Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Owner Trust Agreement.

         The principal compensation to be paid to the Owner Trustee in respect of its obligations under the Owner Trust Agreement will have been paid by or on behalf of the Issuer on or prior to the Closing Date.

                              THE INDENTURE TRUSTEE

         ____________________, a ____________ banking association, will act as
Indenture Trustee for the Notes pursuant to the Indenture. The Indenture Trustee's offices for notices under the Indenture are located at ______________________________ and its telephone number is ______________.

         The principal compensation to be paid to the Indenture Trustee in respect of its obligations under the Indenture (the "Indenture Trustee Fee") will be equal to (i) accrued interest at ________% per annum (the "Indenture Trustee Fee Rate") on the Scheduled Principal Balance of each Mortgage Loan, payable monthly, and (ii) any interest or other income earned on funds held in the Certificate Account (to the extent not payable as compensation to the related Servicer) as provided in the Indenture. The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date (after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received), reduced by (x) the principal portion of all monthly payments due on or before the date of determination, whether or not received, (y) all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs, and (z) any Bankruptcy Loss occurring out of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

         The Indenture will provide that the Indenture Trustee may withdraw funds from the Certificate Account (i) to reimburse itself for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection and including reasonable compensation and expenses, disbursements and advances of its agents, counsel, accountants and experts and (ii) to reimburse the Owner Trustee for all reasonable out-of pocket expenses incurred or made by the Owner Trustee for all services rendered by the Owner Trustee it in the Owner Trustee's execution of the trust created under the Owner Trust Agreement and in the exercise and performance of any of the Owner Trustee's powers and duties under the Owner Trust Agreement. Under the Indenture, the Issuer (from the assets of the Trust Estate) shall indemnify the Indenture Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by the Indenture Trustee in connection with the administration of the Trust Estate and the performance of the Indenture Trustee's duties hereunder. The Issuer is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

                            THE SERVICING AGREEMENTS

         The following summary describes certain terms of the Servicing Agreements, dated as of __________ __, ____ (the "Servicing Agreements"), among the Issuer, the Indenture Trustee, the Master Servicer and the related Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreements. Whenever particular sections or defined terms of the Servicing Agreements are referred to, such sections or defined terms are thereby incorporated herein by reference. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Servicing Agreements. Requests should be addressed to the Secretary, Citigroup Mortgage Loan Trust Inc., 390 Greenwich Street, 4th Floor, New York, New York 10013.

                            ORIGINATORS AND SERVICERS

[ORIGINATOR]

         The information set forth in the following paragraphs has been provided by _______________. None of the Issuer, the other Originators, the Depositor, the Master Servicer, the Seller, the _________ SPE, the Owner Trustee, the Indenture Trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information. The following table summarizes ____________'s one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by __________ from other loan originators.


                                         YEAR ENDED DECEMBER 31,
                                         -----------------------
                                  1999       2000       2001       2002
                                  ----       ----       ----       ----
                                          (DOLLARS IN THOUSANDS)
                               ----------------------------------------------
Originations..............     $           $          $          $          $
Sales.....................     $           $          $          $          $

         The following table sets forth the delinquency and loss experience at the dates indicated for residential (one- to four-family and multifamily) loans serviced by ___________ that were originated or purchased by __________:


                                             AT DECEMBER 31,
                                         -----------------------
                                  1999       2000       2001       2002
                                  ----       ----       ----       ----
                                         (DOLLARS IN THOUSANDS)
                                ---------------------------------------
Total Outstanding Principal
  Balance......................
Number of Loans................

DELINQUENCY

Period of Delinquency:

31-60 Days

  Principal Balance............

  Number of Loans..............

  Delinquency as a Percentage
  of Total Outstanding
  Principal Balance............

  Delinquency as a Percentage
  of Number of Loans...........

61-90 Days

  Principal Balance............

  Number of Loans..............

  Delinquency as a Percentage
  of Total Outstanding
  Principal Balance............

  Delinquency as a Percentage
  of Number of Loans...........

91 Days or More

  Principal Balance............

  Number of Loans..............

  Delinquency as a Percentage
  of Total Outstanding
  Principal Balance............

  Delinquency as a Percentage
  of Number of Loans...........

Total Delinquencies

  Principal Balance............

  Number of Loans..............

  Delinquency as a Percentage
  of Total Outstanding
  Principal Balance............

  Delinquency as a Percentage
  of Number of Loans...........

FORECLOSURES PENDING (1)

  Principal Balance............

  Number of Loans..............

  Foreclosures Pending as a
  Percentage of Total
  Outstanding Principal
  Balance......................

  Foreclosures Pending as a
  Percentage of Number of
  Loans........................

NET LOAN LOSSES for the
  Period (2)...................

NET LOAN LOSSES as a
  Percentage of Total
  Outstanding Principal
  Balance......................

_______________________

(1) Includes mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

(2) Net Loan Losses is calculated for loans conveyed to REMIC trust funds as the aggregate of the net loan loss for all such loans liquidated during the period indicated. The net loan loss for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan. The majority of residential loans serviced by the master servicer have been conveyed to REMIC trust funds.

[ORIGINATOR]

         The information set forth in the following paragraphs has been provided by ______________. None of the Issuer, the other Originators, the Depositor, the Master Servicer, the Seller, the _________ SPE, the Owner Trustee, the Indenture Trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

[ORIGINATOR]

         The information set forth in the following paragraphs has been provided by ________________ ("____________"). None of the Issuer, the other Originators, the Depositor, the Master Servicer, the Seller, the __________ SPE, the Owner Trustee, the Indenture Trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information. Pursuant to the related Servicing Agreement, ____________ will serve as servicer for the Mortgage Loans sold indirectly by it to the Depositor (in such capacity, with respect to such Mortgage Loans, the "Servicer"). Notwithstanding the foregoing, the Master Servicer and ___________ have advised the Depositor that with respect to a portion of the Mortgage Loans initially to be serviced by _____________, the servicing thereof is expected to be transferred to the Master Servicer, whereupon the Master Servicer will act in the capacity as "Servicer" under the applicable Servicing Agreement to the extent of such Mortgage Loans. Such portion of the Mortgage Loans that is expected to be subject to such servicing transfer represents approximately _____% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date.

         The table below sets forth the overall delinquency experience on residential one-to-four-family mortgage loans for non-conforming credits which are currently serviced by ____________. No mortgage loan is considered delinquent for purposes of the table until a payment is 30 days past due on a contractual basis. It should be noted that ______________ commenced its servicing activities for these types of non-conforming mortgage loans in ____ and that its portfolio consists of mortgage loans that were originated during the periods from ____ to ____ in accordance with the underwriting standards it had established or other underwriting guidelines that it determined were substantially similar. The information in the table below is not intended to indicate or predict the expected delinquency experience on past, current or future pools of mortgage loans for which __________ _ is the primary servicer.

                NON-CONFORMING MORTGAGE LOAN PORTFOLIO EXPERIENCE

                                             AT DECEMBER 31,
                                         -----------------------
                                  1999       2000       2001       2002
                                  ----       ----       ----       ----
                                         (DOLLARS IN THOUSANDS)
                                ---------------------------------------

Total Principal Balance (at
period end)...................

Average portfolio principal
balance (1)

DELINQUENCY (at period end)(2)

30-59 Days

  Principal Balance...........

  Percent (3).................

60-89 Days

  Principal Balance...........

  Percent (3).................

90 Days or More

  Principal Balance...........

  Percent (3).................

Total Delinquencies

  Principal Balance...........

  Percent (3).................

FORECLOSURES

  Principal Balance...........

  Percent (3).................

DELINQUENCY (at period end)

  Net gains /(losses) on
  liquidated loans............

  Percentage of net
  gains/(losses) on liquidated
  loans (based on average
  portfolio principal
  balance)....................

  ________________

(1) Calculated by summing the actual outstanding principal balances at the end of each month and dividing the total by the number of months in the applicable period. (2) Delinquency information does not include loans in foreclosure or REO. (3) Percentages are expressed based upon the total outstanding principal balance at the end of the indicated period. (4) Annualized.

         It is unlikely that the delinquency experience of the Mortgage Loans comprising the Mortgage Pool will correspond to the delinquency experience of the mortgage portfolios set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the indicated mortgage servicing portfolios only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans comprising the Mortgage Pool will depend on the results obtained over the life of the Mortgage Pool. The mortgage servicing portfolios set forth above include mortgage loans that were originated using a variety of different underwriting procedures and standards which may have been more selective. They include mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the Mortgage Loans comprising the Mortgage Pool. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by ______________. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Mortgage Pool.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to each Servicer in respect of its servicing activities for the Notes will be equal to accrued interest at the Servicing Fee Rate of ____% per annum with respect to each Mortgage Loan serviced by it for each calendar month on the same principal balance on which interest on such Mortgage Loan accrues for such calendar month (the "Servicing Fee"). As additional servicing compensation, each Servicer is entitled to retain all assumption fees and late payment charges in respect of Mortgage Loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account (to the extent not payable as compensation to the Indenture Trustee) and any escrow accounts in respect of Mortgage Loans serviced by it.

         When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of such prepayment for the month in which such prepayment is made. Each Servicer is obligated to pay from its own funds ("Compensating Interest") only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the Mortgage Loans serviced by it ("Prepayment Interest Shortfall"), but only to the extent of its aggregate Servicing Fee for the related Due Period. Each Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool in respect of Mortgage Loans serviced by it and incurred by such Servicer in connection with its responsibilities under the related Servicing Agreement and is entitled to reimbursement therefor as provided in such Servicing Agreement. With respect to the Mortgage Loans serviced by _________, _________ will also be entitled to reimbursement of servicing advances and principal and interest advances made by it as servicer of such Mortgage Loans prior to the Cut-off Date. See "Description of the Securities--Retained Interest; Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding expenses payable by the Servicers.

SALE OF DEFAULTED MORTGAGE LOANS

         If consent to the operation of the provisions described below shall have been given by the related Servicer (unless the Directing Holder, as defined below, is the Seller or an affiliate thereof, in which case such consent shall not be required), then with respect to any Mortgage Loan that is delinquent in excess of the number of days provided in the related Servicing Agreement, (i) the holder of a majority in Percentage Interest of the Equity Certificates (the "Directing Holder") may direct the related Servicer to commence foreclosure and
(ii) prior to commencement of foreclosure of any Mortgage Loan, such Servicer will notify the Directing Holder of such proposed foreclosure in order to permit the Directing Holder the right to instruct such Servicer to delay the proposed foreclosure. In the case of the exercise by the Directing Holder of the right to direct the related Servicer pursuant to either clause (i) or clause (ii) above, the Directing Holder will provide to such Servicer an appraisal of the related Mortgaged Property (the "Loan Appraisal"). Within two business days of instructing the related Servicer to commence or delay foreclosure, the Directing Holder will deposit in a segregated account maintained with the related Servicer (the related "Collateral Account") for the benefit of the Noteholders an amount equal to ___% of the Valuation (as defined below) of the related Mortgage Loan plus three months' interest at the related Mortgage Rate. While foreclosure is delayed pursuant to the direction of the Directing Holder, the Directing Holder may direct the related Servicer to proceed with foreclosure at anytime.

         With respect to any election by the Directing Holder to delay foreclosure, the "Valuation" of any Mortgage Loan shall be the greater of the outstanding principal balance thereof and the fair market value thereof as provided in the related Loan Appraisal. With respect to any election by the Directing Holder to commence foreclosure, the "Valuation" of any Mortgage Loan shall equal the outstanding principal balance thereof.

         Upon the liquidation of the related Mortgage Loan or the disposition of the related Mortgaged Property in accordance with the requirements set forth in the related Servicing Agreement, the related Servicer will calculate the amount, if any, by which the Valuation exceeds the actual sales price obtained for the related Mortgage Loan or the Mortgaged Property, as the case may be, and the related Servicer will withdraw the amount of such excess from the Collateral Account and deposit such amount into the related Certificate Account. If the amount realized pursuant to the above-described procedures exceeds the Valuation, the related Servicer will deposit immediately upon realization from such proceeds such excess into the Certificate Account. The related Servicer shall apply all such amounts as additional liquidation proceeds pursuant to the related Servicing Agreement. If any election to delay foreclosure is to be extended for a period in excess of three months from the Directing Holder's direction to the related Servicer to delay foreclosure, the Directing Holder will be required to deposit in the Collateral Account in advance the amount of each additional month's interest at the related Mortgage Rate. If the above-described procedures do not result in the Mortgage Loan being brought current within six months of the Directing Holder's direction to the related Servicer to delay foreclosure, the Directing Holder will be required to either
(i) purchase the Mortgage Loan for a purchase price equal to the fair market value thereof as shown on the Loan Appraisal or (ii) allow the related Servicer to proceed with the commencement of foreclosure. Should the Directing Holder elect to purchase the Mortgage Loan, the related Servicer will first apply funds on deposit in the related Collateral Account towards such purchase price; any shortage will be paid by the Directing Holder and any excess will be returned to it.

         With respect to any Mortgage Loan as to which the Directing Holder has directed the related Servicer to commence foreclosure or to delay foreclosure, such Servicer may withdraw from the Collateral Account from time to time amounts necessary to reimburse such Servicer for all P&I Advances and servicing advances in accordance with the related Servicing Agreement. In the event that the related Mortgage Loan is brought current, the amounts so withdrawn from the Collateral Account by the related Servicer as reimbursement for P&I Advances or servicing advances shall be redeposited therein by the related Servicer and such Servicer shall be reimbursed as provided in the related Servicing Agreement. Following foreclosure, liquidation, disposition or the bringing current of the related Mortgage Loan, as applicable, all amounts remaining in the Collateral Account will be released to the Directing Holder. In the event that amounts on deposit in the Collateral Account are insufficient to cover the withdrawals that the related Servicer is entitled to make for P&I Advances, servicing advances or for deposit into the Certificate Account, the Directing Holder will be obligated to pay such amounts to the related Servicer for deposit into the Collateral Account. The Directing Holder may direct that amounts on deposit in the Collateral Account be invested in Permitted Investments. Interest or other income earned on funds in the Collateral Account will be paid to the Directing Holder and the amount of any loss on such funds will be immediately deposited into the Collateral Account by the Directing Holder when realized. The Directing Holder will grant to the related Servicer for the benefit of the Noteholders a security interest in the Collateral Account, all amounts deposited therein or invested in Permitted Investments, and all proceeds of the foregoing.

         Notwithstanding the foregoing, the provisions described above shall not be operative in the case of the Mortgage Loans serviced by ___________.

SERVICER EVENTS OF DEFAULT

         In addition to those Events of Default (as defined in the Prospectus) pertaining to the servicing of the Mortgage Loans and described under "Description of the Securities--Events of Default" in the Prospectus, upon the occurrence of certain loss triggers with respect to the Mortgage Loans, the Servicer may be removed as servicer of the Mortgage Loans serviced by it in accordance with the terms of the related Servicing Agreement. If any Servicer is removed in connection with an Event of Default applicable to such Servicer under the terms of the related Servicing Agreement, the Master Servicer will become the successor Servicer of the Mortgage Loans serviced by such terminated Servicer.

                               THE MASTER SERVICER

         __________________ (the "Master Servicer") is the Master Servicer under each of the Servicing Agreements. The Master Servicer is a ____________ corporation. The Master Servicer's principal offices are located in
_______________.

         The principal compensation to be paid to the Master Servicer in respect of its obligations under the Servicing Agreements (the "Master Servicing Fee") will be equal to accrued interest at the Master Servicing Fee Rate on the Scheduled Principal Balance of each Mortgage Loan, payable monthly. The "Master Servicing Fee Rate" is equal to (i) ____% per annum in the case of each ____-____ Mortgage Loan and (ii) ____% per annum in the case of each other Mortgage Loan.

                     THE INDENTURE AND OWNER TRUST AGREEMENT

         The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Owner Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, such defined terms are thereby incorporated herein by reference. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Indenture and the Owner Trust Agreement. Requests should be addressed to the Secretary, Citigroup Mortgage Loan Trust Inc., Seven World Trade Center, New York, New York 10048.

GENERAL

         The Notes will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Notes containing a copy of the Indenture and the Owner Trust Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Notes. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust Estate, the terms and conditions of the Indenture and the Owner Trust Agreement and the Notes. The Notes will be transferable and exchangeable at the corporate trust offices of the Indenture Trustee, located in _______________.

ASSIGNMENT OF MORTGAGE LOANS

         On or prior to the date the Notes are issued, the Seller will convey each Mortgage Loan to the __________ SPE, who in turn will convey each such Mortgage Loan to the Depositor, who in turn will convey each Mortgage Loan to the Issuer.

         At the time of issuance of the Notes, the Issuer will pledge all of its right, title and interest in and to the Mortgage Loans, including all principal and interest due on each such Mortgage Loan after the Cut-off Dates, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the Notes; provided, however, that the Seller will reserve and retain all its right, title and interest in and to principal and interest due on such Mortgage Loan on or prior to the Cut-off Date (whether or not received on or prior to the Cut-off Date), and to prepayments received prior to the Cut-off Date. The Indenture Trustee, concurrently with such assignment, will authenticate and deliver the Notes at the direction of the Issuer in exchange for, among other things, the Mortgage Loans.

         The Indenture will require the Issuer to deliver to the Indenture Trustee or to a custodian with respect to each Mortgage Loan (i) the mortgage note endorsed without recourse to the Indenture Trustee, (ii) the original mortgage with evidence of recording indicated thereon and (iii) an assignment of the mortgage in recordable form to the Indenture Trustee. Such assignments of Mortgage Loans are required to be recorded by or on behalf of the Seller, at the expense of the Seller, in the appropriate offices for real property records.

EVENTS OF DEFAULT

         Notwithstanding the Prospectus, an "Event of Default" under the Indenture with respect to the Notes is as follows: (a) the failure of the Issuer to pay the Interest Payment Amount, the Principal Payment Amount or any Overcollateralization Increase Amount on any Payment Date, in each case to the extent that funds are available on such Payment Date to make such payments, which continues unremedied for a period of five days; (b) the failure by the Issuer on the Final Maturity Date to reduce the Note Balances of any Notes then outstanding to zero; (c) a default in the observance or performance of any covenant or agreement of the Issuer in the Indenture and the continuation of any such default for a period of thirty days after notice to the Issuer by the Indenture Trustee or by the holders of at least 25% of the Voting Rights of the Notes; (d) any representation or warranty made by the Issuer in the Indenture or in any certificate or other writing delivered pursuant thereto having been incorrect in any material respect as of the time made, and the circumstance in respect of which such representation or warranty being incorrect not having been cured within thirty days after notice thereof is given to the Issuer by the Indenture Trustee or by the holders of at least 25% of the Voting Rights of the Notes; or (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer.

         Notwithstanding, the Prospectus, if an Event of Default occurs and is continuing, the Indenture Trustee or the holders of a majority of the Voting Rights may declare the Note Balance of all the Notes to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding Voting Rights.

         If following an Event of Default, the Notes have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding Voting Rights consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid at their respective Note Accrual Rates, on the outstanding Notes at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding Voting Rights.

         In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

         In the event the principal of the Notes is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

         No Noteholder will have any right under the Indenture to institute any proceeding with respect to such Indenture unless (a) such holder previously has given to the Indenture Trustee written notice of default and the continuance thereof, (b) the holders of Notes of any class evidencing not less than 25% of the aggregate outstanding Note Balance constituting such class (i) have made written request upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee thereunder and (ii) have offered to the Indenture Trustee reasonable indemnity, (c) the Indenture Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity and (d) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by the holders of a majority of the Note Balance of such class. However, the Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Notes covered by such Indenture, unless such holders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

VOTING RIGHTS

         At all times, 100% of all Voting Rights will be allocated among the holders of the Class A Notes (or, after the Class A Notes have been paid in full, the class of Subordinate Notes then outstanding with the lowest numerical class designation) in proportion to the then outstanding Note Balances of their respective Notes.

OPTIONAL REDEMPTION

         The circumstances under which the obligations created by the Indenture will terminate in respect of the Notes are described in "Description of the Securities--Termination" in the Prospectus.

         At its option, the majority holder of the Equity Certificates may redeem the Notes, in whole but not in part, on any Payment Date on or after the Payment Date on which the aggregate Note Balance is reduced to less than 20% of the aggregate initial Note Balance. Any such redemption will be paid in cash at a price equal to the sum of (w) 100% of the aggregate Note Balance then outstanding, (x) the aggregate of any Allocated Realized Loss Amounts on the Notes remaining unpaid immediately prior to such Payment Date, (y) the aggregate of the Interest Payment Amounts on the Notes for such Payment Date and (z) the aggregate of any Interest Carry Forward Amounts for such Payment Date. Upon any such redemption, the remaining assets in the Trust Estate shall be released from the lien of the Indenture.

         In addition, with respect to the ____-___ Mortgage Loans, the majority holder of the Equity Certificates may at its option obtain the release of such portion of the Mortgage Pool (together with any properties acquired in respect thereof) remaining in the Trust Estate from the lien of the Indenture, and in connection therewith effect a partial redemption of the Notes, on any Payment Date on or after the Payment Date following the Due Period in which the aggregate principal balance of the ____-___ Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Estate is reduced to less than $_____________. The ____-___ Mortgage Loans have an aggregate principal balance of approximately $__________ as of the Cut-off Date. Any such redemption shall be paid in cash at a price generally equal to the sum of (x) 100% of the then-outstanding principal balance of each such Mortgage Loan plus accrued interest thereon at their respective Mortgage Rates through the last day of the calendar month preceding the month in which such redemption occurs, (y) the then fair market value of each such property and (z) the amount of any servicing advances reimbursable to the related Servicer in respect of such Mortgage Loans.

         For purposes of payments on the Notes and Equity Certificates on the Payment Date of such redemption, such redemption price shall be applied by the Indenture Trustee as a final liquidation of each of such Mortgage Loans and properties. The redemption price relating to any such properties, at their then fair market value, may result in a shortfall in payment to, and/or the allocation of Realized Losses to, one or more classes of the Notes. Furthermore, the Master Servicing Fee, the Servicing Fee and the Indenture Trustee Fee, as well as expenses and reimbursements permitted to be paid from the assets of the Trust Estate under the Indenture or the applicable Servicing Agreement, in each case to the extent payable or reimbursable with respect to such Mortgage Loans, will be payable from the amount received in respect of such redemption price and therefore, as provided in the Indenture, will be excluded from the Available Payment Amount for the Payment Date of such redemption.

         In no event will the trust created by the Indenture continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Indenture. See "Description of the Securities--Termination" in the Prospectus.

                         FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the Notes, Thacher Proffitt & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that based on the application of existing law and assuming compliance with the Owner Trust Agreement, for federal income tax purposes, (a) the Notes will be characterized as indebtedness and not as representing an ownership interest in the Trust Estate or an equity interest in the Issuer or the Depositor and (b) the Issuer will not be (i) classified as an association taxable as a corporation for federal income tax purposes or (ii) a "publicly traded partnership" as defined in Treasury Regulation Section 1.7704. The Notes will not be treated as having been issued with "original issue discount" (as defined in the Prospectus). The prepayment assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that the Mortgage Loans will prepay at a rate equal to __% CPR. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences" in the Prospectus.

         Taxable mortgage pool ("TMP") rules enacted as part of the Tax Reform Act of 1986 treat certain arrangements in which debt obligations are secured or backed by real estate mortgage loans as taxable corporations. An entity (or a portion thereof) will be characterized as a TMP if (i) substantially all of its assets are debt obligations and more than 50% of such debt obligations consist of real estate mortgage loans or interests therein, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) payments on the debt obligations referred to in clause (ii) bear a relationship to payments on the debt obligations referred to in clause (i). Furthermore, a group of assets held by an entity can be treated as a separate TMP if the assets are expected to produce significant cashflow that will support one or more of the entity's issues of debt obligation.

         It is anticipated that the Issuer will be characterized as a TMP for federal income tax purposes. In general, a TMP is treated as a "separate" corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation.

         The Notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(4)(A) of the Code. In addition, interest on the Notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Notes will also not be treated as "qualified mortgages" under
Section 860G(a)(3)(C) of the Code.

         Prospective investors in the Notes should see "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Notes.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, dated ________ __, ____ (the "Underwriting Agreement"), the Depositor has agreed to sell, and Citigroup Global Markets Inc. (the "Underwriter") has agreed to purchase the Notes. The Underwriter is obligated to purchase all Notes of the respective classes offered hereby if it purchases any. The Underwriter is an affiliate of the Depositor.

         The Notes will be purchased from the Depositor by the Underwriter and will be offered by the Underwriter to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Notes, before deducting expenses payable by the Depositor, will be approximately ___% of the aggregate initial Note Balance of the Notes. In connection with the purchase and sale of the Notes, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Offered Notes are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Notes will be made through the facilities of DTC on or about the Closing Date.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

                                SECONDARY MARKET

         There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Notes will be the monthly statements discussed in the Prospectus under "Description of the Securities--Reports to Securityholders", which will include information as to the outstanding principal balance of the Notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Notes will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Notes will be generally available on an ongoing basis. The limited nature of such information regarding the Notes may adversely affect the liquidity of the Notes, even if a secondary market for the Notes becomes available.

                                 LEGAL OPINIONS

         Certain legal matters relating to the Notes will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood LLP, New York, New York.

                                     RATINGS

         It is a condition of the issuance of the Notes that the Class A Notes be rated "AAA" by _____________ ("____") and "AAA" by _______________ ("_____"),
that the Class M-1 Notes be rated at least "AA" by ____ and at least "AA" by ____, that the Class M-2 Notes be rated at least "A" by ____ and at least "A" by
_____ and that the Class M-3 Notes be rated at least "BBB" by _____.

         The ratings of ___ and _____ assigned to the Notes address the likelihood of the receipt by Noteholders of all payments to which such Noteholders are entitled, other than payments of interest to the extent of any Interest Carry Forward Amounts. The rating process addresses structural and legal aspects associated with the Notes, including the nature of the underlying mortgage loans. The ratings assigned to the Notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate of such prepayments will differ from that originally anticipated. The ratings do not address the possibility that Noteholders might suffer a lower than anticipated yield due to non-credit events.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Notes.

         The Depositor has not requested that any rating agency rate the Notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes as stated above.

                                LEGAL INVESTMENT

         The Class A Notes and the Class M-1 Notes will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the Prospectus) and, as such, will be legal investments for certain entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of such entities to invest in "mortgage related securities", provided that such restricting legislation was enacted prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Notes and the Class M-3 Notes will not constitute "mortgage related securities" for purposes of SMMEA.

         The Depositor makes no representations as to the proper characterization of the Notes for legal investment or other purposes, or as to the ability of particular investors to purchase the Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Notes constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements (including, but not limited to, individual retirement accounts and annuities), as well as on collective investment funds and certain separate and general accounts of insurance companies in which such plans or arrangements are invested (all of which are hereinafter referred to as a "Plan") and on persons who are fiduciaries with respect to such Plans. ERISA and the Code prohibit certain transactions involving the assets of a Plan and "disqualified persons" (within the meaning of the Code; "Disqualified Persons") and "parties in interest" (within the meaning of ERISA; "Parties in Interest") who have certain specified relationships to the Plan. Accordingly, prior to making an investment in the Notes, investing Plans should determine whether the Issuer, the Depositor, the Seller, the Trust Estate, the Underwriter, any other underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Servicers, any other servicer, any administrator, any provider of credit support, or any insurer or any of their affiliates is a Party in Interest or Disqualified Person with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. Additionally, an investment of the assets of a Plan in securities may cause the assets included in the Trust Estate to be deemed "Plan Assets" of such Plan, and any person with certain specified relationships to the Trust Estate to be deemed a Party in Interest or Disqualified Person. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R.
Section 2510.3-101 (the "Plan Asset Regulations") defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the Plan Asset Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the Trust Estate), the underlying assets of that entity may be considered to be Plan Assets. The Plan Asset Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Although not entirely free from doubt, it is believed that, as of the date hereof, the Notes will be treated as debt obligations without significant equity features for the purposes of the Plan Asset Regulations. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the Plan Asset Regulations, Plans or persons investing Plan Assets should carefully consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Notes.

                           $___________ (APPROXIMATE)

                  CITIGROUP MORTGAGE LOAN TRUST INC. DEPOSITOR

                ASSET-BACKED FLOATING RATE NOTES, SERIES ____-___


                              PROSPECTUS SUPPLEMENT
                             DATED _______ __, ____


                                 MASTER SERVICER


                                    CITIGROUP
                                   UNDERWRITER


You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates offered hereby in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their cover pages.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______ __,
____.

                                     ANNEX I

        GLOBAL CLEARANCE, SETTLEMENT AND MAY BE DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Citigroup Mortgage Loan Trust Inc., [Citigroup] Trust Series ____-__, Asset-Backed Floating Rate Notes, Series ____-__, Class A, Class M-1, Class M-2 and Class M-3 Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Cedel and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedel and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

TRADING BETWEEN DTC PARTICIPANTS.

         Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed notes issues in same-day funds.

TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS.

         Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

TRADING BETWEEN DTC, SELLER AND CEDEL OR EUROCLEAR PARTICIPANTS.

         When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (I.E., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

         Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER.

         Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM 4224).

         A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001).

         Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Noteholders or their agent.

EXEMPTION FOR U.S. PERSONS (FORM W-9).

         U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

U.S. FEDERAL INCOME TAX REPORTING PROCEDURE.

         The Holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES
                              (ISSUABLE IN SERIES)

                       CITIGROUP MORTGAGE LOAN TRUST INC.
                                    DEPOSITOR

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURTIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

THIS PROSPECTUS MAY BE USED TO OFFER AND SELL THE SECURITIES ONLY IF ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

--------------------------------------------------------------------------------
THE SECURITIES:

Citigroup Mortgage Loan Trust Inc., as depositor, will sell the securities, which may be in the form of mortgage pass-through certificates or mortgage-backed notes. Each issue of securities will have its own series designation and will evidence either:

o        the ownership of trust fund assets, or

o        debt obligations secured by trust fund assets.

THE TRUST FUND AND ITS ASSETS

The assets of a trust fund will primarily include any combination of:

o one- to four-family residential first and junior lien mortgage loans, multifamily residential mortgage loans, cooperative apartment loans, installment loan agreements, home equity revolving lines of credit, including partial balances of those lines of credit, or beneficial interests,

o installment or conditional sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes,

o pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation, or pass-through or participation certificates or other mortgage-backed securities issued or guaranteed by private entities, or

o        funding agreements secured by any of the above described assets.

CREDIT ENHANCEMENT

The assets of the trust fund for a series of securities may also include pool insurance policies, letters of credit, reserve funds, credit derivatives, or other types of credit support, or any combination thereof, and currency or interest rate exchange agreements and other financial assets, or any combination thereof.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the securities may be made through one or more different methods, including through underwriters as described in "Methods of Distribution" in the related prospectus supplement. All certificates will be distributed by, or sold through underwriters managed by:

                                    CITIGROUP

                 The date of this Prospectus is _______________

                                TABLE OF CONTENTS


RISK FACTORS....................................................................

THE TRUST FUNDS.................................................................
            The Mortgage Loans..................................................
            Revolving Credit Loans..............................................
            The Contracts.......................................................
            Agency Securities...................................................
            Private Mortgage-Backed Securities..................................
            Funding Agreements..................................................

USE OF PROCEEDS.................................................................

YIELD CONSIDERATIONS............................................................

MATURITY AND PREPAYMENT CONSIDERATIONS..........................................

THE DEPOSITOR...................................................................

MORTGAGE LOAN PROGRAM...........................................................
            Underwriting Standards..............................................
            Qualifications of Originators and Mortgage Loan Sellers.............
            Representations by or on Behalf of Mortgage Loan Sellers;
              Repurchases.......................................................

DESCRIPTION OF THE SECURITIES...................................................
            General.............................................................
            Assignment of Trust Fund Assets.....................................
            Deposits to Certificate Account.....................................
            Payments on Mortgage Loans and Contracts............................
            Payments on Agency Securities and Private Mortgage-Backed Securities
            Distributions.......................................................
            Interest on the Securities..........................................
            Principal of the Securities.........................................
            Pre-Funding Account.................................................
            Allocation of Losses................................................
            Advances in Respect of Delinquencies................................
            Reports to Securityholders..........................................
            Collection and Other Servicing Procedures...........................
            Sub-Servicing.......................................................
            Realization upon Defaulted Mortgage Loans...........................
            Realization upon Defaulted Contracts................................
            Retained Interest; Servicing or Administration Compensation and
               Payment of Expenses..............................................
            Evidence as to Compliance...........................................
            Certain Matters Regarding the Master Servicer and the Depositor.....
            Events of Default and Rights upon Events of Default.................
            Amendment...........................................................
            Termination.........................................................
            Duties of the Trustee...............................................
            Description of the Trustee..........................................
            Description of Credit Support.......................................
            Subordination.......................................................
            Letter of Credit....................................................
            Mortgage Pool Insurance Policy......................................
            Special Hazard Insurance Policy.....................................
            Bankruptcy Bond.....................................................
            Financial Guarantee Insurance.......................................
            Reserve Fund........................................................
            Overcollateralization...............................................
            Cross-Support Features..............................................
            Cash Flow Agreements................................................
            Description of Primary Insurance Policies...........................
            Primary Mortgage Insurance Policies.................................
            Primary Hazard Insurance Policies on Mortgage Loans.................
            Standard Hazard Insurance Policies on Manufactured Homes............
            FHA Insurance.......................................................
            VA Guarantees.......................................................

LEGAL ASPECTS OF MORTGAGE LOANS.................................................
            General.............................................................
            Single-Family Loans and Multifamily Loans...........................
            Leases and Rents....................................................
            Cooperative Loans...................................................
            Contracts...........................................................
            Foreclosure on Mortgages............................................
            Foreclosure on Mortgaged Properties Located in the Commonwealth of
               Puerto Rico......................................................
            Foreclosure on Cooperative Shares...................................
            Repossession with Respect to Contracts..............................
            Notice of Sale; Redemption Rights with Respect to Manufactured Homes Rights of Redemption with Respect to Single-Family Properties and
               Multifamily Properties...........................................

            Anti-Deficiency Legislation and Other Limitations on Lenders........

            For Cooperative Loans...............................................
            Junior Mortgages....................................................
            Consumer Protection Laws with Respect to Contracts..................
            Other Limitations...................................................
            Enforceability of Provisions........................................
            Single-Family Loans and Multifamily Loans...........................
            Transfer of Manufactured Homes......................................
            Prepayment Charges and Prepayments..................................
            Subordinate Financing...............................................
            Applicability of Usury Laws.........................................
            Alternative Mortgage Instruments....................................
            Formaldehyde Litigation with Respect to Contracts...................
            Servicemembers' Civil Relief Act....................................
            Environmental Legislation...........................................
            Forfeitures in Drug and Rico Proceedings............................
            Negative Amortization Loans.........................................

FEDERAL INCOME TAX CONSEQUENCES.................................................
            General.............................................................
            REMICS..............................................................
            Taxation of Owners of REMIC Regular Certificates....................
            Taxation of Owners of REMIC Residual Certificates...................
            Sales of REMIC Certificates.........................................
            Notes 127
            Grantor Trust Funds.................................................
            Characterization of Investments in Grantor Trust Certificates.......
            Taxation of Owners of Grantor Trust Strip Certificates..............
            Sales of Grantor Trust Certificates.................................
            Partnership Trust Funds.............................................
            Taxation of Owners of Partnership Certificates......................
            Tax Return Disclosure and Investor List Requirements................

STATE AND OTHER TAX CONSEQUENCES................................................

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS.......................................
            Investors Affected..................................................
            Fiduciary Standards for ERISA Plans and Related Investment Vehicles. Prohibited Transaction Issues for ERISA Plans, Keogh Plans, IRAs and
               Related Investment Vehicles......................................
            Possible Exemptive Relief...........................................
            Consultation with Counsel...........................................
            Government Plans....................................................
            Representation from Plans Investing in Notes with Substantial Equity
               Features or Certain Securities...................................
            Tax Exempt Investors................................................

LEGAL INVESTMENT................................................................

METHODS OF DISTRIBUTION.........................................................

LEGAL MATTERS...................................................................

FINANCIAL INFORMATION...........................................................

RATING..........................................................................

AVAILABLE INFORMATION...........................................................

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...............................

GLOSSARY........................................................................

                                  RISK FACTORS

         The offered securities are not suitable investments for all investors. In particular, you should not purchase the offered securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with the offered securities.

         You should carefully consider, among other things, the following factors in connection with the purchase of the securities offered by this prospectus:

THE SECURITIES WILL HAVE LIMITED LIQUIDITY SO INVESTORS MAY BE UNABLE TO SELL THEIR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR INITIAL OFFERING PRICE.

         There can be no assurance that a resale market for the securities of any series will develop following the issuance and sale of any series of securities.

         Even if a resale market does develop, it may not provide securityholders with liquidity of investment or continue for the life of the securities of any series. The prospectus supplement for any series of securities may indicate that an underwriter specified in the prospectus supplement intends to establish a secondary market in the securities, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any offered security in any market that may develop may be at a discount from the initial offering price. The securities offered by this prospectus will not be listed on any securities exchange.

THE SECURITIES WILL BE LIMITED OBLIGATIONS OF THE RELATED TRUST FUND AND NOT OF ANY OTHER PARTY.

         The securities of each series will be payable solely from the assets of the related trust fund, including any applicable credit support, and will not have any claims against the assets of any other trust fund or recourse to any other party. The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the securities, any mortgage loan or any other trust fund asset will be the repurchase or substitution obligations, if any, of the depositor pursuant to certain limited representations and warranties made with respect to the mortgage loans or other trust fund assets and the master servicer's servicing obligations under the related servicing agreement, including, if and to the extent described in the related prospectus supplement, its limited obligation to make certain advances in the event of delinquencies on the mortgage loans or other trust fund assets.

         Neither the securities nor the underlying mortgage loans or other trust fund assets will be guaranteed or insured by any governmental agency or instrumentality, by the depositor, the master servicer or any of their respective affiliates or by any other person. Although payment of principal and interest on agency securities will be guaranteed as described in this prospectus and in the related prospectus supplement by GNMA, Fannie Mae or Freddie Mac, the securities of any series including agency securities will not be so guaranteed.

CREDIT SUPPORT MAY BE LIMITED; THE FAILURE OF CREDIT SUPPORT TO COVER LOSSES ON THE TRUST FUND ASSETS WILL RESULT IN LOSSES ALLOCATED TO THE RELATED SECURITIES

         Credit support is intended to reduce the effect of delinquent payments or losses on the underlying trust fund assets on those classes of securities that have the benefit of the credit support. With respect to each series of securities, credit support will be provided in one or more of the forms referred to in this prospectus and the related prospectus supplement. Regardless of the form of credit support provided, the amount of coverage will usually be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit support may provide only very limited coverage as to particular types of losses or risks, and may provide no coverage as to other types of losses or risks. If losses on the trust fund assets exceed the amount of coverage provided by any credit support or the losses are of a type not covered by any credit support, these losses will be borne by the holders of the related securities or specific classes of the related securities. See "Description of Credit Support."

THE TYPES OF LOANS INCLUDED IN THE TRUST FUND RELATED TO YOUR SECURITIES MAY BE ESPECIALLY PRONE TO DEFAULTS WHICH MAY EXPOSE YOUR SECURITIES TO GREATER LOSSES

         The securities will be directly or indirectly backed by mortgage loans or by conditional or installment sales contracts or installment loan agreements, referred to as contracts, secured by manufactured homes. The types of mortgage loans or contracts included in a trust fund may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency and foreclosure. You should be aware that if the mortgaged properties or manufactured homes fail to provide adequate security for the mortgage loans or contracts, as applicable, included in a trust fund, any resulting losses, to the extent not covered by credit support, will be allocated to the related securities in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on those securities. The depositor cannot assure you that the values of the mortgaged properties or manufactured homes have remained or will remain at the appraised values on the dates of origination of the related mortgage loans or contracts. Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios, that the market value of the manufactured home or home may be lower than the principal amount outstanding under the related contract. The prospectus supplement for each series of securities will describe the mortgage loans and contracts which are to be included in the trust fund related to your security and risks associated with those mortgage loans which you should carefully consider in connection with the purchase of your security.

         NEGATIVELY AMORTIZING LOANS. In the case of mortgage loans that are subject to negative amortization, the principal balances of these mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default. To the extent that these losses are not covered by any reserve fund or instrument of credit support in the related trust fund, holders of securities of the series evidencing interests in these mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

         BUYDOWN MORTGAGE LOANS. Buydown mortgage loans are subject to temporary buydown plans pursuant to which the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

o an amount contributed by the borrower, the seller of the mortgaged property or another source and placed in a custodial account,

o investment earnings on the amount, if any, contributed by the borrower, or

o additional buydown funds to be contributed over time by the mortgagor's employer or another source.

         Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the buydown funds have been depleted and, for certain buydown mortgage loans, during the initial buydown period. The inability of a mortgagor to make larger monthly payments could lead to losses on these mortgage loans, and to the extent not covered by credit support, may adversely affect the yield to maturity on the related securities.

         BALLOON LOANS. Some mortgage loans, particularly those secured by multifamily properties, may not be fully amortizing, or may not amortize at all, over their terms to maturity and, thus, will require substantial payments of principal and interest, balloon payments, at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment.

         The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including:

o        the value of the related mortgaged property,

o the level of available mortgage rates at the time of sale or refinancing,

o        the mortgagor's equity in the related mortgaged property,

o        prevailing general economic conditions,

o the availability of credit for loans secured by comparable real properties and,

o in the case of multifamily properties, the financial condition and operating history of the mortgagor and the related mortgaged property, tax laws and rent control laws.

         NON-OWNER-OCCUPIED PROPERTIES. It is anticipated that some or all of the mortgage loans included in any trust fund, particularly mortgage loans secured by multifamily properties, will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of these recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

         MULTIFAMILY LOANS. Mortgage loans made on the security of multifamily properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single family properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from the property. If the net operating income of the property is reduced , for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase, the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of mortgage loans secured by multifamily properties may be greater than for a pool of mortgage loans secured by single family properties of comparable aggregate unpaid principal balance because the pool of mortgage loans secured by multifamily properties is likely to consist of a smaller number of higher balance loans.

         NON-CONFORMING LOANS. Non-conforming mortgage loans are mortgage loans that do not qualify for purchase by government sponsored agencies such as the Fannie Mae and the Freddie Mac due to credit characteristics that to not satisfy the Fannie Mae and Freddie Mac guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy the Fannie Mae and Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other derogatory credit items. Accordingly, non-conforming mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines. The principal differences between conforming mortgage loans and non-conforming mortgage loans include:

o        the applicable loan-to-value ratios,

o        the credit and income histories of the related mortgagors,

o        the documentation required for approval of the related mortgage loans,

o the types of properties securing the mortgage loans, the loan sizes, and

o the mortgagors' occupancy status with respect to the mortgaged properties.

         As a result of these and other factors, the interest rates charged on non-conforming mortgage loans are often higher than those charged for conforming mortgage loans. The combination of different underwriting criteria and higher rates of interest may also lead to higher delinquency, foreclosure and losses on non-conforming mortgage loans as compared to conforming mortgage loans.

         HIGH LTV LOANS. Mortgage loans with loan-to-value ratios in excess of 80% and as high as 125% and not insured by primary mortgage insurance policies are designated by the depositor as high LTV loans. High LTV loans with combined loan-to-value ratios in excess of 100% may have been originated with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property and are underwritten with an emphasis on the creditworthiness of the related borrower. If these mortgage loans go into foreclosure and are liquidated, there may be no amounts recovered from the related mortgaged property unless the value of the property increases or the principal amount of the related senior liens have been reduced such as to reduce the current combined loan-to-value ratio of the related mortgage loan to below 100%. Any losses of this kind, to the extent not covered by credit enhancement, may affect the yield to maturity of the related securities.

         JUNIOR LIEN MORTGAGE LOANS. The trust funds may contain mortgage loans secured by junior liens and the related senior liens may not be included in the trust fund. An overall decline in the residential real estate market could adversely affect the values of the mortgaged properties securing the mortgage loans with junior liens such that the outstanding principal balances, together with any senior financing thereon, exceeds the value of the mortgaged properties. Since mortgage loans secured by junior liens are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, such a decline would adversely affect the position of the related junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A rise in interest rates over a period of time, the general condition of the mortgaged property and other factors may also have the effect of reducing the value of the mortgaged property from the value at the time the junior lien mortgage loan was originated. As a result, the loan-to-value ratio may exceed the ratio in effect at the time the mortgage loan was originated. An increase of this kind may reduce the likelihood that, in the event of a default by the related mortgagor, liquidation or other proceeds will be sufficient to satisfy the junior lien mortgage loan after satisfaction of any senior liens and the payment of any liquidation expenses.

         Other factors may affect the prepayment rate of junior lien mortgage loans, such as the amounts of, and interest on, the related senior mortgage loans and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing for a variety of purposes, such as home improvement, educational expenses and purchases of consumer durable such as automobiles. Accordingly, junior lien mortgage loans may experience a higher rate of prepayments that traditional senior lien mortgage loans. In addition, any future limitations on the rights of borrowers to deduct interest payments on junior lien mortgage loans for federal income tax purposes may further increase the rate of prepayments on junior lien mortgage loans.

         MANUFACTURED HOMES. Each contract included in a trust fund will be secured by a security interest in a manufactured home. Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the master servicer fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. The failure to properly perfect a valid, first priority security interest in a manufactured home securing a manufactured housing contract could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

         PUERTO RICO AND GUAM LOANS. The risk of loss on mortgage loans secured by properties located in Puerto Rico and Guam may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States. In particular, the procedure for the foreclosure of a real estate mortgage under the laws of the Commonwealth of Puerto Rico varies from the procedures generally applicable in each of the fifty states of the United States which may affect the satisfaction of the related mortgage loan. In addition, the depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on these loans may not occur at the same rate or be affected by the same factors as other mortgage loans.

         Certain of the types of loans which may be included in a trust fund may involve additional uncertainties not present in traditional types of loans. You should carefully consider the prospectus supplement describing the mortgage loans which are to be included in the trust fund related to your security and the risks associated with these mortgage loans.

DECLINING PROPERTY VALUES AND GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES MAY PRESENT A GREATER RISK OF LOSS

         An investment in securities such as the securities which represent, in general, interests in mortgage loans and/or contracts may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. The depositor cannot assure you that values of the mortgaged properties or manufacture homes, as applicable, have remained or will remain at the appraised values on the dates of origination of the related mortgage loans and contracts. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular trust fund become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Mortgaged properties subject to high loan-to-value ratios are at greater risk since these properties initially have less equity than mortgaged properties with low loan-to-value ratios and therefore a decline in property values could dissipate equity more quickly. Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios, that the market value of the manufactured home or home may be lower than the principal amount outstanding under the related contract. Delinquencies, foreclosures and losses due to declining values of mortgaged properties or manufactured homes, especially those with high loan-to-value ratios, would cause losses to the related trust fund and, to the extent not covered by credit support, would adversely affect your yield to maturity on the securities.

         Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans underlying a series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

VARYING UNDERWRITING STANDARDS OF UNAFFILIATED MORTGAGE LOAN SELLERS MAY PRESENT A GREATER RISK OF LOSS

         Mortgage loans and contracts to be included in a trust fund will have been purchased by the depositor, either directly or indirectly from mortgage loan sellers. The mortgage loans will generally have been originated in accordance with underwriting standards acceptable to the depositor and generally described under "Mortgage Loan Program--Underwriting Standards" as more particularly described in the underwriting criteria included in the related prospectus supplement. Nevertheless, in some cases, particularly those involving unaffiliated mortgage loan sellers, the depositor may not be able to establish the underwriting standards used in the origination of the related mortgage loans. In those cases, the related prospectus supplement will include a statement to this effect and will reflect what, if any, re-underwriting of the related mortgage loans was completed by the depositor or any of its affiliates. To the extent the mortgage loans cannot be re-underwritten or the underwriting criteria cannot be verified, the mortgage loans might suffer losses greater than they would had they been directly underwritten by the depositor or an affiliate thereof. Any losses of this kind, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

FORECLOSURE OF LOANS MAY RESULT IN LIMITATIONS OR DELAYS IN RECOVERY AND LOSSES ALLOCATED TO THE RELATED SECURITIES

         Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of related proceeds by the securityholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In several states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a mortgagor, these restrictions may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. The master servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. If any mortgaged properties fail to provide adequate security for the mortgage loans in the trust fund related to your security and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

         Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a master servicer takes the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance loan than would be the case with a larger principal balance loan.

MORTGAGED PROPERTIES ARE SUBJECT TO CERTAIN ENVIRONMENTAL RISKS AND THE COST OF ENVIRONMENTAL CLEAN-UP MAY INCREASE LOSSES ON THE RELATED MORTGAGE LOANS

         Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on the property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate the property, may adversely affect the owner's or operator's ability to sell the property. Although the incidence of environmental contamination of residential properties is less common than that for commercial properties, mortgage loans contained in a trust fund may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. The master servicer is generally prohibited from foreclosing on a mortgaged property unless it has taken adequate steps to ensure environmental compliance with respect to the mortgaged property. However, to the extent the master servicer errs and forecloses on mortgaged property that is subject to environmental law violations, and to the extent a mortgage loan seller does not provide adequate representations and warranties against environmental law violations, or is unable to honor its obligations, including the obligation to repurchase a mortgage loan upon the breach of a representation or warranty, a trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities.

THE RATINGS OF YOUR SECURITIES MAY BE LOWERED OR WITHDRAWN WHICH MAY ADVERSELY AFFECT THE LIQUIDITY OR MARKET VALUE OF YOUR SECURITY

         It is a condition to the issuance of the securities that each series of securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any security, and accordingly, there can be no assurance to you that the ratings assigned to any security on the date on which the security is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of securities. If any rating is revised or withdrawn, the liquidity or the market value of your security may be adversely affected.

FAILURE OF THE MORTGAGE LOAN SELLER TO REPURCHASE OR REPLACE A LOAN MAY RESULT IN LOSSES ALLOCATED TO THE RELATED SECURITIES

         Each mortgage loan seller will have made representations and warranties in respect of the mortgage loans and contracts sold by the mortgage loan seller and evidenced by a series of securities. In the event of a breach of a mortgage loan seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or contract, the related mortgage loan seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or contract as described under "Mortgage Loan Program-Representations as to Mortgage Loans to be made by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation". However, there can be no assurance that a mortgage loan seller will honor its obligation to cure, repurchase or, if permitted, replace any mortgage loan or contract as to which a breach of a representation or warranty arises. A mortgage loan seller's failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

         In instances where a mortgage loan seller is unable, or disputes its obligation, to purchase affected mortgage loans or contracts, the master servicer may negotiate and enter into one or more settlement agreements with the mortgage loan seller that could provide for the purchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans or contracts which would be borne by the related securities. Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan or contract if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that the mortgage loan sellers will carry out their purchase obligations. A default by a mortgage loan seller is not a default by the depositor or by the master servicer. Any mortgage loan or contract not so purchased or substituted for shall remain in the related trust fund and any related losses shall be allocated to the related credit support, to the extent available, and otherwise to one or more classes of the related series of securities.

         All of the representations and warranties of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan or contract was purchased from the mortgage loan seller by or on behalf of the depositor which will be a date prior to the date of initial issuance of the related series of securities. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the mortgage loan seller's purchase obligation, or, if specified in the related prospectus supplement, limited replacement option, will not arise if, during the period after the date of sale by the mortgage loan seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan or contract. The occurrence of events during this period that are not covered by a mortgage loan seller's purchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

BOOK-ENTRY REGISTRATION MAY AFFECT LIQUIDITY OF THE SECURITIES

         Because transfers and pledges of securities registered in the name of a nominee of the DTC can be effected only through book entries at DTC through participants, the liquidity of the secondary market for DTC registered securities may be reduced to the extent that some investors are unwilling to hold securities in book entry form in the name of DTC and the ability to pledge DTC registered securities may be limited due to the lack of a physical certificate. Beneficial owners of DTC registered securities may experience delay in the receipt of payments of principal and interest since payments will be forwarded by the related trustee to DTC who will then forward payment to the participants who will thereafter forward payment to beneficial owners. In the event of the insolvency of DTC or a participant in whose name DTC registered securities are recorded, the ability of beneficial owners to obtain timely payment and--if the limits of applicable insurance coverage is otherwise unavailable--ultimate payment of principal and interest on DTC registered securities may be impaired.

THE YIELD TO MATURITY ON YOUR SECURITIES WILL DEPEND ON A VARIETY OF FACTORS INCLUDING PREPAYMENTS

         The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

o the extent of prepayments on the underlying mortgage loans and contracts in the trust fund or, if the trust fund is comprised of underlying securities, on the mortgage loans backing the underlying securities;

o how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

o if any party has an option to terminate the related trust fund early, the effect of the exercise of the option;

o the rate and timing of defaults and losses on the assets in the related trust fund;

o repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor, master servicer or mortgage loan seller and

o with respect to a trust fund containing revolving credit loans, additional draws on under the related credit line agreements.

         Prepayments on mortgage loans and contracts are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. The rate of prepayment of the mortgage loans and contracts included in or underlying the assets in each trust fund may affect the yield to maturity of the securities. In general, if you purchase a class of offered securities at a price higher than its outstanding principal balance and principal distributions on that class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered securities at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

         The yield to maturity on certain types of classes of securities including Strip Securities, Accrual Securities, securities with an interest rate which fluctuates inversely with an index or certain other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related mortgage loans and contracts than other classes of securities and, if applicable, to the occurrence of an early retirement of the securities.

         To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans or contracts, holders of the securities may receive an additional prepayment.

         See "Yield Considerations" and "Maturity and Prepayment
Considerations."

THE EXERCISE OF AN OPTIONAL TERMINATION RIGHT WILL AFFECT THE YIELD TO MATURITY ON THE RELATED SECURITIES

         If so specified in the related prospectus supplement, certain parties will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. Upon the purchase of the securities or at any time thereafter, at the option of the party entitled to termination, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold.

         The prospectus supplement for each series of securities will set forth the party that may, at its option, purchase the assets of the related trust fund if the aggregate principal balance of the mortgage loans and other trust fund assets in the trust fund for that series is less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the outstanding mortgage loans and other trust fund assets at the cut-off date for that series. The percentage will be between 25% and 0%. The exercise of the termination right will effect the early retirement of the securities of that series. The prospectus supplement for each series of securities will set forth the price to be paid by the terminating party and the amounts that the holders of the securities will be entitled to receive upon early retirement.

         In addition to the repurchase of the assets in the related trust fund as described in the paragraph above, the related prospectus supplement may permit that, a holder of a non-offered class of securities will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the option to terminate as described in the paragraph above becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. In this case, the call class must remit to the trustee for distribution to the holders of the related securities offered by this prospectus a price equal to 100% of the principal balance of their securities offered by this prospectus as of the day of the purchase plus accrued interest thereon at the applicable interest rate during the related period on which interest accrues on their securities. If funds equal to the call price are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, the termination will constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code. In connection with a call by the call class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders. A trust fund may also be terminated and the certificates retired upon the master servicer's determination, if applicable and based upon an opinion of counsel, that the REMIC status of the trust fund has been lost or that a substantial risk exists that the REMIC status will be lost for the then current taxable year.

         The termination of a trust fund and the early retirement of securities by any party would decrease the average life of the securities and may adversely affect the yield to holders of some or all classes of the related securities.

CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

         If you are buying the offered securities on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. These rules are described in general in this prospectus under the caption "ERISA Considerations." However, due to the complexity of regulations that govern these plans, if you are subject to the ERISA you are urged to consult your own counsel regarding any consequences under ERISA of the acquisition, ownership and disposition of the securities of any series offered by this prospectus and the related prospectus supplement.

VIOLATIONS OF CONSUMER PROTECTION LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS AND THE SECURITIES BACKED BY THOSE MORTGAGE LOANS

         Federal and state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

o        regulate interest rates and other charges on mortgage loans;

o        require specific disclosures to borrowers;

o        require licensing of originators; and

o regulate generally the origination, servicing and collection process for the mortgage loans.

         Depending on the specific facts and circumstances involved, violations may limit the ability of a trust fund to collect all or a part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and could result in liability for damages and administrative enforcement against the originator or an assignee of the originator, like a trust fund, or the initial servicer or a subsequent servicer, as the case may be. In particular, it is possible that mortgage loans included in a trust fund will be subject to the Home Ownership and Equity Protection Act of 1994. The Homeownership Act adds additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Homeownership Act have annual percentage rates over 8 percentage points for first lien loans or 10 percentage points for subordinate lien loans greater than the yield on Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $480. The $480 amount is adjusted annually based on changes in the Consumer Price Index for the prior year. The provisions of the Homeownership Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor, like a trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan. Recently, class action lawsuits under the Homeownership Act have been brought naming as a defendant securitization trusts like the trust funds described in this prospectus with respect to the mortgage loans.

         In addition, amendments to the federal bankruptcy laws have been proposed that could result in (1) the treatment of a claim secured by a junior lien in a borrower's principal residence as protected only to the extent that the claim was secured when the security interest was made and (2) the disallowance of claims based on secured debt if the creditor failed to comply with specific provisions of the Truth in Lending Act (15 U.S.C. ss.1639). These amendments could apply retroactively to secured debt incurred by the debtor prior to the date of effectiveness of the amendments.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originator's failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

         The depositor will represent that all applicable federal and state laws were complied with in connection with the origination of the mortgage loans. If there is a material and adverse breach of a representation, the depositor will be obligated to repurchase any affected mortgage loan or to substitute a new mortgage loan into the related trust fund. See "Legal Aspects of Mortgage Loans".

MODIFICATION OF A MORTGAGE LOAN BY THE MASTER SERVICER MAY REDUCE THE YIELD ON THE RELATED SECURITIES

         In instances in which a mortgage loan is in default, or if default is reasonably foreseeable, the master servicer, if it determines it is in the best interests of the related securityholders, may permit modifications of the mortgage loan rather than proceeding with foreclosure. Modification may have the effect of reducing the interest rate on the mortgage loan, forgiving the payment of principal or interest rate or extending the final maturity date of the mortgage loan. Any modified mortgage loan retained in the related trust fund may result in reduced collections from that mortgage loan and, to the extent not covered by the related credit support, reduced distributions on one or more classes of the related securities. Any mortgage loan modified to extend the final maturity of the mortgage loan may result in extending the final maturity of one or more classes of the related securities. See "Collection and Other Servicing Procedures Employed by the Master Servicer".

ADDITIONAL RISK FACTORS WILL BE SET FORTH IN THE PROSPECTUS SUPPLEMENT RELATED TO A SERIES OF SECURITIES

         The prospectus supplement relating to a series of offered securities will set forth additional risk factors pertaining to the characteristics or behavior of the assets to be included in a particular trust fund and, if applicable, legal aspects of trust fund assets as well as any risk factors pertaining to the investment in a particular class of offered securities.

         Several capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. All of the capitalized terms used in this prospectus are defined in the glossary in this prospectus.

                                 THE TRUST FUNDS

         The trust fund for each series will be held by the trustee for the benefit of the related securityholder. Each trust fund will consist of:

o a segregated pool of various types of one- to four-family residential first and junior lien mortgage loans including closed-end home equity loans, one- to four-family first or junior lien home equity revolving lines of credit, multifamily residential mortgage loans, cooperative apartment loans or installment loan agreements, or beneficial interests therein,

o installment or conditional sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes,

o pass-through or participation certificates issued or guaranteed by the GNMA, Fannie Mae or Freddie Mac, commonly referred to as agency securities,

o pass-through or participation certificates or other mortgage-backed securities issued or guaranteed by private entities, or

o funding agreements secured by mortgage loans, agency securities or private mortgage-backed securities or any combination thereof, together with other assets.

THE MORTGAGE LOANS

GENERAL

         The mortgage loans, home equity loans or revolving credit loans included in a trust fund may be secured by any of the following:

o        first or junior liens on by one- to four-family residential properties

o rental apartments or projects, including apartment buildings owned by cooperative housing corporations, containing five or more dwelling units o shares in a private cooperative housing corporation that give the owner thereof the right to occupy a particular dwelling unit in the cooperative

o manufactured homes that have been permanently attached to real estate, or

o real property acquired upon foreclosure or comparable conversion of then mortgage loans.

         Any of these loan types may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The mortgaged properties may include leasehold interests in residential properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the mortgage note by at least five years.

         In connection with a series of securities backed by revolving credit loans, if the accompanying prospectus supplement indicates that the pool consists of certain balances of the revolving credit loans, then the term revolving credit loans in this prospectus refers only to those balances.

         Each mortgage loan will have been originated by a person not affiliated with the depositor. Each mortgage loan will be selected by the depositor for inclusion in a mortgage pool from among those purchased, either directly or indirectly, on or before the date of initial issuance of the related securities, from a prior holder thereof, which prior holder may not be the originator thereof and may be an affiliate of the depositor. See "Mortgage Loan Program--Underwriting Standards".

         All of the mortgage loans or home equity loans will have individual principal balances at origination of not more than $5,000,000, monthly payments due on the first day of each month, original terms to maturity of not more than 40 years and be one of the following types of mortgage loans:

o fully amortizing mortgage loans with a fixed rate of interest and level monthly payments to maturity;

o fully amortizing mortgage loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed percentage amount and an index;

o ARM Loans that provide for an election, at the borrower's option, to convert the adjustable interest rate to a fixed interest rate, which will be described in the related prospectus supplement;

o ARM Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable interest rate over its remaining term;

o fully amortizing mortgage loans with a fixed interest rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, which will be described in the related prospectus supplement;

o fixed interest rate mortgage loans providing for level payment of principal and interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term;

o        revolving credit loans; or

o another type of mortgage loan described in the related prospectus supplement.

JUNIOR LIEN MORTGAGE LOANS

         If provided in the related prospectus supplement, the mortgage pools may contain mortgage loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first, to the payment of court costs and fees in connection with the foreclosure, second, to real estate taxes and third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens.

         The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the mortgage loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a mortgage loan than would be the case in a typical pool of first priority mortgage loans.

         Unless otherwise specified in the related prospectus supplement, the following requirements as to the loan-to-value ratio of each junior lien mortgage loan shall apply. The loan-to-value ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the value of the related mortgaged property. The value of a single-family property, multifamily property or cooperative unit, other than with respect to refinance loans, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the property. Refinance loans are mortgage loans made to refinance existing loans. The value of the mortgaged property securing a refinance loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the refinance loan. Unless otherwise specified in the related prospectus supplement, for purposes of calculating the loan-to-value ratio of a contract relating to a new manufactured home, the value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including "accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related prospectus supplement, with respect to a used manufactured home, the value is the least of the sale price, the appraised value, and the national automobile dealer's association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         A mortgaged property may have been subject to secondary financing at origination of the mortgage loan, but, unless otherwise specified in the related prospectus supplement, the total amount of primary and secondary financing at the time of origination of the mortgage loan did not produce a combined loan-to-value ratio in excess of 90%, in the case of a mortgage loan secured by an owner-occupied primary residence or 80%, in the case of a mortgage loan secured by a vacation or second home.

         If so provided in the related prospectus supplement certain or all of the single family loans may have loan-to-value ratios in excess of 80% and as high as 125% that are not insured by primary mortgage insurance policies.

OCCUPANCY STATUS OF THE RELATED MORTGAGED PROPERTY

         With respect to each mortgaged property, unless otherwise provided in the related prospectus supplement, the borrower will have represented that the dwelling is either an owner-occupied primary residence or a vacation or second home that is not part of a mandatory rental pool and is suitable for year-round occupancy.

         With respect to a vacation or second home, no income derived from the property will be considered for underwriting purposes.

CONDOMINIUMS

         Unless otherwise specified in the related prospectus supplement, with respect to mortgage loans secured by condominium units, the related condominium project will generally have characteristics that satisfy the Fannie Mae guidelines. See "Mortgage Loan Program--Representations by or on behalf of Mortgage Loan Sellers; Repurchases" for a description of certain other representations made by or on behalf of mortgage loan sellers at the time mortgage loans are sold.

BUYDOWN MORTGAGE LOANS

         If provided in the related prospectus supplement, certain of the mortgage pools may contain mortgage loans subject to temporary buydown plans, pursuant to which the monthly payments made by the borrower in the early years of the mortgage loan, the buydown period, will be less than the scheduled monthly payments on the mortgage loan. The resulting difference is to be made up from buydown funds equal to an amount contributed by the borrower, the seller of the mortgaged property, or another source and placed in a custodial account and unless otherwise specified in the prospectus supplement, investment earnings on the buydown funds.

         Generally, the borrower under each buydown mortgage loan will be qualified at the applicable buydown mortgage rate. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger level monthly payments after the buydown funds have been depleted and, for certain buydown mortgage loans, during the buydown period. See "Mortgage Loan Program--Underwriting Standards" for a discussion of loss and delinquency considerations relating to buydown mortgage loans.

PRIMARY MORTGAGE INSURANCE

         Except in the case of high loan-to-value loans and as otherwise specified in the related prospectus supplement, each mortgage loan having a loan-to-value ratio at origination in excess of 80%, is required to be covered by a primary mortgage guaranty insurance policy insuring against default on such mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan. This insurance must remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See "Description of Primary Insurance Policies--Primary Mortgage Insurance Policies".

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENT

         Each prospectus supplement will contain information, as of the date of the related prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans, agency securities, private mortgage-backed securities or funding agreements contained in the related trust fund, including:

o the aggregate outstanding principal balance, the largest, smallest and average outstanding principal balance of the trust fund assets as of the applicable cut-off date, and, with respect to mortgage loans secured by a junior lien, the amount of the related senior liens,

o the type of property securing the mortgage loans (e.g., one- to four-family houses, multifamily residential dwellings, shares in cooperatives and the related proprietary leases or occupancy agreements, condominium units and other attached units, new or used manufactured homes and vacation and second homes),

o        the original terms to maturity of the mortgage loans,

o        the earliest origination date and latest maturity date,

o the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%, or, with respect to mortgage loans secured by a junior lien, the aggregate principal balance of mortgage loans having combined loan-to-value ratios exceeding 80%,

o the interest rates or range of interest rates borne by the mortgage loans or mortgage loans underlying the agency securities, private mortgage-backed securities or funding agreements,

o the geographical distribution of the mortgage loans on a state-by-state basis,

o the number and aggregate principal balance of buydown mortgage loans, if any,

o        the weighted average retained interest, if any,

o with respect to adjustable rate mortgage loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variation at the time of any adjustment and over the life of the adjustable rate mortgage loan, and,

o with respect to the high loan-to-value mortgage loans of the type described above, whether the loans provide for payments of interest only for any period and the frequency and amount by which, and the term during which, monthly payments adjust.

         If specific information respecting the trust fund assets is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance thereof and will be filed, together with the related pooling and servicing agreement or trust agreement, with respect to each series of certificates, or the related servicing agreement, trust agreement and indenture, with respect to each series of notes, as part of a report on Form 8-K with the Securities and Exchange Commission within fifteen days after initial issuance of the series.

         The composition and characteristics of a pool containing revolving credit loans may change from time to time as a result of any draws made after the related cut-off date under the related credit line agreements that are included in the mortgage pool. If assets of the trust fund are added or deleted from the trust fund after the date of the accompanying prospectus supplement other than as a result of any draws, the addition or deletion will be noted in the Form 8-K.

         No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the respective dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures or repossessions and losses could be higher than those now generally experienced by institutional lenders. Manufactured homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of housing properties. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans and, accordingly, the rates of delinquencies, foreclosures or repossessions and losses with respect to any mortgage pool. To the extent that these losses are not covered by credit support, these losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series offered by this prospectus.

ASSIGNMENT OF THE MORTGAGE LOANS

         The depositor will cause the mortgage loans comprising each trust fund to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the mortgage loans, either directly or through other loan servicing institutions pursuant to a pooling and servicing agreement or servicing agreement among the depositor, itself and the trustee, and will receive a fee for such services. See "Mortgage Loan Program" and "Description of the Securities". With respect to mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement or servicing agreement as if the master servicer alone were servicing the mortgage loans.

         The depositor will make certain representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse. See "Description of the Securities-- Assignment of Trust Fund Assets".

         The obligations of the master servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to enforce certain purchase and other obligations of sub-servicers or mortgage loan sellers, or both, as more fully described under "Mortgage Loan Program --Representations by or on behalf of Mortgage Loan Sellers; Repurchases" and "Description of the Securities--Sub-Servicing" and"--Assignment of Trust Fund Assets") and, unless otherwise provided in the related prospectus supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in amounts described under "Description of the Securities--Advances in respect of Delinquencies". Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided and in the related prospectus supplement.

         The single-family loans will be evidenced by promissory notes, the mortgage notes, secured by first mortgages or first deeds of trust creating a first lien on the single-family properties. The single-family properties will consist of one- to four-family residences, including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments. Single-family loans may be conventional loans, FHA-insured loans or VA-guaranteed loans as specified in the related prospectus supplement.

         The multifamily loans will be evidenced by mortgage notes secured by mortgages creating a first lien on the multifamily properties. The multifamily properties will consist of rental apartments or projects, including apartment buildings owned by cooperative housing cooperatives, containing five or more dwelling units. Multifamily properties may include high-rise, mid-rise and garden apartments. Multifamily loans may be conventional loans or FHA insured loans as specified in the related prospectus supplement.

         The cooperative loans will be evidenced by promissory notes secured by security interests in shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

REVOLVING CREDIT LOANS

GENERAL

         The revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. In most instances, interest on each revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle. The billing cycle in most cases will be the calendar month preceding a due date. Each revolving credit loan will have a loan rate that is subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly, equal to the sum of the index on the day specified in the accompanying prospectus supplement, and the gross margin specified in the related mortgage note, which may vary under circumstances if stated in the accompanying prospectus supplement, subject to the maximum rate specified in the mortgage note and the maximum rate permitted by applicable law. If specified in the prospectus supplement, some revolving credit loans may be teaser loans with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the loans may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin.

         The borrower for each revolving credit loan may draw money in most cases with either checks or credit cards, subject to applicable law, on such revolving credit loan at any time during the period in which a draw may be made under the related credit line agreement, the draw period. Unless specified in the accompanying prospectus supplement, the draw period will not be more than 15 years. Unless specified in the accompanying prospectus supplement, for each revolving credit loan, if the draw period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any draw during the repayment period. Prior to the repayment period, or prior to the date of maturity for loans without repayment periods, the borrower for each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will be the finance charge for each billing cycle as described in the second following paragraph. In addition, if a revolving credit loan has a repayment period, during this period, the borrower is required to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

         The borrower for each revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any draw for any revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the draw. Draws will be funded by the master servicer or servicer or other entity specified in the accompanying prospectus supplement.

         Unless specified in the accompanying prospectus supplement, for each revolving credit loan:

o the finance charge for any billing cycle, in most cases, will be an amount equal to the aggregate of, as calculated for each day in the billing cycle, the then-applicable loan rate divided by 365 multiplied by that day's principal balance,

o the account balance on any day in most cases will be the aggregate of the unpaid principal of the revolving credit loan outstanding at the beginning of the day, plus all related draws funded on that day and outstanding at the beginning of that day, plus the sum of any unpaid finance charges and any unpaid fees, insurance premiums and other charges, collectively known as additional charges, that are due on the revolving credit loan minus the aggregate of all payments and credits that are applied to the repayment of any draws on that day, and

o the principal balance on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the revolving credit loan.

         Payments made by or on behalf of the borrower for each revolving credit loan, in most cases, will be applied first, to any unpaid finance charges that are due on the revolving credit loan, second, to any unpaid additional charges that are due thereon, and third, to any related draws outstanding.

         The mortgaged property securing each revolving credit loan will be subject to the lien created by the related loan in the amount of the outstanding principal balance of each related draw or portion thereof, if any, that is not included in the related pool, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage relating to the revolving credit loan, and monthly payments, collections and other recoveries under the credit line agreement related to the revolving credit loan will be allocated as described in the related prospectus supplement among the revolving credit loan and the outstanding principal balance of each draw or portion of draw excluded from the pool. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any draw or portion thereof excluded from the pool. If any entity with an interest in a draw or portion thereof excluded from the pool or any other excluded balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan over the objection of the trust fund and the securityholders. If that occurs, delays and reductions in payments to the trust fund and the securityholders could result.

         In most cases, each revolving credit loan may be prepaid in full or in part at any time and without penalty, and the related borrower will have the right during the related draw period to make a draw in the amount of any prepayment made for the revolving credit loan. The mortgage note or mortgage related to each revolving credit loan will usually contain a customary due-on-sale clause.

         As to each revolving credit loan, the borrower's rights to receive draws during the draw period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

o        a materially adverse change in the borrower's financial circumstances;

o a decline in the value of the mortgaged property significantly below its appraised value at origination; or

o        a payment default by the borrower.

         However, as to each revolving credit loan, a suspension or reduction usually will not affect the payment terms for previously drawn balances. The master servicer or the servicer, as applicable, will have no obligation to investigate as to whether any of those circumstances have occurred or may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, at the discretion of the master servicer or servicer, the revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes but is not limited to:

o        the borrower's failure to make any payment as required;

o any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

o any fraud or material misrepresentation by a borrower in connection with the loan.

         The master servicer or servicer will have the option to allow an increase in the credit limit applicable to any revolving credit loan in certain limited circumstances. In most cases, the master servicer or servicer will have an unlimited ability to allow increases provided that the specified conditions are met including a new appraisal or other indication of value is obtained and the new combined LTV ratio is less than or equal to the original combined LTV ratio.

         If a new appraisal is not obtained and the other conditions in the preceding sentence are met, the master servicer or servicer will have the option to allow a credit limit increase for any revolving credit loan subject to the limitations described in the related agreement.

         The proceeds of the revolving credit loans may be used by the borrower to improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

ALLOCATION OF REVOLVING CREDIT LOAN BALANCES

         For any series of securities backed by revolving credit loans, the related trust fund may include either:

o the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to daws made after the related cut-off date, or

o a specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of all or a portion of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to such balance, and may not include some portion of the principal balance attributable to draws made after the cut-off date.

         The accompanying prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the trust balance and any portion of the principal balance of a revolving credit loan, if any, not included in the trust balance at any time, which will include balances attributable to draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date, the excluded balance. Typically, the provisions may:

o provide that principal payments made by the borrower will be allocated as between the trust balance and any excluded balance either on a pro rata basis, or first to the trust balance until reduced to zero, then to the excluded balance, or according to other priorities specified in the accompanying prospectus supplement, and

o provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any realized losses, will be allocated between the trust balance and any excluded balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

         Even where a trust fund initially includes the entire principal balance of the revolving credit loans, the related agreement may provide that after a specified date or on the occurrence of specified events, the trust fund may not include balances attributable to additional draws made thereafter. The accompanying prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

THE CONTRACTS

         The contracts included in a trust fund may be conditional or installment sales contracts or installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. The contracts may be conventional manufactured housing contracts or contracts insured byt he FHA or parially guaranteed by the VA. Each secured will be secured by a new or used unit of manufactured housing. The manufactured homes securing the contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a manufactured home as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         The depositor will cause the contracts to be assigned and/or pledged to the trustee named in the related prospectus supplement for the benefit of the related securityholders. The master servicer will service the contracts, either by itself or through other servicers, pursuant to the pooling and servicing or servicing agreement.

         Except as otherwise specified in the related prospectus supplement, the related prospectus supplement, or, if the information is not available in advance of the date of the related prospectus supplement, a current report on Form 8-K to be filed with the Commission, will specify, for the contracts contained in the related contract pool, among other things:

o the dates of origination of the contracts; o the weighted average annual percentage rate on the contracts; o the range of outstanding principal balances as of the cut-off date; o the average outstanding principal balance of the contracts as of the cut-off date; o the weighted average term to maturity as of the cut-off date; and o the range of original maturities of the contracts.

AGENCY SECURITIES

         The agency securities evidenced by a series of certificates will consist of:

o mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related prospectus supplement, ultimate payment of principal by the Freddie Mac certificates,

o guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by the Fannie Mae certificates,

o fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the GNMA certificates,

o stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the principal distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all such distributions) on certain Freddie Mac, Fannie Mae or GNMA certificates and, unless otherwise specified in the prospectus supplement, guaranteed to the same extent as the underlying securities,

o another type of guaranteed pass-through certificate issued or guaranteed by GNMA, Fannie Mae or Freddie Mac and described in the related prospectus supplement or

o        a combination of such agency securities.

         All GNMA certificates will be backed by the full faith and credit of the United States. No Freddie Mac or Fannie Mae certificates will be backed, directly or indirectly, by the full faith and credit of the United States.

         The agency securities may consist of pass-through securities issued under Freddie Mac's Cash or Guarantor Program, the GNMA I Program, the GNMA II Program or another program specified in the prospectus supplement. The payment characteristics of the mortgage loans underlying the agency securities will be described in the related prospectus supplement.

GOVERNMENT NATIONAL MORTGAGE ASSOCIATION

         GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of the Housing Act, authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at anytime sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

GNMA CERTIFICATES

         Each GNMA certificate held in a trust fund, which may be issued under either the GNMA I Program or the GNMA II Program, will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA certificates will consist of FHA Loans and/or VA Loans. Each of these mortgage loans is secured by a one- to four-family residential property. GNMA will approve the issuance of each GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will be required to advance its own funds in order to make timely payments of all amounts due on each GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans or VA Loans underlying each GNMA certificate are less than the amounts due on each GNMA certificate.

         The full and timely payment of principal of and interest on each GNMA certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each GNMA certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the GNMA issuer to the registered holder of the GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the GNMA certificate and liquidation proceeds in the event of a foreclosure or other disposition of any FHA Loans or VA Loans.

         If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of the GNMA certificate. In the event no payment is made by a GNMA issuer and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of the GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular GNMA I certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on such GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II certificate, except for pools of mortgage loans secured by manufactured homes.

         Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such GNMA certificate.

         GNMA certificates may be backed by graduated payment mortgage loans or by buydown mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA certificates backed by pools containing buydown mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether the GNMA certificates are backed by graduated payment mortgage loans or buydown mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

         If specified in a prospectus supplement, GNMA certificates may be backed by multifamily mortgage loans having the characteristics specified in such prospectus supplement.

FEDERAL HOME LOAN MORTGAGE CORPORATION

         Freddie Mac is a corporate instrumentality of the United States created pursuant to the Freddie Mac Act. The common stock of Freddie Mac is owned by the Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

FREDDIE MAC CERTIFICATES

         Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans, referred to together as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

         Mortgage loans underlying the Freddie Mac certificates held in a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the Guarantor Program, any such Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received.

         Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

o        30 days following foreclosure sale,

o        30 days following payment of the claim by any mortgage insurer, or

o 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal.

         In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on such mortgage loans.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage, required by Freddie Mac. The required yield, which includes a minimum, servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

         Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

FANNIE MAE CERTIFICATES

         Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

         Mortgage loans underlying Fannie Mae certificates held in a trust fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option, pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If specified in the prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on such mortgage loans.

         Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates, as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

STRIPPED MORTGAGE-BACKED SECURITIES

         Agency securities may consist of one or more stripped mortgage-backed securities, each as described in the related prospectus supplement. Each such agency security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae or GNMA certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or GNMA, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or GNMA will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security, unless otherwise specified in the related prospectus supplement.

OTHER AGENCY SECURITIES

         If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae or Freddie Mac. The characteristics of any such mortgage pass-through certificates will be described in such prospectus supplement. If so specified, a combination of different types of agency securities may be held in a trust fund.

PRIVATE MORTGAGE-BACKED SECURITIES

GENERAL

         Private mortgage-backed securities may consist of mortgage participations or pass-through certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Any private mortgage-backed securities underlying any securities will (i) either (a) have been previously registered under the Securities Act of 1933, as amended, or (b) will be eligible for sale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) will be acquired in secondary market transactions from persons other than the issuer or its affiliates. Alternatively, if the private mortgage-backed securities were acquired from their issuer or its affiliates, or were issued by the depositor or any of its affiliates, then the private mortgage-backed securities will be registered under the Securities Act of 1933, as amended, at the same time as the securities.

         Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The seller/servicer of the underlying mortgage loans will have entered into the private mortgage-backed securities with the trustee under such private mortgage-backed agreement. The private mortgage-backed trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by a servicer directly or by one or more subservicers who may be subject to the supervision of the servicer. The servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by HUD as an FHA mortgagee.

         The issuer of the private mortgage-backed securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the prospectus supplement, the private mortgage-backed securities issuer may be an affiliate of the depositor. The obligations of the private mortgage-backed securities issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related prospectus supplement, the private mortgage-backed securities will not have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the private mortgage backed agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the trustee or the servicer. The private mortgage-backed securities issuer or the private mortgage-backed securities may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.
UNDERLYING LOANS

         The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buy-down loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. Except as otherwise specified in the related prospectus supplement:

o no mortgage loan will have had a loan-to-value ratio at origination in excess of 95% (except in the case of high loan-to-value loans),

o each single family loan secured by a mortgaged property having a loan-to-value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy (except in the case of high loan-to-value loans),

o each mortgage loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years,

o no mortgage loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related agreement,

o each mortgage loan, other than a cooperative loan, will be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

o each mortgage loan, other than a cooperative loan or a contract secured by a manufactured home, will be covered by a title insurance policy.

CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES

         Credit support in the form of reserve funds, subordination of other private mortgage-backed securities issued under the related agreement, letters of credit, insurance policies, credit derivatives or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

ADDITIONAL INFORMATION

         The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund and certain characteristics of the mortgage loans which comprise the underlying assets for the Private Mortgage-Backed Securities including

o        the payment features of such mortgage loans,

o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

o the servicing fee or range of servicing fees with respect to the mortgage loans, and

o the minimum and maximum stated maturities of the underlying mortgage loans at origination,

o the maximum original term-to-stated maturity of the private mortgage-backed securities,

o the weighted average term-to-stated maturity of the private mortgage-backed securities,

o the pass-through or certificate rate of the private mortgage-backed securities,

o the weighted average pass-through or certificate rate of the private mortgage-backed securities,

o the private mortgage-backed securities issuer, servicer, if other than the issuer, and the trustee for such private mortgage-backed securities,

o certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit, credit derivatives or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves,

o the term on which the underlying mortgage loans for such private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities, and

o the terms on which mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

FUNDING AGREEMENTS

         If specified in the prospectus supplement for a series, the depositor may enter into a funding agreement with a limited-purpose subsidiary or affiliate of a mortgage loan seller, referred to as a finance company, pursuant to which:

o the depositor will lend the net proceeds of the sale of the securities to such finance company,

o the finance company will pledge trust fund assets owned by it to secure the loan from the depositor, and

o the depositor will assign the funding agreement, as so secured, to the trust fund for a series. No finance company will be authorized to engage in any business activities other than the financing and sale of trust fund assets.

         Pursuant to a funding agreement:

o the depositor will lend a finance company the proceeds from the sale of a series of securities and such Finance Company will pledge to the depositor as security therefor trust fund assets having an aggregate unpaid principal balance as of any date of determination equal to at least the amount of the loan, and

o the finance company will agree to repay such loan by causing payments on the trust fund assets to be made to the trustee as assignee of the depositor in such amounts as are necessary, together with payments from the related reserve fund or other funds or accounts, to pay accrued interest on such loan and to amortize the entire principal amount of such loan.

         A finance company is not obligated to provide additional collateral to secure the loan pursuant to a funding agreement subsequent to the issuance of the securities of the series by the trust fund.

         Unless the depositor, the master servicer or other entity designated in the prospectus supplement exercises its option to terminate the trust fund and retire the securities of a series, or a finance company defaults under its funding agreement, such finance company's loan may not be prepaid other than as a result of prepayments on the pledged trust fund assets. If the finance company, nevertheless, were to attempt to prepay its loan, the loan would not be deemed prepaid in full unless the finance company paid the depositor an amount sufficient to enable the depositor to purchase other trust fund assets comparable in yield and maturity to the finance company's trust fund assets pledged under the funding agreement. The trustee then could either:

o purchase such other trust fund assets and substitute them for the trust fund assets pledged by the finance company, to the extent that such purchase and substitution did not adversely affect the tax treatment of the related series, or

o deposit the amount of the finance company's prepayment in the certificate account.

         In the event of a default under a funding agreement, the trustee will have recourse to the related finance company for the benefit of the holders of securities, including the right to foreclose upon the trust fund assets securing that funding agreement. The participating finance companies will be limited-purpose finance entities and, therefore, it is unlikely that a defaulting finance company will have any significant assets except those pledged to the trust fund for the series and those that secure other mortgage-backed securities and collateralized mortgage obligations. The trustee has no recourse to assets pledged to secure other securities except to the limited extent that funds generated by such assets exceed the amount required to pay those securities and are released from the lien securing such other securities and returned to a finance company. For that reason, prospective purchasers of securities should make their investment decisions on the basis that the securities of a series have rights solely with respect to the assets transferred to the trust fund for that series of securities.

         In the event of a default under a funding agreement and the sale by the trustee of the trust fund assets securing the obligations of the finance company under the funding agreement, the trustee may distribute principal in an amount equal to the unpaid principal balance of the trust fund assets so liquidated ratably among all classes of securities within the series, or in such other manner as may be specified in the related prospectus supplement.

                                 USE OF PROCEEDS

         The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

         Unless otherwise provided in the related prospectus supplement, each monthly interest payment on a trust fund asset is calculated as one-twelfth of the applicable interest rate multiplied by the unpaid principal balance thereof. Interest to be distributed on each distribution date to the holders of the various classes of securities, other than certain classes of strip securities, of each series will be similarly calculated for the applicable period, as one-twelfth of the applicable security interest rate multiplied by the outstanding principal balance thereof, except as provided below with respect to prepayments. In the case of strip securities with no or, in certain cases, a nominal principal balance, such distributions of stripped interest will be in an amount, as to any distribution date, described in the related prospectus supplement.

         The effective yield to securityholders will be lower than the yield otherwise produced by the applicable security interest rate, or, as to a strip security, the distributions of stripped interest thereon, and purchase price, because although interest accrued on each trust fund asset during each month is due and payable on the first day of the following month, unless otherwise provided in the related prospectus supplement, the distribution of interest on the securities fund will not be made until the distribution date occurring in the month following the month of accrual of interest in the case of mortgage loans, and in later months in the case of agency securities, private mortgage-backed securities or funding agreements and in the case of a series of securities having distribution dates occurring at intervals less frequently than monthly.

         Unless otherwise specified in the related prospectus supplement, when a principal prepayment in full is made on a mortgage loan, a contract or a mortgage loan underlying a private mortgage-backed security, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. Accordingly, the effect of principal prepayments in full during any month will be to reduce the aggregate amount of interest collected that is available for distribution to securityholders. If so provided in the related prospectus supplement, certain of the mortgage loans or the mortgage loans underlying a private mortgage-backed security may contain provisions limiting prepayments hereof or requiring the payment of a prepayment penalty upon prepayment in full or in part. Unless otherwise specified in the related prospectus supplement, partial principal prepayments are applied, other than a revolving credit loan, on the first day of the month following receipt, with no resulting reduction in interest payable for the period, other than with respect to a revolving credit loan, in which the partial principal prepayment is made. Unless specified otherwise in the related prospectus supplement, neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. Holders of agency securities are entitled to a full month's interest in connection with prepayments in full of the underlying mortgage loans. Full and partial principal prepayments collected during the applicable prepayment period will be available for distribution to securityholders on the related distribution date. Unless otherwise provided in the related prospectus supplement, a prepayment period in respect of any distribution date will commence on the first day of the month in which the preceding distribution date occurs, or, as to the first prepayment period, the day after the cut-off date, and will end on the last day of the month prior to the month in which the related distribution date occurs. See "Maturity and Prepayment Considerations" and "Description of the Securities--General".

         In addition, if so specified in the related prospectus supplement, a holder of a non-offered class of securities, the call class, will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until such date as the clean-up call becomes exercisable and thereby effect early retirement of the securities of such series. Any such call will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. Such termination would result in the concurrent retirement of all outstanding securities of the related series and would decrease the average lives of such securities, perhaps significantly. The earlier after the closing date that such termination occurs, the greater would be such effect.

         The outstanding principal balances of revolving credit loans are, in most cases, much smaller than traditional first lien mortgage loan balances, and the original terms to maturity of those loans are often shorter than those of traditional first lien mortgage loans. As a result, changes in interest rates will not affect the monthly payments on those loans or contracts to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien mortgage loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance loans and contracts may not be similar to the effects of those changes on traditional first lien mortgage loan prepayment rates, or those effects may be similar to the effects of those changes on mortgage loan prepayment rates, but to a smaller degree.

         For some loans, including revolving credit loans and adjustable rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans, other than a revolving credit loan, usually will be qualified on the basis of the loan rate in effect at origination, and borrowers under revolving credit loans are usually qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, depending upon the use of the revolving credit line and the payment patterns, during the repayment period, a borrower may be obligated to make payments that are higher than the borrower originally qualified for. Some of the revolving credit loans are not expected to significantly amortize prior to maturity. As a result, a borrower will, in these cases, be required to pay a substantial principal amount at the maturity of a revolving credit loan.

         The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         The original terms to maturity of the trust fund assets in a particular trust fund will vary depending upon the type of mortgage loans underlying or comprising the trust fund assets in such trust fund. Each prospectus supplement will contain information with respect to the type and maturities of the trust fund assets in the related trust fund. Unless otherwise specified in the related prospectus supplement, all of the single-family loans, revolving credit loans, cooperative loans, contracts and all of the mortgage loans underlying the agency securities, private mortgage-backed securities and funding agreements may be prepaid without penalty in full or in part at any time. If so provided in the related prospectus supplement, certain of the mortgage loans may contain provisions prohibiting prepayment for a specified period after the origination date, a lockout period and the date of expiration thereof, a lockout date, prohibiting partial prepayments entirely or prohibiting prepayment in full or in part without a prepayment penalty.

         The prepayment experience on the mortgage loans and contracts underlying or comprising the trust fund assets in a trust fund will affect the weighted average life of the related series of securities. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the securities of a series will be influenced by the rate at which principal on the mortgage loans underlying or comprising the trust fund assets included in the related trust fund is paid, which payments may be in the form of scheduled amortization or prepayments, for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default and hazard or condemnation losses. The rate of prepayment with respect to fixed rate mortgage loans has fluctuated significantly in recent years. In general, if interest rates fall below the interest rates on the mortgage loans underlying or comprising the trust fund assets, the rate of prepayment would be expected to increase. There can be no assurance as to the rate of prepayment of the mortgage loans underlying or comprising the trust fund assets in any trust fund. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on such loans may not occur at the same rate or be affected by the same factors as other mortgage loans.

         A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, the terms of the mortgage loans, as affected by the existence of lockout provisions, due-on-sale and due-on-encumbrance clauses and prepayment fees, the quality of management of the mortgaged properties, possible changes in tax laws and the availability of mortgage funds, may affect prepayment experience.

         There are no uniform statistics compiled for prepayments of contracts relating to manufactured homes. Prepayments on the contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans or contracts include changes in housing needs, job transfers, unemployment and servicing decisions. An investment in notes or certificates, as applicable, evidencing interests in, or secured by, contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the contracts. To the extent that losses on the contracts are not covered by the subordinated amount, if any, letters of credit, applicable insurance policies, if any, or by any alternative credit support, holders of the notes or certificates, as applicable, of a series evidencing interests in, or secured by, contracts will bear all risk of loss resulting from default by obligors and will have to look primarily to the value of the manufactured homes, which generally depreciate in value, for recovery of the outstanding principal of and unpaid interest on the defaulted contracts.

         Unless otherwise provided in the related prospectus supplement, all mortgage loans, mortgage loans underlying private mortgage-backed securities or mortgage loans secured by funding agreements will contain due-on-sale provisions permitting the lender to accelerate the maturity of such mortgage loan upon sale or certain transfers by the borrower of the underlying mortgaged property. The multifamily loans may contain due-on-encumbrance provisions, permitting the lender to accelerate the maturity of the multifamily loan upon further encumbrance by the borrower of the underlying multifamily property. Conventional mortgage loans that underlie Freddie Mac certificates and Fannie Mae certificates may contain, and in certain instances must contain, such due-on-sale provisions. While most contracts will contain "due-on-sale" provisions permitting the holder of the contract to accelerate the maturity of the contract upon conveyance by the borrower, to the extent provided in the related prospectus supplement, the master servicer may permit proposed assumptions of contracts where the proposed buyer meets the underwriting standards described below. Any assumption would have the effect of extending the average life of the contracts. FHA Loans and contracts, VA Loans and contracts and other mortgage loans underlying GNMA certificates contain no such clause and may be assumed by the purchaser of the mortgaged property. Thus, the rate of prepayments on FHA Loans, VA Loans and other mortgage loans underlying GNMA certificates may be lower than that of conventional mortgage loans bearing comparable interest rates.

         With respect to a series of securities evidencing interests in the trust fund including mortgage loans and/or contracts, unless otherwise provided in the related prospectus supplement, the master servicer generally will enforce any due-on-sale clause or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Securities--Collection and Other Servicing Procedures" and "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" and "--Prepayment Charges and Prepayments" for a description of certain provisions of each agreement and certain legal developments that may affect the prepayment experience on the mortgage loans. See "Description of the Securities--Termination" for a description of the possible early termination of any series of securities. See also "Mortgage Loan Program--Representations by or on behalf of Mortgage Loan Sellers; Repurchases" and "Description of the Securities--Assignment of Trust Fund Assets" for a description of the obligation of the mortgage loan sellers, the master servicer and the depositor to repurchase mortgage loans or contracts under certain circumstances. In addition, if the applicable agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans or contracts to the related trust fund, as described under "Description of the Securities--Pre-Funding Account", and the trust fund is unable to acquire such additional mortgage loans or contracts within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more classes of securities of such series.

         There can be no assurance as to the rate of principal payments or draws on the revolving credit loans. In most cases, the revolving credit loans may be prepaid in full or in part without penalty. The prospectus supplement will specify whether loans may not be prepaid in full or in part without penalty. The rate of principal payments and the rate of draws, if applicable, may fluctuate substantially from time to time. Such loans may experience a higher rate of prepayment than typical first lien mortgage loans. Due to the unpredictable nature of both principal payments and draws, the rates of principal payments net of draws for those loans may be much more volatile than for typical first lien mortgage loans.

         For any series of securities backed by revolving credit loans, provisions governing whether future draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. The rate at which additional balances are generated may be affected by a variety of factors. The yield to maturity of the securities of any series, or the rate and timing of principal payments on the loans may also be affected by the risks associated with other loans.

         As a result of the payment terms of the revolving credit loans or of the mortgage provisions relating to future draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the accompanying prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

                                  THE DEPOSITOR

         Citigroup Mortgage Loan Trust Inc., as depositor, was incorporated in the State of Delaware on July 16, 2003 as an indirect wholly-owned subsidiary of Citigroup Financial Products Inc. and is an affiliate of Citigroup Global Markets Inc. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 390 Greenwich Street, 4th Floor, New York, New York 10013. Its telephone number is (212) 816-6000.

         The depositor does not have, nor is it expected in the future to have, any significant assets.

                              MORTGAGE LOAN PROGRAM

         The mortgage loans and contracts will be purchased by the depositor, either directly or indirectly, from the mortgage loan sellers. The mortgage loans and contracts so acquired by the depositor will have been originated by the Originators in accordance with the underwriting criteria specified below under "Underwriting Standards".

UNDERWRITING STANDARDS

         All mortgage loans will have been subject to underwriting standards acceptable to the depositor and applied as described below. Each mortgage loan seller, or another party on its behalf, will represent and warrant that mortgage loans purchased by or on behalf of the depositor from it have been originated by the related originators in accordance with such underwriting standards.

         Unless otherwise specified in the related prospectus supplement, the underwriting standards are applied by the originators to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Initially, a prospective borrower is required to fill out a detailed application regarding pertinent credit information. As part of the description of the borrower's financial condition, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained that reports the borrower's current salary and may contain information regarding length of employment and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower is required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In the case of a multifamily loan, the borrower is also required to provide certain information regarding the related multifamily property, including a current rent schedule, the type and length of leases and pro forma operating income statements. In addition, the depositor will consider:

o        the location of the multifamily property,

o the availability of competitive lease space and rental income of comparable properties in the relevant market area,

o        the overall economy and demographic features of the geographic area and

o the mortgagor's prior experience in owning and operating properties similar to the Multifamily Properties.

         In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing, except in the case of new manufactured homes, as described under "The Trust Funds". Each appraiser is selected in accordance with predetermined guidelines established for appraisers. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to properties other than multifamily properties, the appraisal is based on the market value of comparable homes, the estimated rental income if considered applicable by the appraiser and the cost of replacing the home.

         With respect to multifamily properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's cash flow, expenses, capitalization and other operational information in determining the property's value.

         The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between these other properties and the property being appraised. The cost approach requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         In the case of single family loans and contracts, once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to:

o meet the borrower's monthly obligations on the proposed mortgage loan, determined on the basis of the monthly payments due in the year of origination, and other expenses related to the home such as property taxes and hazard insurance and

o meet monthly housing expenses and other financial obligations and monthly living expenses.

         Unless otherwise provided in the related prospectus supplement, the underwriting standards to be applied to the single family loans will be generally similar to the traditional underwriting guidelines used by Fannie Mae and Freddie Mac which are in effect at the time of origination of each single family loan, except that the ratios at origination of the amounts described above to the applicant's stable monthly gross income may exceed in certain cases the then applicable Fannie Mae and Freddie Mac guidelines, but such ratios in general may not exceed 33% and 38%, respectively, of the applicant's stable monthly gross income. Such underwriting standards may be varied in appropriate cases.

         High loan-to-value loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. Such mortgage loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

         In the case of a single family loan or multifamily loan secured by a leasehold interest in a residential property, the title to which is held by a third party lessor, the mortgage loan seller, or another party on its behalf, is required to warrant, among other things, that the remaining term of the lease and any sublease be at least five years longer than the remaining term of the mortgage loan.

         The mortgaged properties may be located in states where, in general, a lender providing credit on a residential property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The underwriting standards to be applied to the mortgage loans in all states, including anti-deficiency states, require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding principal balance of the mortgage loan.

         With respect to any FHA loan the mortgage loan seller is required to represent that the FHA loan complies with the applicable underwriting policies of the FHA. See "Description of Primary Insurance Policies--FHA Insurance". With respect to any VA loan, the mortgage loan seller is required to represent that the VA loan complies with the applicable underwriting policies of the VA. See "Description of Primary Insurance Policies-VA Guarantee".

         Conventional contracts will comply with the underwriting policies of the Originator or the mortgage loan seller of the contracts described in the related prospectus supplement. Except as described below or in the related prospectus supplement, the depositor believes that these policies were consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination.

         With respect to a contract made in connection with the obligor's purchase of a manufactured home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the manufactured home and prepare a report which includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. Unless otherwise specified in the related prospectus supplement, the "loan-to-value ratio" will be equal to the original principal amount of the contract divided by the lesser of the "appraised value" or the sales price for the manufactured home.

         The recent foreclosure or repossession and delinquency experience with respect to loans serviced by the master servicer or, if applicable, a significant sub-servicer will be provided in the related prospectus supplement.

         Certain of the types of loans that may be included in the mortgage pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide for escalating or variable payments by the borrower. These types of mortgage loans are underwritten on the basis of a judgment that borrowers will have the ability to make larger monthly payments in subsequent years. In some instances, however, a borrower's income may not be sufficient to make loan payments as such payments increase. Unless otherwise specified in the related prospectus supplement, the multifamily loans will be nonrecourse loans, as to which, in the event of mortgagor default, recourse may only be had against the specific multifamily property pledged to secure that multifamily loan, and not against the mortgagor's assets.

QUALIFICATIONS OF ORIGINATORS AND MORTGAGE LOAN SELLERS

         Unless otherwise specified in the related prospectus supplement, each originator and mortgage loan seller of mortgage loans will be required to satisfy the qualifications set forth below. Each originator of mortgage loans must be an institution experienced in originating and servicing conventional mortgage loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each originator and mortgage loan seller of mortgage loans must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each originator and mortgage loan seller of mortgage loans must be a HUD-approved mortgagee or an institution the deposit accounts in which are insured by the BIF or SAIF of the FDIC. In addition, with respect to FHA Loans or VA Loans, each originator must be approved to originate such mortgage loans by the FHA or VA, as applicable. In addition, each originator and mortgage loan seller must satisfy certain criteria as to financial stability evaluated on a case by case basis by the depositor.

REPRESENTATIONS BY OR ON BEHALF OF MORTGAGE LOAN SELLERS; REPURCHASES

         Each mortgage loan seller, or a party on its behalf, will have made representations and warranties in respect of the mortgage loans sold by such mortgage loan seller. Such representations and warranties include, unless otherwise provided in the related prospectus supplement, among other things:

o that any required hazard insurance was effective at the origination of each mortgage loan, and that each such policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor;

o        that, in the case of single-family loans and multifamily loans, either
         (i) title insurance insuring, subject only to permissible title insurance exceptions, the lien status of the mortgage was effective at the origination of each mortgage loan and such policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor or (ii) if the mortgaged property securing any mortgage loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating, subject to such permissible exceptions set forth therein, the first lien status of the mortgage;

o that the mortgage loan seller had good title to each mortgage loan and each mortgage loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

o that each mortgage constituted a valid first lien on, or security interest in, the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any, and that the mortgaged property was free from damage and was in good repair;

o that there were no delinquent tax or assessment liens against the mortgaged property;

o        that each mortgage loan was current as to all required payments; and

o that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

         If a person other than a mortgage loan seller makes any of the foregoing representations and warranties on behalf of such mortgage loan seller, the identity of such person will be specified in the related prospectus supplement. Any person making representations and warranties on behalf of a mortgage loan seller shall be an affiliate thereof or such other person acceptable to the depositor having knowledge regarding the subject matter of such representations and warranties.

         All of the representations and warranties made by or on behalf of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which such mortgage loan seller sold the mortgage loan to or on behalf of the depositor. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in such mortgage loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any such representation or warranty, the mortgage loan seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan as described below. Since the representations and warranties made by or on behalf of such mortgage loan seller do not address events that may occur following the sale of a mortgage loan by such mortgage loan seller, it will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date of such sale. A mortgage loan seller would have no such obligations if the relevant event that causes such breach occurs after the date of such sale. However, the depositor will not include any mortgage loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of securities.

         The only representations and warranties to be made for the benefit of holders of securities in respect of any mortgage loan relating to the period commencing on the date of sale of such mortgage loan by the mortgage loan seller to or on behalf of the depositor will be certain limited representations of the depositor and of the master servicer described below under "Description of the Securities--Assignment of Trust Fund Assets". If the master servicer is also a mortgage loan seller with respect to a particular series, such representations will be in addition to the representations and warranties made by the master servicer in its capacity as a mortgage loan seller.

         The master servicer and/or trustee will promptly notify the relevant mortgage loan seller of any breach of any representation or warranty made by or on behalf of it in respect of a mortgage loan that materially and adversely affects the value of such mortgage loan or the interests therein of the securityholders. If such mortgage loan seller cannot cure such breach within 60 days from the date on which the mortgage loan seller was notified of such breach, then such mortgage loan seller will be obligated to repurchase such mortgage loan from the trustee within 90 days from the date on which the mortgage loan seller was notified of such breach, at the purchase price therefor.

         As to any mortgage loan, unless otherwise specified in the related prospectus supplement, the Purchase Price is equal to the sum of:

o        the unpaid principal balance thereof,

o unpaid accrued interest on the stated principal balance at the net interest rate from the date as to which interest was last paid to the end of the calendar month in which the relevant purchase is to occur,

o any unpaid servicing fees and certain unreimbursed servicing expenses payable or reimbursable to the master servicer with respect to such mortgage loan,

o        any unpaid Retained Interest with respect to such mortgage loan,

o any realized losses, as described below under "Description of the Securities--Allocation of Losses", incurred with respect to such mortgage loan, and

o if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

         Unless otherwise provided in the related prospectus supplement, a mortgage loan seller, rather than repurchase a mortgage loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of the related series of securities, to cause the removal of such mortgage loan from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described below under "Description of the Securities--Assignment of the Mortgage Loans". The master servicer will be required under the applicable pooling and servicing agreement or servicing agreement to use its best efforts to enforce such obligations of the mortgage loan seller for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a mortgage loan seller. See "Description of the Securities--General".

         The stated principal balance of any mortgage loan as of any date of determination is equal to the principal balance thereof as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts, including advances by the master servicer, allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any realized loss as defined below thereon has been, or, if it had not been covered by any form of credit support, would have been, allocated to one or more classes of securities on or before the date of determination.

         With respect to the contracts, the mortgage loan seller will make or cause to be made representations and warranties as to the types and geographical distribution of the contracts and as to the accuracy in all material respects of information furnished to the trustee in respect of each contract. In addition, the mortgage loan seller of the contracts will represent and warrant that, as of the cut-off date, unless otherwise specified in the related prospectus supplement, no contract was more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation that materially and adversely affects the interest of the related securityholders in a contract, the mortgage loan seller will be obligated either to cure the breach in all material respects or to purchase the contract or, if so specified in the related prospectus supplement, to substitute another contract as described below. This repurchase or substitution obligation will constitute the sole remedy available to the securityholders or the trustee for a breach of a representation by the mortgage loan seller.

         If provided in the related prospectus supplement, if the depositor discovers or receives notice of any breach of its representations and warranties relating to a contract within two years or another period specified in the related prospectus supplement of the date of the initial issuance of the notes or certificates, as applicable, the depositor may remove the contract from the trust fund, rather than repurchase the contract as provided above, and substitute in its place another contract. Any substitute contract, on the date of substitution, will

o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted contract, the amount of any shortfall to be distributed to securityholders in the month of substitution,

o have an annual percentage rate not less than, and not more than 1% greater than, the annual percentage rate of the deleted contract,

o have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted contract and

o comply with all the representations and warranties set forth in the agreement as of the date of substitution.

         Neither the depositor nor the master servicer will be obligated to purchase or substitute for a mortgage loan or contract if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that mortgage loan sellers will carry out such obligations with respect to mortgage loans or contracts. To the extent that a breach of the representations and warranties of a mortgage loan seller may also constitute a breach of a representation made by the depositor, the depositor may have a repurchase or substitution obligation as described below under "Description of the Securities--Assignment of Trust Fund Assets".

                          DESCRIPTION OF THE SECURITIES

         The securities will be issued in series. Each series of certificates evidencing interests in a trust fund consisting of mortgage loans will be issued pursuant to an agreement called the pooling and servicing agreement, among the depositor, the master servicer if the depositor is not acting as master servicer, and the trustee named in the prospectus supplement. Each series of notes evidencing indebtedness of a trust fund consisting of mortgage loans will be issued pursuant to an indenture between the related issuer and the trustee named in the prospectus supplement. Such trust fund will be created pursuant to a owner trust agreement between the depositor and the owner trustee. The issuer will be the depositor or an owner trust established by it for the purpose of issuing such series of notes. Where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement. Each series of securities evidencing interests in a trust fund consisting exclusively of agency securities or private mortgage-backed securities will be issued pursuant to a trust agreement between the depositor and the trustee. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. Various forms of pooling and servicing agreement, servicing agreement, owner trust agreement, trust agreement and indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The following summaries describe certain provisions which may appear in each agreement. The prospectus supplement for a series of securities will describe any provision of the agreement relating to such series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreements for each trust fund and the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate or the term note refers to all of the certificates or notes of that series, whether or not offered by this prospectus and by the related prospectus supplement, unless the context otherwise requires.

GENERAL

         The certificates of each series including any class of certificates not offered by this prospectus will be issued in fully registered form only and will represent the entire beneficial ownership interest in the trust fund created pursuant to the related agreement. The notes of each series including any class of notes not offered by this prospectus will be issued in fully registered form only and will represent indebtedness of the trust fund created pursuant to the related agreement. If so provided in the prospectus supplement, any class of securities of any series may be represented by a certificate or note registered in the name of a nominee of the DTC. The interests of beneficial owners of such securities will be represented by such entries on the records of participating members of DTC. Definitive certificates or notes will be available for such securities only under limited circumstances as provided in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, each trust fund will consist of:

o such trust fund assets, or interests therein, exclusive of the Retained Interest on a trust fund asset retained by the depositor or any previous owner thereof, as from time to time are subject to the related agreement;

o such assets as from time to time are identified as deposited in the certificate account or any other account maintained for the benefit of the securityholders;

o        with respect to trust funds that include mortgage loans,

o property acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received thereon;

o the rights of the depositor under any hazard insurance policies, FHA insurance policies, VA guarantees and primary mortgage insurance policies, as described under "Description of Primary Insurance Policies";

o the rights of the depositor under the agreement or agreements pursuant to which it acquired the mortgage loans in such trust fund; and

o the rights of the trustee in any cash advance reserve fund or surety bond as described under "Advances in respect of Delinquencies" and

o any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund or other type of credit support provided with respect to the related series, as described under "Description of Credit Support".

         Subject to any limitations described in the related prospectus supplement, the trust fund will be transferable and exchangeable for like securities of the same class and series in authorized denominations at the corporate trust office of the trustee specified in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities, but the depositor or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge.

         Each series of securities may consist of either:

o a single class of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund;

o two or more classes of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund, one or more classes of which senior securities will be senior in right of payment to one or more of the other classes of subordinate securities to the extent described in the related prospectus supplement; or

o other types of classes of securities, as described in the related prospectus supplement.

         A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions or interest distributions, with disproportionate, nominal or no principal distributions, strip securities.

         With respect to any series of notes, the Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related notes. In addition, a series may include two or more classes of securities which differ as to timing, sequential order, priority of payment, security interest rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the mortgage pool, which series may include one or more classes of securities, referred to as accrual securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each distribution date, as defined, in the manner described in the related prospectus supplement. If so specified in the related prospectus supplement, partial or full protection against certain mortgage loan defaults and losses may be provided to a series of securities or to one or more classes of securities in such series in the form of subordination of one or more other classes of securities in such series or by one or more other types of credit support, such as a letter of credit, reserve fund, insurance policy or a combination thereof. See "Description of Credit Support".

         Each class of securities, other than certain strip securities, will have a stated principal balance and, unless otherwise provided in the related prospectus supplement, will be entitled to payments of interest thereon based on a fixed, variable or adjustable interest rate, a security interest rate. The security interest rate of each security offered by this prospectus will be stated in the related prospectus supplement as the pass-through rate with respect to a certificate and the note interest rate with respect to a note. See "Interest on the Securities" and "Principal of the Securities" below. The specific percentage ownership interest of each class of securities and the minimum denomination for each security will be set forth in the related prospectus supplement.

         As to each series of certificates, one or more elections may be made to treat the related trust fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made and the terms and conditions applicable to the making of a REMIC election, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus. If such an election is made with respect to a series of certificates, one of the classes of certificates comprising such series will be designated as evidencing all "residual interests" in the related REMIC as defined under the Code. All other classes of certificates in such a series will constitute "regular interests" in the related REMIC as defined in the Code. As to each series of certificates with respect to which a REMIC election is to be made, the master servicer or the trustee will be obligated to take all actions required in order to comply with applicable laws and regulations and, unless otherwise provided in the related prospectus supplement, will be obligated to pay any prohibited transaction taxes or contribution taxes arising out of a breach of its obligations with respect to such compliance without any right of reimbursement therefor from the trust fund or from any securityholder. Unless otherwise provided in the related prospectus supplement, a prohibited transaction tax or contribution tax resulting from any other cause will be charged against the related trust fund, resulting in a reduction in amounts otherwise distributable to securityholders. See "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes".

         As to each series, the securities of each class offered by this prospectus will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations, referred to as a rating agency.

ASSIGNMENT OF TRUST FUND ASSETS

         ASSIGNMENT OF MORTGAGE LOANS

         At the time of issuance of any series of securities, the depositor will cause the pool of mortgage loans to be included in the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the related cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with the assignment of mortgage loans, deliver the securities to the depositor in exchange for the trust fund assets. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related servicing agreement. The schedule of mortgage loans will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the interest rate on the mortgage loan, the interest rate net of the sum of the rates at which the servicing fees and the retained interest, if any, are calculated, the retained interest, if any, the current scheduled monthly payment of principal and interest, the maturity of the mortgage note, the value of the mortgaged property, the loan-to-value ratio at origination and other information with respect to the mortgage loans.

         If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R) System. With respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

         In addition, the depositor will, with respect to each mortgage loan, deliver or cause to be delivered to the trustee, or to the custodian on behalf of the trustee:

         (1) With respect to each single-family loan, the mortgage note endorsed, without recourse, to the order of the trustee or in blank, the original Mortgage with evidence of recording indicated thereon and an assignment of the Mortgage to the trustee or in blank, in recordable form or evidence that the Mortgage is held for the trustee through the MERS(R) System. If, however, a mortgage loan has not yet been returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the Mortgage together with its certificate that the original of the Mortgage was delivered to the recording office. Unless otherwise specified in the related prospectus supplement, the depositor will promptly cause the assignment of each related mortgage loan (except for Mortgages held under the MERS(R) System) to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording of the assignment is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant mortgage loan seller or any other prior holder of the mortgage loan.

         (2) With respect to each cooperative loan, the cooperative note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate and related stock powers endorsed in blank, and a copy of the original filed financing statement together with an assignment thereof to the trustee in a form sufficient for filing. The depositor will promptly cause the assignment and financing statement of each related cooperative loan to be filed in the appropriate public office, except in states where in the opinion of counsel acceptable to the trustee, filing of the assignment and financing statement is not required to protect the trustee's interest in the cooperative loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant mortgage loan seller or any prior holder of the cooperative loan.

         With respect to any mortgage loan secured by a mortgaged property located in Puerto Rico, the Mortgages with respect to these mortgage loans either secure a specific obligation for the benefit of a specified person or secure an instrument transferable by endorsement. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of endorsable mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in paragraph (1) above would be inapplicable. Puerto Rico Mortgages that secure a specific obligation for the benefit of a specified person, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment for that purpose would be delivered to the trustee.

         The trustee, or the custodian, will review the mortgage loan documents within a specified period after receipt, and the trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the securityholders. If any mortgage loan document is found to be missing or defective in any material respect, the trustee, or the custodian, shall notify the master servicer and the depositor, and the master servicer shall immediately notify the relevant mortgage loan seller. If the mortgage loan seller cannot cure the omission or defect within a specified number of days after receipt of notice, the mortgage loan seller will be obligated to repurchase the related mortgage loan from the trustee at the purchase price or substitute for the mortgage loan. There can be no assurance that a mortgage loan seller will fulfill this repurchase or substitution obligation. Although the master servicer is obligated to use its best efforts to enforce the repurchase or substitution obligation to the extent described above under "The Depositor's Mortgage Loan Purchase Program--Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representation", neither the master servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the mortgage loan seller defaults on its obligation. The assignment of the mortgage loans to the trustee will be without recourse to the depositor and this repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

         With respect to the mortgage loans in a trust fund, the depositor will make representations and warranties as to the types and geographical concentration of the mortgage loans and as to the accuracy in all material respects of identifying information furnished to the trustee in respect of each mortgage loan, e.g., original loan-to-value ratio, principal balance as of the cut-off date, interest rate and maturity. In addition, the depositor will represent and warrant that, as of the cut-off date for the related series of securities, no mortgage loan was currently more than 90 days delinquent as to payment of principal and interest and no mortgage loan was more than 90 days delinquent more than once during the previous 12 months. Upon a breach of any representation of the depositor that materially and adversely affects the value of a mortgage loan or the interests of the securityholders in the mortgage loan, the depositor will be obligated either to cure the breach in all material respects, repurchase the mortgage loan at the purchase price or substitute for that mortgage loan as described in the paragraph below.

         If the depositor discovers or receives notice of any breach of its representations or warranties with respect to a mortgage loan, the depositor may be permitted under the agreement governing the trust fund to remove the mortgage loan from the trust fund, rather than repurchase the mortgage loan, and substitute in its place one or more mortgage loans, but only if (a) with respect to a trust fund for which a REMIC election is to be made, the substitution is effected within two years of the date of initial issuance of the certificates, plus permissible extensions, or (b) with respect to a trust fund for which no REMIC election is to be made, the substitution is effected within 180 days of the date of initial issuance of the securities. Each substitute mortgage loan will, on the date of substitution, comply with the following requirements:

         (1) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than $10,000 less than, the outstanding principal balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the deleted mortgage loan,

         (2) have an interest rate not less than, and not more than 1% greater than, the interest rate of the deleted mortgage loan,

         (3) have a remaining term to maturity not greater than, and not more than one year less than, that of the deleted mortgage loan,

         (4) have a Lockout Date, if applicable, not earlier than the Lockout Date on the deleted mortgage loan and

         (5) comply with all of the representations and warranties set forth in the pooling and servicing agreement or indenture as of the date of substitution.

         In connection with any substitution, an amount equal to the difference between the purchase price of the deleted mortgage loan and the outstanding principal balance of the substitute mortgage loan, after deduction of all scheduled payments due in the month of substitution, together with one month's interest at the applicable rate at which interest accrued on the deleted mortgage loan, less the servicing fee rate and the retained interest, if any, on the difference, will be deposited in the certificate account and distributed to securityholders on the first distribution date following the prepayment period in which the substitution occurred. In the event that one mortgage loan is substituted for more than one deleted mortgage loan, or more than one mortgage loan is substituted for one or more deleted mortgage loans, then the amount described in (1) above will be determined on the basis of aggregate principal balances, the rate described in (2) above with respect to deleted mortgage loans will be determined on the basis of weighted average interest rates, and the terms described in (3) above will be determined on the basis of weighted average remaining terms to maturity and the Lockout Dates described in (4) above will be determined on the basis of weighted average Lockout Dates.

         With respect to any series as to which credit support is provided by means of a mortgage pool insurance policy, in addition to making the representations and warranties described above, the depositor or the related mortgage loan seller, or another party on behalf of the related mortgage loan seller, as specified in the related prospectus supplement, will represent and warrant to the trustee that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the securities which has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary mortgage insurance policy, FHA insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of the failure of coverage but excluding any failure of an insurer to pay by reason of the insurer's own breach of its insurance policy or its financial inability to pay. This representation is referred to in this prospectus and the related prospectus supplement as the insurability representation. Upon a breach of the insurability representation which materially and adversely affects the interests of the securityholders in a mortgage loan, the depositor or the mortgage loan seller, as the case may be, will be obligated either to cure the breach in all material respects or to purchase the affected mortgage loan at the purchase price. The related prospectus supplement may provide that the performance of an obligation to repurchase mortgage loans following a breach of an insurability representation will be ensured in the manner specified in the prospectus supplement. See "Description of Primary Insurance Policies" and "Description of Credit Support" in this prospectus and in the related prospectus supplement for information regarding the extent of coverage under the aforementioned insurance policies.

         The obligation to repurchase or, other than with respect to the insurability representation if applicable, to substitute mortgage loans constitutes the sole remedy available to the securityholders or the trustee for any breach of the representations.

         The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the servicing agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders, the master servicer will be obligated to cure the breach in all material respects.

         ASSIGNMENT OF CONTRACTS

         The depositor will cause the contracts to be assigned to the trustee, together with principal and interest due on or with respect to the contracts after the cut-off date, but not including principal and interest due on or before the cut-off date. If the depositor is unable to obtain a perfected security interest in a contract prior to transfer and assignment to the trustee, the mortgage loan seller will be obligated to repurchase the contract. The trustee, concurrently with each assignment, will authenticate and deliver the notes or certificates, as applicable. If a series of notes or certificates, as applicable, includes notes, the trust fund will be pledged by the issuer to the indenture trustee as security for the notes. Each contract will be identified in a schedule appearing as an exhibit to the related agreement. The contract schedule will specify, with respect to each contract, among other things: the original principal amount and the adjusted principal balance as of the close of business on the cut-off date, the annual percentage rate, the current scheduled monthly level payment of principal and interest and the maturity of the contract.

         In addition, the depositor, as to each contract, will deliver or cause to be delivered to the trustee, or, as specified in the related prospectus supplement, the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. In order to give notice of the right, title and interest of the certificateholders to the contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of an assignment, the interest of the certificateholders in the contracts could be defeated. See "Legal Aspects of Mortgage Loans."

         The trustee, or the custodian, will review and hold the documents in trust for the benefit of the securityholders. Unless otherwise provided in the related prospectus supplement, if any document is found to be defective in any material respect, the mortgage loan seller must cure the defect within 60 days, or within another period specified in the related prospectus supplement, the mortgage loan seller, not later than 90 days or within another period specified in the related prospectus supplement, after the trustee's discovery of the defect. If the defect is not cured, the mortgage loan seller will repurchase the related contract or any property acquired in respect of the contract from the trustee at a price equal to the remaining unpaid principal balance of the contract, or, in the case of a repossessed manufactured home, the unpaid principal balance of the contract immediately prior to the repossession, or, in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at such price or another price as may be set forth in the related prospectus supplement, in each case together with accrued but unpaid interest to the first day of the month following repurchase at the related annual percentage rate, plus any unreimbursed advances with respect to the contract. Unless otherwise specified in the related prospectus supplement, the repurchase obligation will constitute the sole remedy available to the securityholders or the trustee for a material defect in a contract document.

         Unless otherwise specified in the related prospectus supplement, each mortgage loan seller of contracts will have represented, among other things, that

o immediately prior to the transfer and assignment of the contracts, the mortgage loan seller had good title to, and was the sole owner of each contract and there had been no other sale or assignment of the relevant contract, o as of the date of transfer, the contracts are subject to no offsets, defenses or counterclaims,

o each contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws,

o as of the date of transfer, each contract is a valid first lien on the related manufactured home and the manufactured home is free of material damage and is in good repair,

o as of the date of transfer, no contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related manufactured home and

o with respect to each contract, the manufactured home securing the contract is covered by a standard hazard insurance policy in the amount required in the agreement and that all premiums now due on insurance have been paid in full.

     All of the representations and warranties of an mortgage loan seller in respect of a contract will have been made as of the date on which the mortgage loan seller sold the contract to the depositor or its affiliate; the date the representations and warranties were made may be a date prior to the date of initial issuance of the related series of notes or certificates, as applicable. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the date of initial issuance of the related series of notes or certificates, as applicable. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by a mortgage loan seller, the mortgage loan seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a contract by the mortgage loan seller to the depositor or its affiliate, the relevant event occurs that would have given rise to the obligation had the event occurred prior to sale of the affected contract. Nothing, however, has come to the depositor's attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of contracts as of the date of initial issuance of the related series of notes or certificates, as applicable.

         If a mortgage loan seller cannot cure a breach of any representation or warranty made by it in respect of a contract that materially and adversely affects the interest of the securityholders in the contract within 90 days, or another period specified in the related prospectus supplement, after notice from the master servicer, the mortgage loan seller will be obligated to repurchase the contract at a price equal to, unless otherwise specified in the related prospectus supplement, the principal balance of the contract as of the date of the repurchase or, in the case of a series as to which an election has been made to treat the related trust fund as a REMIC, at that price or such other price as may be set forth in the related prospectus supplement, in each case together with accrued and unpaid interest to the first day of the month following repurchase at the related annual percentage rate, plus the amount of any unreimbursed advances in respect of the contract. The master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the securityholders, following the practices it would employ in its good faith business judgment were it the owner of the contract. Except as otherwise set forth in the related prospectus supplement, this repurchase obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by an mortgage loan seller.

         Neither the depositor nor the master servicer will be obligated to purchase a contract if an mortgage loan seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to contracts.

         ASSIGNMENT OF AGENCY SECURITIES

         The depositor will cause the agency securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each agency security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate, if any, and the maturity date.

         ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES

         The depositor will cause private mortgage-backed securities to be registered in the name of the trustee. The trustee or custodian will have possession of any certificated private mortgage-backed securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a private mortgage-backed security. See "The Trust Funds--Private Mortgage-Backed Securities." Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private mortgage-backed security conveyed to the trustee.

         ASSIGNMENT OF FUNDING AGREEMENTS

         The depositor will cause funding agreements to be registered in the name of the trustee. The trustee or custodian will have possession of any funding agreement. Unless otherwise specified in the related prospectus supplement, the trustee will be in possession of or be assignee of record of any underlying assets for funding agreements. See "The Trust Funds--Funding Agreements" in this prospectus. Each funding agreement will be identified in a schedule appearing as an exhibit to the related agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each underlying asset secured by the funding agreements.

DEPOSITS TO CERTIFICATE ACCOUNT

         The master servicer or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related trust fund assets. These accounts are collectively referred to in this prospectus and the related prospectus supplement as the certificate account. The certificate account must be either:

o maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of securities of the series or

o an account or accounts the deposits in which are insured by the BIF or the SAIF, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the certificate account is maintained.

         The collateral eligible to secure amounts in the certificate account is limited to United States government securities and other high-quality investments specified in the related servicing agreement as permitted investments. A certificate account may be maintained as an interest bearing or a non-interest bearing account, or the funds held in the certificate account may be invested pending each succeeding distribution date in permitted investments. Any interest or other income earned on funds in the certificate account will be paid to the master servicer or the trustee or their designee as additional compensation. The certificate account may be maintained with an institution that is an affiliate of the master servicer or the trustee, provided that the institution meets the standards set forth in the bullet points above. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of pass-through certificates and may, if applicable, contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

         Each sub-servicer servicing a trust fund asset under a sub-servicing agreement will establish and maintain one or more separate accounts which may be interest bearing and which will comply with the standards with respect to certificate accounts or other standards as may be acceptable to the master servicer. The sub-servicer is required to credit to the related sub-servicing account on a daily basis the amount of all proceeds of mortgage loans received by the sub-servicer, less its servicing compensation. The sub-servicer will remit to the master servicer by wire transfer of immediately available funds all funds held in the sub-servicing account with respect to each mortgage loan on the monthly remittance date or dates specified in the related servicing agreement.

PAYMENTS ON MORTGAGE LOANS AND CONTRACTS

         The master servicer will deposit or cause to be deposited in the certificate account for each trust fund including mortgage loans and/or contracts, the following payments and collections received, or advances made, by the master servicer or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date, and exclusive of any retained interest:

         (1) all payments on account of principal, including principal prepayments, on the mortgage loans and contracts;

         (2) all payments on account of interest on the mortgage loans and contracts, net of any portion retained by the master servicer or by a sub-servicer as its servicing compensation and net of any retained interest;

         (3) all proceeds of the hazard insurance policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor or obligor in accordance with the normal servicing procedures of the master servicer or the related sub-servicer, subject to the terms and conditions of the related mortgage and mortgage note, contract, any primary mortgage insurance policy, any FHA insurance policy, any VA guarantee, any bankruptcy bond and any mortgage pool insurance policy and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

         (4) any amounts required to be paid under any letter of credit, as described below under "Description of Credit Support--Letter of Credit";

         (5) any advances made as described below under "Advances by the Master Servicer in respect of Delinquencies on the Trust Funds Assets";

         (6) if applicable, all amounts required to be transferred to the certificate account from a reserve fund, as described below under "Description of Credit Support--Reserve Funds";

         (7) any buydown funds, and, if applicable, investment earnings thereon, required to be deposited in the certificate account as described in the first paragraph below;

         (8) all proceeds of any mortgage loan or contract or property in respect of the mortgage loan or contract purchased by the master servicer, the depositor, any sub-servicer or any mortgage loan seller as described under "The Depositor's Mortgage Loan Purchase Program--Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representations" or "--Assignment of Trust Fund Assets; Review of Files by Trustee" above, exclusive of the retained interest, if any, in respect of the mortgage loan or contract;

         (9) all proceeds of any mortgage loan or contract repurchased as described under "--Termination" below;

         (10) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Policies--Primary Hazard Insurance Policies"; and

         (11) any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the certificate account.

         With respect to each buydown mortgage loan, the master servicer, or a sub-servicer, will deposit related buydown funds in a custodial account, which may be interest bearing, and that otherwise meets the standards for certificate accounts. This account is referred to in this prospectus and the related prospectus supplement as a buydown account. The terms of all buydown mortgage loans provide for the contribution of buydown funds in an amount not less than either (a) the total payments to be made from the buydown funds under the related buydown plan or (b) if the buydown funds are present valued, that amount that, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, the sub-servicer nor the depositor will be obligated to add to the buydown funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency in buydown funds is not recoverable from the borrower, distributions to securityholders will be affected. With respect to each buydown mortgage loan, the master servicer will deposit in the certificate account the amount, if any, of the buydown funds, and, if applicable, investment earnings thereon, for each buydown mortgage loan that, when added to the amount due from the borrower on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

         If a buydown mortgage loan is prepaid in full or liquidated, the related buydown funds will be applied as follows. If the mortgagor on a buydown mortgage loan prepays the loan in its entirety during the buydown period, the master servicer will withdraw from the buydown account and remit to the mortgagor in accordance with the related buydown plan any buydown funds remaining in the buydown account. If a prepayment by a mortgagor during the buydown period together with buydown funds will result in a prepayment in full, the master servicer will withdraw from the buydown account for deposit in the certificate account the buydown funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the mortgagor defaults during the buydown period with respect to a buydown mortgage loan and the mortgaged property is sold in liquidation, either by the master servicer or the insurer under any related insurance policy, the master servicer will withdraw from the buydown account the buydown funds and all investment earnings thereon, if any, for deposit in the certificate account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted buydown mortgage loan the buydown funds in respect of which were supplemented by investment earnings, the master servicer will withdraw from the buydown account and either deposit in the certificate account or remit to the borrower, depending upon the terms of the buydown plan, any investment earnings remaining in the related buydown account.

         Any buydown funds, and any investment earnings thereon, deposited in the certificate account in connection with a full prepayment of the related buydown mortgage loan will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.

PAYMENTS ON AGENCY SECURITIES AND PRIVATE MORTGAGE-BACKED SECURITIES

         The agency securities and private mortgage-backed securities included in a trust fund will be registered in the name of the trustee so that all distributions thereon will be made directly to the trustee. The trustee will deposit or cause to be deposited into the certificate account for each trust fund including agency securities and private mortgage-backed securities as and when received, unless otherwise provided in the related agreement, all distributions received by the trustee with respect to the related agency securities and private mortgage-backed securities, other than payments due on or before the cut-off date and exclusive of any trust administration fee and amounts representing the retained interest, if any.

DISTRIBUTIONS

         Distributions allocable to principal and interest on the securities of each series will be made by or on behalf of the trustee each month on each date as specified in the related prospectus supplement and referred to as a distribution date, commencing with the month following the month in which the applicable cut-off date occurs. Distributions will be made to the persons in whose names the securities are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement and referred to as the determination date. All distributions with respect to each class of securities on each distribution date will be allocated pro rata among the outstanding securities in that class. Payments to the holders of securities of any class on each distribution date will be made to the securityholders of the respective class of record on the next preceding Record Date, other than in respect of the final distribution, based on the aggregate fractional undivided interests in that class represented by their respective securities. Payments will be made by wire transfer in immediately available funds to the account of a securityholder, if the securityholder holds securities in the requisite amount specified in the related prospectus supplement and if the securityholder has so notified the depositor or its designee no later than the date specified in the related prospectus supplement. Otherwise, payments will be made by check mailed to the address of the person entitled to payment as it appears on the security register maintained by the depositor or its agent. The final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the depositor or its agent specified in the notice to securityholders of the final distribution. With respect to each series of certificates or notes, the security register will be referred to as the certificate register or note register, respectively.

         All distributions on the securities of each series on each distribution date will be made from the available distribution amount described in the next sentence, in accordance with the terms described in the related prospectus supplement. The available distribution amount for each distribution date will equal the sum of the following amounts:

         (1) the total amount of all cash on deposit in the related certificate account as of the corresponding determination date, exclusive of:

                  (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period,

                  (b) all prepayments, together with related payments of the interest thereon, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Prepayment Period, and

                  (c) all amounts in the certificate account that are due or reimbursable to the depositor, the trustee, a mortgage loan seller, a sub-servicer or the master servicer or that are payable in respect of specified expenses of the related trust fund;

         (2) if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the certificate account;

         (3)      all advances with respect to the distribution date;

         (4) if the related prospectus supplement so provides, amounts paid with respect to interest shortfalls resulting from prepayments during the related Prepayment Period;

         (5) to the extent not on deposit in the related certificate account as of the corresponding determination date, any amounts collected under, from or in respect of any credit support with respect to the distribution date; and

         (6) any other amounts described in the related prospectus supplement.

         The entire available distribution amount will be distributed among the related securities, including any securities not offered by this prospectus, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

INTEREST ON THE SECURITIES

         Each class of securities may earn interest at a different rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. Unless otherwise specified in the related prospectus supplement, interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         With respect to each series of securities and each distribution date, the distribution in respect of interest on each security, other than principal only Strip Securities, will be equal to one month's interest on the outstanding principal balance of the security immediately prior to the distribution date, at the applicable security interest rate, subject to the following. As to each Strip Security with no or a nominal principal balance, the distributions in respect of interest on any distribution date will be on the basis of a notional amount and equal one month's Stripped Interest. Prior to the time interest is distributable on any class of Accrual Securities, interest accrued on that class will be added to the principal balance thereof on each distribution date. Interest distributions on each security of a series will be reduced in the event of shortfalls in collections of interest resulting from prepayments on mortgage loans, with that shortfall allocated among all of the securities of that series if specified in the related prospectus supplement unless the master servicer is obligated to cover the shortfalls from its own funds up to its servicing fee for the related due period. With respect to each series of certificates or notes, the interest distributions payable will be referred to in the applicable prospectus supplement as the accrued certificate interest or accrued note interest, respectively. See "Yield Considerations".

PRINCIPAL OF THE SECURITIES

         The principal balance of a security, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the trust fund assets and other assets included in the related trust fund. The principal balance of each security offered by this prospectus will be stated in the related prospectus supplement as the certificate principal balance with respect to a certificate and the note balance with respect to a note. With respect to each security, distributions generally will be applied to undistributed accrued interest thereon, and thereafter to principal. The outstanding principal balance of a security will be reduced to the extent of distributions of principal on that security, and, if and to the extent so provided on the related prospectus supplement, by the amount of any realized losses, allocated to that security. The initial aggregate principal balance of a series and each class of securities related to a series will be specified in the related prospectus supplement. Distributions of principal will be made on each distribution date to the class or classes of securities entitled to principal until the principal balance of that class has been reduced to zero. With respect to a Senior/Subordinate Series, distributions allocable to principal of a class of securities will be based on the percentage interest in the related trust fund evidenced by the class, which in turn will be based on the principal balance of that class as compared to the principal balance of all classes of securities of the series. Distributions of principal of any class of securities will be made on a pro rata basis among all of the securities of the class. Strip Securities with no principal balance will not receive distributions of principal.

PRE-FUNDING ACCOUNT

         If so specified in the related prospectus supplement, the related agreement may provide for the transfer by the mortgage loan seller of additional mortgage loans or contracts to the related trust fund after the closing date. Such additional mortgage loans or contracts will be required to conform to the requirements set forth in the related agreement or other agreement providing for such transfer, and will generally be underwritten to the same standards as the mortgage loans or contracts initially included in the trust fund. As specified in the related prospectus supplement, such transfer may be funded by the establishment of a pre-funding account. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in such account to be released as additional mortgage loans or contracts are transferred. A pre-funding account will be required to be maintained as an eligible account under the related agreement, all amounts therein will be required to be invested in permitted investments and the amount held therein shall at no time exceed 40% of the aggregate outstanding principal balance of the securities. The related agreement or other agreement providing for the transfer of additional mortgage loans or contracts will generally provide that all such transfers must be made within 3 months after the closing date, and that amounts set aside to fund such transfers whether in a pre-funding account or otherwise and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such prospectus supplement.

         The depositor will be required to provide data regarding the additional mortgage loans or contracts to the rating agencies and the security insurer, if any, sufficiently in advance of the scheduled transfer to permit review by such parties. Transfer of the additional mortgage loans or contracts will be further conditioned upon confirmation by the rating agencies that the addition of such mortgage loans or contracts to the trust fund will not result in the downgrading of the securities or, in the case of a series guaranteed or supported by a security insurer, will not adversely affect the capital requirements of such security insurer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional mortgage loans or contracts have been satisfied.

ALLOCATION OF LOSSES

         With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise, the amount of the realized loss incurred in connection with liquidation will equal the excess, if any, of the unpaid principal balance of the liquidated loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from liquidation remaining after application of the proceeds to unpaid accrued interest on the liquidated loan and to reimburse the master servicer or any sub-servicer for related unreimbursed servicing expenses. With respect to mortgage loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of that reduction also will be treated as a realized loss. As to any series of securities, other than a Senior/Subordinate Series, any realized loss not covered as described under "Description of Credit Support" will be allocated among all of the securities on a pro rata basis. As to any Senior/Subordinate Series, realizes losses will be allocated first to the most subordinate class of securities as described below under "Description of Credit Support--Subordination".

ADVANCES IN RESPECT OF DELINQUENCIES

         With respect to any series of securities, the master servicer will advance on or before each distribution date its own funds or funds held in the certificate account that are not included in the available distribution amount for that distribution date unless the master servicer, in good faith, determines that any advances made will not be reimbursable from proceeds subsequently recovered on the mortgage loan or contract related to the advance. Unless otherwise stated in the prospectus supplement, the amount of each advance will be equal to the aggregate of payments of interest, net of related servicing fees and retained interest, that were due during the related Due Period and were delinquent on the related determination date. In most cases, the prospectus supplement for a series will also provide that the master servicer will advance, together with delinquent interest, the aggregate amount of principal payments that were due during the related Due Period and delinquent as of the determination date, subject to the same reimbursement determination, except that, with respect to balloon loans, the master servicer will not have to advance a delinquent balloon payment.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled to payments, rather than to guarantee or insure against losses. Advances of the master servicer's funds will be reimbursable only out of related recoveries on the mortgage loans or contracts, including amounts received under any form of credit support, respecting which advances were made; provided, however, that any advance will be reimbursable from any amounts in the certificate account to the extent that the master servicer shall determine that the advance is not ultimately recoverable from Related Proceeds. If advances have been made by the master servicer from excess funds in the certificate account, the master servicer will replace those funds in the certificate account on any future distribution date to the extent that funds in the certificate account on that distribution date are less than payments required to be made to securityholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

         Advances in respect of delinquencies will not be made in connection with revolving credit loans, except as otherwise provided in the related prospectus supplement.

         In the case of revolving credit loans, the master servicer or servicer is required to advance funds to cover any draws made on a revolving credit loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that as specified in the accompanying prospectus supplement during any revolving period associated with the related series of securities, draws may be covered first from principal collections on the other loans in the pool.

REPORTS TO SECURITYHOLDERS

         With each distribution to holders of any class of securities of a series, the master servicer or the trustee, will forward or cause to be forwarded to each securityholder, to the depositor and to those other parties as may be specified in the related servicing agreement, a statement setting forth the following as of the distribution date:

         (1) the amount of the distribution to holders of securities of that class applied to reduce the principal balance of the securities;

         (2) the amount of the distribution to holders of securities of that class allocable to interest;

         (3) the amount of related administration or servicing compensation received by the trustee or the master servicer and any sub-servicer and any other customary information as the master servicer deems necessary or desirable, or that a securityholder reasonably requests, to enable securityholders to prepare their tax returns;

         (4) if applicable, the aggregate amount of advances included in the distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

         (5) the aggregate stated principal balance of the mortgage loans and/or contracts at the close of business on that distribution date;

         (6) the number and aggregate stated principal balance of mortgage loans and/or contracts (a) delinquent one month, (b) delinquent two or more months, and (c) as to which foreclosure proceedings have been commenced;

         (7) with respect to any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the stated principal balance of the related mortgage loan as of the close of business on the distribution date in that month;

         (8) the book value of any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure as of the close of business on the last business day of the calendar month preceding the distribution date;

         (9) the aggregate principal balance of each class of securities (including any class of securities not offered by this prospectus) at the close of business on that distribution date, separately identifying any reduction in the principal balance due to the allocation of any realized loss;

         (10) the amount of any special hazard realized losses allocated to the subordinate securities, if any, at the close of business on that distribution date;

         (11) the aggregate amount of principal prepayments made and realized losses incurred during the related Prepayment Period;
         (12) the amount deposited in the reserve fund, if any, on that distribution date;

         (13) the amount remaining in the reserve fund, if any, as of the close of business on that distribution date;

         (14) the aggregate unpaid accrued interest, if any, on each class of securities at the close of business on that distribution date;

         (15) in the case of securities that accrue interest at the variable rate, the security interest rate applicable to that distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

         (16) in the case of securities that accrued interest at an adjustable rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable security interest rate applicable to the next succeeding distribution date as calculated in accordance with the method specified in the related prospectus supplement; and

         (17) as to any series which includes credit support, the amount of coverage of each instrument of credit support included in the trust fund as of the close of business on that distribution date.

         In the case of information furnished under subclauses (1)-(3) above, the amounts shall be expressed as a dollar amount per minimum denomination of securities or for other specified portion thereof. With respect to each series of certificates or notes, securityholders will be referred to as the certificateholders or the noteholders, respectively.

         Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a security a statement containing the information set forth in subclauses (1)-(3) above, aggregated for that calendar year or the applicable portion thereof during which that person was a securityholder. The obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee in accordance with any requirements of the Code as are from time to time in force.

COLLECTION AND OTHER SERVICING PROCEDURES

         The master servicer, directly or through sub-servicers, will make reasonable efforts to collect all scheduled payments under the mortgage loans and contracts and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans and contracts that are comparable to the mortgage loans and contracts held for its own account, provided these procedures are consistent with the related servicing agreement and any related insurance policy, bankruptcy bond, letter of credit or other insurance instrument described under "Description of Primary Insurance Policies" or "Description of Credit Support". Consistent with this servicing standard, the master servicer may, in its discretion, waive any late payment charge in respect of a late mortgage loan payment and, only upon determining that the coverage under any related insurance instrument will not be affected, extend or cause to be extended the due dates for payments due on a mortgage note for a period not greater than 180 days.

         In instances in which a mortgage loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may permit modifications of the mortgage loan rather than proceeding with foreclosure. In making that determination, the estimated realized loss that might result if the mortgage loan were liquidated would be taken into account. Modifications may have the effect of reducing the interest rate on the mortgage loan, forgiving the payment of principal or interest or extending the final maturity date of the mortgage loan. Any modified mortgage loan may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, one or more classes of the related securities.

         In connection with any significant partial prepayment of a mortgage loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be reamortized so that the monthly payment is recalculated as an amount that will fully amortize the remaining principal amount of the mortgage loan by the original maturity date based on the original interest rate. Reamortization will not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

         In any case in which property securing a mortgage loan, other than an ARM Loan, has been, or is about to be, conveyed by the borrower, the master servicer will exercise or cause to be exercised on behalf of the related trust fund the lender's rights to accelerate the maturity of the mortgage loan under any due-on-sale or due-on-encumbrance clause applicable to that mortgage loan. The master servicer will only exercise these rights only if the exercise of any these rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related insurance instrument. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce a due-on-sale or due-on-encumbrance clause, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed or encumbered, under which that person becomes liable under the mortgage note, cooperative note or manufactured housing contract and, to the extent permitted by applicable law, the borrower remains liable thereon. The original mortgagor may be released from liability on a mortgage loan if the master servicer shall have determined in good faith that a release will not adversely affect the collectability of the mortgage loan. An ARM Loan may be assumed if the ARM Loan is by its terms assumable and if, in the reasonable judgment of the master servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM Loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM Loan without consent, that ARM Loan may be declared due and payable. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In connection with any assumption, the terms of the related mortgage loan may not be changed. See "Legal Aspects of Mortgage Loans--Enforceability of Provisions".

SUB-SERVICING

         Any master servicer may delegate its servicing obligations in respect of the mortgage loans or contracts to third-party servicers, but the master servicer will remain obligated under the related servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of comparable loans, including:

o collecting payments from borrowers and remitting the collections to the master servicer,

o maintaining primary hazard insurance as described in this prospectus and in any related prospectus supplement,

o filing and settling claims under primary hazard insurance policies, which may be subject to the right of the master servicer to approve in advance any settlement,

o maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower in accordance with the mortgage loan,

o processing assumptions or substitutions where a due-on-sale clause is not exercised,

o        attempting to cure delinquencies,

o        supervising foreclosures or repossessions,

o        inspecting and managing mortgaged properties, if applicable, and

o        maintaining accounting records relating to the mortgage loans.

         The master servicer will be responsible for filing and settling claims in respect of mortgage loans in a particular mortgage pool under any applicable mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See "Description of Credit Support".

         The sub-servicing agreement between any master servicer and a sub-servicer will be consistent with the terms of the related servicing agreement and will not result in a withdrawal or downgrading of any class of securities issued in accordance with the related agreement. With respect to those mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related policy and servicing agreement or servicing agreement as if the master servicer alone were servicing those mortgage loans. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement under which a series of securities is issued will provide that, if for any reason the master servicer for the series of securities is no longer acting in a servicing capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement.

         The master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation under the related agreement is sufficient to pay the fees. However, a sub-servicer may be entitled to a retained interest in mortgage loans. Each sub-servicer will be reimbursed by the master servicer for expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the related servicing agreement. See "Description of the Securities--Retained Interest, Servicing or Administration Compensation and Payment of Expenses".

         The master servicer may require any sub-servicer to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         As servicer of the mortgage loans, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each insurance instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans. As set forth under "--Collection and Other Servicing Procedures Employed by the Master Servicer", all collections by or on behalf of the master servicer under any insurance instrument, other than amounts to be applied to the restoration of a mortgaged property or released to the mortgagor, are to be deposited in the certificate account for the related trust fund, subject to withdrawal as previously described. The master servicer or its designee will not receive payment under any letter of credit included as an insurance instrument with respect to a defaulted mortgage loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the master servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses thereunder.

         If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related credit insurance instrument, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (b) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         If recovery on a defaulted mortgage loan under any related credit insurance instrument is not available for the reasons set forth in the preceding paragraph, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the interest rate plus the aggregate amount of expenses incurred by the master servicer in connection with those proceedings and which are reimbursable under the servicing agreement, the trust fund will realize a loss in the amount of the difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of any Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan.

         If the master servicer or its designee recovers Insurance Proceeds with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of Insurance Proceeds, prior to distribution of that amount to securityholders, amounts representing its normal servicing compensation on that mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan. In the event that the master servicer has expended its own funds to restore damaged property and those funds have not been reimbursed under any insurance instrument, it will be entitled to withdraw from the certificate account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Because Insurance Proceeds cannot exceed deficiency claims and expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at the interest rate net of servicing fees and the retained interest, if any. In addition, when property securing a defaulted mortgage loan can be resold for an amount exceeding the outstanding principal balance of the related mortgage loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related mortgage pool insurance policy to purchase the property and realize for itself any excess proceeds. See "Description of Primary Insurance Policies" and "Description of Credit Support".

         With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares. See "Legal Aspects of Mortgage Loans--Foreclosure on Cooperatives".

REALIZATION UPON DEFAULTED CONTRACTS

         Under the applicable servicing agreement, the master servicer will repossess or otherwise comparably convert the ownership of properties securing the related manufactured homes that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with repossession or other conversion, the servicer or master servicer will follow practices and procedures it deems necessary or advisable and as are normal and usual in its general contract servicing activities. The servicer or master servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (1) that the restoration or repossession will increase the proceeds of liquidation of the related contract to the certificateholders after reimbursement to itself for the expenses and (2) that the expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

RETAINED INTEREST; SERVICING OR ADMINISTRATION COMPENSATION AND PAYMENT OF EXPENSES

         The prospectus supplement for a series of securities will specify whether there will be any retained interest from the trust fund assets, and, if so, the owner of the retained interest. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related agreement. A retained interest in a trust fund asset represents a specified portion of the interest payable thereon. The retained interest will be deducted from borrower payments as received and will not be part of the related trust fund. Any partial recovery of interest on a mortgage loan, after deduction of all applicable servicing fees, will be allocated between retained interest, if any, and interest at the interest rate on the mortgage loan, net of the rates at which the servicing fees and the retained interest are calculated, on a pari passu basis.

         The master servicer's, or in the case of a trust fund consisting of agency securities or Private Mortgage-Backed Securities if specified in the related prospectus supplement, the trustee's, primary compensation with respect to a series of securities will come from the monthly payment to it, with respect to each interest payment on a trust fund asset, of an amount equal to one-twelfth of the servicing fee rate specified in the related prospectus supplement times the scheduled principal balance of the trust fund asset. Since any retained interest and the master servicer's primary compensation are percentages of the scheduled principal balance of each trust fund asset, these amounts will decrease in accordance with the amortization schedule of the trust fund assets. As additional compensation in connection with a series of securities relating to mortgage loans, the master servicer or the sub-servicers will retain all assumption fees, late payment charges and , unless otherwise stated in the prospectus supplement, prepayment penalties, to the extent collected from mortgagors. Any interest or other income which may be earned on funds held in the certificate account or any sub-servicing account may be paid as additional compensation to the master servicer or the sub-servicers, as the case may be. Any sub-servicer will receive a portion of the master servicer's primary compensation as its sub-servicing compensation.

         With respect to a series of securities consisting of mortgage loans, in addition to amounts payable to any sub-servicer, except as otherwise described in the prospectus supplement, the master servicer will pay from its servicing compensation expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the related prospectus supplement.

         The master servicer is entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted mortgage loans, including expenditures incurred by it in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds. The master servicer is also entitled to reimbursement from the certificate account for advances.

EVIDENCE AS TO COMPLIANCE

         Each servicing agreement with respect to a series of securities, will provide that on or before a specified date in each year, the first date being at least six months after the related cut-off date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with either the Uniform Single Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans under servicing agreements substantially similar to each other, including the related servicing agreement, was conducted in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Program for Mortgage Bankers, requires it to report. In rendering its statement the accounting firm may rely, as to matters relating to the direct servicing of mortgage loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, rendered within one year of the statement, of firms of independent public accountants with respect to the related sub-servicer.

         Each servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the related agreement throughout the preceding year.

         Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The master servicer under each pooling and servicing agreement and each servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be the depositor or an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates.

         Each pooling and servicing agreement and each servicing agreement will provide that the master servicer may resign from its obligations and duties under the related agreement only if such resignation, and the appointment of a successor, will not result in a downgrading of any class of securities or upon a determination that its duties under the related agreement are no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the related agreement.

         Each pooling and servicing agreement and each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each pooling and servicing agreement and each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with (1) any legal action relating to the related agreement or the securities, other than any loss, liability or expense is related to any specific mortgage loan or mortgage loans, unless any such loss, liability or expense otherwise reimbursable pursuant to the related agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder, (2) any breach of a representation or warranty regarding the mortgage loans or (3) if so specified in the related agreement, actions taken by the master servicer or the depositor in accordance with the terms of the related agreement. In addition, each pooling and servicing agreement and each servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the related agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the securityholders, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the certificate account. Except in the case of a series of senior/subordinate securities, any such obligation of the securityholders will be borne among them on a pro rata basis in proportion to the accrued security interest payable thereto, and, notwithstanding any other provision, their respective distributions will be reduced accordingly.

         Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

EVENTS OF DEFAULT AND RIGHTS UPON EVENTS OF DEFAULT

         POOLING AND SERVICING AGREEMENT

         Events of default under each pooling and servicing agreement will include:

o any failure by the master servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues unremedied for a specified number of business days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the agreement which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

         So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in and to the mortgage loans, other than any retained interest of the master servicer, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement and will be entitled to similar compensation arrangements. If the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the trustee will not be so obligated.

         If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of the appointment of at least $1,000,000 to act as successor to the master servicer under the agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the related agreement.

         No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding under the agreement unless:

o the certificateholder previously has given to the trustee written notice of default,

o the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder,

o       have offered to the trustee reasonable indemnity, and

o the trustee for fifteen days has neglected or refused to institute a proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the agreement at the request, order or direction of any of the holders of certificates covered by the agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

         SERVICING AGREEMENT

         A servicing default under the related servicing agreement will include:

o any failure by the master servicer to make a required deposit to the certificate account or, if the master servicer is so required, to distribute to the holders of any class of notes or equity certificates of the series any required payment which continues unremedied for a specified number of business days after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of notes which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the issuer;

o events of insolvency, readjustment of debt, marshalling of assets and material respect any other of its covenants or agreements in the servicing agreement with respect to the series of notes which continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the issuer;

o liabilities or similar proceedings regarding the master servicer and actions by the master servicer indicating its insolvency or inability to pay its obligations and

o        any other servicing default as set forth in the servicing agreement.

         So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement, other than any right of the master servicer as noteholder or as holder of the equity certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination. Upon termination of the master servicer the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement, other than the obligation to repurchase mortgage loans, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the master servicer but is unwilling to so act, it may appoint, or if it is unable to so act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $1,000,000 to act as successor to the master servicer under the servicing agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

         INDENTURE

         An event of default under the indenture will include:

o a default for a specified number of days or more in the payment of any principal of or interest on any note of the series;

o failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a specified number of days after notice of failure is given in accordance with the procedures described in the related prospectus supplement;

o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing having been incorrect in a material respect as of the time made, and the breach is not cured within a specified number of days after notice of breach is given in accordance with the procedures described in the related prospectus supplement;

o events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuer; or

o any other event of default provided with respect to notes of that series.

         If an event of default with respect to the notes of any series occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount, or, if the notes of that series are Accrual Securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. That declaration may, under the circumstances set forth in the indenture, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

         If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

o the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale, or

o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

         If the trustee liquidates the collateral in connection with an event of default, the indenture may provide that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

         If the principal of the notes of a series is declared due and payable, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the note less the amount of the discount that is unamortized.

         No noteholder or holder of an equity certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the agreement unless:

o the holder previously has given to the trustee written notice of default and the default is continuing,

o the holders of notes or equity certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (a) have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and (b) have offered to the trustee reasonable indemnity,

o the trustee has neglected or refused to institute a proceeding for 60 days after receipt of the request and indemnity, and

o no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note balances of the class. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation at the request, order or direction of any of the holders of notes or equity certificates covered by the agreement, unless the holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

         With respect to each series of certificates, each related pooling and servicing agreement or trust agreement may be amended by the depositor, the master servicer, and the trustee, upon consent of the provider of credit support, if any, without the consent of any of the holders of certificates covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of certificates covered by the agreement as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the securities. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel or written notice from the Rating Agencies shall be required to address the effect of any such amendment on any such consenting Certificateholder. Each agreement may also be amended by the depositor, the master servicer, if any, and the trustee, with the consent of the holders of certificates evidencing not less than 66% of the voting rights, for any purpose; provided, however, that no amendment may

o reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

o adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in the above bullet point (as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the securities) in a manner, other than as described in the first bullet point, or

o reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all certificates covered by the agreement then outstanding.

         However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding. The voting rights evidenced by any certificate will be the portion of the voting rights of all of the certificates in the related series allocated in the manner described in the related prospectus supplement.

         With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties to the agreement without the consent of any of the holders of the notes covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the agreement as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the notes. Each agreement may also be amended by the parties to the agreement with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose, that no amendment may

o reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any note without the consent of the holder of that note,

o adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the preceding bullet point (as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the notes), without the consent of the holders of notes of that class evidencing not less than 66% of the aggregate voting rights of that class, or

o reduce the percentage of voting rights required by the preceding bullet point for the consent to any amendment without the consent of the holders of all notes covered by the agreement then outstanding. The voting rights evidenced by any note will be the portion of the voting rights of all of the notes in the related series allocated in the manner described in the related prospectus supplement.

TERMINATION

         The obligations created by the related agreements for each series of securities will terminate upon the payment to securityholders of that series of all amounts held in the certificate account or by the master servicer and required to be paid to them under the agreements following the earlier of

o the final payment or other liquidation of the last asset included in the related trust fund or the disposition of all underlying property subject to the trust fund assets acquired upon foreclosure of the trust fund assets, and

o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

         In no event, however, will the trust created by the related agreements continue beyond the date specified in the related prospectus supplement. Written notice of termination of the related agreements will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

         Any purchase of assets of the trust fund in connection with a termination, shall be made at the price set forth in the related prospectus supplement which in most cases will be equal to the greater of:

o        the sum of (a) 100% of the stated principal balance of each mortgage

o loan as of the day of the purchase plus accrued interest thereon at the applicable interest rate net of the rates at which the servicing fees and the retained interest, if any, are calculated to the first day of the month following the purchase plus (b) the appraised value of any underlying property subject to the mortgage loans acquired for the benefit of securityholders, and

o the aggregate fair market value of all of the assets in the trust fund, as determined by the trustee, the master servicer, and, if different than both such persons, the person entitled to effect the termination, in each case taking into account accrued interest at the applicable interest rate net of the rates at which the servicing fees and the retained interest, if any, are calculated to the first day of the month following the purchase.

         The exercise of an optimal termination right will effect early retirement of the securities of that series, but the right of the person entitled to effect the termination is subject to the aggregate principal balance of the outstanding trust fund assets for the series at the time of purchase being less than the percentage of the aggregate principal balance of the trust fund assets at the cut-off date for that series specified in the related prospectus supplement, which percentage will be between 25% and 0%.

         In addition to the repurchase of the assets in the related trust fund at the Clean-up Call, if so specified in the related prospectus supplement, a holder of a non-offered class of securities described in the preceding paragraph will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the Clean-up Call becomes exercisable and thereby effect early retirement of the securities of the series. Any call of this type will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. If the call option is exercised, the Call Class must remit to the trustee a price equal to 100% of the principal balance of the securities offered by this prospectus as of the day of the purchase plus accrued interest thereon at the applicable security interest rate during the related period on which interest accrues on the securities which the trustee will distribute to securityholders. If funds to terminate are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, an early termination will constitute a "qualified liquidation" under Section 860F of the Code. In connection with a call by the Call Class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders.

DUTIES OF THE TRUSTEE

         The trustee makes no representations as to the validity or sufficiency of any agreement, the securities or any mortgage loan or related document and is not accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer or its designee in respect of the securities or the mortgage loans, or deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer. If no event of default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the related agreement.

DESCRIPTION OF THE TRUSTEE

         The trustee or indenture trustee, each referred to as the trustee, under each pooling and servicing agreement, trust agreement or indenture will be named in the related prospectus supplement. The owner trustee for each series of notes will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee or owner trustee may have normal banking relationships with the depositor and its affiliates and with the master servicer and its affiliates.

DESCRIPTION OF CREDIT SUPPORT

         If so provided in the related prospectus supplement, the trust fund for a series of securities may include credit support for that series or for one or more classes of securities comprising the series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the mortgage loans covered thereby or a specified dollar amount:

o        coverage with respect to realized losses incurred on liquidated loans;

o coverage with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies; and

o coverage with respect to specific actions that may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction of the interest rate on a mortgage loan, an extension of its maturity or a reduction in the principal balance of the mortgage loan.

         As set forth in the following paragraphs and in the related prospectus supplement, credit support coverage may be provided by subordination of one or more classes to other classes of securities in a series, one or more insurance policies, a bankruptcy bond, a letter of credit, a reserve fund, overcollateralization, cross support, or another method of credit support described in the related prospectus supplement or any combination of the foregoing. The amount and type of any credit support with respect to a series of securities or with respect to one or more classes of securities comprising that series, and the obligors on the credit support, will be set forth in the related prospectus supplement. A copy of the policy or agreement, as applicable, governing the applicable credit support will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the related series.

SUBORDINATION

         With respect to any Senior/Subordinate Series, in the event of any realized losses on mortgage loans not in excess of the limitations described in the following paragraph, the rights of the subordinate securityholders to receive distributions with respect to the mortgage loans will be subordinate to the rights of the senior securityholders to the extent described in the related prospectus supplement.

         All realized losses will be allocated to the subordinate securities of the related series, or, if the series includes more than one class of subordinate securities, to the outstanding class of subordinate securities having the first priority for allocation of realized losses and then to additional outstanding classes of subordinate securities, if any, until the principal balance of the applicable subordinate securities has been reduced to zero. Any additional realized losses will be allocated to the senior securities or, if the series includes more than one class of senior securities, either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise provided in the related prospectus supplement. However, with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies, the amount thereof that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. If so, any realized losses of this type in excess of the amount allocable to the subordinate securities will be allocated among all outstanding classes of securities of the related series, on a pro rata basis in proportion to their respective outstanding principal balances, regardless of whether any subordinate securities remain outstanding, or as otherwise provided in the related prospectus supplement. Any allocation of a realized loss to a security will be made by reducing the principal balance thereof as of the distribution date following the Prepayment Period in which the realized loss was incurred.

         As set forth under "Description of the Securities--Distributions of Principal of the Securities", the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate principal balance of each class. The principal balance of any security will be reduced by all amounts previously distributed on that security in respect of principal, and by any realized losses allocated to that security. If there were no realized losses or prepayments of principal on any of the mortgage loans, the respective rights of the holders of securities of any series to future distributions would not change. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received, which will have the effect of accelerating the amortization of the senior securities and increasing the respective percentage interest in future distributions evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the senior percentage, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, as set forth in the paragraph above, realized losses will be first allocated to subordinate securities by reduction of the principal balance thereof, which will have the effect of increasing the respective interest in future distributions evidenced by the senior securities in the related trust fund.

         If so provided in the related prospectus supplement, amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described below under "--Reserve Funds" and in the related prospectus supplement.

         With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described in the preceding paragraphs and any variation will be described in the related prospectus supplement.

         If so provided in the related prospectus supplement, the credit support for the senior securities of a Senior/Subordinate Series may include, in addition to the subordination of the subordinate securities of the series and the establishment of a reserve fund, any of the other forms of credit support described in this prospectus supplement. If any of the other forms of credit support described below is maintained solely for the benefit of the senior securities of a Senior/Subordinate Series, then that coverage described may be limited to the extent necessary to make required distributions on the senior securities or as otherwise specified in the related prospectus supplement. If so provided in the related prospectus supplement, the obligor on any other forms of credit support maintained for the benefit of the senior securities of a Senior/Subordinate Series may be reimbursed for amounts paid thereunder out of amounts otherwise payable on the subordinate securities.

LETTER OF CREDIT

         As to any series of securities to be covered by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The master servicer or trustee will exercise its best reasonable efforts to keep or cause to be kept the letter of credit in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will agree to pay the fees for the letter of credit on a timely basis unless, as described in the related prospectus supplement, the payment of those fees is otherwise provided for.

         The master servicer or the trustee will make or cause to be made draws on the letter of credit bank under each letter of credit. Subject to any differences as will be described in the related prospectus supplement, letters of credit may cover all or any of the following amounts, in each case up to a maximum amount set forth in the letter of credit:

         (1) For any mortgage loan that became a liquidated loan during the related Prepayment Period, other than mortgage loans as to which amounts paid or payable under any related hazard insurance instrument, including the letter of credit as described in (2) below, are not sufficient either to restore the mortgaged property or to pay the outstanding principal balance of the mortgage loan plus accrued interest, an amount which, together with all Liquidation Proceeds, Insurance Proceeds, and other collections on the liquidated loan, net of amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed servicing expenses, will equal the sum of
(A) the unpaid principal balance of the liquidated loan, plus accrued interest at the applicable interest rate net of the rates at which the servicing fee and retained interest are calculated, plus (B) the amount of related servicing expenses, if any, not reimbursed to the master servicer from Liquidation Proceeds, Insurance Proceeds and other collections on the liquidation loan, which shall be paid to the master servicer;

         (2) For each mortgage loan that is delinquent and as to which the mortgaged property has suffered damage, other than physical damage caused by hostile or warlike action in time of war or peace, by any weapons of war, by any insurrection or rebellion, or by any nuclear reaction or nuclear radiation or nuclear contamination whether controlled or uncontrolled, or by any action taken by any governmental authority in response to any of the foregoing, and for which any amounts paid or payable under the related primary hazard insurance policy or any special hazard insurance policy are not sufficient to pay either of the following amounts, an amount which, together with all Insurance Proceeds paid or payable under the related primary hazard insurance policy or any special hazard insurance policy, net, if the proceeds are not to be applied to restore the mortgaged property, of all amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed servicing expenses, will be equal to the lesser of (A) the amount required to restore the mortgaged property and (B) the sum of (1) the unpaid principal balance of the mortgage loan plus accrued interest at the applicable interest rate net of the rates at which the servicing fees and retained interest, if any, are calculated, plus (2) the amount of related servicing expenses, if any, not reimbursed to the master servicer from Insurance Proceeds paid under the related primary hazard insurance policy or any special hazard insurance policy; and

         (3) For any mortgage loan that has been subject to bankruptcy proceedings as described above, the amount of any debt service reduction or the amount by which the principal balance of the mortgage loan has been reduced by the bankruptcy court.

         If the related prospectus supplement so provides, upon payment by the letter of credit bank with respect to a liquidated loan, or a payment of the full amount owing on a mortgage loan as to which the mortgaged property has been damaged, as described in (2)(B) above, the liquidated loan will be removed from the related trust fund in accordance with the terms set forth in the related prospectus supplement and will no longer be subject to the agreement. Unless otherwise provided in the related prospectus supplement, mortgage loans that have been subject to bankruptcy proceedings, or as to which payment under the letter of credit has been made for the purpose of restoring the related mortgaged property, as described in (2)(A) above, will remain part of the related trust fund. The maximum dollar coverages provided under any letter of credit will each be reduced to the extent of related unreimbursed draws thereunder.

         In the event that the bank that has issued a letter of credit ceases to be a duly organized commercial bank, or its debt obligations are rated lower than the highest rating on any class of the securities on the date of issuance by the rating agency or agencies, the master servicer or trustee will use its best reasonable efforts to obtain or cause to be obtained, as to each letter of credit, a substitute letter of credit issued by a commercial bank that meets these requirements and providing the same coverage; provided, however, that, if the fees charged or collateral required by the successor bank shall be more than the fees charged or collateral required by the predecessor bank, each component of coverage thereunder may be reduced proportionately to a level as results in the fees and collateral being not more than the fees then charged and collateral then required by the predecessor bank.

MORTGAGE POOL INSURANCE POLICY

         As to any series of securities to be covered by a mortgage pool insurance policy with respect to any realized losses on liquidated loans, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the mortgage pool insurance policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis unless, as described in the related prospectus supplement, the payment of those fees is otherwise provided.

         The master servicer will present or cause to be presented claims to the insurer under each mortgage pool insurance policy. Mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may be made only upon satisfaction of certain conditions, as described in the next paragraph and, if applicable, in the related prospectus supplement.

         Mortgage pool insurance policies do not cover losses arising out of the matters excluded from coverage under the primary mortgage insurance policy, or losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

         Mortgage pool insurance policies in general provide that no claim may validly be presented thereunder with respect to a mortgage loan unless:

o an acceptable primary mortgage insurance policy, if the initial loan-to-value ratio of the mortgage loan exceeded 80%, has been kept in force until the loan-to-value ratio is reduced to 80%;

o premiums on the primary hazard insurance policy have been paid by the insured and real estate taxes and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the insurer;

o if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition at the time the mortgage loan became insured under the mortgage pool insurance policy, subject to reasonable wear and tear; and

o the insured has acquired good and merchantable title to the mortgaged property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the mortgagor, and if required by the insurer, has sold the property with the approval of the insurer.

         Assuming the satisfaction of these conditions, the insurer has the option to either (a) acquire the property securing the defaulted mortgage loan for a payment equal to the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the interest rate on the mortgage loan to the date of acquisition and expenses described above advanced by or on behalf of the insured, on condition that the insurer must be provided with good and merchantable title to the mortgaged property, unless the property has been conveyed under the terms of the applicable primary mortgage insurance policy, or
(b) pay the amount by which the sum of the principal balance of the defaulted mortgage loan and accrued and unpaid interest at the interest rate to the date of the payment of the claim and the expenses exceed the proceeds received from a sale of the mortgaged property which the insurer has approved. In both (a) and
(b), the amount of payment under a mortgage pool insurance policy will be reduced by the amount of the loss paid under the primary mortgage insurance policy.

         Unless earlier directed by the insurer, a claim under a mortgage pool insurance policy must be filed (a) in the case when a primary mortgage insurance policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid thereunder, or after acquisition by the insured or a sale of the property approved by the insurer, whichever is later, or (b) in the case when a primary mortgage insurance policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

         The amount of coverage under each mortgage pool insurance policy will generally be reduced over the life of the securities of any series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the applicable policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders of the related series. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts".

         If an insurer under a mortgage pool insurance policy ceases to be a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by Freddie Mac or Fannie Mae and having a claims-paying ability acceptable to the rating agency or agencies, the master servicer will use its best reasonable efforts to obtain or cause to be obtained from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of the original mortgage pool insurance policy, the coverage of the replacement policy may be reduced to the level that its premium rate does not exceed the premium rate on the original mortgage pool insurance policy. However, if the insurer ceases to be a qualified insurer solely because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae, the master servicer will review, or cause to be reviewed, the financial condition of the insurer with a view towards determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the insurer. If the master servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another qualified insurer a replacement policy, subject to the same cost limitation.

         Because each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, the policy will not provide coverage against hazard losses. As set forth in the immediately following paragraph, the primary hazard insurance policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than the full replacement cost of the losses. Further, a special hazard insurance policy, or a letter of credit that covers special hazard realized losses, will not cover all risks, and the coverage thereunder will be limited in amount. These hazard risks will, as a result, be uninsured and will therefore be borne by securityholders.

         SPECIAL HAZARD INSURANCE POLICY

         As to any series of securities to be covered by an insurance instrument that does not cover losses that are attributable to physical damage to the mortgaged properties of a type that is not covered by standard hazard insurance policies, in other words, special hazard realized losses, the related prospectus supplement may provide that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a special hazard insurance policy in full force and effect covering the special hazard amount, unless coverage thereunder has been exhausted through payment of claims; provided, however, that the master servicer will be under no obligation to maintain the policy if any insurance instrument covering the series as to any realized losses on liquidated loans is no longer in effect. The master servicer will agree to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of those premiums is otherwise provided for.

         Each special hazard insurance policy will, subject to the limitations described in the next paragraph, protect holders of securities of the related series from:

o loss by reason of damage to mortgaged properties caused by certain hazards, including earthquakes and mudflows, not insured against under the primary hazard insurance policies or a flood insurance policy if the property is in a designated flood area, and

o loss from partial damage caused by reason of the application of the co-insurance clause contained in the primary hazard insurance policies.

         Special hazard insurance policies usually will not cover losses occasioned by normal wear and tear, war, civil insurrection, governmental actions, errors in design, nuclear or chemical reaction or contamination, faulty workmanship or materials, flood, if the property is located in a designated flood area, and other risks.

         Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to property securing a defaulted mortgage loan acquired by the insured and to the extent the damage is not covered by the related primary hazard insurance policy or flood insurance policy, the insurer will pay the lesser of (1) the cost of repair to the property and (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest to the date of claim settlement and expenses incurred by or on behalf of the master servicer with respect to the property.

         The amount of coverage under the special hazard insurance policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

         Restoration of the property with the proceeds described under clause
(1) of the immediately preceding paragraph will satisfy the condition under an insurance instrument providing coverage as to credit, or other non-hazard risks, that the property be restored before a claim thereunder may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the mortgage loan under an insurance instrument providing coverage as to credit, or other non-hazard risks, as to any realized losses on a liquidated loan. Therefore, so long as the insurance instrument providing coverage as to credit, or other non-hazard risks, remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any credit insurance instrument.

         The sale of a mortgaged property must be approved by the insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the mortgage loan plus interest thereon to the date of sale plus expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the insurer, must be refunded to the insurer and, to that extent, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders.

         A claim under a special hazard insurance policy generally must be filed within a specified number of days, typically 60 days, after the insured has acquired good and merchantable title to the property, and a claim payment is payable within a specified number of days, typically 30 days, after a claim is accepted by the insurer. Special hazard insurance policies provide that no claim may be paid unless primary hazard insurance policy premiums, flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the insurer, real estate property taxes, property protection and preservation expenses and foreclosure or repossession costs have been paid by or on behalf of the insured, and unless the insured has maintained the primary hazard insurance policy and, if the property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

         If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to that special hazard insurance policy with a total coverage that is equal to the then existing coverage of the replaced special hazard insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of that special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that its premium rate does not exceed the premium rate on that special hazard insurance policy.

         Since each special hazard insurance policy is designed to permit full recoveries as to any realized losses on liquidated loans under a credit insurance instrument in circumstances in which recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a primary hazard insurance policy and thus would not be restored, each agreement governing the trust fund will provide that, if the related credit insurance instrument shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

BANKRUPTCY BOND

         As to any series of securities to be covered by a bankruptcy bond with respect to actions that may be taken by a bankruptcy court in connection with a mortgage loan, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the bankruptcy bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will pay or cause to be paid the premiums for each bankruptcy bond on a timely basis, unless, as described in the related prospectus supplement, payment of those premiums is otherwise provided for. Subject to the limit of the dollar amount of coverage provided, each bankruptcy bond will cover certain losses resulting from an extension of the maturity of a mortgage loan, or a reduction by the bankruptcy court of the principal balance of or the interest rate on a mortgage loan, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code. See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts".

FINANCIAL GUARANTEE INSURANCE

         Financial guarantee insurance, if any, with respect to a series of securities will be provided by one or more insurance companies. The financial guarantee insurance will guarantee, with respect to one or more classes of securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the financial guarantee insurance will also guarantee against any payment made to a securityholder that is subsequently recovered as a voidable preference payment under federal bankruptcy law. A copy of the financial guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.

RESERVE FUND

         If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in an account, a reserve fund, any combination of cash, one or more irrevocable letters of credit or one or more permitted investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to a deposit, the prospectus supplement for a Senior/Subordinate Series may provide that, a reserve fund be funded through application of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner specified in the related prospectus supplement. A reserve fund will typically not be deemed to be part of the related trust fund.

         Amounts deposited in any reserve fund for a series will be invested in permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

OVERCOLLATERALIZATION

         If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as an additional payment of principal on the securities. If excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided on the date of issuance of the securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the mortgage loans in the related trust fund.

CROSS-SUPPORT FEATURES

         If the trust fund assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying that cross-support feature. As to any trust fund that includes a cross-support feature, only assets of the trust fund will be used to provide cross-support, and cross-support will be provided only to securities issued by the trust fund. A trust fund will not provide a cross-support feature that benefits securities issued by any other trust fund, and a trust fund will not receive cross-support from any other trust fund.

CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include other agreements, such as guarantees, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund assets and on one or more classes of securities. The principal terms of any agreement of this type, and the identity of each obligor, will be described in the prospectus supplement for a series of securities.

DESCRIPTION OF PRIMARY INSURANCE POLICIES

         Each mortgage loan will be covered by a primary hazard insurance policy and, if required as described in the paragraphs following, a primary mortgage insurance policy.

PRIMARY MORTGAGE INSURANCE POLICIES

         As set forth under "Description of the Securities--Procedures for Realization Upon Defaulted Mortgage Loans", the master servicer will maintain or cause to be maintained with respect to each mortgage loan, a primary mortgage insurance policy in accordance with the underwriting standards described in this prospectus and in the related prospectus supplement. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

         As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

o advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

o in the event of any physical loss or damage to the mortgaged property,have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and

o tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

PRIMARY HAZARD INSURANCE POLICIES ON MORTGAGE LOANS

         Each pooling and servicing agreement and servicing agreement will require the master servicer to cause the borrower on each mortgage loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the mortgaged property is located. The primary hazard coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to in the paragraph below, and upon the borrower furnishing information to the master servicer in respect of a claim. All amounts collected by the master servicer under any primary hazard insurance policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, and subject to the terms and conditions of the related Mortgage and mortgage note, will be deposited in the certificate account. The agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the certificate account all sums that would have been deposited in the certificate account but for that clause. The master servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most hazard insurance policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. This list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. When a mortgaged property is located at origination in a federally designated flood area and flood insurance is available, each agreement will require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (a) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the mortgaged property on a replacement cost basis and (b) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (a) the replacement cost of the improvements less physical depreciation and
(b) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         The master servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower's cooperative apartment or the cooperative's building could significantly reduce the value of the collateral securing the cooperative note.

         Since the amount of hazard insurance the master servicer will cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds collected in connection with a partial loss may be insufficient to restore fully the damaged property. The terms of the mortgage loans provide that borrowers are required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

STANDARD HAZARD INSURANCE POLICIES ON MANUFACTURED HOMES

         The applicable servicing agreement for each series will require the master servicer to cause to be maintained with respect to each contract one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue policies in the state in which the manufactured home is located, and in an amount which is not less than the lesser of the maximum insurable value of the manufactured home or the principal balance due from the obligor on the related contract; provided, however, that the amount of coverage provided by each standard hazard insurance policy shall be sufficient to avoid the application of any co-insurance clause contained in the policy. when a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the master servicer also shall cause flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or a lesser amount as may be available under the federal flood insurance program. Each standard hazard insurance policy caused to be maintained by the master servicer will contain a standard loss payee clause in favor of the master servicer and its successors and assigns. Unless otherwise stated in the related prospectus supplement, if any obligor is in default in the payment of premiums on its standard hazard insurance policy or policies, the master servicer will be required to pay the premiums out of its own funds, and may add separately the premium to the obligor's obligation as provided by the contract, but may not add the premium to the remaining principal balance of the contract.

         The master servicer may maintain, in lieu of causing individual standard hazard insurance policies to be maintained with respect to each manufactured home, and will be required to maintain, to the extent that the related contract does not require the obligor to maintain a standard hazard insurance policy with respect to the related manufactured home, one or more blanket insurance policies covering losses on the obligor's interest in the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. Any blanket policy will be substantially in the form and in the amount carried by the master servicer as of the date of the related servicing agreement. The master servicer will pay the premium for the policy on the basis described in the policy and shall pay any deductible amount with respect to claims under the policy relating to the contracts. If the insurer shall cease to be acceptable to the master servicer, the master servicer will use its best reasonable efforts to obtain from another insurer a replacement policy comparable to the policy.

FHA INSURANCE

         The Federal Housing Administration is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended. If so provided in the related prospectus supplement, a number of the mortgage loans will be insured by the FHA.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The master servicer will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA insured mortgage loan serviced by it for an amount equal to the principal amount of that debenture.

         The master servicer will be required to take steps as are reasonably necessary to keep FHA insurance in full force and effect.

VA GUARANTEES

         The United States Department of Veterans Affairs is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries. The VA administers a loan guaranty program under which the VA guarantees a portion of loans made to eligible veterans. If so provided in the prospectus supplement, a number of the mortgage loans will be guaranteed by the VA.

         Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. The VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to the VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA s supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA Loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.

         The master servicer will be required to take steps as are reasonably necessary to keep the VA guarantees in full force and effect.

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains general summaries of legal aspects of loans secured by residential properties. Because these legal aspects are governed in part by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. If there is a concentration of the mortgage loans included in a trust fund in a particular state, the prospectus supplement for the related series of securities will discuss any laws of that state that could materially impact the interest of the securityholders.

         GENERAL

         All of the mortgage loans, except as described below, are loans to homeowners and all of the Single-Family Loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the type of security instrument customary to grant a security interest in real property in the state in which the single-family property or multifamily property, as the case may be, is located. If specified in the prospectus supplement relating to a series of securities, a trust fund may also contain (i) cooperative loans evidenced by promissory notes secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings or (ii) contracts evidencing both (a) the obligation of the obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the related Manufactured Home to secure repayment of such loan. Any of the foregoing types of encumbrance will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument as well as the order of recordation or filing of the instrument in the appropriate public office. Such a lien is not prior to the lien for real estate taxes and assessments.

SINGLE-FAMILY LOANS AND MULTIFAMILY LOANS

         The single-family loans and multifamily loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a single-family loan or multifamily loan is located. The filing of a mortgage or a deed of trust creates a lien upon or conveys title to the real property encumbered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments. Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, similar to a mortgagor, who may or may not be the borrower, the beneficiary, similar to a mortgagee, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, in some cases, the directions of the beneficiary.

LEASES AND RENTS

         Mortgages and deeds of trust which encumber multifamily property often contain an assignment of rents and leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents.

         Even after a foreclosure or the enforcement of an assignment of rents and leases, the potential rent payments from the property may not be sufficient to service the mortgage debt. For instance, the net income that would otherwise be generated from the property may be insufficient to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations inherited by the lender as landlord. In the event of a borrower's default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

COOPERATIVE LOANS

         The cooperative owns or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and underlying land, or one or the other, the cooperative, as project mortgagor, is also responsible for meeting these blanket mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or the obtaining of capital by the cooperative. There may be a lease on the underlying land and the cooperative, as lessee, is also responsible for meeting the rental obligation. The interests of the occupants under proprietary leases or occupancy agreements as to which the cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (a) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (b) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the trust fund, the collateral securing the cooperative loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares as described under "Foreclosure on Cooperative Shares" below.

CONTRACTS

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

         The law governing perfection of a security interest in a manufactured home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or master servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the master servicer or the lender fails, due to clerical errors, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the securityholders may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Generally, the contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage loan seller and transferred to the depositor. With respect to a series of notes or certificates, as applicable, and as described in the related prospectus supplement, the master servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate filings are not required and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the mortgage loan seller pursuant to its repurchase obligation for breach of warranties.

         The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the mortgage loan seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, an assignment is an effective conveyance of a security interest in a manufactured home without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in several states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or mortgage loan seller.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states, the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter until the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the depositor must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related servicing agreement, the master servicer will be obligated to take those steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the mortgage loan seller that it has no knowledge of any liens of that type with respect to any manufactured home securing a manufactured home loan. However, liens could arise at any time during the term of a manufactured home loan. No notice will be given to the trustee or securityholders in the event a lien for repairs arises.

FORECLOSURE ON MORTGAGES

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In several states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in several states must provide notice to any other individual having an interest in the real property, including any junior lienholder. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, several state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. A mortgagor is usually bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action established a waiver of fraud, bad faith, oppressive or unconscionable conduct warranted a court of equity to refuse affirmative relief to the mortgagee. A court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

         A foreclosure action or sale in accordance with a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale in accordance with a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder. In either event the amounts expended will be added to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale, real estate taxes and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

         If the master servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. If proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in a jurisdiction. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan that would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In a few cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, a few courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON MORTGAGED PROPERTIES LOCATED IN THE COMMONWEALTH OF PUERTO RICO

         Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary civil action filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

         There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of these actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

         Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

FORECLOSURE ON COOPERATIVE SHARES

         The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. Typically, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         Under the laws applicable in most states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO CONTRACTS

         Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the manufactured home in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in minimal ways, the general repossession procedure established by the UCC is as follows:

         Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help pursuant to a peaceable retaking without court order, voluntary repossession or through judicial process by means of repossession under a court-issued writ of replevin. The self-help or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable if the home is already set up because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

         Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

         Sale proceeds are to be applied first to repossession expenses like those expenses incurred in retaking, storage, preparing for sale including refurbishing costs and selling, and then to satisfaction of the indebtedness. While several states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES

         While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

RIGHTS OF REDEMPTION WITH RESPECT TO SINGLE-FAMILY PROPERTIES AND MULTIFAMILY PROPERTIES

         In several states, after sale in accordance with a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In several states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In several states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Several states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In several states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies of collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 13 rehabilitative plan to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court, provided no sale of the property had yet occurred, prior to the filing of the debtor's Chapter 13 petition. Several courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that the modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorneys' fees and costs to the extent the value of the security exceeds the debt.

         The Bankruptcy Reform Act of 1994 established the National Bankruptcy Review Commission for purposes of analyzing the nation's bankruptcy laws and making recommendations to Congress for legislative changes to the bankruptcy laws. A similar commission was involved in developing the Bankruptcy Code. The NBRC delivered its report to Congress, the President of the United States and the Chief Justice of the Supreme Court on October 20, 1997. Among other topics, high leverage loans were addressed in the NBRC's report. Despite several ambiguities, the NBRC's report appears to recommend that Congress amend Bankruptcy Code section 1322(b)(2) by treating a claim secured only by a junior security interest in a debtor's principal residence as protected only to the extent that the claim was secured when the security interest was made if the value of the property securing the junior security interest is less than that amount. However, the express language of the report implies that a claim secured only by a junior security interest in a debtor's principal residence may not be modified to reduce the claim below the appraised value of the property at the time the security interest was made. A strong dissent by some members of the NBRC recommends that the protections of Bankruptcy Code section 1322(b)(2) be extended to creditors principally secured by the debtor's principal residence. Additionally, the NBRC's report recommends that a creditor's secured claim in real property should be determined by the property's fair market value, less hypothetical costs of sale. The standard advocated by this recommendation would not apply to mortgages on the primary residence of a Chapter 11 or 13 debtor who retains the residence if the mortgages are protected from modification such as those senior mortgages not subject to modification under Bankruptcy Code Sections 1322(b)(2) and 1123(b)(5). The final NBRC report may ultimately lead to substantive changes to the existing Bankruptcy Code, such as reducing outstanding loan balances to the appraised value of a debtor's principal residence at the time the security interest in the property was taken, which could affect the mortgage loans included in a trust fund and the enforcement of rights therein.

         Several tax liens arising under the Code, may provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single family mortgage loans by numerous federal and state consumer protection laws. These laws include the Federal Truth-in-Lending Act, Regulation Z, Real Estate Settlement Procedures Act, Regulation X, Equal Credit Opportunity Act, Regulation B, Fair Credit Billing Act, Fair Housing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. This liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding loans against either originators or assignees.

         In addition, some of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership Act, if such mortgage loans were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have mortgage rates or origination costs in excess of certain prescribed levels. Such mortgage loans, the "High Cost Loans". The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including the trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan, under the federal Truth-in-Lending Act or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by the law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

FOR COOPERATIVE LOANS

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Several courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

JUNIOR MORTGAGES

         The mortgage loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale in accordance with the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages".

         Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If there is a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends sums, these sums will generally have priority over all sums due under the junior mortgage.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

         Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation X, the Fair Housing Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. This liability may affect an assignee's ability to enforce a contract. In particular, the originators' failure to comply with requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding the contracts against either the originators or assignees. Further, if the manufactured housing contracts are deemed High Cost Loans within the meaning of the Homeownership Act, they would be subject to the same provisions of the Homeownership Act as mortgage loans as described in "--Anti-Deficiency Legislation and Other Limitations on Lenders" above.

         Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Unless the prospectus supplement indicates otherwise, under the related servicing agreement, late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to securityholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller, and related creditors and their assignees, in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

         Most of the manufactured housing contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the manufactured housing contract. If an obligor is successful in asserting this type of claim or defense, and if the mortgage loan seller had or should have had knowledge of that claim or defense, the master servicer will have the right to require the mortgage loan seller to repurchase the manufactured housing contract because of a breach of its mortgage loan seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the manufactured housing contract. The mortgage loan seller would then have the right to require the originating dealer to repurchase the manufactured housing contract from it and might also have the right to recover from the dealer for any losses suffered by the mortgage loan seller with respect to which the dealer would have been primarily liable to the obligor.

OTHER LIMITATIONS

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions including federal bankruptcy laws and related state laws may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and as part of the rehabilitation plan reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENFORCEABILITY OF PROVISIONS

         The mortgage loans in a trust fund will in most cases contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the lender. The enforceability of these clauses has been impaired in various ways in several states by statute or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982. This legislation, subject to exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St Germain Act does encourage lenders to permit assumptions of loans at the original rate of interest or at another rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, even though a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan in accordance with a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans related to a series and the number of mortgage loans that may be outstanding until maturity.

SINGLE-FAMILY LOANS AND MULTIFAMILY LOANS

         Exempted from this preemption pursuant to the Garn-St Germain Act are mortgage loans originated other than by federal savings and loan associations and federal savings banks that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982. However, this exception applies only to transfers of property underlying these window period loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers of property underlying window period loans unless the property underlying such window period loan is located in one of the five "window period states" identified below. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage loans originated by such institutions are therefore not deemed to be window period loans.

         With the expiration of the exemption for window period loans on October 15, 1985, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the window period, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven window period states, five states, Arizona, Michigan, Minnesota, New Mexico and Utah, have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans related to a series and the number of such mortgage loans which may be outstanding until maturity.

TRANSFER OF MANUFACTURED HOMES

         Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon any sale or transfer that is not consented to. The master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related manufactured housing contract through enforcement of due-on-sale clauses, subject to applicable state law. The transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a manufactured home.

         In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related manufactured housing contract, the master servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the manufactured homes. Consequently, the master servicer may be prohibited from enforcing a due-on-sale clause in respect of those manufactured homes.

PREPAYMENT CHARGES AND PREPAYMENTS

         Generally, mortgage loans may be prepaid in full or in part without penalty. Generally, multifamily loans may contain provisions limiting prepayments on such loans, including prohibiting prepayment for a specified period after origination, prohibiting partial prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part. The regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.

         Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the offered certificates. The Office of Thrift Supervision, or OTS, the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and chief counsel opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective July 1, 2003. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan or any junior loan, or both, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Several states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         The depositor has been advised by counsel that a court interpreting Title V would hold that mortgage loans originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of that state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

         Title V also provides that, subject to the following conditions, state usury limitations do not apply to any loan that is secured by a first lien on specific kinds of manufactured housing. The manufactured housing contract would be covered if they satisfy conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

ALTERNATIVE MORTGAGE INSTRUMENTS

         ARM loans and revolving credit loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII provides that, notwithstanding any state law to the contrary:

o state-chartered banks may originate "alternative mortgage instruments" (including ARM Loans and revolving credit loans) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,

o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and

o all other non-federally chartered housing creditors, including, without limitation, state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision with respect to origination of alternative mortgage instruments by federal savings and loan associations.

         Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

         The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARM loans and revolving credit loans that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

         All of the ARM loans and revolving credit loans that were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII complied with applicable state law. All of the ARM loans and revolving credit loans that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII were originated in compliance with all applicable federal regulations.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any manufactured housing contract secured by a manufactured home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related manufactured housing contract and may be unable to collect amounts still due under the manufactured housing contract. The successful assertion of this type of claim will constitute a breach of a representation or warranty of the mortgage loan seller, and the securityholders would suffer a loss only to the extent that:

o the mortgage loan seller breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting the claim, and

o        the mortgage loan seller, the depositor or the trustee were

         Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from the manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SERVICEMEMBERS' CIVIL RELIEF ACT

         Under the terms of the Servicemembers' Civil Relief Act a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of securities, and would not be covered by advances or, unless specified in the related prospectus supplement, any form of credit support provided in connection with the securities. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected single-family loan, cooperation loan or enforce rights under a manufactured housing contract during the borrower's period of active duty status, and, sometimes, during an additional three month period thereafter. Thus, if the Relief Act applies to any mortgage loan that goes into default, there may be delays in payment and losses incurred by the related securityholders.

ENVIRONMENTAL LEGISLATION

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and under several state laws, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and become owners of collateral property, courts are inconsistent as to whether that ownership renders the secured creditor exemption unavailable. Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Environmental cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, there are federal statutes and state statutes that impose an environmental lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on a property generally are subordinated to an environmental lien and in some states even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trust fund in a related parcel of real property that is subject to an environmental lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the master servicer has not made and will not make these kinds of evaluations prior to the origination of the mortgage loans. Neither the master servicer nor any replacement servicer will be required by any servicing agreement to undertake any environmental evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The master servicer will not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. The master servicer will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on a property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in or purchased with the proceeds of these crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in or purchased with the proceeds of illegal drug or RICO activities.

NEGATIVE AMORTIZATION LOANS

         A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion is the opinion of Thacher Proffitt & Wood LLP, counsel to the depositor, with respect to the material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. This discussion is for securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or, an integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar.

         The authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, it is suggested that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

         The following discussion addresses securities of four general types:

o REMIC certificates representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code,

o Notes representing indebtedness of an owner trust for federal income tax purposes,

o Grantor Trust Certificates representing interests in a Grantor Trust Fund to which no REMIC election will be made,

o Partnership Certificates representing interests in a Partnership Trust Fund which is treated as a partnership for federal income tax purposes, and

o Debt Certificates representing indebtedness of a Partnership Trust Fund for federal income tax purposes.

         The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made for the related trust fund and will identify all regular interests and residual interests in the REMIC or REMICs. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.

         The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to the offered securities. As described at "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," in some instances the OID Regulations provide that they are not applicable to securities like the offered securities.

REMICS

         CLASSIFICATION OF REMICS. On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund or each applicable portion of the related trust fund will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for later years. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described under "Taxation of Owners of REMIC Regular Certificates" and "Taxation of Owners of REMIC Residual Certificates". Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, these regulations have not been issued. If these regulations are issued, relief in the event of an inadvertent termination may be accompanied by sanctions, which may include the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

         CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. Except as provided in the following sentence, the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

         The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC Certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(4)(A) of the Code.

         TIERED REMIC STRUCTURES. For a series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC Certificates that is a tiered REMIC structure, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that series will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that series will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         GENERAL. Except as described in "Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions," REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that ordinarily report income under a cash method of accounting will be required to report income for REMIC Regular Certificates under an accrual method.

         ORIGINAL ISSUE DISCOUNT. A REMIC Regular Certificate may be issued with original issue discount within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount will be required to include original issue discount in income as it accrues, in accordance with the constant yield method, in advance of the receipt of the cash attributable to that income if the original issue discount exceeds a de minimis amount. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable Prepayment Assumption be used for mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted in the preceding paragraph, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the Prepayment Assumption used for a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC Regular Certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually during the entire term of the instrument at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

         The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is each monthly period that ends on the day prior to each distribution date, as a consequence of this long first accrual period some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         If the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will take the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is part of the overall cost of the REMIC Regular Certificate, and not a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or a portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of this election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as described in the following paragraph.

         An accrual period is a period that ends on the day prior to a distribution date and begins on the first day following the immediately preceding accrual period, except that the first accrual period begins on the closing date. As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, using a discount rate equal to the original yield to maturity of the certificate and taking into account events, including actual prepayments, that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         If a REMIC Regular Certificate issued with original issue discount is purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price, the purchaser will also be required to include in gross income the daily portions of any original issue discount for the certificate. However, if the cost of the certificate is in excess of its adjusted issue price, each daily portion will be reduced in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

         MARKET DISCOUNT. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize gain upon receipt of each distribution representing stated redemption price. A REMIC Regular Certificate issued without original issue discount will have market discount if purchased for less than its remaining stated principal amount and a REMIC Regular Certificate issued with original issue discount will have market discount if purchased for less than its adjusted issue price. Under Section 1276 of the Code, a certificateholder that purchases a REMIC Regular Certificate at a market discount in excess of a de minimis amount will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option:

         (1) on the basis of a constant yield method,

         (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or

         (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

         Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.

         PREMIUM. A REMIC Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. However, it is possible that the use of an assumption that there will be no prepayments may be required in calculating the amortization of premium. Whether any holder of the REMIC Regular Certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such classes of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium.

         REALIZED LOSSES. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reduction in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a 30 days per month/90 days per quarter/360 days per year convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of passive losses.

         A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss. The committee report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to another method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with the income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, and noneconomic residual interests discussed at "--Noneconomic REMIC Residual Certificates". The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         TAXABLE INCOME OF THE REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by any premium on issuance, on the REMIC Regular Certificates, whether or not offered by the prospectus, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates, or if a class of REMIC Certificates is not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with either discount or premium to the extent that the REMIC's basis in the mortgage loan is either less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. This election would not apply to any mortgage loan originated on or before September 27, 1985, premium on which should be allocated among the principal payments on that mortgage loan and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

         A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, whether or not offered by this prospectus, equal to the deductions that would be allowed if these REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of these REMIC Regular Certificates will not apply.

         Issue premium is the excess of the issue price of a REMIC Regular Certificate over its stated redemption price. If a class of REMIC Regular Certificates is issued with issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         Subject to the exceptions described in the following sentences, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, allowing these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level and the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. These expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds this adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by the REMIC Residual Certificateholders' allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized by the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

         EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

         In general, the excess inclusions with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of

         (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over

         (2) the sum of the daily accruals for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder.

         The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered to have significant value.

         For REMIC Residual Certificateholders, an excess inclusion:

         (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

         (2) will be treated as unrelated business taxable income to an otherwise tax-exempt organization and

         (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below.

         Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, as reduced, but not below zero, by the real estate investment trust taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. "Real estate investment trust taxable income" is defined by Section 857(b)(2) of the Code, and as used in the prior sentence does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the REMIC regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

         The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

         The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

         On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC Residual Certificates. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC Residual Certificates may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         MARK-TO-MARKET RULES. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. Under Treasury regulations a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

         POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts,

o an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and

o the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code.

         Section 67 of the Code permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over that amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their own tax advisors prior to making an investment in the certificates.

SALES OF REMIC CERTIFICATES

         If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will be:

o equal the cost of the REMIC Regular Certificate to the certificateholder,

o increased by income reported by such certificateholder with respect to the REMIC Regular Certificate, including original issue discount and market discount income, and

o reduced, but not below zero, by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium.

         The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, gain or loss from the sale of a REMIC Certificate will be capital gain or loss, provided the REMIC Certificate is held as a capital asset within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate, determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

         REMIC Certificates will be evidences of indebtedness within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction includes a transaction in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the wash sale rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. A prohibited transaction may occur upon the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

         To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the closing date, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee has sufficient assets to do so, and provided that the tax arises out of a breach of the master servicer's or the trustee's obligations under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any of these taxes not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC Residual Certificate is transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of:

o the present value, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and

o the highest marginal federal income tax rate applicable to corporations.

         The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that

o residual interests in the entity are not held by disqualified organizations and

o information necessary for the application of the tax described in this prospectus will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity

o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or

o a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an electing large partnership, as defined in Section 775 of the Code, all interests in the partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partnership.

         For these purposes, a disqualified organization means:

o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including, however, instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or

o        any organization described in Section 1381(a)(2)(C) of the Code.

         For these purposes, a pass-through entity means any regulated investment company, real estate investment trust, trust, partnership or other entity described in Section 860E(e)(6)(B) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         TERMINATION. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the Certificate, the REMIC Residual Certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The trustee or other party specified in the related prospectus supplement will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the tax matters person with respect to the REMIC in all respects or (2) will be designated as and will act as the tax matters person with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

         The trustee, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may be bound by a settlement agreement between the trustee, as either tax matters person or as agent for the tax matters person, and the IRS concerning any REMIC item subject to that settlement agreement. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring the information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the trustee or other party designated in the related prospectus supplement.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients of the payments fail to furnish to the payor information including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         FOREIGN INVESTORS IN REMIC CERTIFICATES. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate, will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements including delivery of a statement signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States Person and providing the name and address of the certificateholder. The IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, it is suggested that certificateholders who are non-resident alien individuals consult their tax advisors concerning this question.

         Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

NOTES

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuer, as created under the owner trust agreement, will not be characterized as an association or publicly traded partnership taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

         STATUS AS REAL PROPERTY LOANS. Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         TAXATION OF NOTEHOLDERS. Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, except that
(1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates."

GRANTOR TRUST FUNDS

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor trust fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will provide its opinion that Grantor Trust Fractional Interest Certificates will represent interests in "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and real estate assets within the meaning of
Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver its opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         The assets constituting certain Grantor trust funds may include buydown mortgage loans. The characterization of an investment in buydown mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that the buydown mortgage loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in buydown mortgage loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor trust fund that includes buydown mortgage loans.

         GRANTOR TRUST STRIP CERTIFICATES. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor trust fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and the interest on the mortgage loans is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and income from the Grantor Trust Certificates will be characterized the same way. However, the policies underlying these sections, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts, suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. It is suggested that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . ..[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable on the same certificate representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or
Section 68 of the Code may be substantial. Further, certificateholders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates, including Grantor Trust Strip Certificates, are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period on the distributions made to each class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established safe harbors. The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than those safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the safe harbor rules apply.

         IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code, subject, however, to the discussion in the sixth following paragraph regarding the possible treatment of stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month, see "Sales of Grantor Trust Certificates", and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield is equal to a rate that, compounded based on the regular interval between distribution dates and used to discount the holder's share of future payments on the mortgage loans, causes the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable Prepayment Assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the Prepayment Assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, for a particular holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. It is suggested that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a Prepayment Assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a Prepayment Assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a price less than or greater than the principal amount of the certificate, that is, at a discount or a premium, the use of a reasonable Prepayment Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a Prepayment Assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a Prepayment Assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, stripped bonds may to be treated as market discount bonds and any purchaser of a stripped bond treated as a market discount bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or only a de minimis amount of, original issue discount or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon. If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any points paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a Prepayment Assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a Prepayment Assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment Assumption. It is suggested that certificateholders consult their own tax advisors concerning whether a Prepayment Assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, the daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the mortgage loan at the beginning of the accrual period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

         MARKET DISCOUNT. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price, or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of the discount that has accrued through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, in the case of accrual basis certificateholders, due to, the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to the holder rather than including it on a deferred basis under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, rules described in the committee report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option:
(1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a Prepayment Assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

         Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it is less likely that a Prepayment Assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due.

         It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a Prepayment Assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a Prepayment Assumption is used to amortize this premium, it appears that this loss would be unavailable. Instead, if a Prepayment Assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the Prepayment Assumption used, and the actual rate of prepayments.

TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES

         The stripped coupon rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and uncertainty exists as to how it will be applied to securities like the Grantor Trust Strip Certificates. Accordingly, it is suggested that holders of Grantor Trust Strip Certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates--Stripped Bond Rules Apply" above.

         As noted, Section 1272(a)(6) of the Code requires that a Prepayment Assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the Prepayment Assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions apply to Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool, or whether use of a Prepayment Assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a Prepayment Assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then, when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments, the "Contingent Payment Regulations", but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities, such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code, that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, like the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield of the Grantor Trust Strip Certificate.

         The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a Prepayment Assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

SALES OF GRANTOR TRUST CERTIFICATES

         Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions, except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         GRANTOR TRUST REPORTING. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the master servicer and subservicer and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         BACKUP WITHHOLDING. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         FOREIGN INVESTORS. In general, the discussion with respect to REMIC Regular Certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984 and only to the extent such mortgage loans have not been converted to real property.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

PARTNERSHIP TRUST FUNDS

         CLASSIFICATION OF PARTNERSHIP TRUST FUNDS. With respect to each series of Partnership Certificates, counsel to the depositor will provide its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

         If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income on the related mortgage loans, possibly reduced by its interest expense on any outstanding debt securities. Any corporate income tax could materially reduce cash available to make distributions on the Partnership Certificates and certificateholders could be liable for any tax that is unpaid by the trust fund.

         CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP CERTIFICATES. For federal income tax purposes,

         (1) Partnership Certificates held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v);

         (2) Partnership Certificates held by a real estate investment trust will constitute real estate assets within the meaning of Code Section 856(c)(4)(A) and interest on Partnership Certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), based on the real estate investments trust's proportionate interest in the assets of the Partnership trust fund based on capital accounts; and

         (3) Partnership Certificates held by a regulated investment company will not constitute Government securities within the meaning of Code Section 851(b)(3)(A)(i).

TAXATION OF OWNERS OF PARTNERSHIP CERTIFICATES

         Treatment of the Partnership trust fund as a Partnership. If specified in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of Certificates, to treat the Partnership trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership trust fund, the partners of the partnership being the certificateholders, including the depositor. However, the proper characterization of the arrangement involving the Partnership trust fund, the Partnership Certificates and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in the prospectus.

         A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the depositor or the Partnership trust fund. Any alternative characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

         PARTNERSHIP TAXATION. As a partnership, the Partnership trust fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the Partnership trust fund. It is anticipated that the Partnership trust fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates --If Stripped Bond Ruled Do Not Apply", "--Market Discount" and "--Premium", and any gain upon collection or disposition of mortgage loans. The Partnership trust fund's deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a pooling and servicing agreement and related documents. The pooling and servicing agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Partnership trust fund for each due period equal to the sum of (1) the interest that accrues on the Partnership Certificates in accordance with their terms for the due period, including interest accruing at the applicable pass-through rate for the due period and interest on amounts previously due on the Partnership Certificates but not yet distributed; (2) any Partnership trust fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (3) any other amounts of income payable to the certificateholders for the due period. The allocation will be reduced by any amortization by the Partnership trust fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under that method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described under that method even though the trust fund might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and certificateholders may become liable for taxes on Partnership trust fund income even if they have not received cash from the Partnership trust fund to pay these taxes.

         All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to that holder under the Code.

         A share of expenses of the Partnership trust fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor trust funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates." Accordingly, deductions for these expenses might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership trust fund.

         Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under "--Grantor trust funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply." Notwithstanding this description, it is intended that the Partnership trust fund will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis for all mortgage loans held by the Partnership trust fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that these calculations be made separately for each mortgage loan, the Partnership trust fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

         DISCOUNT AND PREMIUM. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership trust fund should not have original issue discount income. However, the purchase price paid by the Partnership trust fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor trust funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" and "Premium." As stated in the previous paragraph, the Partnership trust fund intends to make any calculation of original issue discount on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

         If the Partnership trust fund acquires the mortgage loans at a market discount or premium, the Partnership trust fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As stated in the second preceding paragraph, a portion of the market discount income or premium deduction may be allocated to certificateholders.

         SECTION 708 TERMINATION. Under Section 708 of the Code, the Partnership trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership trust fund are sold or exchanged within a 12-month period. A 50% or greater transfer would cause a deemed contribution of the assets of a Partnership trust fund, the old partnership, to a new Partnership trust fund, the new partnership, in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

         DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A certificateholder's tax basis in an Partnership Certificate will generally equal the holder's cost increased by the holder's share of Partnership trust fund income includible in income and decreased by any distributions received with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of an Partnership Certificate would include the holder's share of any liabilities of the Partnership trust fund. A holder acquiring Partnership Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

         Any gain on the sale of an Partnership Certificate attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership trust fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership trust fund will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

         ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Partnership trust fund's taxable income and losses will be determined each due period and the tax items for a particular due period will be apportioned among the certificateholders in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of such due period. As a result, a holder purchasing Partnership Certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

         The use of a due period convention may not be permitted by existing regulations. If a due period convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership trust fund might be reallocated among the certificateholders. The depositor will be authorized to revise the Partnership trust fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         SECTION 731 DISTRIBUTIONS. In the case of any distribution to a certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to the Partnership Certificate exceeds the adjusted basis of the certificateholder s interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds the certificateholder s adjusted basis, gain will be currently recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder's interest. Any gain or loss recognized by a certificateholder will be capital gain or loss.

         SECTION 754 ELECTION. In the event that a certificateholder sells its Partnership Certificates at a profit, the purchasing certificateholder will have a higher basis in the Partnership Certificates than the selling certificateholder had. An opposite result will follow if the Partnership Certificate is sold at a loss. The tax basis of the Partnership trust fund's assets would not be adjusted to reflect that higher or lower basis unless the Partnership trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership trust fund will not make such election. As a result, a certificateholder might be allocated a greater or lesser amount of Partnership trust fund income than would be appropriate based on their own purchase price for Partnership Certificates.

         The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

         ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the Partnership trust fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership trust fund will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Partnership trust fund and will report each certificateholder s allocable share of items of Partnership trust fund income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership trust fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership trust fund with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) information relating to Partnership Certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership trust fund. The information referred to above for any calendar year must be furnished to the Partnership trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership trust fund with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the pooling and servicing agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the Partnership trust fund.

         TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Partnership trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States Persons, because there is no clear authority dealing with that issue under facts substantially similar to those in this case. Although it is not expected that the Partnership trust fund would be engaged in a trade or business in the United States for these purposes, the Partnership trust fund will withhold as if it were so engaged in order to protect the Partnership trust fund from possible adverse consequences of a failure to withhold. The Partnership trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to
Section 1446 of the Code as if this income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership trust fund to change its withholding procedures. In determining a holder's withholding status, the Partnership trust fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder s certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the Partnership trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership trust fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership trust fund, taking the position that no taxes were due because the Partnership trust fund was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that event, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         BACKUP WITHHOLDING. Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a backup withholding tax if the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

         Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Temporary and proposed regulations require taxpayers to report certain disclosures on IRS form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the Certificates. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to this transaction.

         It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Certificates, notes, Grantor Trust Certificates and Partnership Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under "Federal Income Tax Consequences" does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.

                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS

INVESTORS AFFECTED

         A federal law called the Employee Retirement Income Security Act of 1974, as amended, the Code and a variety of state laws may affect your decision whether to invest in the securities if you are investing for:

o a pension or other employee benefit plan of employers in the private sector that is regulated under ERISA, referred to as an ERISA plan,

o an individual retirement account or annuity, called an IRA, or a pension or other benefit plan for self-employed individuals, called a Keogh plan,

o a pension and other benefit plan for the employees of state and local governments, called a government plan, or

o an insurance company general or separate account, a bank collective investment fund or other pooled investment vehicle which includes the assets of ERISA plans, IRAs, Keogh plans, and/or government plans.

         A summary of the effects of those laws follows.

FIDUCIARY STANDARDS FOR ERISA PLANS AND RELATED INVESTMENT VEHICLES

         ERISA imposes standards of fiduciary conduct on those who are responsible for operating ERISA plans or investing their assets. These standards include requirements that fiduciaries act prudently in making investment decisions and diversify investments so as to avoid large losses unless under the circumstances it is clearly prudent not to do so. If you are a fiduciary of an ERISA plan, you are subject to these standards in deciding whether to invest the ERISA plan's assets in securities. You may find the full text of the applicable standards of fiduciary conduct in section 404 of ERISA. If you are a fiduciary of an ERISA Plan, you should consult with your advisors concerning your investment decision in the context of section 404 of ERISA.

PROHIBITED TRANSACTION ISSUES FOR ERISA PLANS, KEOGH PLANS, IRAS AND RELATED INVESTMENT VEHICLES

         GENERAL. Transactions involving the assets of an ERISA plan, a Keogh plan or an IRA, called prohibited transactions, may result in the imposition of excise taxes and, in the case of an ERISA plan, civil money penalties and certain other extraordinary remedies. A prohibited transaction occurs when a person with a pre-existing relationship to an ERISA plan, a Keogh plan or IRA, known as a party in interest or a disqualified person, engages in a transaction involving the assets of the plan or IRA. You may find the laws applicable to prohibited transactions in section 406 of ERISA and section 4975 of the Code. There are statutory and regulatory prohibited transaction exemptions, as well as administrative exemptions granted by the United States Department of Labor referred to as the DOL. Prohibited transactions exemptions waive the excise taxes, civil money penalties and other remedies for certain prohibited transactions which are structured to satisfy prescribed conditions.

         PURCHASE AND SALE OF SECURITIES. If an ERISA plan, a Keogh plan, an IRA or a related investment vehicle acquires securities from, or sells securities to, a party in interest or a disqualified person, a prohibited transaction may occur. In such a case, the party in interest or disqualified person might be liable for excise taxes unless a prohibited transaction exemption is available. Where a prohibited transaction involves an ERISA plan or related investment vehicle, the fiduciary who causes or permits the prohibited transaction may also be liable for civil money penalties.

         TRANSACTIONS INCIDENTAL TO THE OPERATION OF THE TRUST. Transactions involving the assets of a trust may also give rise to prohibited transactions to the extent that an investment in securities causes the assets of the trust to be considered assets, commonly known as plan assets, of an ERISA plan, a Keogh plan, an IRA or a related investment vehicle. Whether an investment in securities will cause a trust's assets to be treated as plan assets depends on whether the securities are debt or equity investments for purposes of ERISA. The DOL has issued regulations, commonly known as the plan asset regulations, which define debt and equity investments. The plan asset regulations appear at 29 C.F.R. ss.2510.3-101.

         Under the plan asset regulations, a trust's assets will not be plan assets of an ERISA plan, Keogh plan, IRA or related investment vehicle that purchases securities if the securities are considered debt. For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term substantial equity features has no definition under the plan asset regulations. In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether we believe the securities are debt for ERISA purposes.

         To the extent that the securities do not constitute debt for purposes of ERISA, they will constitute equity investments. In this case, an ERISA plan, Keogh plan, IRA or related investment vehicle that acquires securities would also acquire an undivided interest in each asset of the trust unless (1) the trust is an operating company or a venture capital operating company as defined in the plan asset regulations, (2) the securities are publicly offered securities as defined in the plan asset regulations, or (3) benefit plan investors as defined in the plan asset regulations do not own 25% or more of the securities or any other class of equity security issued by the trust. If the securities may be treated as an equity investment under the plan asset regulations, the prospectus supplement may tell you whether we believe any of these exceptions will apply.

POSSIBLE EXEMPTIVE RELIEF

         The DOL has issued prohibited transaction exemptions, which conditionally waive excise taxes and civil money penalties that might otherwise apply to a type of transactions.

         CLASS EXEMPTIONS. The DOL has issued Prohibited Transaction Class Exemptions, or PTCEs, which provide that exemptive relief is available to any party to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

         CLASS EXEMPTIONS FOR PURCHASES AND SALES OF SECURITIES. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand:

o PTCE 84-14, which exempts certain transactions approved on behalf of the plan by a qualified professional asset manager, or QPAM.

o PTCE 86-128, which exempts certain transactions between a plans and certain broker-dealers.

o PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which plans have made investments.

o PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which plans have made investments.

o PTCE 95-60, which exempts certain transactions entered into by insurance company general accounts.

o PTCE 96-23, which exempts certain transaction approved on behalf of a plan by an in-house investment manager, or INHAM.

         These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. We cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

         CLASS EXEMPTIONS FOR PURCHASES AND SALES OF SECURITIES AND TRANSACTIONS INCIDENTAL TO THE OPERATION OF THE TRUST. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust

o PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

o PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

         ADMINISTRATIVE EXEMPTION FOR OFFERINGS MANAGED BY CERTAIN UNDERWRITERS. The DOL has also issued exemptions to several underwriters of securities, for specific offerings in which that underwriter or any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwrite is an underwriter, placement agent or a manager or co-manager of the underwriting syndicate or selling group where the trust and the offered certificates meet specified conditions. This is called the Underwriters' Exemption. Amendments to the Underwriters' Exemption may be found at 62 Fed. Reg. 39021 (July 21, 1997) and 65 Fed. Reg. 67765 (November 13, 2000)
and 67 Fed. Reg. 54487 (August 22, 2002). The Underwriters' Exemption, as amended, provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust's assets or a debt instrument issued by the trust. These certificates and debt instruments are referred to in this prospectus as "securities." When applicable, the Underwriters' Exemption applies to the initial purchase, holding and subsequent resale of securities, and certain transactions incidental to the servicing and operation of the assets of such a trust.

         In order for the Underwriters' Exemption to be available to a purchase of securities, the trust's assets must consist solely of certain types of assets, including obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multi-family residential and commercial property (including certain obligations secured by leasehold interests on commercial property); fractional undivided interests in any of these obligations; property which had secured any of these obligations; undistributed cash; rights under any insurance policies, third-party guarantees, contracts of suretyship or other credit support arrangements, including certain swaps and yield maintenance agreements, with respect to any of the these obligations; and a pre-funding account.

         CONDITIONS FOR PRE-FUNDING ACCOUNTS. If the trust includes a pre-funding account, the following conditions also apply:

o The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%.

o All additional obligations transferred to the trust after the closing date of the offering of securities must meet the same terms and conditions of eligibility for inclusion in the trust as the obligations placed in the trust at or prior to the closing date, and these terms and conditions must have been approved by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings, called the Exemption Rating Agencies. These terms and conditions may be changed if the changes receive prior approval of either an Exemption Rating Agency or a majority vote of outstanding certificateholders.

o After the transfer of additional obligations to the trust, the securities must have a credit rating from one of the Exemption Rating Agencies at least a high as the rating assigned at the time of the initial issuance of the securities.

o The use of pre-funding does not, in and of itself, cause a reduction of 100 basis points or more in the weighted average annual percentage interest rate of all of the obligations included in the trust between the time of initial issuance of the securities and the end of the pre-funding period.

o Either the characteristics of the obligations added to the trust during the pre-funding period must be monitored by an independent insurer or other independent credit support provider, or an independent accountant must furnish a letter, prepared using the same type of procedures as were applicable to the obligations which were transferred to the trust as of the closing date of the initial offering of securities, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the prospectus or prospectus supplement.

o The pre-funding period must end no later than three months, or 90 days if later, after the closing date of the initial issuance of securities, or earlier in certain circumstances if the unused balance in the pre-funding account falls below a specified minimum level or an event of default occurs.

o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are described in the pooling and servicing agreement, are permitted by the Exemption Rating Agencies rating the securities and have been rated, or the obligor has been rated, in one of the three highest generic rating categories by one of the Exemption Rating Agencies or else are either direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States.

o The prospectus or prospectus supplement must describe the duration of the pre-funding period.

o The trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA and the trustee, as legal owner of the assets of the trust, must enforce all the rights created in favor of securityholders of the trust, including ERISA plans.

         ADDITIONAL CONDITIONS FOR THE UNDERWRITERS' EXEMPTION. If the requirements applicable to the trust and pre-funding account are met, the Underwriters' Exemption will apply to a particular transaction only if the transaction meets the following additional conditions:

o The acquisition of securities by an ERISA Plan, a Keogh Plan, an IRA or a related investment vehicle is on terms, including price, that are at least as favorable to the buyer as they would be in an arm's-length transaction with an unrelated party.

o The rights and interests evidenced by the securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment vehicle are not subordinated to the rights and interests evidenced by other securities of the same trust unless none of the mortgage loans or other assets has a LTV that exceeds 100% as of the date of the issuance of the securities.

o The securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment vehicle have received a rating that is in one of four highest generic rating categories from the Exemption Rating Agencies. The securities must be rated in one of the two highest generic categories by the exemption rating agencies if the LTV of any one-to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% at the date of issuance of the securities. However, in that case the Underwriters' Exemption will not apply (a) to any of the securities if (x) any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a LTV that exceeds 100% at the date of issuance of the securities or (y) any one- to four- family residential mortgage loan or home equity has a LTV that exceeds 125% at the date of the issuance of the securities or (b) to any subordinate securities.

o The trustee of the trust is not an affiliate of the trust sponsor, any servicer, any insurer, any swap counterparty or any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of securities, or any affiliate of any of these entities.

o The sum of all payments made to and retained by the underwriter(s) or selling agents must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the sponsor pursuant to the assignment of the assets to the trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by all servicers must represent not more than reasonable compensation for such persons' services and reimbursement of such person's reasonable expenses in connection with such services.

o The investing ERISA plan, Keogh plan, IRA or related investment vehicle must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

o In the case of certain types of issuers, the pooling and servicing agreement or trust agreement contains restrictions necessary to ensure that the assets of the trust may not be reached by creditors of the depositor in the event of its bankruptcy or insolvency and prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the trust, and a true sale opinion is issued in connection with the transfer of assets to the trust.

         The Underwriters' Exemption permits interest-rate swaps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied. An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it: (a) is an "eligible Swap;" (b) is with an "eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the trust to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Servicer, Depositor or Seller.

         An "eligible Swap" is one which: (a) is denominated in U.S. dollars;
(b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

                  An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

         A "qualified plan investor" is an ERISA plan, an IRA or a Keogh plan where the decision to buy such class of securities is made on behalf of such plan entity by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption ("PTCE") 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and plan) under management of at least $100 million at the time the securities are acquired by the plan entity.

         In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Underwriters' Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent Swap.

         "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

                  LIMITS ON SCOPE OF THE UNDERWRITERS' EXEMPTION. The Underwriters' Exemption will not provide complete exemptive relief even where a trust satisfies all of the conditions applicable to the trust and all of the general conditions are met. It does not provide relief for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller in which the fiduciary receives consideration for its personal account from any party other than the purchaser or the seller.

         The Underwriters' Exemption also will not provide exemptive relief for the purchase and holding of securities by a fiduciary on behalf of a plan sponsored by the trust's sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, and any affiliate of any of these entities. The Underwriters' Exemption generally provides exemptive relief in other cases for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller and is also an obligor with respect to 5% or less of the fair market value of obligations or receivables contained in the trust or an affiliate only when the following additional conditions are met:

o The purchaser or seller is not an ERISA plan, an IRA or a Keogh plan that is sponsored by an underwriter or selling agent, a trust's sponsor, the trustee, any insurer, any servicer or any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, or any affiliate of any of these entities.

o Solely in the case of initial issuance of securities, at least 50% of each class of securities issued by the trust is acquired by persons independent of the underwriters or selling agents, the trust's sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, and any affiliate of any of these entities.

o The purchaser's investment in each class of securities issued by the trust does not exceed 25% of all of the securities in such class outstanding at the time of the issuance.

o Immediately after the acquisition, no more than 25% of the purchaser's assets are invested in securities issued by trusts containing assets sold or serviced by an entity that has discretionary authority or over the purchaser or renders investment advice to the purchaser for a fee.

         The Underwriters' Exemption provides relief for transactions in connection with the servicing, operation and management of a trust only if:

o The transactions are carried out in accordance with the terms of a binding pooling and servicing agreement.

o The pooling and servicing agreement is provided to, or fully described in the prospectus or offering memorandum provided to, investing ERISA plans, Keogh plans, IRAs and related investment vehicles before they purchase securities issued by the trust.

         STATUTORY EXEMPTION FOR INSURANCE COMPANY GENERAL ACCOUNTS. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under
Section 401(c) which became applicable on July 5, 2001.

CONSULTATION WITH COUNSEL

         There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the Depositor, the Trustee, the Servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

GOVERNMENT PLANS

         Government plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in securities on behalf of a government plan, you should consult with your advisors regarding the requirements of applicable state law.

REPRESENTATION FROM PLANS INVESTING IN NOTES WITH SUBSTANTIAL EQUITY FEATURES OR CERTAIN SECURITIES

         Because the exemptive relief afforded by the Underwriters' Exemption or any similar exemption that might be available will not apply to the purchase, sale or holding of certain securities, including but not limited to REMIC Residual Certificates and any securities which are not rated in the applicable generic rating category by the Exemption Rating Agencies, transfers of these securities to an ERISA Plan, an IRA or a Keogh Plan, to a trustee or other person acting on behalf of any ERISA Plan, IRA or Keogh Plan, or to any other person investing plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the securities by or on behalf of the ERISA Plan, IRA or Keogh Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement.

         In lieu of an opinion of counsel, in the case of certain securities as provided for in the related prospectus supplement, the transferee may provide a certification substantially to the effect that the purchase of securities by or on behalf of the ERISA Plan, IRA or Keogh Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement and the following statements are correct: (i) the transferee is an insurance company; (ii) the source of funds used to acquire or hold the securities or interest therein is an "insurance company general account" as defined in PTCE 95-60; and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied. Additional representations may be required prior to the purchase of subordinate certificates, as provided in the related prospectus supplement.

         An opinion of counsel or certification will not be required with respect to the purchase of DTC registered securities. Any purchaser of a DTC registered security will be deemed to have represented by the purchase that either (a) the purchaser is not an ERISA Plan, an IRA or a Keogh Plan and is not purchasing the securities on behalf of, or with plan assets of, any ERISA Plan, IRA or Keogh Plan or (b) the purchase of the security by or on behalf of, or with plan assets of, any ERISA Plan, IRA or Keogh Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the related agreement.

TAX EXEMPT INVESTORS

         An ERISA Plan, an IRA or a Keogh Plan that is exempt from federal income taxation under section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" under section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate and held by such an ERISA Plan, an IRA or a Keogh Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

         THIS DISCUSSION IS A GENERAL DISCUSSION OF SOME OF THE RULES WHICH APPLY TO ERISA PLANS, KEOGH PLANS, IRAS, GOVERNMENT PLANS AND THEIR RELATED INVESTMENT VEHICLES. PRIOR TO MAKING AN INVESTMENT IN SECURITIES, PROSPECTIVE PLAN INVESTORS SHOULD CONSULT WITH THEIR LEGAL AND OTHER ADVISORS CONCERNING THE IMPACT OF ERISA AND THE CODE AND, PARTICULARLY IN THE CASE OF GOVERNMENT PLANS AND RELATED INVESTMENT VEHICLES, ANY ADDITIONAL STATE LAW CONSIDERATIONS, AND THE POTENTIAL CONSEQUENCES IN THEIR SPECIFIC CIRCUMSTANCES.

                                LEGAL INVESTMENT

         The prospectus supplement for each series of securities will specify which classes of securities of the series, if any, will constitute mortgage related securities for purposes of SMMEA. Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a trust fund that includes junior mortgage loans will not constitute mortgage related securities for purposes of SMMEA Mortgage related securities are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any entities with respect to mortgage related securities, the securities would constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. SMMEA provides, however, that in no event will the enactment of any legislation of this kind affect the validity of any contractual commitment to purchase, hold or invest in mortgage related securities, or require the sale or other disposition of such securities, so long as that contractual commitment was made or the securities were acquired prior to the enactment of that legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations as the applicable federal regulatory authority may prescribe.

         On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement applicable to all depository institutions, setting forth guidelines for investments in high-risk mortgage securities. The 1998 policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration and the Office of Thrift Supervision with an effective date of May 26, 1998. The 1998 policy statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 policy statement eliminates former constraints on investing in certain high-risk mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

         The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities" ("TB 73a"), which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" ("TB 13a"), which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

         One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and OTS may require divestiture of such securities. OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered Certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a. With respect to collateralized loan or bond obligations, TB 73a also requires that the savings associations meet similar requirements with respect to the underlying collateral, and warns that investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

         One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         Prospective investors in the securities, including in particular the classes of securities that do not constitute mortgage related securities for purposes of SMMEA should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHODS OF DISTRIBUTION

         The securities offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Citigroup Global Markets Inc. Acting as underwriter with other underwriters, if any, named therein. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by the depositor.

         Alternatively, the prospectus supplement may specify that the securities will be distributed by Citigroup Global Markets Inc. acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If Citigroup Global Markets Inc. acts as agent in the sale of securities, Citigroup Global Markets Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related mortgage loans as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Citigroup Global Markets Inc. elects to purchase securities as principal, Citigroup Global Markets Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

         The depositor will indemnify Citigroup Global Markets Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Citigroup Global Markets Inc. and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, Citigroup Global Markets Inc. and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the securities.

         The depositor anticipates that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

         As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                                  LEGAL MATTERS

         Certain legal matters in connection with the securities will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York.

                              FINANCIAL INFORMATION

         The depositor has determined that its financial statements are not material to the offering made by this prospectus. Any prospective purchaser that desires to review financial information concerning the depositor will be provided by the depositor on request with a copy of the most recent financial statements of the depositor.

                                     RATING

         It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

         Any such ratings on the securities address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Such ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Commission. Such reports and other information filed by the depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's web site (http:\\www.sec.gov). The depositor does not intend to send any financial reports to securityholders.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act of 1933 and to which reference is made.

         Copies of Freddie Mac's most recent offering circular for Freddie Mac certificates, Freddie Mac's most recent information statement and any subsequent information statement, any supplement to any information statement relating to Freddie Mac and any quarterly report made available by Freddie Mac after December 31, 1983 can be obtained by writing or calling the Freddie Mac Investor Inquiry Department at 8200 Jones Branch Drive, Mail Stop 319, McLean, Virginia 22102 (800-336-3672). The depositor did not participate in the preparation of Freddie Mac's offering circular, information statement or any supplement and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

         Copies of Fannie Mae's most recent Prospectus for Fannie Mae Certificates are available from Fannie Mae's Mortgage Backed Securities Office, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-6547). Fannie Mae's annual report and quarterly financial statements, as well as other financial information, are available from Fannie Mae's Office of the Treasurer, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000) or the Office of the Vice President of Investor Relations, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000). The depositor did not participate in the preparation of Fannie Mae's prospectus and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         There are incorporated in this prospectus by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of securities offered hereby evidencing interest therein. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of securities offered, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to its principal executive office at 390 Greenwich Street, 4th Floor, New York, New York 10013, Attention: Mortgage Finance, or by telephone at (212) 816-6000. The depositor has determined that its financial statements are not material to the offering of any securities offered by this prospectus.

                                    GLOSSARY

ACCRUAL SECURITIES: A class of securities as to which accrued interest or a portion thereof will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement.

APPLICABLE FEDERAL RATE: A rate based on the average of current yields on Treasury securities, which rate is computed and published monthly by the IRS.

ARM LOAN: A mortgage loan with an interest rate that adjusts periodically, with a corresponding adjustment in the amount of the monthly payment, to equal the sum of a fixed percentage amount and an index.

BIF:  Bank Insurance Fund Savings Association Insurance Fund ("SAIF").

CALL CLASS: The holder of a non-offered class of securities that has the right, at its discretion, to terminate the related trust fund on and effect early retirement of the securities of such series in the manner described under "Description of the Securities--Termination" in this prospectus.

CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act, as amended.

CHARTER ACT:  Federal National Mortgage Association Charter Act.

CLEAN-UP CALL: The right of the party entitled to effect a termination of a trust fund upon the aggregate principal balance of the outstanding trust fund assets for the series at that time being less than the percentage, as specified in the related prospectus supplement, of the aggregate principal balance of the trust fund assets at the cut-off date for that series and which percentage will be between 25% and 0%.

CLOSING DATE: With respect to any series of securities, the date on which the securities are issued.

CODE:  The Internal Revenue Code of 1986, as amended.

COMMISSION: The Securities and Exchange Commission.

CONTRACT: Any conditional sales contracts and installment loan agreements with respect to manufactured homes.

CPR: The Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate.

CRIME CONTROL ACT:  The Comprehensive Crime Control Act of 1984.

DIDMC: The Depository Institutions Deregulation and Monetary Control Act of
1980.

DOL:  The U.S. Department of Labor.

DOL REGULATIONS: The regulations promulgated by the U.S. Department of Labor at 29 C.F.R.ss.2510. 3-101.

DTC:  Depository Trust Company.

DUE PERIOD: The second day of the month immediately preceding the month in which the distribution date occurs, or the day after the cut-off date in the case of the first Due Period, and ending on the first day of the month of the related distribution date, unless the prospectus supplement specifies otherwise.

EQUITY CERTIFICATES: Where the issuer is an owner trust, the certificates evidencing ownership of the trust fund.

ERISA:  Employment Retirement Income Security Act of 1974, as amended

ERISA PERMITTED INVESTMENTS: The types of investments permitted by the rating agencies named in the Prohibited Transaction Exemption 91-23 issued by the DOL in which funds in a pre-funding account may be invested.

FANNIE MAE:  Federal National Mortgage Association.

FDIC:  Federal Deposit Insurance Corporation.

FHA:  Federal Housing Administration.

FHA LOANS:  Any mortgage loan originated by the FHA.

FREDDIE MAC:  Federal Home Loan Mortgage Corporation.

FREDDIE MAC ACT: Title III of the Emergency Home Finance Act of 1970, as amended.

FTC RULE:  The "Holder in the Due Course" Rule of the Federal Trade Commission.

GARN-ST. GERMAIN ACT: The Garn-St. Germain Depositor Institutions Act of 1982.

GNMA:  Government National Mortgage Association.

GRANTOR TRUST CERTIFICATE: A certificate representing an interest in a Grantor Trust Fund.

GRANTOR TRUST FRACTIONAL CERTIFICATE: A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

GRANTOR TRUST STRIP CERTIFICATE: A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

GRANTOR TRUST FUND: A trust fund as to which no REMIC election will be made and which qualifies as a grantor trust within the meaning of Subpart E, part I, subchapter J of Chapter 1 of the Code.

HIGH COST LOAN: A mortgage loan subject to the Home Ownership and Equity Protection Act of 1994.

HOMEOWNERSHIP ACT: The Home Ownership and Equity Protection Act of 1994.

HOUSING ACT:  Title II of the National Housing Act of 1934, as amended.

INSURANCE PROCEEDS: Proceeds received with respect to a mortgage loan under any hazard insurance policy, special insurance policy, primary insurance policy, FHA insurance policy, VA guarantee, bankruptcy bond or mortgage pool insurance policy, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with normal servicing procedures.

LIQUIDATED LOAN: A defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise.

LIQUIDATION PROCEEDS: All amounts, other than Insurance Proceeds, received and retained in connection with the liquidation of a defaulted mortgage loan, by foreclosure or otherwise.

LOCKOUT DATE: The date of expiration of the Lockout Period with respect to a mortgage loan.

LOCKOUT PERIOD: The period specified in a mortgage note during which prepayment of the mortgage loan is prohibited.

LTV:  loan to value ratio.

MORTGAGE: The mortgage, deed of trust or similar instrument securing a mortgage loan.

MULTIFAMILY LOANS:  Mortgage loans relating to Multifamily Properties.

MULTIFAMILY PROPERTIES: Rental apartments or projects (including apartment buildings owned by cooperative housing corporations) containing five or more dwelling units.

NBRC: The National Bankruptcy Review Commission.

NCUA:  The National Credit Union Administration.

NONRECOVERABLE ADVANCE: An advance made or to be made with respect to a mortgage loan which the master servicer determines is not ultimately recoverable from Related Proceeds.

OID REGULATIONS: The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

PARTNERSHIP CERTIFICATE: A certificate representing an interest in a Partnership Trust Fund.

PARTNERSHIP TRUST FUND: A trust fund as to which no REMIC election will be made and which qualifies as a partnership within the meaning of subchapter K of Chapter 1 of the Code.

PLANS: Employee pension and welfare benefit plans subject to ERISA and tax-qualified retirement plans described in Section 401(a) of the Code or Individual Retirement Accounts described in Section 408 of the Code.

PREPAYMENT ASSUMPTION: With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the assumption as to the rate of prepayments of the principal balances of mortgage loans held by the trust fund used in pricing the initial offering of that security.

PREPAYMENT PERIOD: The calendar month immediately preceding the month in which the distribution date occurs, unless the prospectus supplement specifies otherwise.

PTCE: Prohibited Transaction Class Exemption

PURCHASE PRICE: As to any mortgage loan, an amount equal to the sum of (1) the unpaid principal balance of the mortgage loan, (2) unpaid accrued interest on the Stated Principal Balance at the rate at which interest accrues on the mortgage loan, net of the servicing fee and any retained interest, from the date as to which interest was last paid to the calendar month in which the relevant purchase is to occur, (3) any unpaid servicing fees and unreimbursed servicing expenses payable or reimbursable to the master servicer with respect to that mortgage loan, (4) any unpaid retained interest with respect to that mortgage loan, (5) any realized losses incurred with respect to that mortgage loan and
(6) if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

RECORD DATE: The last business day of the month preceding the month in which a distribution date occurs, unless the prospectus supplement specifies otherwise.

RELATED PROCEEDS: Recoveries on a mortgage loan related to amounts which the master servicer has previously advanced to the related trust fund.

RELIEF ACT: The Servicemembers' Civil Relief Act.

REMIC: A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC CERTIFICATES: Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

REMIC PROVISIONS:  Sections 860A through 860G of the Code.

REMIC REGULAR CERTIFICATE: A REMIC Certificate designated as a regular interest in the related REMIC.

REMIC RESIDUAL CERTIFICATE: A REMIC Certificate designated as a residual interest in the related REMIC.

REMIC REGULATIONS: The REMIC Provisions and the related Treasury regulations.

RETAINED INTEREST: A portion of the interest payments on a trust fund asset that may be retained by the depositor or any previous owner of the asset.

RICO: The Racketeer Influenced and Corrupt Organizations statute.

SAIF:  The Savings Association Insurance Fund.

SCHEDULED PRINCIPAL BALANCE: As to any mortgage loan or manufactured housing contract, the unpaid principal balance thereof as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.

SENIOR/SUBORDINATE SERIES: A series of securities of which one or more classes is senior in right of payment to one or more other classes to the extent described in the related prospectus supplement.

SINGLE FAMILY PROPERTIES: One- to four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments.

SMMEA:  Secondary Mortgage Market Enhancement Act of 1984.

SPECIAL HAZARD SUBORDINATION AMOUNT: The amount of any Special Hazard RealizedLoss that is allocated to the subordinate securities of a series.

STATED PRINCIPAL BALANCE: As to any mortgage loan or manufactured housing contract, the principal balance of the mortgage loan or manufactured housing contract as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts, including advances by the master servicer, allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any realized loss thereon has been, or had it not been covered by a form of credit support, would have been, allocated to one or more classes of securities on or before the determination date.

STRIP SECURITIES: A class of securities which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions, or
(b) interest distributions, with disproportionate, nominal or no principal distributions.

STRIPPED INTEREST: The distributions of interest on a Strip Security with no or a nominal principal balance.

UNITED STATES PERSON: A citizen or resident of the United States; a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in Treasury regulations; an estate whose income is subject to United States federal income tax regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

VA:  Veterans' Administration.

VA LOANS:  Any mortgage loan originated by the VA.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

          SEC Registration Fee......................        2,942,500.00
          Printing and Engraving Fees...............           20,000.00*
          Legal Fees and Expenses...................          150,000.00*
          Accounting Fees and Expenses..............           50,000.00*
          Trustee Fees and Expenses.................           20,000.00*
          Rating Agency Fees........................           75,000.00*
          Miscellaneous.............................           15,000.00*
               Total................................       $3,272,500.00

-------------
*Based on the offering of a single series of Securities.

Item 15. Indemnification of Directors and Officers.

         Under Section 8(b) of the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Depositor against certain liabilities, including liabilities under the Securities Act of 1933.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided by, or granted pursuant to,
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         The By-Laws of the Depositor provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of Delaware, the Depositor (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Depositor against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threat ened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Depositor as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         Pursuant to Section 145 of the General Corporation Law of Delaware, liability insurance is maintained covering directors and principal officers of the Depositor.

         The Pooling and Servicing Agreement or Trust Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will provide that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement or Trust Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreement, Trust Agreement, Servicing Agreement, Indenture or Owner Trust Agreement and related Securities other than such expenses related to particular Mortgage Loans.

Item 16. Exhibits.

         1.1 Form of Underwriting Agreement for use in a residential or multifamily transaction (incorporated by reference to Exhibit
                  1.1 to Registration Statement No. 333-107958).

         3.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registration Statement No. 333-107958).

         3.2 By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to Registration Statement No. 333-107958).

         4.1 Form of Pooling and Servicing Agreement, for a series consisting of Senior and Subordinate Certificates (incorporated by reference to Exhibit 4.1 to Registration Statement No. 333-107958).

         4.2 Form of Pooling and Servicing Agreement, for a series consisting of a single class of Certificates (incorporated by reference to Exhibit 4.2 to Registration Statement No. 333-107958).

         4.3 Form of Trust Agreement, for a resecuritization of Mortgage Pass-Through Certificates (incorporated by reference to Exhibit 4.3 to Registration Statement No. 333-107958).

         4.4 Form of Servicing Agreement, for a series consisting of Mortgage-Backed Notes (incorporated by reference to Exhibit
                  4.4 to Registration Statement No. 333-107958).

         4.5 Form of Trust Agreement, for a series consisting of Mortgage-Backed Notes (incorporated by reference to Exhibit
                  4.5 to Registration Statement No. 333-107958).

         4.6 Form of Indenture, for a series consisting of Mortgage-Backed Notes (incorporated by reference to Exhibit 4.6 to Registration Statement No. 333-107958).

         5.1      Opinion of Thacher Proffitt & Wood LLP.

         8.1 Opinion of Thacher Proffitt & Wood LLP with respect to certain tax matters (included as part of Exhibit 5.1).

         23.1 Consent of Thacher Proffitt & Wood LLP (included as part of Exhibits 5.1 and 8.1).

Item 17. Undertakings (Item 17 of Form S-3).

         In accordance with Item 512 of Regulation S-K under the Securities Act of 1933:

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  PROVIDED FURTHER, HOWEVER, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to
                  Item 1100(c) of Regulation AB.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) As to documents subsequently filed that are incorporated by reference:

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Undertaking in respect of indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) Undertaking in Connection with Incorporation by Reference of Certain Filings under the Securities Exchange Act of 1934 in Accordance with Regulation AB.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in this Registration Statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Undertaking Pursuant to Item 1105 of Regulation AB.

                  The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 229.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Mortgage Loan Trust Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 18TH day of August, 2005.

                                          CITIGROUP MORTGAGE LOAN TRUST INC.

                                          By: /s/ Susan Mills
                                              ------------------------------
                                          Name:   Susan Mills
                                          Title:  Managing Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.

          Signature                      Capacity                          Date
          ---------                      --------                          ----

/s/ Richard A. Isenberg         Director and President (Principal     August 18, 2005
---------------------------     Executive Officer)
Richard A. Isenberg

/s/ Scott Freidenrich           Treasurer (Principal Financial        August 18, 2005
----------------------------    Officer)
Scott Freidenrich

/s/ Peter Patricola             Controller                            August 18, 2005
---------------------------
Peter Patricola

/s/ Mark I. Tsesarsky           Director                              August 18, 2005
---------------------------
Mark I. Tsesarsky

/s/ Jeffrey Perlowitz           Director                              August 18, 2005
---------------------------
Jeffrey Perlowitz

/s/ Evelyn Echevarria           Director                              August 18, 2005
---------------------------
Evelyn Echevarria

                                  EXHIBIT INDEX

Exhibit
Number
-------

  1.1 Form of Underwriting Agreement for use in a residential or multifamily transaction (incorporated by reference to Exhibit 1.1 to Registration Statement No. 333-107958).

  3.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registration Statement No. 333-107958).

  3.2 By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to Registration Statement No. 333-107958).

  4.1 Form of Pooling and Servicing Agreement, for a series consisting of Senior and Subordinate Certificates (incorporated by reference to Exhibit 4.1 to Registration Statement No. 333-107958).

  4.2 Form of Pooling and Servicing Agreement, for a series consisting of a single class of Certificates (incorporated by reference to Exhibit 4.2 to Registration Statement No. 333-107958).

  4.3 Form of Trust Agreement, for a resecuritization of Mortgage Pass-Through Certificates (incorporated by reference to Exhibit 4.3 to Registration Statement No. 333-107958).

  4.4 Form of Servicing Agreement, for a series consisting of Mortgage-Backed Notes (incorporated by reference to Exhibit 4.4 to Registration Statement No. 333-107958).

  4.5 Form of Trust Agreement, for a series consisting of Mortgage-Backed Notes (incorporated by reference to Exhibit 4.5 to Registration Statement No. 333-107958).

  4.6 Form of Indenture, for a series consisting of Mortgage-Backed Notes (incorporated by reference to Exhibit 4.6 to Registration Statement No. 333-107958).

  5.1    Opinion of Thacher Proffitt & Wood LLP.

  8.1 Opinion of Thacher Proffitt & Wood LLP with respect to certain tax matters (included as part of Exhibit 5.1).

  23.1   Consent of Thacher Proffitt & Wood LLP (included as part of Exhibits
         5.1 and 8.1).